As filed with the U.S. Securities and Exchange Commission on February 8, 2022

Registration No. 333-259261

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

to

FORM F-1

REGISTRATION STATEMENT
THE SECURITIES ACT OF 1933

TROOPS, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	3663	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

21/F, 8 Fui Yiu Kok Street,

Tsuen Wan, New Territories,

Hong Kong

Tel: +852 2153-3957

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor

New York, NY 10168

800 221 0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central Hong Kong SAR Telephone: 852-3923-1111 Fax: 852-3923-1100	Joan Wu, Esq. Hunter Taubman Fischer & Li LLC 48 Wall Street, Suite 1100 New York, NY 10005 Telephone: 212-530-2210

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED February 8, 2022

           Ordinary Shares

Warrants to Purchase          Ordinary Shares

TROOPS, Inc.

(incorporated in Cayman Islands)

We are offering           ordinary shares, par value US$0.004 per share, and warrants to purchase            ordinary shares, or Warrants, at an aggregate assumed offering price of US$           per ordinary share and Warrant which is based on the last reported closing trading price of our ordinary shares on Nasdaq on August           , 2021. The ordinary shares and Warrants will be separately issued, but the ordinary shares and Warrants will be issued and sold to purchasers in a combination of one ordinary share and one Warrant to purchase one ordinary share for a combined offering price of US$          . Each Warrant will be immediately exercisable for one ordinary share at an exercise price of US$                     per share (not less than 100% of the public offering price of per ordinary share and Warrant sold in this offering) and expire five years after the issuance date.

Our ordinary shares are listed on the Nasdaq Capital Market, or the Nasdaq, under the symbol “TROO”. On August            , 2021, the latest reported sale price of our ordinary shares on the Nasdaq Capital Market was US$           per ordinary share. We do not intend to apply to list the Warrants on any security exchange.

We have retained Maxim Group LLC to act as the representative of the underwriters in connection with this offering (the “Representative”). The ordinary shares and Warrants are offered on a firm commitment by the Representative. The underwriters are obligated to take and pay for all of the ordinary shares and Warrants, if any such securities are

TROOPS, Inc. is incorporated in Cayman Islands. As a holding company with no material operations of our own, we conduct our substantial operations through our subsidiaries in Hong Kong and we also have an indirect wholly-owned subsidiary, Beijing SGOCO Image Technology Co., Ltd (“Beijing SGOCO”), with limited past operations in China. This is an offering of the ordinary shares of the offshore holding company. All our subsidiaries, including our subsidiary in China, are wholly owned by the offshore holding company. Unless otherwise stated, as used in this prospectus supplement, “we,” “us,” “our company,” “our,” or “TROOPS” refers to TROOPS, Inc., a Cayman Islands exempted company, and, in the context of describing TROOPS, Inc.’s operations and business, its consolidated subsidiaries. To specifically indicate any of the subsidiaries under TROOPS, Inc., separated definition of each subsidiary is adopted as defined under “Other Pertinent Information” in order to refer to the same.

In order for us to pay dividends to our shareholders, we may rely on payments made by our Hong Kong subsidiaries, as well as to a limited degree on payments made from Beijing SGOCO to SGOCO, and the distribution of such payments to our overseas subsidiary as dividends from SGOCO International. Certain payments from the Beijing SGOCO to SGOCO International are subject to PRC taxes, including business taxes and VAT. For more detailed information, see “Risks Related to Doing Business in Jurisdictions We Operate — PRC Governmental control of currency conversion may affect the value of your investment.”

If any of our Hong Kong subsidiaries or Beijing SGOCO incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. To date, there have not been any such dividends or other distributions from our Hong Kong subsidiaries or Beijing SGOCO to our subsidiaries located outside of Hong Kong. In addition, as of the date of this prospectus, none of our subsidiaries have ever issued any dividends or distributions to us or their respective shareholders outside of Hong Kong and China. As of the date of this prospectus, neither we nor any of our subsidiaries have ever paid dividends or made distributions to U.S. investors. Our Chinese non-operating subsidiary, Beijing SGOCO, received a total of $500,000 in registered capital via capital contribution from its parent company outside of China in 2013, to fund its business operations in China. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our Hong Kong subsidiaries and to Beijing SGOCO should it become an operating subsidiary via capital contribution, as the case may be.

Should Beijing SGOCO become an operating subsidiary, current PRC regulations permit Beijing SGOCO to pay dividends to an overseas subsidiary, for example a subsidiary located in Hong Kong, SGOCO International (HK) Limited, only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, Beijing SGOCO in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Beijing SGOCO is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. For more detailed information, see “Transfers of Cash to and from Our Indirect PRC Subsidiary”

Because of our corporate structure, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time. Such governmental actions:

•	could result in a material change in our operations;
•	could hinder our ability to continue to offer securities to investors; and
•	may cause the value of our securities to significantly decline or be worthless.

Recent statements by the Chinese government recently initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using entity variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the Company’s business operations in China, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

Based on our understanding of currently applicable PRC laws and regulations, our registered public offering in the U.S. is not subject to the review or prior approval of the Cyberspace Administration of China (“CAC”) or the China Securities Regulatory Commission (“CSRC”). Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC, and we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or failed to maintain relevant permissions or approvals required and such permissions were subsequently rescinded, any action by the PRC government could significantly limit or completely hinder our ability to operate and offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Our Ordinary Shares may be prohibited from being trading on a national exchange under the Holding Foreign Companies Accountable Act (“HFCA Act”) if the PCAOB is unable to inspect our auditors for three consecutive years  beginning in 2021. Should the PCAOB determine that it cannot inspect or fully investigate our auditor for three consecutive years , an exchange may determine to delist our securities. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if signed into law, would reduce the time period for the delisting under the HFCA Act to two years, instead of three years. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Our current auditor, Yu Certified Public Accountant, P.C., as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, Yu Certified Public Accountant, P.C. is headquartered in New York, and did not appear as part of the report and was not listed under its appendix A or appendix B.

For a detailed description of the risks related to doing business in the PRC, and the offering, see “Risks Related to Doing Business in Jurisdictions We Operate” and “Risks Related to this Offering and our Shares” in the Risk Factors section.

Investing in our ordinary share is highly speculative and involves a significant degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page            of this prospectus for a discussion of information that should be considered before making a decision to purchase our ordinary share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Ordinary Share and Warrant	Total
Initial public offering price	US$	US$
Underwriting discounts and commissions(1)	US$	US$
Proceeds to us, before expenses	US$	US$

(1)	We refer you to “Underwriting” beginning on page for additional information regarding underwriters’ compensation.

The offering is being underwritten on a firm commitment basis. We have granted the underwriters an over-allotment option exercisable within 45 days from the date of this prospectus to purchase up to an additional            ordinary shares from us at a price of US$           per ordinary share and/or up to an additional          Warrants at a price of US$           per Warrant, less, in each case, underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Underwriter expects to deliver the ordinary shares and the Warrants against payment as set forth under “Underwriting”, on or about                , 2022.

Sole Book Running Manager

Maxim Group LLC

Prospectus dated February 8, 2022.

You should rely only on the information contained in this prospectus. We and the underwriter(s) have not authorized anyone to provide you with any information other than that contained in this prospectus, and neither we, nor the underwriter(s) take responsibility for any other information others may give you. We are offering to sell, and seeking offers to buy, ordinary shares and warrants only in jurisdictions where such offers and sales are permitted. The information in this prospectus is accurate only as of its date, regardless of its time of delivery or the time of any sale of ordinary shares and warrants. Our business, financial condition, results of operations and prospects may have changed since that date.

i

About this Prospectus

We and the Underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you and which we have filed with the U.S. Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the ordinary shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for our ordinary shares is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Acquisition” means the business combination transaction consummated on March 12, 2010, as provided by the Share Exchange Agreement, dated as of February 12, 2010, by and among our company, Honesty Group and each of the shareholders signatory thereto, as amended by Amendment No. 1 to Share Exchange Agreement, dated March 11, 2010;

●

“Apex” or “Apex Flourish Group Limited” means the British Virgin Islands Company that purchased Honesty Holdings Group Limited and SGOCO (Fujian) Electronic Co., Ltd. from TROOPS in 2011 and 2014, in what is referred to, depending on the context, as the “Sale of Honesty Group” and or the “Sale of SGOCO (Fujian)”, respectively;

●	“Apiguru” means Apiguru Pty Ltd., an Australia limited company and wholly owned subsidiary of Giant Financial Services Limited;

●	“Beijing SGOCO” means Beijing SGOCO Image Technology Co., Ltd., a company with limited liability incorporated in China and a wholly owned subsidiary of SGOCO International;

●	“Boca” means Boca International Limited, a Hong Kong limited company and a former wholly owned subsidiary of SGOCO International;

●	“Century Skyway” means Century Skyway Limited, a Hong Kong limited company and a former wholly owned subsidiary of SGOCO International.;

●	“Convertible notes” refer to a series convertible notes we issued between June and September, 2015;

●	“FAF” or “First Asia Finance” means First Asia Finance Limited, a Hong Kong limited company and wholly owned subsidiary of Vision Lane;

●	“Suns Tower” means Suns Tower Limited, was changed name from First Asia Tower Limited in May 6, 2020, a Hong Kong limited company and wholly owned subsidiary of Paris Sky;

●	“Giant Connection” means Giant Connection Limited, a limited liability company registered in the Republic of Seychelles and wholly owned by TROOPS;

●	“GCL” or “Giant Credit” means Giant Credit Limited, a Hong Kong limited company and wholly owned subsidiary of Giant Connection;

●	“GFS” means Giant Financial Services Limited, a Samoa company and wholly owned subsidiary of TROOPS;

●	“Guancheng” means Guancheng (Fujian) Electron Technological Co. Limited, a company with limited liability incorporated in China and a wholly owned subsidiary of Honesty Group;

●	“Guanke” means Guanke (Fujian) Electron Technological Industry Co. Ltd., a company with limited liability incorporated in China and a wholly owned subsidiary of Honesty Group;

●	“Guanwei” means Guanwei (Fujian) Electron Technological Co. Limited, a company with limited liability incorporated in China and a wholly owned subsidiary of Honesty Group;

●

“Honesty Group” means Honesty Group Holdings Limited, a Hong Kong limited company and a former wholly owned subsidiary of TROOPS, which was acquired in the Acquisition and was sold to Apex Flourish Group Limited in the Sale of Honesty Group transaction described below;

●	“Jinjiang Guanke” means Jinjiang Guanke Electron Co., Ltd., a company with limited liability incorporated in China and a wholly owned subsidiary of Guanke (Fujian) Electron Technological Industry Co. Ltd.;

●	“PRC” or “China” means the People’s Republic of China;

●	“Paris Sky” means Paris Sky Limited, a Marshall Islands company and wholly owned subsidiary of Giant Connection;

●	“Sale of Honesty Group” means the transaction consummated as provided by the Sale and Purchase Agreement dated November 15, 2011, by and between our company and Apex Flourish Group Limited pursuant to which we sold our 100% ownership interest in Honesty Group to Apex Flourish Group Limited;

●

“Sale of SGOCO (Fujian)” means the transaction consummated as provided by the Sale and Purchase Agreement dated December 24, 2014, by and between our company and Apex Flourish Group Limited pursuant to which we sold our 100% ownership interest in SGOCO (Fujian) Electronic Co., Ltd. to Apex Flourish Group Limited;

●	“SGO” means SGO Corporation, a Delaware corporation and a wholly owned subsidiary of SGOCO International;

●

“SGOCO (Fujian)” means SGOCO (Fujian) Electronic Co., Ltd., a company with limited liability incorporated in China and a former wholly owned subsidiary of SGOCO International; which was sold to Apex Flourish Group Limited in the Sale of SGOCO (Fujian) transaction described above;

●	“SGOCO International” means SGOCO International (HK) Limited, a Hong Kong limited company and wholly owned subsidiary of TROOPS;

●	“SGOCO Shenzhen” means SGOCO (Shenzhen) Technology Co., Ltd., a company with limited liability incorporated in China and a former wholly owned subsidiary of SGOCO International;

●	“Shareholders” means the owner of the equivalent of common stock in a typical corporation organized under state and federal US law. Based on Cayman Islands’ law and our current Amended and Restated Memorandum of Association and Articles of Association we are authorized to issue ordinary shares. Holders of our ordinary shares are referred to as “members” under Cayman Islands’ law, rather than “shareholders.” In this prospectus, however, references that would otherwise be to “members” are made to “shareholders,” which term is more familiar to investors on the NASDAQ Capital Market;

●	“Shen Zhen Provizon” means Shen Zhen Provizon Technology Co., Limited, a company with limited liability incorporated in China and a wholly owned subsidiary of Century Skyway Limited;

●

“TROOPS”, “we,” “us,” “our,” “the company,” or “our company” means TROOPS, Inc., a company incorporated under the laws of the Cayman Islands, and, in the context of describing TROOPS, Inc.’s operation and business, its consolidated subsidiaries. TROOPS was previously named SGOCO Group, Ltd, and before that, SGOCO Technology, Ltd., and prior to the Acquisition described below, our predecessor was named Hambrecht Asia Acquisition Corp.;

●	“U.S. Dollars,” “dollars,” “US$,” or “$” means the legal currency of the United States;

●	“RMB” or “Renminbi” means the legal currency of China;

●	“Vision Lane” means Vision Lane Limited, a British Virgin Islands company and wholly owned subsidiary of Paris Sky; and

●	“11 Hau Fook Street” means 11 Hau Fook Street Limited, a Hong Kong limited company and wholly owned subsidiary of Giant Connection.

The reporting and functional currency of the Company is the U.S. Dollar. The functional currencies of our Hong Kong subsidiaries are the Hong Kong Dollar, or HKD. The functional currency of our PRC subsidiaries is the RMB. The functional currencies of our Australia subsidiaries are the Australian Dollar, or AUG. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB, HKD or AUG to U.S. Dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and the related notes appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in the ordinary shares discussed under “Risk Factors,” “Business,” and information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before deciding whether to buy the ordinary shares.

Overview

We are a conglomerate group of various businesses with its headquarters based in Hong Kong. The group is principally engaged in (a) money lending business in Hong Kong providing mortgage loans to high quality target borrowers (b) property investment to generate additional rental income and (c) the development, operation and management of an online financial marketplace that provides one-stop financial technology solutions including API services by leveraging artificial intelligence, big data and blockchain, and cloud computing (SaaS). The group’s vision is to operate as a conglomerate to build synergy within its own sustainable ecosystem thereby creating value to its shareholders.

TROOPS Products

Our current product lines on sale include:

1.	Money lending;

2.	Property investment; and

3.	Fintech service and IT support service.

Our History and Corporate Structure

TROOPS, Inc. was incorporated under Cayman Islands’ laws on July 18, 2007. It was previously named SGOCO Technology, Ltd. and prior to the Acquisition was named Hambrecht Asia Acquisition Corp. The Company was formed as a blank check company to acquire one or more operating businesses in the PRC through a merger, stock exchange, asset acquisition or similar business combination or control through contractual agreements. The Company completed its initial public offering (“IPO”) of units consisting of one ordinary share and one warrant to purchase one ordinary share on March 12, 2008.

On March 12, 2010, we acquired all of the outstanding shares of Honesty Group (the “Acquisition”).

After the Acquisition closed, Honesty Group became a wholly-owned subsidiary of TROOPS. Honesty Group is a limited liability company registered in Hong Kong on September 13, 2005. Honesty Group owns 100% of Guanke, Guanwei and Guancheng. Guanke, Guanwei and Guancheng are limited liability companies established under the laws of the PRC. Honesty Group and its subsidiaries represented our core manufacturing facility along with land, buildings and production equipment. Honesty Group and its subsidiaries are now independent of the Company.

On July 26, 2010, TROOPS formed SGOCO International (HK) Limited, or SGOCO International, a limited liability company registered in Hong Kong (“SGOCO International”). SGOCO International and its subsidiaries were established for the purposes of conducting LCD/LED display product development, branding, marketing and distribution.

On February 22, 2011, SGO Corporation was established in Delaware USA. On March 14, 2011, SGOCO International purchased 100% of the outstanding shares of common stock of SGO. SGO was founded to market, sell and distribute TROOPS’s high quality products in the U.S. markets. SGO was not operating during 2011 and started to operate in the first quarter of 2012.

SGOCO International directly owns 100% of SGOCO (Fujian) Electronic Co., Ltd. SGOCO (Fujian) is a limited liability company established under the corporate laws of the PRC on July 28, 2011 for the purposes of conducting LCD/LED display product development, branding, marketing and distribution.

On November 15, 2011, we entered into a Sale and Purchase Agreement (“Honesty SPA”) to sell our 100% ownership interest in Honesty Group to Apex, a British Virgin Islands company.

On December 26, 2011, SGOCO International established another wholly owned subsidiary, Beijing SGOCO Image Technology Co. Ltd., a limited liability company under the laws of the PRC to conduct LCD/LED monitor, TV product-related and application-specific product design, brand development and distribution.

On November 14, 2013, SGOCO International established a wholly owned subsidiary, SGOCO (Shenzhen) Technology Co., Ltd., a limited liability company under the laws of the PRC for the purpose of conducting LCD/LED monitor, TV product-related and application-specific product design, brand development and distribution.

On December 15, 2017, TROOPS formed Giant Connection Limited, a limited liability company registered in Public of Seychelles.

On December 24, 2014, we entered into a Sale and Purchase Agreement (“SPA”) to sell our 100% equity ownership interest in SGOCO (Fujian) to Apex.

On December 28, 2015, SGOCO International entered into a Share Sale and Purchase Agreement for the Sale and Purchase of the entire issued share capital of Boca International Limited with Richly Conqueror Limited, a company incorporated under the laws of the British Virgin Islands. On June 7, 2018 and August 31, 2020, the Group disposed 49% and 51% equity interest of Boca International Limited to Leung Iris Chi Yu and Wong Yiu Tong, respectively.

On April 28, 2017, SGOGO International entered into a Share Sale and Purchase Agreement with Full Linkage Limited pursuant to which SGOCO International acquired all of the issued and outstanding capital stock of Century Skyway Limited. On June 7, 2018 and September 20, 2019, the Group disposed 49% and 51% equity interest of Century Skyway Limited to Leung Iris Chi Yu and Ho Pui Lung, respectively.

On December 15, 2017, TROOPS formed Giant Connection Limited, a limited liability company registered in Public of Seychelles.

On December 22, 2017, Giant Connection Limited, a wholly-owned subsidiary of TROOPS, completed the acquisition of Giant Credit Limited. The principal activity of Giant Credit Limited is money lending in Hong Kong.

On March 8, 2018, Giant Connection Limited, a wholly-owned subsidiary of TROOPS, closed a Share Exchange Agreement with Vagas Lane Limited for the purchase and sale of 11 Hau Fook Street Limited. 11 Hau Fook Street Limited is an investment holding company which owns two properties located at No. 11 Hau Fook Street, Tsim Sha Tsui, Kowloon, Hong Kong.

On June 7, 2018, Giant Connection Limited, a wholly-owned subsidiary of TROOPS, completed the acquisition of Paris Sky Limited. Paris Sky Limited is an investment holding company which, through its wholly owned subsidiary, owns a property located at No. 8 Fui Yiu Kok Street, Tsuen Wan, New Territories, Hong Kong.

On March 12, 2019, the Company’s wholly-owned subsidiary, Paris Sky Limited closed a Share Exchange Agreement for the entire issued share capital of Vision Lane Limited. Vision Lane is a private company incorporated in the British Virgin Islands, and engages in property investment and money lending services in Hong Kong.

On December 23, 2019, the Company entered into a Share Exchange Agreement with Victor Or for the purchase and sale of Giant Financial Services Limited. Giant Financial Services Limited is a private company incorporated in Samoa and provides an online financial marketplace connecting financial institutions and users worldwide via its unique mobile application which features state-of-the-art functions to boost financial accessibility to financial and insurance products and services.

On September 28, 2020, the Company’s wholly-owned subsidiary, Giant Financial Services Limited closed a Share Exchange Agreement for the entire issued share capital of Apiguru Pty Ltd. Apiguru Pty Ltd is a technology consulting company specialising in Application Programming Interface (API) strategy and implementation enabling state-of-the-art market fit hypothesis that drives businesses forward.

The following diagram sets forth our corporate structure as of the date of this prospectus:

Recent Development

Letter of Intent to acquire TROOPS InsurTech, Inc.

On November 11, 2020, the Company signed a letter of intent to acquire all the issued share capital of TROOPS InsurTech, Inc., a company incorporated in the British Virgin Islands which provides innovative solutions to the insurance industry by leveraging artificial intelligence, big data and blockchain technology, machine learning and SaaS. Through both online (mobile application and web-based) and offline platforms, TROOPS InsurTech seeks to provide (i) customized SaaS and workplace solutions to insurance brokers, (ii) blockchain alliance and data analytics services for insurance product design, clients' needs assessment, market analysis and risk management, (iii) insurance professionals training, recruitment and matching, and (iv) insurance policy management and service matching solutions to agents and clients to enhance customer experience. On November 13, 2020, a refundable deposit of $5.0 million was paid to the owner of the shares in TROOPS InsurTech.

Failure to timely file annual report on Form 20-F for the year ended December 31, 2020

The Company received a notification letter dated May 18, 2020 (the "Deficiency Letter") from the Listing Qualifications Department of Nasdaq notifying that the Company is no longer in compliance with the Nasdaq Listing Rule 5250(c)(1) for continued listing due to its failure to timely file its annual report on Form 20-F for the year ended December 31, 2020 with the U.S. Securities and Exchange Commission.

Under the Nasdaq Listing Rule 5810(c)(2)(F)(i), the Company had until July 16, 2021 (that is, 60 calendar days from the date of the Deficiency Letter) to submit to Nasdaq a plan (the "Compliance Plan") to regain compliance with the Nasdaq Listing Rules.

The Company has since filed its Form 20-F for the year ended December 31, 2020 on July 7, 2021, and was determined by Nasdaq on July 12, 2021 to have regained compliance with the Nasdaq Listing Rule 5250(c)(1).

Our Competitive Advantages

We believe the following strengths allow us to compete effectively:

•	We have an experienced management team with proven track record to steer us towards our objectives.

•	We have a diverse service offering to capture multiple revenue streams and counter balance cyclicality of each business segment.

Our Growth Strategies

We intend to pursue the following strategies to further develop and expand our business

•	Leverage Technologies: We intend to leverage emerging technologies such as blockchain and artificial intelligence, which will complement our business by increasing efficiency.

•

Expand Service Offerings: As a component to our growth strategy, we plan to expand our service offerings to the insurance technology sector through potential acquisitions. We believe the insurance industry will experience a rapid growth in the region in which we operate, and we will be able to take advantage of this growth by leveraging complementary technologies through our new business acquisition. Technology such as blockchain and artificial intelligence will allow us to build on areas such as providing data analytics services for product design, customized workplace solutions, assessment of client’s needs, market analysis and risk management.

•	Expand Customer Base: By expanding our services to cover insurance industry and leveraging emerging technologies in our new business we can grow our customer base. We believe the synergy between our technology and our product offerings will allow us to create attractive products, taking advantage of the growing sector and increasing our customer base.

Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our ordinary shares. These risks are discussed more fully in “Risk Factors” beginning on page 14. These risks include, but are not limited to, the following:

Risks Related to Our Business and Industry

•	We or the third parties upon whom we depend may be adversely affected by disaster or health epidemics, including the recent COVID-19 outbreak.

•	GFS’ increased visibility may result in increased regulatory oversight and enforcement and more restrictive rules and regulations that apply to GFS’ business.

•	Regulatory scrutiny of privacy, data protection, and the collection, storage, use, and sharing of personal data is increasing around the world. There is uncertainty associated with the legal and regulatory environment relating to privacy and data protection laws, which continue to develop in ways GFS cannot predict, including with respect to evolving technologies such as cloud computing, artificial intelligence, and blockchain technology.

•	If GFS is unable to compete effectively, its business, financial condition and results of operations would be materially and adversely affected.

•	If GFS is not able to continue to innovate or if it fails to adapt to changes in its industry, GFS’ business, financial condition and results of operations would be materially and adversely affected.

•	Failure to maintain or improve GFS’ technology infrastructure could harm its business and prospects.

•	Security breaches and attacks against GFS’ systems and network, and any potentially resulting breach or failure to otherwise protect personal, confidential and proprietary information, could damage its reputation and negatively impact its business, as well as materially and adversely affect its financial condition and results of operations.

•	If other third-party service providers in GFS’ platform fail to provide reliable or satisfactory services, GFS’ reputation, business, financial condition and results of operations may be materially and adversely affected

•	Our strategy of acquiring complementary assets, technologies and businesses may fail and result in impairment losses.

•	We may be required to record a significant charge to earnings if we are required to reassess our tangible and intangible assets.

•	FAF and Giant Credit Limited are subject to greater credit risks than larger lenders, which could adversely affect our results of operations.

•	FAF and Giant Credit may fail to renew its money lenders license.

•	The businesses of FAF and Giant Credit is affected by fluctuations in interest rates and our credit position.

•	FAF and Giant Credit Limited may face regulatory hurdles in the future in connection with its lending business.

•	Our property investment business is sensitive to downturns in the economy, economic uncertainty and particularly the performance of the real estate market in Hong Kong.

•	The fair value of our investment properties is likely to fluctuate from time to time and may decrease significantly in the future, which may materially and adversely affect our profitability.

•	GFS, Giant Credit, 11 Hau Fook Street and Paris Sky have a limited operating history.

Risks Related to Doing Business in Jurisdictions We Operate

•	A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition.

•	The Hong Kong legal system embodies uncertainties which could limit the legal protections available to TROOPS, INC..

•	Uncertainties with respect to the PRC legal system could adversely affect us.

•	Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC.

•	The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

•	Although we conduct substantial operations through our subsidiaries in Hong Kong, we also have an indirect wholly-owned subsidiary with some past operations in China, which may subject us to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (“CAC”). Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. Based on our understanding of currently applicable PRC laws and regulations our operations are not subject to the review or prior approval of the CSRC or CAC. As at the time of this prospectus we have not sought any permission nor have we been denied any permission by the CSRC or CAC in our operations. In the event that we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or failed to maintain relevant permissions or approvals required and such permissions were subsequently rescinded, any action by the PRC government could significantly limit or completely hinder our ability to operate and offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

•

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, the State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective) on July 10, 2021, which requires operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the CAC. As these opinions and the draft measures were recently issued, official guidance and interpretation remain unclear in several respects at this time. If the enacted version of the draft measures mandates clearance of cybersecurity review and other specific actions to be completed by our indirect PRC subsidiary, we may face uncertainties as to whether such clearance can be timely obtained, or at all, and incur additional time delays to complete any such acquisition. Cybersecurity review could also result in negative publicity with respect to our indirect wholly-owned PRC subsidiary and diversion of our managerial and financial resources. We may also be prevented from pursuing certain investment opportunities if the PRC government considers that the potential investments will result in a significant national security issue.

•	Based on our understanding of currently applicable PRC laws and regulations, our registered public offering in the U.S. is not subject to the review or prior approval of the CAC or the CSRC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC, and we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or failed to maintain relevant permissions or approvals required and such permissions were subsequently rescinded, any action by the PRC government could significantly limit or completely hinder our ability to operate and offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

•	The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

•	PRC Governmental control of currency conversion may affect the value of your investment.

•	Although our current auditors are PCAOB compliant, many other clients of our predecessor auditors have substantial operations within mainland China and Hong Kong, and the PCAOB has been unable to complete inspections of the work of our predecessor auditors without the approval of the Chinese authorities. Thus, our predecessor auditors and their audit work for the period up to December 2019 had not been inspected fully by the PCAOB. On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years , the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. Should the PCAOB determine that it cannot inspect or fully investigate our auditor for three consecutive years, an exchange may determine to delist our securities. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if signed into law, would reduce the time period for the delisting under the HFCA Act to two years, instead of three years.

Risks Related to this Offering and our Shares

•	We may fail to meet continued listing requirements on the NASDAQ Capital Market.

•	Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the ordinary shares for a return on your investment.

•	A large, active trading market for our securities may not develop and the trading price for our securities may fluctuate significantly.

•	There is no public market for the Warrants to purchase Ordinary Shares being offered by us in this offering.

•	The Warrants are speculative in nature.

•	Holders of the Warrants will have no rights as shareholders until such holders exercise their Warrants and acquire our Ordinary Shares.

•	The trading price of the ordinary shares is likely to be volatile, which could result in substantial losses to investors.

•	The sale or availability for sale of substantial amounts of ordinary shares could adversely affect their market price.

•	Techniques employed by short sellers may drive down the market price of the ordinary shares.

•	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the ordinary shares and trading volume could decline.

•	Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

•	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

•	There can be no assurance we will not be a passive foreign investment company, for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our ordinary shares or Warrants.

•	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

•	As a company incorporated in the Cayman Islands, we can adopt certain home country practices regarding corporate governance matters that differ significantly from the NASDAQ Stock Market corporate governance listing standards. These practices may provide less protection to shareholders than they would enjoy if we complied fully with the NASDAQ Stock Market corporate governance listing standards.

•	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

Trading in our Securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completely our auditor, and as a result an exchange may determine to delist our Securities

Our Ordinary Shares may be prohibited from being trading on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if signed into law, would reduce the time period for the delisting under the HFCA Act to two years, instead of three years. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Our current auditor, Yu Certified Public Accountant, P.C., as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, Yu Certified Public Accountant, P.C. is headquartered in New York, and did not appear as part of the report and was not listed under its appendix A or appendix B.

Transfers of Cash to and from our Indirect PRC Subsidiary

TROOPS, Inc. is incorporated in Cayman Islands. As a holding company with no material operations of our own, we conduct our substantial operations through our subsidiaries in Hong Kong and we also have an indirect wholly-owned subsidiary, Beijing SGOCO with limited past operations in China. but is currently non-operating. Although other means are available for us to obtain financing at the holding company level, TROOPS, Inc.’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our Hong Kong subsidiaries and to a limited degree, upon dividends paid by our indirect PRC subsidiary, Beijing SGOCO, should it become an operating subsidiary.

Should Beijing SGOCO become an operating subsidiary, current PRC regulations permit Beijing SGOCO to pay dividends to an overseas subsidiary, for example a subsidiary located in Hong Kong, SGOCO International (HK) Limited, only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, Beijing SGOCO in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Beijing SGOCO is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of Renminbi (“RMB”), the legal currency of the PRC, into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if Beijing SGOCO incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we are unable to receive all of the revenues from our indirect wholly-owned subsidiary’s operations, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we may rely on payments made by our Hong Kong subsidiaries, as well as to a limited degree on payments made from Beijing SGOCO to SGOCO, and the distribution of such payments to our overseas subsidiary as dividends from SGOCO International. Certain payments from the Beijing SGOCO to SGOCO International are subject to PRC taxes, including business taxes and VAT. For more detailed information, see “Risks Related to Doing Business in Jurisdictions We Operate — PRC Governmental control of currency conversion may affect the value of your investment.”

If any of our Hong Kong subsidiaries or Beijing SGOCO incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. To date, there have not been any such dividends or other distributions from our Hong Kong subsidiaries or Beijing SGOCO to our subsidiaries located outside of Hong Kong. In addition, as of the date of this prospectus, none of our subsidiaries have ever issued any dividends or distributions to us or their respective shareholders outside of Hong Kong and China. As of the date of this prospectus, neither we nor any of our subsidiaries have ever paid dividends or made distributions to U.S. investors. Our Chinese non-operating subsidiary, Beijing SGOCO, received a total of $500,000 in registered capital via capital contribution from its parent company outside of China in 2013, to fund its business operations in China. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our Hong Kong subsidiaries and to Beijing SGOCO should it become an operating subsidiary via capital contribution, as the case may be.

PRC Limitation on Overseas Listing and Share Issuances

Currently, we, including our subsidiaries, are not required to obtain approval from Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, to operate and list on U.S. exchanges or issue securities to foreign investors. If approval is required in the future and we were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to operate or to continue listing on U.S. exchange, which would materially affect the interest of the investors. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to continue to operate or to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although we are currently not required to obtain permission from any of the PRC federal or local government and has not received any denial to list on the U.S. exchange, our operations and ability to continue to list and issue securities to foreign investors may be adversely affected in the future, directly or indirectly, by existing or future laws and regulations relating to our PRC business operations. For more detailed information, see “Risks Related to Doing Business in Jurisdictions We Operate — The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.”

Coronavirus (COVID-19) Update

The ongoing outbreak of a novel strain of coronavirus (COVID-19) has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past year. In March 2020, the World Health Organization declared the COVID-19 to be a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impact of COVID-19 on our business, financial condition, and results of operations includes, but are not limited to, the following:

●	temporary closure of offices, travel restrictions;

●	our customers that are negatively impacted by the outbreak of COVID-19 may reduce their budgets to purchase our products and services, which may materially adversely impact our revenue;

●	our customers may require additional time to pay us or fail to pay us at all, which could significantly increase the amount of accounts receivable and require us to record additional allowances for doubtful accounts. We may have to provide significant sales incentives to our customers in response to the outbreak, which may in turn materially adversely affect our financial condition and operating results;

●	the business operations of our customers have been and could continue to be negatively impacted by the outbreak, which may result in loss of customers or disruption of our business or services, which may in turn materially adversely affect our financial condition and operating results;

●	some of our customers, distributors, suppliers and other partners are small and medium-sized enterprises (SMEs), which may not have strong cash flows or be well capitalized, and may be vulnerable to an epidemic outbreak and slowing macroeconomic conditions. If the SMEs that we work with cannot weather the COVID-19 and the resulting economic impact, or cannot resume business as usual after a prolonged outbreak, our revenues and business operations may be materially and adversely impacted; and

●	the global stock markets have experienced, and may continue to experience, significant decline from the COVID-19 outbreak, which could materially adversely affect our stock price.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time. For a detailed description of the risks associated with the novel coronavirus, see “Risk Factors—Risks Related to Our Business—We or the third parties upon whom we depend may be adversely affected by disaster or health epidemics, including the recent COVID-19 outbreak.”

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the NASDAQ corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman Islands requirements in lieu of many of the NASDAQ corporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on NASDAQ.

Corporate Information

Our principal executive office is located at 21/F, 8 Fui Yiu Kok Street, Tsuen Wan, New Territories, Hong Kong. The telephone number of our principal executive offices is +852 2153-3957. Our Registered Office is at the offices of Conyers Trust Company (Cayman) Limited (formerly known as Codan Trust Company (Cayman) Limited), Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands, telephone: (345) 949 1040, or at such other place as the directors may from time-to-time decide. Our agent for service of process in the U.S. is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, telephone: 800 221 0102.

THE OFFERING

Offering price	Assumed aggregate price of US$ for one ordinary share and one Warrant to purchase one ordinary share.

Ordinary shares offered	ordinary shares (or ordinary shares if the underwriter exercises its option to purchase addition ordinary shares in full). See “Capitalization”.

Warrants offered	Warrants to purchase of our ordinary shares (or ordinary shares if the underwriter exercises its option to purchase such additional Warrants in full). Each Warrant will have an exercise price of US$ per ordinary share, exercisable commencing on the date of issuance and will expire in five years from the date of issuance. The terms of the Warrants will be governed by a warrant agent agreement, dated as of the closing date of this offering, that we expect to be entered into among us and Continental Stock Transfer & Trust Company, or the Warrant Agent. This prospectus also relates to the offering of the ordinary shares issuable upon exercise of the Warrants. For additional information regarding the Warrants, see “Description of Share Capital.”

The ordinary shares and Warrants will be separately issued, but the ordinary shares and Warrants will be issued and sold to purchasers in a combination of one ordinary share and one Warrant to purchase one ordinary share for a combined offering price of US$ .

Ordinary shares outstanding immediately prior to this offering	101,597,998 ordinary shares.

Ordinary shares outstanding immediately after this offering	ordinary shares (or ordinary shares if the underwriter(s) exercise their option to purchase additional ordinary shares and/or additional Warrants in full).

Over-allotment Option	We have granted to the underwriter(s) an option, which is exercisable within 45 days from the date of this prospectus, to purchase up to an additional ordinary shares at a price of US$ per ordinary share and and/or up to an additional Warrants at a price of US$0.01 per Warrant.

Representative’s Warrants	We will issue to the representative of the underwriters, upon closing of this offering, compensation warrants entitling the representative to purchase a number of ordinary shares equal to 2.5% of the aggregate number of ordinary shares issued in this offering, including ordinary shares issued pursuant to the exercise of the over-allotment option. The underwriters’ warrants will have a term of three-and-a-half (3.5) years and may be exercised commencing six (6) months after the closing date of this offering. This prospectus also relates to the offering of ordinary shares issuable upon exercise of the Representative’s Warrants.

Use of proceeds	We expect to receive net proceeds of approximately US$ million from this offering, based on an assumed public offering price of US$ per ordinary share and Warrant and assuming the underwriter(s) do not exercise their option to purchase additional ordinary shares or Warrants and excluding the ordinary shares issuable upon the exercise of the Warrants or other outstanding warrants, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We plan to use the net proceeds we receive from this offering primarily for the following purposes: General working capital and potential business acquisitions and investments. See “Use of Proceeds.”

Lock-up	We, our directors and executive officers, and our existing beneficial owners of 5% or more of our outstanding ordinary shares have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or otherwise dispose of any ordinary shares for a period ending 6 months after the closing of the offering. See “Underwriting” for more information.

NASDAQ trading symbol	The trading symbol for our ordinary shares is TROO. We do not intend to apply to list the Warrants on any security exchange.

Payment and settlement	The underwriter(s) expect to deliver the ordinary shares and the Warrants against payment on , 2022.

Risk factors	See “Risk Factors” and other information included in this prospectus for discussions of the risks relating to investing in the ordinary shares. You should carefully consider these risks before deciding to invest in the ordinary shares.

Transfer Agent, Registrar and Warrant Agent

The transfer agent and registrar for our ordinary shares Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, New York 10004, and its telephone No. is (212) 847-3260.

The warrant agent for our Warrants is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, New York 10004, and its telephone No. is (212) 847-3260.

The number of ordinary shares that are and will be outstanding immediately before and after this offering as shown above is based on 101,597,998 shares outstanding as of August            , 2021, which, as used throughout this prospectus, unless otherwise indicated, excludes (i)            ordinary shares issuable upon the exercise of the Warrants and (ii)            ordinary shares issuable upon the exercise of the warrant to be issued to the representative of the underwriter.

Unless otherwise stated, all information in this prospectus assumes no exercise of the underwriter’s option to purchase additional securities.

SELECTED FINANCIAL DATA

The following tables set forth selected consolidated financial information for the six months ended June 30, 2021 and 2020 (unaudited),  the fiscal year ended December 31, 2020, 2019 and 2018, which have been derived from our audited financial statements for those periods. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

Consolidated Statement of Income

(In thousands of U.S. Dollars, except share and per share data which are based upon post-split share numbers)

	For the Six Months Ended June 30,
	2021	2020
	(Unaudited)	(Unaudited)
REVENUES	$1,283	$1,536
COST OF REVENUES	1,344	1,582
GROSS LOSS	(61)	(46)
OPERATING EXPENSES:
General and administrative expenses	1,352	1,507
Total operating expenses	1,352	1,507

OPERATING LOSS FROM CONTINUING OPERATIONS	(1,413)	(1,553)

OTHER INCOME (EXPENSES):
Interest expense	(181)	(566)
Other income, net	3	19
Gain (Loss) on change in fair value of warrant derivative liability	247	(29)
Total other income (expenses), net	69	(576)

LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES AND NON-CONTROLLING INTERESTS	(1,344)	(2,129)
INCOME TAX BENEFIT (EXPENSE)	152	166

NET LOSS FROM CONTINUING OPERATIONS	$(1,192)	$(1,963)
PROFIT FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	-	20

NET LOSS	$(1,192)	$(1,943)

Net profit attributable to non-controlling interests – discontinued operations	-	(10)
Net loss attributable to ordinary shareholders of TROOPS	$(1,192)	$(1,953)

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	(1)	-
COMPREHENSIVE LOSS	$(1,193)	$(1,953)

LOSS PER SHARE:
Basic	$(0.01)	$(0.02)
Diluted	$(0.01)	$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	101,341,930	95,334,536
Diluted	101,341,930	95,334,536

	For the Years Ended December 31,
	2020	2019	2018
REVENUES	4,293	5,115	1,570
COST OF REVENUES	(5,359)	(2,381)	(1,257)
GROSS LOSS	(1,066)	2,734	313
General and administrative expenses	(2,617)	(4,186)	(2,232)
Reversal (Allowance) for guarantee	-	974	(157)
Provision for loan and interest receivable	(1,980)	(194)	-
Provision for other receivables	(39)	-	-
Impairment loss of property, plant and equipment	(970)	(60)	(385)
Impairment loss of intangible assets	(1,230)	-	-
Impairment loss of goodwill	(59,440)	-	-
Total operating expenses	(66,276)	(3,466)	(2,774)

OPERATING LOSS FROM CONTINUING OPERATIONS	(67,342)	(732)	(2,461)

Interest income	-	1	-
Interest expense	(1,020)	-	(58)
Other income (expense), net	128	162	(3)
Gain (Loss) from disposal of a subsidiary	(2)	3	263
Gain on change in fair value of warrant derivative liability	4	33	394

LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES AND NON-CONTROLLING INTERESTS	(68,232)	(533)	(1,865)
INCOME TAX BENEFIT (EXPENSE)	309	(410)	(16)

NET LOSS FROM CONTINUING OPERATIONS	(67,923)	(943)	(1,881)
PROFIT (LOSS) FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	5	(36,116)	(19,183)
NET LOSS	(67,918)	(37,059)	(21,064)

Net loss attributable to non-controlling interests – continuing operations	-	-	-
Net loss attributable to non-controlling interests – discontinued operations	-	17,657	8,692
Net loss attributable to ordinary shareholders of TROOPS	(67,918)	(19,402)	(12,372)

Loss from continuing operations per share:
Basic	(0.69)	(0.01)	(0.05)
Diluted	(0.69)	(0.01)	(0.05)

Loss from discontinued operations per share:
Basic	(0.00)	(0.23)	(0.30)
Diluted	(0.00)	(0.23)	(0.30)

Loss per share:
Basic	(0.69)	(0.24)	(0.35)
Diluted	(0.69)	(0.24)	(0.35)

Weighted average shares used in calculating loss per share:
Basic	98,110,873	79,197,068	35,080,704
Diluted	98,110,873	79,197,068	35,080,704

Consolidated Balance Sheet Data

(In thousands of U.S. Dollars)

	As of June 30,	As of December 31,
	2021	2020	2019	2018
	(Unaudited)		(Restated)
Total assets	78,277	90,130	139,717	189,380
Total liabilities	8,546	19,503	19,952	22,667
Total equity	69,731	70,627	119,765	166,713

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary share, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our ordinary shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

We or the third parties upon whom we depend may be adversely affected by disaster or health epidemics, including the recent COVID-19 outbreak.

In recent years, there have been outbreaks of epidemics in various countries. Recently, there was an outbreak of a novel strain of coronavirus (COVID-19) in the PRC, which has spread rapidly to many parts of the world. In March 2020, the World Health Organization declared the COVID-19 a pandemic.

Our revenues are substantially generated in Hong Kong. Consequently, our results of operations will likely be adversely, and may be materially, affected, to the extent that the COVID-19 or any other epidemic harms the Hong Kong and global economy. Any potential impact to our results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or treat its impact, almost all of which are beyond our control. Potential impacts include, but are not limited to, the following:

•	temporary closure of offices, travel restrictions;
•	our customers that are negatively impacted by the outbreak of COVID-19 may reduce their budgets to purchase our products and services, which may materially adversely impact our revenue;
•	our customers may require additional time to pay us or fail to pay us at all, which could significantly increase the amount of accounts receivable and require us to record additional allowances for doubtful accounts. We may have to provide significant sales incentives to our customers in response to the outbreak, which may in turn materially adversely affect our financial condition and operating results;
•	the business operations of our customers have been and could continue to be negatively impacted by the outbreak, which may result in loss of customers or disruption of our business or services, which may in turn materially adversely affect our financial condition and operating results;
•	some of our customers, distributors, suppliers and other partners are small and medium-sized enterprises (SMEs), which may not have strong cash flows or be well capitalized, and may be vulnerable to an epidemic outbreak and slowing macroeconomic conditions. If the SMEs that we work with cannot weather the COVID-19 and the resulting economic impact, or cannot resume business as usual after a prolonged outbreak, our revenues and business operations may be materially and adversely impacted; and
•	the global stock markets have experienced, and may continue to experience, significant decline from the COVID-19 outbreak, which could materially adversely affect our stock price.

In general, our business could be adversely affected by the effects of epidemics, including, but not limited to, the COVID-19, avian influenza, severe acute respiratory syndrome (SARS), the influenza A virus, Ebola virus, severe weather conditions such as storm, flood or hazardous air pollution, or other outbreaks. In response to an epidemic, severe weather conditions, or other outbreaks, government and other organizations may adopt regulations and policies that could lead to severe disruption to our daily operations, including temporary closure of our offices and other facilities. These severe conditions may cause us and/or our partners to make internal adjustments, including but not limited to, temporarily closing down business, limiting business hours, and setting restrictions on travel and/or visits with clients and partners for a prolonged period of time. Various impact arising from a severe condition may cause business disruption, resulting in material, adverse impact to our financial condition and results of operations.

GFS’ increased visibility may result in increased regulatory oversight and enforcement and more restrictive rules and regulations that apply to GFS’ business.

As GFS expands, it will be obligated to comply with the laws of the countries or markets in which it operates. In addition, because its services are accessible worldwide and it provides services to customers worldwide, one or more jurisdictions may claim that it or its customers are required to comply with their laws. Laws regulating the internet, mobile, and related technologies often impose different, more specific, or even conflicting obligations on it, as well as broader liability.

Any failure or perceived failure to comply with existing or new laws, regulations, or orders of any governmental authority (including changes to or expansion of the interpretation of those laws, regulations, or orders), including those discussed in this risk factor, may subject GFS to significant fines, penalties, criminal and civil lawsuits, forfeiture of significant assets, and enforcement actions in one or more jurisdictions, result in additional compliance and licensure requirements, increase regulatory scrutiny of GFS’ business, restrict its operations, and force it to change its business practices, make product or operational changes, or delay planned product launches or improvements. Any of the foregoing could, individually or in the aggregate, harm GFS’ reputation, damage its brands and business, and adversely affect its results of operations and financial condition. The complexity of the relevant regulatory and enforcement regimes, coupled with the global scope of GFS’ operations and the evolving global regulatory environment, could result in a single event giving rise to a large number of overlapping investigations and legal and regulatory proceedings by multiple government authorities in different jurisdictions. There can be no assurance that GFS’ employees, contractors, or agents will not violate such laws and regulations.

GFS may be subject to significant fines or other enforcement action if it violates applicable reporting, anti-money laundering, privacy, corporate governance, risk management, or any other applicable requirements.

GFS may be required to apply for various licenses, certifications, and regulatory approvals in a number of the jurisdictions where it provides its services, including due to changes in applicable laws and regulations or the interpretation of such laws and regulations. There can be no assurance that GFS will be able to (or decide to) obtain any such licenses, certifications, and approvals. In addition, there are substantial costs and potential product changes involved in maintaining and renewing such licenses, certifications, and approvals, and GFS could be subject to fines or other enforcement action if it is found to violate disclosure, reporting, anti-money laundering, corporate governance, or other requirements of such licenses. These factors could impose substantial additional costs, involve considerable delay to the development or provision of GFS’ products or services, require significant and costly operational changes, or prevent it from providing its products or services in a given market.

Regulatory scrutiny of privacy, data protection, and the collection, storage, use, and sharing of personal data is increasing around the world. There is uncertainty associated with the legal and regulatory environment relating to privacy and data protection laws, which continue to develop in ways GFS cannot predict, including with respect to evolving technologies such as cloud computing, artificial intelligence, and blockchain technology.

Any failure, or perceived failure, by GFS to comply with its privacy policies as communicated to users prior to its collection, use, storage and transfer, and disclosure of their personal data, with applicable industry data protection or security standards, with any applicable regulatory requirements or orders, or with privacy, data protection, information security, or consumer protection-related laws and regulations in one or more jurisdictions could result in proceedings or actions against GFS by data protection authorities, governmental entities or others, including class action privacy litigation in certain jurisdictions, would subject GFS to significant awards, fines, penalties, judgments, and negative publicity arising from any financial or non-financial damages suffered by any individuals. This could, individually or in the aggregate, materially harm GFS’ business. Specifically, this would likely require GFS to change its business practices, and would increase the costs and complexity of compliance. In addition, compliance with inconsistent privacy laws may restrict GFS’ ability to provide products and services to its customers.

GFS may be liable for improper use or appropriation of personal information provided by its customers under the recently promulgated PRC Data Security Law.

As a result of day to day operations GFS collects and retains and customer data, including personal information as its various information technology systems enter, process, summarize and report such data.

On June 10, 2021, the Standing Committee of the National People's Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which will take effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information.

As uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that GFS will comply with such regulations in all respects while providing its services in the PRC, and GFS may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. GFS may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.

If GFS is unable to compete effectively, its business, financial condition and results of operations would be materially and adversely affected.

GFS faces increasingly intense competition, principally from established Chinese internet companies, as well as global and regional players. GFS’ business areas are subject to rapid market change, the introduction of new business models, and the entry of new and well-funded competitors. Increased investments made and lower prices offered by GFS’ competitors may require GFS to divert significant managerial, financial and human resources in order to remain competitive, and ultimately may reduce its market share and negative impact the profitability of its business.

If GFS is not able to continue to innovate or if it fails to adapt to changes in its industry, GFS’ business, financial condition and results of operations would be materially and adversely affected.

GFS’ industry is characterized by rapidly changing technology, evolving industry standards, new mobile apps and protocols, new products and services, new media and changing user demands and trends. Furthermore, GFS’ domestic and international competitors are continuously developing innovations in personalized search and recommendation, online communications, social networking and entertainment to enhance user experience. Even if GFS timely innovates and adopts changes in its strategies and plans, it may nevertheless fail to realize the anticipated benefits of these changes or even generate lower levels of revenue as a result.

GFS’ failure to manage the significant challenges involved in growing its business and operations could harm it.

GFS’ business has become increasingly complex as the scale, diversity and geographic coverage of its business and its workforce continue to expand. This expansion increases the complexity of GFS’ operations and places a significant strain on its management, operational and financial resources. The challenges involved in expanding GFS’ businesses require its employees to handle new and expanded responsibilities and duties. If GFS’ employees fail to adapt to the expansion or if GFS is unsuccessful in hiring, training, managing and integrating new employees or retraining and expanding the roles of its existing employees, its business, financial condition and results of operations may be materially harmed.

Failure to maintain or improve GFS’ technology infrastructure could harm its business and prospects.

GFS is continuously upgrading its platforms to provide increased scale, improved performance, additional capacity and additional built-in functionality, including functionality related to security. Adopting new products and maintaining and upgrading GFS’ technology infrastructure require significant investments of time and resources. Any failure to maintain and improve GFS’ technology infrastructure could result in unanticipated system disruptions, slower response times, impaired user experience and delays in reporting accurate operating and financial information. In addition, much of the software and interfaces GFS uses are internally developed and proprietary technology. If GFS experiences problems with the functionality and effectiveness of its software, interfaces or platforms, or are unable to maintain and continuously improve its technology infrastructure to handle its business needs, its business, financial condition, results of operations and prospects, as well as its reputation and brand, could be materially and adversely affected.

In addition, GFS’ technology infrastructure and services, including its service offerings, incorporate third-party-developed software, systems and technologies, as well as hardware purchased or commissioned from outside and overseas suppliers. As GFS’ technology infrastructure and services expand and become increasingly complex, it faces increasingly serious risks to the performance and security of its technology infrastructure and services that may be caused by these third-party-developed components, including risks relating to incompatibilities among these components, service failures or delays or back-end procedures on hardware and software. GFS also needs to continuously enhance its existing technology. Otherwise, GFS faces the risk of its technology infrastructure becoming unstable and susceptible to security breaches. This instability or susceptibility could create serious challenges to the security and uninterrupted operation of GFS’ platform and services, which would materially and adversely affect its business and reputation.

Security breaches and attacks against GFS’ systems and network, and any potentially resulting breach or failure to otherwise protect personal, confidential and proprietary information, could damage its reputation and negatively impact its business, as well as materially and adversely affect its financial condition and results of operations.

GFS’ cybersecurity measures may not detect, prevent or control all attempts to compromise its systems, including distributed denial-of-service attacks, viruses, Trojan horses, malicious software, break-ins, phishing attacks, third-party manipulation, security breaches, employee misconduct or negligence or other attacks, risks, data leakage and similar disruptions that may jeopardize the security of data stored in and transmitted by GFS’ systems or that GFS otherwise maintains. Breaches of GFS’ cybersecurity measures could result in unauthorized access to GFS’ systems, misappropriation of information or data, deletion or modification of user information, or a denial-of-service or other interruption to its business operations. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against GFS or its third-party service providers, there can be no assurance that GFS will be able to anticipate, or implement adequate measures to protect against, these attacks.

GFS is likely to be subject to these types of attacks, breaches and data leakage. In addition, GFS could be subject to an attack, breach or leakage which GFS does not discover at the time or the consequences of which are not apparent until a later point in time, that could result in material damages or remediation costs. GFS is unable to avert these attacks and security breaches, it could be subject to significant legal and financial liability and its reputation would be harmed. GFS may not have the resources or technical sophistication to anticipate or prevent rapidly-evolving cyber-attacks. Cyber-attacks may target GFS, its users, customers, key service providers or other participants in its platform or the communication infrastructure on which it depends. Cybersecurity breaches would not only harm GFS’ reputation and business, but also could materially decrease its revenue and net income.

The successful operation of GFS’ business depends upon the performance, reliability and security of the internet infrastructure in the countries in which it operates.

GFS’ business depends on the performance, reliability and security of the telecommunications and internet infrastructure in the countries in which it operates.

The failure of telecommunications network operators to provide GFS with the requisite bandwidth could also interfere with the speed and availability of GFS’ websites and mobile apps. GFS has no control over the costs of the services provided by the telecommunications operators. If the prices that GFS pays for telecommunications and internet services rise significantly, GFS’ margins could be adversely affected. In addition, if internet access fees or other charges to internet users increase, our user base may decrease, which in turn may significantly decrease its revenues.

Moreover, if the security of domain names is compromised, GFS will be unable to use the domain names in its business operations, which could materially and adversely affect its business operations, reputation and brand image. If GFS fails to implement adequate encryption of data transmitted through the networks of the telecommunications and internet operators GFS relies upon, there is a risk that telecommunications and internet operators or their business partners may misappropriate GFS’ data, which could materially and adversely affect GFS’ business operations and reputation.

GFS’ platform could be disrupted by network interruptions.

GFS’ platform depends on the efficient and uninterrupted operation of its computer and communications systems. System interruptions and delays may prevent GFS from efficiently processing the volume of transactions on the businesses GFS operates.

GFS may experience in the future system interruptions and delays that render websites, mobile apps and services temporarily unavailable or slow to respond. Despite any precautions GFS may take, the occurrence of a natural disaster or other unanticipated problems at its facilities, including power outages, system failures, telecommunications delays or failures, construction accidents, break-ins to information technology systems, computer viruses or human errors, could result in delays in or temporary outages of GFS’ platforms or services, loss of its, consumers' and customers' data and business interruption for GFS and its customers. Any of these events could damage GFS’ reputation, significantly disrupt its operations and subject it to liability, heightened regulatory scrutiny and increased costs, which could materially and adversely affect GFS’ business, financial condition and results of operations.

GFS’ business is subject to a number of risks that could materially and adversely affect its ability to provide its services, including:

•	increasing competition, including from other established Chinese internet companies and companies engaged in other financial technology services;

•	breach of users' privacy and concerns over the use and security of information collected from customers and any related negative publicity relating thereto;

•	service outages, system failures or failure to effectively scale the system to handle growing transaction volumes; and

•	negative news about and social media coverage on GFS, its business, its products and service offerings or matters relating to GFS’ data security and privacy.

If other third-party service providers in GFS’ platform fail to provide reliable or satisfactory services, GFS’ reputation, business, financial condition and results of operations may be materially and adversely affected.

A number of third-party participants, including mobile app developers, cloud-based developers, marketing affiliates and various professional service providers, provide services to users on GFS’ platform. To the extent these service providers are unable to provide satisfactory services to our users on commercially acceptable terms, or at all, GFS’ ability to retain, attract or engage its users may be severely limited, which may have a material and adverse effect on GFS’ business, financial condition and results of operations. These third-party service providers also engage in a broad range of other business activities outside of GFS’ platform. If these third-party participants engage in activities that are negligent, fraudulent, illegal or otherwise harm the trustworthiness and security of GFS’ platform, including, for example, the leak or negligent use of data, the handling, transport and delivery of prohibited or restricted content or items, or if these participants fail to perform their contractual obligations, or users are otherwise dissatisfied with their service quality on or off GFS’ platform, GFS could suffer reputational harm, even if these activities are not related to, attributable to or caused by it, or within its control.

Our strategy of acquiring complementary assets, technologies and businesses may fail and result in impairment losses.

As a component of our growth strategy, we have acquired and intend to actively identify and acquire assets, technologies and businesses that are complementary to our existing businesses. Our acquisitions could result in the use of substantial amounts of cash, issuance of potentially dilutive equity securities, significant impairment losses related to goodwill or amortization expenses related to intangible assets and exposure to undisclosed or potential liabilities of acquired companies. Impairment loss for goodwill and acquired intangible assets may exist if our management concluded that expected synergies from acquisitions of assets, technologies and businesses would not materialize.

We may be required to record a significant charge to earnings if we are required to reassess our tangible and intangible assets.

We are required under U.S. GAAP to test for impairment on tangible and intangible assets annually or more frequently if facts and circumstances warrant a review. Currently we are losing money, and our tangible and intangible assets may be impaired if the losses continue. We are also required to review our amortizable intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Factors that may be considered a change in circumstances indicating that the carrying value of our amortizable intangible assets may not be recoverable include a decline in stock price and market capitalization and slower or declining growth rates in our industry. We may be required to record a significant charge to earnings in our financial statements during the period in which any impairment of our goodwill or amortizable intangible assets is determined.

We are exposed to the credit risks of our customers and borrowers.

Our financial position and profitability are dependent on our customers’ creditworthiness. Thus, we are exposed to our customers’ credit risks. There is no assurance that we will not encounter doubtful or bad debts in the future. Due to economic conditions in Hong Kong, in particular the risk of monetary and fiscal policies to address inflation, businesses in Hong Kong are generally conserving cash or under increased financial and credit stress. As a result, we could experience slower payments from our customers and borrowers, an increase in accounts receivable aging and/or an increase in bad debts. If we were to experience any unexpected delay or difficulty in collections from our customers or borrowers, our cash flows and financial results would be adversely affected.

FAF and Giant Credit Limited are subject to greater credit risks than larger lenders, which could adversely affect our results of operations.

There are inherent risks associated with our lending activities, including credit risk, which is the risk that borrowers may not repay the outstanding loans balances. As a lending company, we extend credits to individual and commercial households and is premised on the fact that such loans will be timely repaid together with interest. These borrowers generally have fewer financial resources in terms of capital or borrowing capacity than larger entities and may have fewer financial resources to weather a downturn in the economy. Such borrowers may fail to perform their contractual obligations and default on payment of interest and/or the principal, and thus may expose us to greater credit risks than lenders lending to larger, better-capitalized state-owned businesses with longer operating histories. Conditions such as inflation, economic downturn, local policy change, adjustment of industrial structure and other factors beyond our control may increase our credit risk more than such events would affect larger lenders. For six months ended June 30, 2021, loans and interest receivable owed from our customers to FAF and Giant Credit amounted to approximately $6.09 million. As of December 31, 2020, 2019 and 2018, loans and interest receivable owed from our customers to FAF and Giant Credit amounted to approximately $24.00 million, $42.52 million and $37.07 million, respectively. If FAF’s and Giant Credit’s customers delay or default on their payments, FAF and Giant Credit may have to incur additional legal costs and expenses in order to enforce its security and/or make provision for impairment or write-off the relevant loans and interest receivables, which in turn may adversely affect our financial position and profitability.

FAF and Giant Credit may fail to renew its money lenders license.

Our money lending business is subject to licensing requirements under the provisions of the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong). Money lenders licenses are granted by the licensing court of Hong Kong and are renewable annually subject to satisfaction of all licensing conditions. The licensing court has the discretion to suspend or revoke a license if a licensee is in breach of any licensing conditions. We cannot guarantee that the conditions or requirements which FAF and Giant Credit may be required to satisfy or meet will not change from time to time. In the event that FAF and Giant Credit are unable to renew its money lenders license in a timely manner or if the licensing court or other relevant authorities do not approve the application for a renewal of its money lenders license, FAF and Giant Credit may not be able to operate its money lending business until such time as it receives a new license, which may have a material adverse effect on our financial condition and results of operation.

The businesses of FAF and Giant Credit is affected by fluctuations in interest rates and our credit position.

The interest rate risks faced by FAF and Giant Credit arise from both the interest-bearing lending and borrowings of our money lending business. In particular, our profitability is highly correlated with the net interest margin, being the difference between the interest rate charged to our customers and the costs of our funding. The interest rate chargeable by Giant Credit to its customers is determined by, amongst other factors, the market demand for loans and the prevailing competition in the industry, and is ultimately capped by the relevant provisions of the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong). The borrowing cost of FAF and Giant Credit is determined with reference to the overall local money lending market conditions and our credit positions. An increase in general interest rates or a deterioration of our credit positions will lead to increases in our funding costs.

There is intense competition in the money lending industry.

As of February 28, 2021, as provided by the Hong Kong Licensed Money Lenders Association, there were 2,434 licensed money lenders in Hong Kong. These licensed money lenders operate under various scales and conditions, some of which may or may not be our direct competitors. Some of our competitors may have certain competitive advantages over us, including greater financial resources, more established reputations, stronger brand recognition, broader product and service offerings, lower costs of funding and a branch network with a wider geographic coverage. As a result, we may have to compete by lowering the interest rates charged on loans in order to gain market share. Failure to maintain or enhance our competitiveness within the money lending industry or maintain our customer base with good credit standing may result in a decrease in profit as well as loss of market share. Consequently, our financial performance and profitability may be adversely affected.

An increase to the provision for loan losses will cause the Company’s net income to decrease and net loss to increase.

Our lending business is subject to fluctuations based on economic conditions. These fluctuations are neither predictable nor within our control and may have a material adverse impact on our operations and financial condition. We may voluntarily decide to increase our provision for loan losses. Regulatory authorities may also require an increase in the provision for loan losses or the recognition of further loan charge-offs, based on judgments different from those of its management. Any increase in the provision for loan losses will result in a decrease in net income and an increase in net loss that may have a material adverse effect on our financial condition and results of operations.

Competition in the lending industry is growing and could cause us to lose market share and revenues in the future.

We believe that the lending industry is an emerging market in Hong Kong.  We may face growing competition in the lending industry, and we believe that the lending industry is becoming more competitive as this industry matures and begins to consolidate. We will compete, with traditional financial institutions, other lending companies, other microfinance companies, and some cash-rich state-owned companies or individuals. Some of these competitors have larger and more established borrower bases and substantially greater financial, marketing and other resources than we have. As a result, we could lose market share and its revenues could decline, thereby adversely affecting our earnings and potential for growth.

FAF and Giant Credit Limited may face regulatory hurdles in the future in connection with its lending business.

FAF and Giant Credit Limited have been providing high-quality personal loans and corporate loans to its customers since it first obtained their money lenders license in 2011 and 2016, respectively. The Hong Kong Monetary Authority continues to impose stringent policies and prudential measures on property mortgage loans provided by authorized financial institutions in Hong Kong, which creates additional hurdles for the public who are looking for mortgages to satisfy their financial needs.

The businesses of FAF and Giant Credit may be affected by changes in the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong).

The business operation of FAF and Giant Credit are regulated under the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong) and full compliance with such regulation is essential for us to carry on our business. Notwithstanding this, the relevant regulatory authorities may from time to time amend the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong) or adopt new laws and regulations applicable to licensed money lenders in Hong Kong. Our operation, financial performance and business prospects may be materially and adversely affected if we are not able to comply with any changes and/or new requirements in applicable laws and regulations related to the money lending industry in Hong Kong. Notably, for the personal loans and corporate loans granted by us to our customers, the interest rate for such loans shall not exceed the maximum effective interest rate of 60% per annum as stipulated under the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong). In the event that such maximum limit for interest rate is lowered as a result of any change to the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong) and/or any relevant laws and regulations, thus limiting and lowering the interest rate we can offer to our customers, our financial performance, operational results and profitability may be materially and adversely affected.

Our property investment business is sensitive to downturns in the economy, economic uncertainty and particularly the performance of the real estate market in Hong Kong.

Demand for property is sensitive to downturns and uncertainty in the global and regional economy and corresponding changes in the appetite for real estate investments and purchases. Changes in the appetite for real estate investments and purchases are driven by various factors including, amongst others, perceived or actual general economic conditions, employment and job market conditions, actual or perceived levels of disposable consumer income and wealth and consumer confidence in the economy. These and other factors have, in the past, affected consumer demand for real estate and any negative sentiment or downturn in the economy could materially and adversely affect our business, financial condition and results of operations and also our liquidity position. For example, a slowdown in the Hong Kong economy or any changes in the laws, regulations and policies in relation to the real estate market may result in a decline in the number of real estate transactions.

The fair value of our investment properties is likely to fluctuate from time to time and may decrease significantly in the future, which may materially and adversely affect our profitability.

We are required to reassess the fair value of our investment properties at the end of each reporting period. Under US GAAP, impairment losses arising from changes in the fair value of our investment properties are included in our consolidated statements of profit or loss for the period in which they arise. For the six months ended June 30, 2021, our impairment on investment properties held by Giant Credit, 11 Hau Fook Street, Suns Tower and Vision Lane was $nil million. For the year ended December 31, 2020, our impairment on investment properties held by Giant Credit, 11 Hau Fook Street, Suns Tower and Vision Lane was nil, $0.22 million, $0.75 million and nil, respectively. The amount of revaluation adjustments has been, and will continue to be, subject to market fluctuations. As a result, we cannot assure you that changes in the market conditions will continue to create fair value gains on our investment properties or that the fair value of our investment properties will not decrease in the future. In addition, the fair value of our investment properties may materially differ from the amounts we would receive in actual sales of the investment properties. Any significant decreases in the fair value of our investment properties or any significant decreases in the amount we could receive in actual sales of the investment properties as compared with the recorded fair value of such properties would materially and adversely impact our results of operations.

Our revenue from our investment property portfolio depends on a number of factors, such as changes in market rental levels, competition for tenants and rental collection and renewal.

Leasing of our investment properties constitutes a very substantial part of the business of 11 Hau Fook Street, Suns Tower and Vision Lane. For the six months ended June 30, 2021, revenue generated from our investment properties constituted $0.52 million. For the years ended December 31, 2020 and 2019, revenue generated from our investment properties constituted $1.13 million and $1.19 million, respectively. We are subject to risks incidental to the ownership and operation of commercial properties, such as volatility in market rental rates and occupancy rates, competition for tenants, costs resulting from on-going maintenance and repair and the inability to collect rent from tenants or renew leases with tenants due to bankruptcy, insolvency, financial difficulties or other reasons. In addition, we may not be able to renew leases with our tenants on terms acceptable to us, or at all, upon the expiration of existing terms. If the above occurs, there may be a material adverse effect on our business, financial condition, results of operation and prospectus.

GFS, Giant Credit, 11 Hau Fook Street and Paris Sky have a limited operating history.

Our operating subsidiaries, GFS, Giant Credit, 11 Hau Fook Street and Paris Sky, were acquired by us in January 31, 2020, December 22, 2017, March 8, 2018 and June 7, 2018, respectively. Our experience and operations in the industries that they respectively operate are relatively limited.  As a result, there is limited historical information available upon which you can base your evaluation of our business prospects and future financial performance in such industries. There is no assurance that we can maintain our profitability and growth in the future. The limited financial results on the four subsidiaries should not be used as an indication of our business prospects and our performance in the future. Furthermore, we may encounter significant risks and difficulties frequently experienced by companies with early stage operations, and such risks and difficulties may be heightened in a rapidly developing market such as the fintech service and IT support service and the money lending and property investment markets in Hong Kong. Our future operating results depend upon a number of factors, including our ability to attract users, manage our growth, retain our customers as well as identify and attract new ones and to provide loan products at competitive rates which suit our customers’ needs. If we are unable to successfully address the above issues, we may be unable to operate our business in the manner which we contemplate and generate revenues from such activities in the amounts and within the timeframes which we anticipate. If any of these events were to occur, it would have a material adverse effect on our business, prospects, financial condition, results of operation and cash flow.

We may not be able to secure financing needed for future operating needs on favorable terms, or on any terms at all.

From time-to-time, we may seek additional financing to provide the capital required for future acquisitions and to expand our business, if cash flow from operations is not sufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements. If such financing is not available on satisfactory terms, we may not be able to expand our business or to develop new business at the rate desired. Consequently, our results of operations may be adversely affected.

If we are able to secure financing through debt, lenders may impose certain restrictions. In addition, repaying such debt may limit our cash flow and our ability to grow. If we are not able to secure financing through debt, we may be forced to issue additional equity, which would have a dilutive effect on our shares.

A severe or prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The recent global market and economic were unprecedented and challenging, with recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, sovereign debt issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to significant volatility.

There is continuing uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies, including Hong Kong’s. There have also been concerns over unrest in the Middle East and Africa, which may result in significant market volatility. Economic conditions in Hong Kong are sensitive to global economic conditions. Any prolonged slowdown in the global and/or Hong Kong economy may have a negative impact on our business, results of operations and financial condition, and continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Our risk management and internal control systems may not be effective and have deficiencies or material weaknesses

We are subject to the reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the SEC, as required under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), has adopted rules requiring public companies to include a report of management on the effectiveness of such companies’ internal control over financial reporting in their respective annual reports. This prospectus does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting because we are currently a non-accelerated filer and therefore, not required to obtain such report.

Our management has concluded that under the rules of Section 404, our internal control over financial reporting was ineffective as of December 31, 2020. A material weakness is a deficiency, or a combination of deficiencies, in internal control such that there is a reasonable possibility that a material misstatement of our company’s financial statements will not be prevented, or detected and corrected on a timely basis. A significant deficiency is a deficiency, or combination of deficiencies, in internal control that is less severe than a material weakness, yet important enough to merit attention by those charged with governance.

The specific material weaknesses we identified in our internal control over financial reporting consist of the following:

-	the Company has limited written documentation on monitoring loan risk assessment on a regular basis;

-	the Company has lack of sufficient controls and policies on loan credit risk monitoring in post-loan management, on a regular basis;

-	the Company has lack of controls and reporting procedure on monitoring the past due status of principal and interest payment;

-	the Company has lack of sufficient policy and controls on term extension of loans and the troubled loan restructure;

-	the Company has lack of controls on the loans with related parties, and also the monitor upon the concentration of the related party transactions;

-	the lack of sufficient qualified accounting personnel with appropriate understanding of U.S. GAAP and SEC reporting requirements commensurate with our financial reporting requirements, which resulted in a number of internal control deficiencies that were identified as being significant. Also, as a small company, we do not have sufficient internal control personnel to set up adequate review functions at each reporting level.

We are in the process of implementing measures to resolve the material weakness and improve our internal and disclosure controls. However, we may not be able to successfully implement the remedial measures. For example, we may not be able to identify and hire suitable personnel with the requisite U.S. GAAP and internal control experience. The implementation of our remedial initiatives may not fully address the material weakness and significant deficiencies in our internal control over financial reporting. In addition, the process of designing and implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and economic and regulatory environments and to expend significant resources to maintain a financial reporting system that is adequate in satisfying our reporting obligations. We also expect to incur additional compensation expenses in connection with hiring additional accounting and internal control personnel.

As a result, our business and financial condition, results of operations and prospects, as well as the trading price of our ordinary shares may be materially and adversely affected. Ineffective internal control over financial reporting could also expose us to increased risk of fraud or misuse of corporate assets, In turn, that could subject us to potential delisting from the stock exchange on which our ordinary shares are listed, regulatory investigations or civil or criminal sanctions.

We have granted, and may continue to grant, stock options and restricted shares, which may result in increased share-based compensation expenses.

We granted awards such as restricted shares to directors, executive officers, employees. For the six months ended June 30, 2021 and 2020, we recorded $0.26 million and $0.38 million in share-based compensation expenses. For the years ended December 31, 2020, 2019 and 2018, we recorded $0.68 million, $0.60 million and $0.53 million, respectively, in share-based compensation expenses. We believe the granting of restricted shares is of significant importance to our ability to attract and retain key personnel and employees, and we will continue to grant restricted shares to key personnel, employees, third-party consultants and business partners in the future. However, the share-based compensation expenses we incur will reduce our income from operations. We have incurred, and expect to continue to incur, share-based compensation expenses, which may have a material and adverse effect on our results of operations.

The audit reports for prior reporting periods included in our annual reports have been prepared by predecessor auditors whose work may not be inspected fully by the Public Company Accounting Oversight Board and, as such, you may be deprived of the benefits of such inspection.

Our predecessor registered public accounting firm that issue the audit reports as included in our annual reports filed with the SEC as auditors of companies that are traded publicly in the United States and firms registered with the Public Company Accounting Oversight Board (United States), or the PCAOB, are required by the laws of the United States to undergo regular inspections by the PCAOB to assess their respective compliance with the laws of the United States and professional standards.

Although our current auditors are PCAOB compliant, many other clients of our predecessor auditors have substantial operations within mainland China and Hong Kong, and the PCAOB has been unable to complete inspections of the work of our predecessor auditors without the approval of the Chinese authorities. Thus, our predecessor auditors and their audit work for the period up to December 2019 had not been inspected fully by the PCAOB. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulation in their oversight of financial statement audits of U.S.-listed companies with significant operation in China and Hong Kong. However, it remains unclear what further actions the SEC and PCAOB will take to address the problem.

Inspections of other firms that the PCAOB has conducted outside mainland China and Hong Kong have identified deficiencies in those firms’ audit procedures and quality control procedures, which can be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections in mainland China and Hong Kong prevents the PCAOB from regularly evaluating our auditors’ audit procedures and quality control procedures as they relate to their work in mainland China  and Hong Kong. As a result, investors may be deprived of the benefits of such regular inspections.

The inability of the PCAOB to conduct full inspections of auditors in mainland China and Hong Kong makes it more difficult to evaluate the effectiveness of our predecessor auditors’ audit procedures and quality control procedures as compared to auditors who primarily work in jurisdictions where the PCAOB has full inspection access. Investors may lose confidence in our reported financial information and the quality of our financial statements.

In addition, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which the PCAOB is unable to inspect or investigate an auditor report issued by a foreign public accounting firm. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges of issuers included on the SEC’s list for three consecutive years. Enactment of this legislation or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of our ordinary shares could be adversely affected. It is unclear if this proposed legislation will be enacted. Furthermore, there has been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets.

On April 21, 2020, the SEC and the PCAOB issued a joint statement reiterating the greater risk that disclosures will be insufficient in many emerging markets, including the PRC, compared to those made by U.S. domestic companies. In discussing the specific issues related to the greater risk, the statement again highlights the PCAOB’s inability to inspect audit work paper and practices of accounting firms in the PRC, with respect to their audit work of U.S. reporting companies. However, it remains unclear what further actions, if any, the SEC and PCAOB will take to address the problem. There have been media reports on deliberations within the U.S. government regarding potentially limiting or restricting the PRC-based companies from accessing U.S. capital markets.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCAA”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCAA.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCA Act. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, would reduce the time before our Ordinary Shares may be prohibited from trading or delisted.

If any such policies or deliberations were to materialize, the resulting legislation, if it were to apply to us, would likely have a material adverse impact on our business and the price of our ordinary shares. Should the PCAOB determine that it cannot inspect or fully investigate our auditor for three consecutive years, an exchange may determine to delist our securities.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, Yu Certified Public Accountant, P.C. is headquartered in New York, and did not appear as part of the report and was not listed under its appendix A or appendix B.

If we become directly subject to the recent scrutiny involving U.S. listed Chinese companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, stock price and reputation.

During the last several years, U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lacks of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations will be costly and time-consuming and distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false

Risks Related to Doing Business in Jurisdictions We Operate

A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition.

We conduct substantial operations through our subsidiaries in Hong Kong and we also have an indirect wholly-owned subsidiary with some operations in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally and by continued economic growth in Hong Kong and China as a whole. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to us.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed were compromised, it could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct substantial operations through our subsidiaries in Hong Kong and we also have an indirect wholly-owned subsidiary with some operations in China. PRC companies and variable interests entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC.

Although we conduct substantial operations through our subsidiaries in Hong Kong, we also have an indirect wholly-owned subsidiary with some operations in China, which may subject us to certain laws and regulations in China. Accordingly, economic, political and legal developments in the PRC will affect our business, financial condition, results of operations and prospects. Policies, regulations, rules, and the enforcement of laws of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, particularly those dealing with the Internet, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our ability to operate our business in China.

The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

Although we conduct substantial operations through our subsidiaries in Hong Kong, we also have an indirect wholly-owned subsidiary with some operations in China, which may subject us to certain laws and regulations in China. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2, 2021 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

As such, our business segments may be subject to various government and regulatory interference in the provinces in which they operate. We could be subject to regulations by various political and regulatory entities, including various local and municipal agencies and government sub-divisions, and these regulations may be interpreted and applied inconsistently by different agencies or authorities. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention; and

•        subject our Company to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

Further, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges, and even when such permission is obtained, whether it will be denied or rescinded. Further, the promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably may impact the ability or the way we may conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products or services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject it to additional liabilities. As such, our operations could be adversely affected, directly or indirectly, by existing or future PRC laws and regulations relating to its business or industry, which could result in a material adverse change in the value of our securities, potentially rendering it worthless. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. The PRC has recently proposed new rules that would require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would significantly tighten oversight over China based internet giants. Pursuant to Article 6 of the Measures for Cybersecurity Review (Draft for Comments), companies holding data on more than 1 million users must now apply for cybersecurity approval when seeking listings in other nations due to the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.”

Although we conduct substantial operations through our subsidiaries in Hong Kong, we also have an indirect wholly-owned subsidiary with some operations in China, which may subject us to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (“CAC”). Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, the State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective) on July 10, 2021, which requires operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the CAC. As these opinions and the draft measurers were recently issued, official guidance and interpretation of these two remain unclear in several respects at this time.

If the enacted version of the draft measures mandates clearance of cybersecurity review and other specific actions to be completed by our indirect PRC subsidiary, we may face uncertainties as to whether such clearance can be timely obtained, or at all, and incur additional time delays to complete any such acquisition. Cybersecurity review could also result in negative publicity with respect to our indirect wholly-owned PRC subsidiary and diversion of our managerial and financial resources. We may also be prevented from pursuing certain investment opportunities if the PRC government considers that the potential investments will result in a significant national security issue.

Further, based on our understanding of currently applicable PRC laws and regulations, our registered public offering in the U.S. is not subject to the review or prior approval of the CAC or the CSRC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC, and we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or failed to maintain relevant permissions or approvals required and such permissions were subsequently rescinded, any action by the PRC government could significantly limit or completely hinder our ability to operate and offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

PRC Governmental control of currency conversion may affect the value of your investment.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

Political risks associated with conducting business in Hong Kong.

Our headquarters is based in Hong Kong and we have operations in Hong Kong. Accordingly, our business operation and financial conditions will be affected by the political and legal developments in Hong Kong. During the period covered by the financial information incorporated by reference into and included in this prospectus, we maintain substantial operations in Hong Kong, especially through Giant Credit Limited. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of Giant Credit Limited and the Company. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

Risks Related to this Offering and our Shares

We may fail to meet continued listing requirements on the NASDAQ Capital Market

The Company received a notification letter dated May 18, 2021 from the Listing Qualifications Department of The Nasdaq Stock Market Inc. (the “Nasdaq”) notifying that the Company is no longer in compliance with the Nasdaq Listing Rule 5250(c)(1) for continued listing due to its failure to timely file its annual report on Form 20-F for the year ended December 31, 2020 (the “Annual Report”) with the U.S. Securities and Exchange Commission (the “Matter”).

Under the Nasdaq Listing Rule 5810(c)(2)(F)(i), the Company has until July 16, 2021 (that is, 60 calendar days from the date of the Deficiency Letter) to submit to Nasdaq a plan (the “Compliance Plan”) to regain compliance with the Nasdaq Listing Rules.

Under the Nasdaq Listing Rule 5810(c)(2)(F)(ii), if Nasdaq accepts the Compliance Plan, Nasdaq can grant the Company an exception until November 15, 2021 (that is, up to 180 calendar days from the extended due date of the Annual Report) to regain compliance.

The Deficiency Letter has no immediate impact on the listing of the Company’s ordinary shares on the Nasdaq Capital Market. On July 12, 2021, Nasdaq determined that the Company complies with Rule Listing Rule 5250(c)(l). As such, the matter closed on July 12, 2021.

If our securities were to be delisted from NASDAQ, the trading of our securities could possibly be shifted to the OTC Bulletin Board or the Pink Sheets. But, that would make it more difficult to dispose of, or obtain accurate quotations for the price of, our securities. In addition, such a development would likely also reduce the already limited coverage of our Company by security analysts and the news media. Delisting and these other effects could cause the price of our securities to decline further.

Further, the NASDAQ Capital Market also requires companies to fulfill specific requirements in order for their shares to continue to be listed. In order to qualify for continued listing on the NASDAQ Capital Market, we must meet the following criteria:

●	Our shareholders’ equity must be at least $2,500,000; or the market value of our listed securities must be at least $35,000,000; or our net income from continuing operations in our last fiscal year (or two of the last three fiscal years) must have been at least $500,000;

●	The market value of our publicly held shares must be at least $1,000,000;

●	The minimum bid price for our shares must be at least $1.00 per share;

●	We must have at least 300 shareholders;

●	We must have at least 500,000 publicly held shares;

●	We must have at least 2 market makers; and

●	We must have adopted NASDAQ-mandated corporate governance measures, including a board of directors comprised of a majority of independent directors, an Audit Committee comprised solely of independent directors and the adoption of a code of ethics among other items.

If our shares are listed on the NASDAQ Capital Market but are delisted from the NASDAQ Capital Market at some later date, our shareholders could find it difficult to sell our shares. In addition, if our ordinary shares are delisted from the NASDAQ Capital Market at some later date, we may apply to have our ordinary shares quoted on the Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. The Bulletin Board and the “pink sheets” are generally considered to be less efficient markets than the NASDAQ Capital Market. In addition, if our ordinary shares are not so listed or are delisted at some later date, our ordinary shares may be subject to the “penny stock” regulations. These rules impose additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors and require the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. As a result, the ability or willingness of broker-dealers to sell or make a market in our ordinary shares might decline. If our ordinary shares are not so listed or are delisted from the NASDAQ Capital Market at some later date or become subject to the penny stock regulations, it is likely that the price of our shares would decline and that our shareholders would find it difficult to sell their shares.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the ordinary shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the ordinary shares as a source for any future dividend income.

A large, active trading market for our securities may not develop and the trading price for our securities may fluctuate significantly.

We cannot assure you that a liquid public market for the ordinary shares will develop. If a large, active public market for the ordinary shares does not develop following the completion of this offering, the market price and liquidity of the ordinary shares may be materially adversely affected. The public offering price for the ordinary shares will be determined by negotiation between us and the underwriters based upon several factors, and the trading price of the ordinary shares after this offering could decline below the public offering price. As a result, investors in our securities may experience a significant decrease in the value of the ordinary shares.

There is no public market for the Warrants to purchase Ordinary Shares being offered by us in this offering.

There is no established public trading market for the Warrants being offered in this offering. The Warrants will not be listed for trading and no market for the Warrants is expected to develop. Without an active trading market, the liquidity of the Warrants will be limited.

The Warrants are speculative in nature.

The Warrants do not confer any rights of ordinary shares ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ordinary shares at a fixed price for a limited period of time. Commencing on the date of issuance, holders of the Warrants may exercise their rights to acquire the ordinary shares and pay an exercise price of $             per share, subject to certain adjustments, prior to the          anniversary of the date of issuance, after which date any unexercised Warrants will expire and have no further value.

Following this offering, the market value of the Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their imputed offering price. There can be no assurance that the market price of our ordinary shares will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

Holders of the Warrants will have no rights as shareholders until such holders exercise their Warrants and acquire our Ordinary Shares.

Until holders of the Warrants acquire our ordinary shares upon exercise of the Warrants, holders of the Warrants will have no rights with respect to the ordinary shares underlying the Warrants. Upon exercise of the Warrants, the holders thereof will be entitled to exercise the rights of a holder of ordinary shares only as to matters for which the record date occurs after the exercise date.

The trading price of the ordinary shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of the ordinary shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the ordinary shares and/or Warrants may be highly volatile for factors specific to our own operations, including the following:

●	variations in our net revenue, earnings and cash flows;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our shareholders, affiliates, directors, officers or employees, our business model, our services or our industry;

●	announcements of new regulations, rules or policies relevant for our business;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the ordinary shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and require us to incur significant expenses to defend the suit, which could harm our results of operations.

Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could materially adversely affect our financial condition and results of operations.

The sale or availability for sale of substantial amounts of ordinary shares could adversely affect their market price.

Sales of substantial amounts of the ordinary shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of the ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. The ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lockup agreements.

There will be ordinary shares outstanding immediately after this offering, or ordinary shares if the underwriters exercise their option to purchase our shares in full. In connection with this offering, we, our directors and executive officers and the holders of 5% or more of our outstanding ordinary shares have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of ordinary shares or securities convertible into or exercisable or exchangeable for the ordinary shares for a period of 180 days after the date of this prospectus. However, the underwriters may release these securities from these restrictions at any time.

We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other holders or the availability of these securities for future sale will have on the market price of the ordinary shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Techniques employed by short sellers may drive down the market price of the ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale.

As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its prospects to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend significant resources to investigate such allegations and/or defend ourselves.

While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business, and any investment in the ordinary shares could be greatly reduced or even rendered worthless.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the ordinary shares and trading volume could decline.

The trading market for the ordinary shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades the ordinary shares or publishes inaccurate or unfavorable research about our business, the market price for the ordinary shares would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the ordinary shares to decline.

Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering and in ways that do not necessarily improve our results of operations or enhance the value of our ordinary shares. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the exercise of warrants on a cash basis in this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The proceeds could be invested in a way that does not yield a favorable, or any, return for you.

Our memorandum and articles of association contain anti-takeover provisions that could materially adversely affect the rights of holders of our ordinary shares.

We have adopted an amended and restated memorandum and articles of association that contains provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could deprive our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction.

Our board of directors has the authority, subject to any resolution of the shareholders to the contrary, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our ordinary shares may fall and the voting and other rights of the holders of our ordinary shares may be materially adversely affected.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K.

However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

There can be no assurance we will not be a passive foreign investment company (“PFIC”), for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our ordinary shares or Warrants.

In general, we will be treated as a PFIC for any taxable year in which either:

1.	at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income; or

2.	at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) are attributable to assets that produce, or are held for the production of, passive income.

Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance as to our status as a PFIC for any taxable year. U.S. Holders of our ordinary shares are urged to consult their own tax advisors regarding the possible application of the PFIC rules.

If we were a PFIC for any taxable year during which a U.S. investor owns our ordinary shares or Warrants, certain adverse U.S. federal income tax consequences could apply to such U.S. investor. See “Taxation — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company.”

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempt company incorporated under Cayman Islands’ laws. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act, Cap. 22 (Act 3 of 1961, as consolidated and revised) of the Cayman Islands and Cayman Islands’ common law. Shareholders’ rights to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands’ law are largely governed by Cayman Islands’ common law. It is derived in part from comparatively limited judicial precedent in the Cayman Islands and from England’s common law. English court decisions, however, are persuasive but not binding on a Cayman Islands’ court.

Our shareholders’ rights and our directors’ fiduciary responsibilities under Cayman Islands law are not as clearly established as they would be under the statutes or case law in most U.S. jurisdictions. In particular, the Cayman Islands has a less developed body of securities laws than the U.S. Many U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.

The Cayman Islands’ courts are also not likely:

1.	to recognize or enforce against us judgments of courts of the U.S. based on civil liability provisions of U.S. securities laws; and

2.	to impose liabilities against us, in original actions brought in the Cayman Islands, based on civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the U.S. but the Cayman Islands’ courts will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits subject to certain conditions.

Based on the above, shareholders may have more difficulty in protecting their interests against actions taken by management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a company incorporated in the U.S.

As a company incorporated in the Cayman Islands, we can adopt certain home country practices regarding corporate governance matters that differ significantly from the NASDAQ Stock Market corporate governance listing standards. These practices may provide less protection to shareholders than they would enjoy if we complied fully with the NASDAQ Stock Market corporate governance listing standards.

As a Cayman Islands company listed on the NASDAQ Stock Market, we are subject to the NASDAQ Stock Market corporate governance listing standards. But, NASDAQ Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the NASDAQ Stock Market corporate governance listing standards.

For example, the Companies Act of the Cayman Islands does not require a majority of our directors to be independent. Therefore, we could include non-independent directors as members of our compensation committee and (if we chose to have one) our nominating committee. Finally, our independent directors would not necessarily hold regularly scheduled meetings at which only independent directors are present.

In addition, while NASDAQ Stock Market rules require that an issuer listing common stock hold an annual meeting of shareholders no later than one year after the end of the issuer’s fiscal year-end, the Companies Act of the Cayman Islands does not require an exempted company to hold it (though the articles of association of an exempted company may provide otherwise). If we choose to follow home country practice, our shareholders may receive less protection than they otherwise would under the NASDAQ Stock Market corporate governance listing standards applicable to U.S. domestic issuers.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over the counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if signed into law, would reduce the time period for the delisting under the HFCA Act to two years, instead of three years.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCA Act. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, would reduce the time before our Ordinary Shares may be prohibited from trading or delisted.

If any such policies or deliberations were to materialize, the resulting legislation, if it were to apply to us, would likely have a material adverse impact on our business and the price of our ordinary shares. Should the PCAOB determine that it cannot inspect or fully investigate our auditor for three consecutive years, an exchange may determine to delist our securities.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively.

Our auditor, Yu Certified Public Accountant, P.C., a public accounting firm registered with the PCAOB is headquartered in New York, and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. They did not appear as part of the report and was not listed under its appendix A or appendix B.

However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In addition, the December 2, 2021 amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are “forward-looking statements,” including any projections of financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are subjective. Therefore, they involve known and unknown risks.

They are based largely on our current expectations and projections about future events and financial trends, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, for reasons connected with measuring future developments, including:

1.	the correct measurement and identification of factors affecting our business;

2.	the extent of their likely impact; and/or

3.	the accuracy and completeness of the publicly available information regarding the factors upon which our business strategy is based.

Forward-looking statements should not be read as a guarantee of future performance or results. They will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time regarding future events. Consequently, they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Important factors that could cause actual performance or results to differ materially from those contained in forward-looking statements include, but are not limited to, those factors discussed under Item 3.D. “Risk Factors” herein, including, among others:

1.	We or the third parties upon whom we depend may be adversely affected by disaster or health epidemics, including the recent COVID-19 outbreak.

2.	GFS’ increased visibility may result in increased regulatory oversight and enforcement and more restrictive rules and regulations that apply to GFS’ business.

3.	GFS may be subject to significant fines or other enforcement action if it violates applicable reporting, anti-money laundering, privacy, corporate governance, risk management, or any other applicable requirements.

4.	Regulatory scrutiny of privacy, data protection, and the collection, storage, use, and sharing of personal data is increasing around the world. There is uncertainty associated with the legal and regulatory environment relating to privacy and data protection laws, which continue to develop in ways GFS cannot predict, including with respect to evolving technologies such as cloud computing, artificial intelligence, and blockchain technology.

5.	If GFS is unable to compete effectively, its business, financial condition and results of operations would be materially and adversely affected.

6.	If GFS is not able to continue to innovate or if it fails to adapt to changes in its industry, GFS’ business, financial condition and results of operations would be materially and adversely affected.

7.	GFS’ failure to manage the significant challenges involved in growing its business and operations could harm it.

8.	Failure to maintain or improve GFS’ technology infrastructure could harm its business and prospects.

9.	Security breaches and attacks against GFS’ systems and network, and any potentially resulting breach or failure to otherwise protect personal, confidential and proprietary information, could damage its reputation and negatively impact its business, as well as materially and adversely affect its financial condition and results of operations.

10.	The successful operation of GFS’ business depends upon the performance, reliability and security of the Internet infrastructure in the countries in which it operates.

11.	GFS’ platform could be disrupted by network interruptions.

12.	GFS’ business is subject to a number of risks that could materially and adversely affect its ability to provide its services.

13.	If other third-party service providers in GFS’ platform fail to provide reliable or satisfactory services, GFS’ reputation, business, financial condition and results of operations may be materially and adversely affected.

14.	Our strategy of acquiring complementary assets, technologies and businesses may fail and result in impairment losses.

15.	FAF and Giant Credit Limited are subject to greater credit risks than larger lenders, which could adversely affect our results of operations.

16.	FAF and Giant Credit may fail to renew its money lenders license.

17.	The businesses of FAF and Giant Credit are affected by fluctuations in interest rates and our credit position.

18.	There is intense competition in the money lending industry.

19.	Provision for loan losses may not be sufficient to absorb future losses or prevent a material adverse effect on our business, financial condition, or results of operations.

20.	An increase to the provision for loan losses will cause our net income to decrease and net loss to increase.

21.	Competition in the lending industry is growing and could cause us to lose market share and revenues in the future.

22.	FAF and Giant Credit Limited may face regulatory hurdles in the future in connection with its lending business.

23.	The businesses of FAF and Giant Credit may be affected by changes in the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong).

24.	Our property investment business is sensitive to downturns in the economy, economic uncertainty and particularly the performance of the real estate market in Hong Kong.

25.	The fair value of our investment properties is likely to fluctuate from time to time and may decrease significantly in the future, which may materially and adversely affect our profitability.

26.	Our revenue from our investment property portfolio depends on a number of factors, such as changes in market rental levels, competition for tenants and rental collection and renewal.

27.	GFS, Giant Credit, 11 Hau Fook Street and Paris Sky have a limited operating history.

28.	Our risk management and internal control systems may not be effective and have deficiencies or material weaknesses

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the Cayman Islands as an exempted company with limited liability on July 18, 2007. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

Substantially all of our assets are located in Hong Kong. In addition, all of our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808, as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Our corporate affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, the decisions of whose courts are considered persuasive authority but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

There is uncertainty as to whether the Cayman Islands courts would:

•	recognize or enforce against us judgments of U.S. courts based on certain civil liability provisions of U.S. securities laws; and

•	entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Conyers Dill & Pearman, our Cayman Islands counsel, that there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. It is uncertain whether judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws would be enforceable in the Cayman Islands. We have been further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a final and conclusive judgment in personam obtained in such jurisdiction against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, would be recognized as a valid judgment by the courts of the Cayman Islands and would give a judgment based thereon provided that:

(a)	such courts had proper jurisdiction over the parties subject to such judgment;

(b)	such courts did not contravene the rules of natural justice of the Cayman Islands;

(c)	such judgment was not obtained by fraud;

(d)	the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; and

(e)	no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and

(f)	there is due compliance with the correct procedures under the laws of the Cayman Islands.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately US$           million, or approximately US$           million if the underwriters exercise their option to purchase additional ordinary shares in full, based on an assumed public offering price of US$           per ordinary share (the last reported closing trading price of our ordinary shares on the Nasdaq on January           , 2022), after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. These estimates exclude the proceeds, if any, from the exercise of the Warrants sold in this offering. If all of the Warrants sold in this offering were to be exercised in cash at an exercise price of US$       per share, we would receive additional net proceeds of approximately US$       million. We cannot predict when or if these Warrants will be exercised.

We plan to use the net proceeds of this offering primarily for the following purpose:

Description of Use	Estimated Amount of Net Proceeds
General working capital and potential business acquisitions and investments	100%
Total	100%

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. Predicting the cost necessary to develop product candidates can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may also use the proceeds for potential acquisitions; however, our management has not yet determined the types of businesses that we will target or the terms of any potential acquisitions.

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business. We do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profits or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

CAPITALIZATION

The following table sets forth our capitalization as of June 30,  2021 on an actual basis and on a pro forma basis giving effect to the sale of            shares at an assumed public offering price of $           per share, the estimated price set forth on the cover page of this prospectus, and to reflect the application of the proceeds after deducting the estimated underwriting discounts and commissions and offering expenses payable by us.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Selected Financial Data,” “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of June 30, 2021
	Actual	Pro Forma As Adjusted
	US$	US$
Shareholders’ Equity
Preferred stock, $0.001 par value, 1,000,000 shares authorized, nil issued and outstanding	$-		$-
Ordinary shares, $0.004 par value, 500,000,000 shares authorized, 101,597,998 issued and outstanding	406
Additional paid-in capital	135,643
Deficit	(66,312)
Accumulated other comprehensive loss	(6)
Total TROOPS shareholders' equity	69,731
Non-controlling interests	-		-
Total shareholders' equity	69,731
Total Equity	$69,731	$

Total Capitalization	$69,731	$

The information in the table above excludes (i)            ordinary shares issuable upon the exercise of the Warrants, and (ii)           ordinary shares issuable upon the exercise of the warrant to be issued to the representative of the underwriter.

DILUTION

If you invest in the ordinary shares, your interest will be diluted to the extent of the difference between the public offering price per ordinary share and our net tangible book value per ordinary share after this offering. Dilution results from the fact that the public offering price per ordinary share is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Upon completion of this offering, our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after June 30, 2021, will be approximately $________ or $____ per common share. This would result in dilution to investors in this offering of approximately $______ per common share or approximately ______% from the assumed public offering price of $_____ per common share, the estimated price set forth on the cover page of this prospectus. Net tangible book value per common share would increase to the benefit of present shareholders by $_____ per share attributable to the purchase of the ordinary shares by investors in this offering.

After giving effect to our issuance and sale of            ordinary shares and Warrants offered in this offering at the assumed public offering price of US$           per ordinary share and Warrant being the last reported closing trading price of our ordinary shares on the Nasdaq on August      , 2021, excluding the ordinary shares issuable upon the exercise of the Warrants relating to this offering, after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2021 would have been approximately US$           million, or US$           per ordinary share, to existing shareholders and an immediate dilution in net tangible book value of US$           per ordinary share, to purchasers of ordinary shares in this offering.

The following table illustrates the dilution on a per ordinary share basis at the assumed public offering price per ordinary share and Warrant of US$           :

Offering without Over-allotment Option
Assumed public offering price per ordinary share	$
Net tangible book value per ordinary share as of June 30, 2021	$
Pro forma net tangible book value per ordinary share as of June 30, 2021	$
Increase in pro forma as adjusted net tangible book value per ordinary share attributable to new investors purchasing ordinary shares in this offering and the exercise of warrants from previous offering	$
Pro forma as adjusted net tangible book value per ordinary share after this offering	$
Dilution per ordinary share to new investors in this offering	$

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our ordinary shares and other terms of this offering determined at the pricing.

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2021, the differences between existing shareholders and the new investors with respect to the number of ordinary shares purchased from us, the total consideration paid and the average price per ordinary share before deducting the estimated commissions to the underwriters and the estimated offering expenses payable by us.

	Ordinary Shares purchased			Total consideration			Average price per Ordinary
	Number	Percent		Amount	Percent		Share
($)
Founders			%	$		%	$
Investors from initial public offering			%			%	$
Shares issued from exercise of warrants			%			%	$
New investors			%	$		%	$
Total		100.0%		$	100.0%		$

The information in the tables above excludes (i)            ordinary shares issuable upon the exercise of the Warrants and (ii)           ordinary shares issuable upon the exercise of the warrant to be issued to the representative of the underwriter. As of the date of this prospectus, our Board of Directors adopted the 2016 Omnibus Equity Plan, or 2016 Plan, which was approved by shareholders on August 10, 2016. Under the 2016 Plan, the maximum number of shares that may be issued pursuant to awards under the 2016 Plan is 2,500,000 ordinary shares. 320,000 ordinary shares were awarded in December 2016 to our directors, consultants and employees (including certain executive officers), 190,000 ordinary shares were issued in January 2017 to our independent directors, consultants and employees (including certain executive officers). On April, 2018, a total of 180,000 shares were issued to certain of our directors and employees. On January 8, 2020, a total of 80,000 shares were issued to certain of our directors.

CORPORATE HISTORY AND STRUCTURE

TROOPS, Inc. was incorporated as an exempted company in the Cayman Islands on July 18, 2007. It was previously named SGOCO Group, Ltd. and before that, SGOCO Technology, Ltd., and prior to the Acquisition was named Hambrecht Asia Acquisition Corp. The Company was formed as a blank check company to acquire one or more operating businesses in the PRC through a merger, stock exchange, asset acquisition or similar business combination or control through contractual agreements. The Company completed its initial public offering (“IPO”) of units consisting of one ordinary share and one warrant to purchase one ordinary share on March 12, 2008.

Pursuant to our memorandum and articles of association, we were required to enter into a business combination transaction to acquire control of a business with its primary operation in the PRC with a fair market value of at least 80% of the trust account established at the time of our IPO, or the Trust Account, (excluding certain deferred underwriting commissions) prior to March 12, 2010, or dissolve and liquidate. The approval of the business combination transaction required the approval of a majority of the outstanding shares. It was conditioned on, among other matters, not more than 30% of the outstanding shares being properly tendered for redemption under our memorandum and articles of association. Each ordinary share issued in our IPO was entitled to be redeemed if it was voted against the business combination transaction at a price equal to the amount in the Trust Account divided by the number of shares issued in the IPO outstanding at the time, estimated to be approximately $8.00 million as of February 17, 2010.

On March 12, 2010, we acquired all of the outstanding shares of Honesty Group (the “Acquisition”). In addition, at the meeting to approve the acquisition, the Holders of our outstanding warrants approved an amendment to the warrant agreement under which the warrants were issued to increase the exercise price per share of the warrants from $20.00 to $32.00. The Amendment also extended by one year the exercise period, or until March 7, 2014, and provided for redeeming the publicly-held warrants, at the Holder‘s option, for $2.00 per warrant when the Acquisition closes. We may redeem the warrants at a price of $0.04 per warrant upon a minimum of 30 days’ prior written notice of redemption, if the last sale price of our ordinary shares equals or exceeds $46.00 per share (subject to adjustment for splits, dividends, recapitalization and other similar events) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

The Acquisition resulted in issuing

1.	2,125,000 ordinary shares to the former shareholders of Honesty Group; and

2.	1,450,000 additional ordinary shares to the former shareholders of Honesty Group to be held in escrow and released if the following milestones were met by the combined Company:

(a)	If “Income from Existing Operations” for the year ended December 31, 2010 exceeded $15,000,000 (the “First Earn-Out Milestone”), the escrow agent would release 1,250,000 shares to the former shareholders of Honesty Group. The First Earn-Out Milestone was met during the year ended December 31, 2010. The shares were not released in 2011 but were released in 2012 to the former shareholders of Honesty Group; and

(b)	If “Income from Existing Operations” for the year ended December 31, 2011 exceeded $20,000,000 (the “Second Earn-Out Milestone”), the escrow agent would release the remaining 200,000 shares to the former shareholders of Honesty Group. Those 200,000 shares were released in 2012.

In addition, 191,706 shares held by the original shareholders of the Company were placed in escrow pending satisfaction of certain conditions.

Those conditions included our reaching the earn-out milestones discussed above, as well as:

1.	Messrs. Robert Eu and John Wang providing the Company with 30 hours per month in services connected with investor relations, listing on the NASDAQ Global Stock Market or NASDAQ Global Select Stock Market, introducing investors and advisors;

2.	listing of our shares on such stock markets if we act in good faith to obtain such a listing once the listing criteria are met; and

3.	providing the opportunity for us to raise an additional $15.00 million in equity, subject to meeting certain prescribed pricing criteria.

Connected with the issuing of the 1,450,000 escrowed shares and the 191,706 escrowed shares, we, the original shareholders of the Company, and the Honesty Shareholders entered into an escrow agreement with Grand Pacific Investment Limited as escrow agent. Pursuant to that escrow agreement, the escrow agent agreed to hold the foregoing shares pending satisfaction of certain conditions within the applicable time periods. If the conditions were not met, some or all of the foregoing shares, would have been cancelled and returned to the status of authorized and unissued ordinary shares.

As stated above, the First and Second Earn-Out Milestones were met during the years ended December 31, 2011 and 2010 and a total of 1,450,000 shares were released to the former shareholders of Honesty Group.

In addition, of the 191,706 escrowed shares, 85,203 and 5,129 shares were earned in 2010 and 2011, respectively, but are not currently eligible to be released. The last measurement date to determine whether the conditions were met for the release of the 191,706 escrowed shares was December 31, 2011. However, on April 17, 2012, the escrow agreement was amended to provide additional time for the conditions to be met. Pursuant to the amendment, holders of the escrowed shares had until December 31, 2012 to meet the conditions for release. The escrow share agreement was further extended to December 31, 2013 and expired on that date, the remaining 101,374 escrow shares were cancelled on May 5, 2014.

We entered into various forward-purchase agreements with various hedge funds and other institutions for us to repurchase a total of 536,873 shares for an aggregate purchase price of $17,285,811 immediately after the closing of the Acquisition. After paying various fees and expenses, the redemption prices of shares and warrants and the forward-purchase contracts, the balance of approximately $5.40 million in the Trust Account was released to us when the Acquisition of Honesty Group was closed. After the closing of the Acquisition and the settlement of related transactions, we had outstanding 4,023,689 ordinary shares, of which 214,917 shares were initially issued in our IPO, and warrants to purchase 454,007 shares at a price of $32.00 per share, of which 391,507 were initially issued in our IPO.

After the Acquisition closed, Honesty Group became a wholly-owned subsidiary of TROOPS. Honesty Group is a limited liability company registered in Hong Kong on September 13, 2005. Honesty Group owns 100% of Guanke Electron Technological Industry Co., Ltd. (“Guanke”), Guanwei Electron Technological Industry Co., Ltd. (“Guanwei”) and Guancheng Electron Technological Co., Ltd. (“Guancheng”). Guanke, Guanwei and Guancheng are limited liability companies established under the laws of the PRC. Honesty Group and its subsidiaries represented our core manufacturing facility along with land, buildings and production equipment. Honesty Group and its subsidiaries are now independent of the Company.

On July 26, 2010, TROOPS formed SGOCO International (HK) Limited, or SGOCO International, a limited liability company registered in Hong Kong (“SGOCO International”). SGOCO International and its subsidiaries were established for the purposes of conducting LCD/LED display product development, branding, marketing and distribution.

On February 22, 2011, SGO Corporation was established in Delaware USA. On March 14, 2011, SGOCO International purchased 100% of the outstanding shares of common stock of SGO. SGO was founded to market, sell and distribute TROOPS’s high quality products in the U.S. markets. SGO was not operating during 2011 and started to operate in the first quarter of 2012.

SGOCO International directly owns 100% of SGOCO (Fujian) Electronic Co., Ltd. SGOCO (Fujian) is a limited liability company established under the laws of the PRC on July 28, 2011 for the purposes of conducting LCD/LED display product development, branding, marketing and distribution.

On December 26, 2011, SGOCO International established another wholly owned subsidiary, Beijing SGOCO Image Technology Co. Ltd., a limited liability company under the laws of the PRC to conduct LCD/LED monitor, TV product-related and application-specific product design, brand development and distribution. Beijing SGOCO has operated as a cost center and commenced sales in the third quarter of 2013.

On November 14, 2013, SGOCO International established a wholly owned subsidiary, SGOCO (Shenzhen) Technology Co., Ltd., a limited liability company under the laws of the PRC for the purpose of conducting LCD/LED monitor, TV product-related and application-specific product design, brand development and distribution.

We have effected a 1-for-4 reverse stock split of our authorized ordinary shares, accompanied by a corresponding decrease in our issued and outstanding shares of ordinary shares and an increase of the par value of each ordinary share from $0.001 to $0.004 (the “Reverse Stock Split”) on January 19, 2016. All references in this report to share and per share data have been adjusted, including historical data which have been retroactively adjusted, to give effect to the reverse stock split unless specified otherwise.

On December 15, 2017, TROOPS formed Giant Connection Limited, a limited liability company registered in Public of Seychelles.

Sale of Honesty Group

On November 15, 2011, we entered into a Sale and Purchase Agreement (“Honesty SPA”) to sell our 100% ownership interest in Honesty Group to Apex, a British Virgin Islands company, for $76.00 million in total consideration. Honesty Group directly owns 100% of Guanke, Guanwei and Guancheng. The agreement was signed by the Company and Apex; shareholder ownership was transferred; and the director of Honesty Group was changed the same day. The Company’s management considers November 30, 2011 as the disposal effective date. Operational and management control over Honesty Group was shifted from TROOPS to Apex on November 30, 2011.

According to the Honesty SPA, the $76.00 million in total consideration was to be paid in installments. As of May 31, 2012, we received the full amount of the consideration, of which:

-	cash of $1.00 million was received before December 31, 2011;
-	cash of $19.00 million was received in 2012;
-	purchase deposits paid to Honesty Group of $1 million and payables to Honesty Group of $10.00 million at the time of disposal were offset;
-	goods of $9.00 million were received before December 31, 2011; and
-	goods of $38.00 million were received in 2012.

Pursuant to the Honesty SPA, Apex assumed our obligations to pay up the remaining capital of $8.80 million in Guanwei and to pay the remaining balance of approximately $14.00 million of the commitment to the Fujian Jinjiang government to invest in the Guanke Technology Park. In addition, the Honesty SPA required that for three years from the date of sale, Honesty Group must continue to provide TROOPS with products and services in the same or substantially similar manner as it did immediately prior to the completion of the transaction unless otherwise directed by TROOPS. The Honesty SPA also provided TROOPS with a right of first refusal for a period of five years from the date of sale to purchase from Apex any material rights or interests in Honesty Group’s shares or assets before Apex offered to transfer such rights or interests to a third party.

Connected with the Sale of Honesty Group, Honesty Group transferred to TROOPS certain contracts and assets that are related to design and distribution of TROOPS’s products, including research and development equipment, sales contracts with customers, contracts with retail sales sources, and trademarks and pending trademark applications.

The Sale of Honesty Group allowed TROOPS to transition to a “light-asset” business model with greater flexibility and scalability and focus its operations on designing, branding, marketing and distributing LCD/LED products in China. Through the transaction, the Company retained part of its customers, brand names, and the nationwide distribution network while substantially reducing its interest bearing liabilities.

Prior to the Sale of Honesty Group, including its manufacturing assets, to Apex, Apex was an independent third party. It had no relationships with any of TROOPS’s board members or management in 2011 (including former Chairman and CEO, Mr. Burnette Or and former CEO, Mr. Shi-bin Xie). In addition, Apex had no relationship with Sun Zone Investments Limited (“Sun Zone”), our principal shareholder and a company owned by our former Chairman.

Sale of SGOCO (Fujian)

On December 24, 2014, we entered into a Sale and Purchase Agreement (“SPA”) to sell our 100% equity ownership interest in SGOCO (Fujian) to Apex, which is an independent third party with interests in real estate and forestry products and previously purchased Honesty Group in November 2011.Our management considers December 31, 2014 as the disposal effective date. Operational and management control over SGOCO (Fujian) was shifted from TROOPS to Apex on December 31, 2014.

The sales price for all the equity of SGOCO (Fujian) was equivalent to the net asset value of SGOCO (Fujian) on December 31, 2014. The final amount was $11.00 million (the “Sale Price”).

Apex also agreed to assume responsibility to settle the entire balance of intercompany accounts payable and other payables (the “Payables”) due by SGOCO (Fujian) to us and our affiliates, which amounted to $80.40 million. Pursuant to the SPA, payments were made in several installments upon and after completion of the Sale. Each installment will be 10% of the Sale Price and Payables of $91.40 million. The first installment was due 14 days after the completion of the transaction, and the last installment (approximately 10% of the sale price) was to be settled prior to June 30, 2015. We received the full amount of Sale Price and settlement of the Payables during 2015. The transfer of the Sale Equity was effective on December 31, 2014.

The SPA also states that TROOPS has a right of first refusal for a period of five years that prohibits Apex from selling, assigning or otherwise transferring any material interests, ownership or rights in or related to SGOCO (Fujian) including any equity, leases, businesses and equipment to a third party, without first offering to sell or transfer to TROOPS.

The Sale of SGOCO (Fujian) allowed TROOPS to restructure its business and reduce the reliance on traditional flat panel LED and LCD monitor products. It also provided greater flexibility and scalability for our business model, which enables us to focus on finding new business acquisition opportunities and exploring new products.

Warrant Repurchase and Retirement

To reduce the potential for future EPS dilution, in 2011, the Company repurchased and retired a total of 304,294 warrants that had a strike price of $32.00. Those warrants included 241,794 publicly-traded warrants for an aggregate purchase price of $360,610 (or $1.48 per warrant), and 250,000 sponsor warrants for an aggregate purchase price of $125,000 (or $2.00 per warrant), in private transactions. On March 7, 2014, the remaining 149,713 publicly-traded warrants expired. There were no outstanding sponsor and publicly-traded warrants as of December 31, 2016.

Additionally, the Company, in private transactions, repurchased and retired a total of 13,274 of the warrants that had a strike price of $24.00 issued to its underwriters in the December 2010 offering for an aggregate purchase price of $26,548 (or $2.00 per warrant). These warrants were expired on December 20, 2015.

Through the repurchase and retirement of these warrants, the Company decreased the long-term risks of dilution that might have occurred if these warrants were exercised.

Acquisition and disposal of Boca

On December 28, 2015, SGOCO International entered into a Share Sale and Purchase Agreement for the Sale and Purchase of the Entire Issued Share Capital of Boca International Limited (the “Agreement”) with Richly Conqueror Limited, a company incorporated under the laws of the British Virgin Islands (the “Vendor”). Pursuant to the Agreement, SGOCO International acquired 100% of the issued share capital of Boca International Limited. (“Boca”), a private company incorporated in Hong Kong, from its sole legal and beneficial owner - Richly Conqueror Limited at a consideration of $52.00 million in cash, plus up to 19.9% newly issued ordinary shares (the “Shares”) of the Company. In March, 2016, the acquisition of Boca was completed and SGOCO International fully paid $52.00 million plus 1,162,305 post-split shares of common stock of the Company and received 100% ownership of Boca. The transaction was closed on March 31, 2016.

Boca is principally engaged in environmental protection, energy saving technologies, equipment development and applications. Its business involves production and sales of phase change thermal energy storage materials as well as central air conditioning cooling and heating system application engineering.

On June 7, 2018, the Company transferred its 49% interest in Boca International Limited at an agreed value of HK$184.84 million ($23.70 million) to Leung Iris Chi Yu (“Ms. Leung”). On August 31, 2020, the Company’s wholly-owned subsidiary, SGOCO International (HK) Limited entered into a Sale and Purchase Agreement for the disposal of 94 shares in the share capital of Boca International Limited, being 51% of its entire issued share capital. Upon the satisfactory completion of the closing conditions contained in the Agreement, the disposal shall be consummated in consideration for the transfer of a 51% interest in Boca International Limited to Wong Yiu Tong at an agreed value of HK$1.46 million ($0.19 million). The Company considers August 31, 2020 as the disposal effective date since the operational and management control over Boca was shifted from TROOPS to the Purchaser on August 31, 2020.

Acquisition and disposal of Century Skyway Limited (“CSL”)

On April 28, 2017, SGOGO International entered into a Share Sale and Purchase Agreement with Full Linkage Limited (the “Seller”) pursuant to which SGOCO International acquired all of the issued and outstanding capital stock of Century Skyway Limited, which was owned by Full Linkage Limited. In consideration for the acquisition of Century Skyway, SGOCO International paid to the Seller $32,600,000 and TROOPS issued to the Seller 1,500,000 of its ordinary shares. The consummation of the transactions contemplated by the Share Sale and Purchase Agreement occurred on May 10, 2017.

On June 7, 2018, the Company transferred its 49% interest in CSL at an agreed value of HK$126.13 million ($16.17 million) to Leung Iris Chi Yu (“Ms. Leung”). In the fourth quarter of 2018, management committed a plan to dispose of its remaining 51% equity interests in CSL and initiated efforts to locate buyers. On April 25, 2019, the Company entered into a Letter of Intent (the “LOI”) to sell to another individual, Ho Pui Lung (the “Purchaser”) 5,100 shares in the share capital of CSL, at a consideration of HK$99.45 million ($12.75 million).

On September 20, 2019, the Company wholly-owned subsidiary, SGOCO International (HK) Limited entered into a Share Exchange Agreement for the disposal of 5,100 shares in the share capital of Century Skyway Limited, being 51% of its entire issued share capital, and its fully owned subsidiary – Shen Zhen Provizon Technology Co., Limited.

Upon the satisfactory completion of the closing conditions contained in the Agreement, the disposal shall be consummated in consideration for the transfer of a 51% interest in Century Skyway Limited to Ho Pui Lung at an agreed value of HK$99.45 million ($12.75 million). The Company considers December 31, 2019 as the disposal effective date since the operational and management control over Century Skyway Limited and Shen Zhen Provizon Technology Co., Limited were shifted from TROOPS to the Purchaser on December 31, 2019.

Acquisition of Giant Credit Limited

On December 22, 2017, Giant Connection Limited, a wholly-owned subsidiary of TROOPS, completed the acquisition of Giant Credit Limited contemplated by the Share Exchange Agreement entered into by and between Kimmy Lai Ching Luk and the Company in consideration for HK$19.60 million ($2.35 million), which was satisfied by the allotment and issuance of 2,220,283 ordinary shares of the Company. The principal activity of Giant Credit Limited is money lending in Hong Kong.

Acquisition of 11 Hau Fook Street Limited

On March 8, 2018, Giant Connection Limited, a wholly-owned subsidiary of TROOPS, closed a Share Exchange Agreement with Vagas Lane Limited for the purchase and sale of 11 Hau Fook Street Limited in consideration for HK$26.10 million ($3.35 million), which was satisfied by the allotment and issuance of 2,935,222 ordinary shares. 11 Hau Fook Street Limited is an investment holding company which owns two properties located at No. 11 Hau Fook Street, Tsim Sha Tsui, Kowloon, Hong Kong.

Acquisition of Paris Sky Limited

On June 7, 2018, Giant Connection Limited, a wholly-owned subsidiary of TROOPS, completed the acquisition of Paris Sky Limited. In consideration for (1) the allotment of 3,889,050 ordinary shares of the Company to Leung Iris Chi Yu (“Ms. Leung”), at an initial agreed value of HK$30.33 million ($3.89 million), the fair value of the 3,889,050 ordinary shares was $4.78 million, which was calculated based on the stock price of $1.23 per share on June 7, 2018, (2) the transfer of a 49% interest in Century Skyway Limited at an agreed value of HK$126.13 million ($16.17 million), (3) the transfer of a 49% interest in Boca International Limited at an agreed value of HK$184.84 million ($23.70 million), and (4) the issuance of a promissory note to Ms. Leung in the principal amount of HK$27.10 million ($3.47 million), bearing a 8% interest, by Giant Connection Limited, the Company acquired 100% of the issued share capital of Paris Sky Limited, an investment holding company which, through its wholly owned subsidiary, owns a property located at No. 8 Fui Yiu Kok Street, Tsuen Wan, New Territories, Hong Kong. The Company repaid the promissory note in full on August 22, 2018.

Acquisition of Vision Lane Limited

On March 12, 2019, the Company’s wholly-owned subsidiary, Paris Sky Limited closed a Share Exchange Agreement for the entire issued share capital of Vision Lane Limited. The acquisition was initially consummated in consideration for a total of $12.43 million, satisfied by (1) the allotment of 4,519,347 ordinary shares of the Company to Kwok Man Yee Elvis, at $1.10 per share and (2) the payment of $7.46 million in cash. The fair value of the 4,519,347 ordinary shares was $5.24 million, which was calculated based on the stock price of $1.16 per share on March 8, 2019, and the final consideration was $12.74 million. Vision Lane is a private company incorporated in the British Virgin Islands, and engages in property investment and money lending services in Hong Kong.

Acquisition of Giant Financial Services Limited

On December 23, 2019, the Company entered into a Share Exchange Agreement with Victor Or for the purchase and sale of Giant Financial Services Limited. GFS is a private company incorporated in Samoa and provides an online financial marketplace connecting financial institutions and users worldwide via its unique mobile application which features state-of-the-art functions to boost financial accessibility to financial and insurance products and services. At the heart of its digital platform is the Company’s dedication to drive innovation, create value to businesses and individual users alike by (i) minimizing transaction risks, (ii) lowering transaction costs, (iii) reducing and detecting fraud, (iv) saving time, (v) increasing access and equality.

The total consideration to be paid for GFS is $64.34 million, which shall be satisfied by (a) the allotment of 15,992,000 shares of the Company to be issued to Mr. Or on the closing date, representing 19.9% of the total issued and outstanding shares of the Company as of the date of the Agreement, (b) the payment of $21.79 million in cash, and (c) the balance satisfied by issuance of a promissory note to Mr. Or. On January 31, 2020, TROOPS, Inc. closed its previously announced acquisition of GFS. By March 30, 2021, the Company repaid the promissory note in full by several payments.

Acquisition of Apiguru

On September 28, 2020, the Company’s wholly-owned subsidiary, Giant Financial Services Limited closed a Share Exchange Agreement for the entire issued share capital of Apiguru Pty Ltd.. The acquisition was consummated in consideration for a total of AUD0.70 million ($0.59 million), which was satisfied by the allotment and issuance of 559,581 ordinary shares of the Company. Apiguru is a technology consulting company specialising in Application Programming Interface (API) strategy and implementation enabling state-of-the-art market fit hypothesis that drives businesses forward. Through providing API consulting services, Apiguru helps businesses increasing effectivity, optimizing productivity, and developing integration channels that leverage opportunities for generating new revenue sources. GFS aims to serve clients from different sectors with distinctive needs.  Apiguru, being an official Google Cloud Partner, has direct access to one of the world's best knowledge bases.  Along together with API specialization, Apiguru helps GFS to integrate with various global platforms to expand customer base.

The following diagram sets forth our corporate structure as of the date of this prospectus:

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Selected Financial Data” and our combined and consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

TROOPS is a conglomerate group of various businesses with its headquarters based in Hong Kong.  The Company is principally engaged in (a) environmental protection, energy saving technologies, equipment development and applications; (b) money lending business in Hong Kong providing personal loans and corporate loans to high quality target borrowers; and (c) property investment to generate additional rental income and (d) the development, operation and management of an online platform specializing in the provision of one-stop financial technology solutions and services and the provision of IT consulting and support services.  The group’s vision is to operate as a conglomerate to build synergy within its own sustainable ecosystem thereby creating value to its shareholders.

Coronavirus (COVID-19) Update

Since the end of 2019, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) first identified in China and has since spread rapidly globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past year. In March 2020, the World Health Organization declared the COVID-19 to be a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impact of COVID-19 on our business, financial condition, and results of operations includes, but are not limited to, the following:

●	temporary closure of offices, travel restrictions;

●	our customers that are negatively impacted by the outbreak of COVID-19 may reduce their budgets to purchase our products and services, which may materially adversely impact our revenue;

●	our customers may require additional time to pay us or fail to pay us at all, which could significantly increase the amount of accounts receivable and require us to record additional allowances for doubtful accounts. We may have to provide significant sales incentives to our customers in response to the outbreak, which may in turn materially adversely affect our financial condition and operating results;

●	the business operations of our customers have been and could continue to be negatively impacted by the outbreak, which may result in loss of customers or disruption of our business or services, which may in turn materially adversely affect our financial condition and operating results;

●	some of our customers, distributors, suppliers and other partners are small and medium-sized enterprises (SMEs), which may not have strong cash flows or be well capitalized, and may be vulnerable to an epidemic outbreak and slowing macroeconomic conditions. If the SMEs that we work with cannot weather the COVID-19 and the resulting economic impact, or cannot resume business as usual after a prolonged outbreak, our revenues and business operations may be materially and adversely impacted; and

●	the global stock markets have experienced, and may continue to experience, significant decline from the COVID-19 outbreak, which could materially adversely affect our stock price.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time. For a detailed description of the risks associated with the novel coronavirus, see “Risk Factors—Risks Related to Our Business—We or the third parties upon whom we depend may be adversely affected by disaster or health epidemics, including the recent COVID-19 outbreak.”

Results of Operations

The following table summarizes our consolidated statements of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily of the results that may be expected for any future period.

For the six months ended June 30, 2021 and 2020

Revenue

Our sales were $1.28 million for the six months ended June 30, 2021, which decreased by $0.26 million, or 16.9% from $1.54 million for the same period of 2020. During the six months ended June 30, 2021, we through 11 Hau Fook Street, Vision Lane and Paris Sky earned property lease and management income of $0.52 million, compared to income of $0.60 million in 2020. We through Giant Credit and First Asia Finance earned interest on loans from money lending services of $0.64 million for the six months ended June 30, 2021, compared to $0.90 million for the same period of 2020. We through GFS and Apiguru earned financial technology solutions and services income of $0.12 million for the six months ended June 30, 2021, compared to $0.04 million for the same period of 2020.

Below is the summary presenting the Company’s revenues disaggregated by products and services and timing of revenue recognition:

	For the six months ended June 30,
Revenue by recognition over time	2021	2020
	(Unaudited)	(Unaudited)
Revenue by recognition over time	$1,283	$1,536
	$1,283	$1,536

	For the six months ended June 30,
Revenue by major product line	2021	2020
	(Unaudited)	(Unaudited)
Interest on loans	$642	$901
Property lease and management	521	596
Financial technology solutions and services	120	39
	$1,283	$1,536

Cost of revenues

For the six months ended June 30, 2021, cost of revenues decreased by $0.24 million, or 15.2%, to $1.34 million from $1.58 million for the six months ended June 30, 2020. Our cost of revenues mainly includes the amortization of Trademarks and Service Contracts, which were $0.16 million and $0.20 million during the six months ended June 30, 2021 and 2020, respectively.

Gross loss

Our gross loss was $0.06 million and $0.05 million for the six months ended June 30, 2021 and 2020.

General and administrative expenses

General and administrative expenses amounted to approximately $1.35 million for the six months ended June 30, 2021, $0.16 million or 10.6% lower than $1.51 million for the same period of previous year. This decrease was mainly due to lower share based compensation paid to management of approximately $0.12 million and decreased in legal and consultancy fee of approximately $0.05 million.

General and administrative expenses include office staff salary and benefits, legal, professional fees, office expenses, travel expenses, entertainment, IT consultancy and support services expenses, depreciation, amortization of intangible assets.

Gain on change in fair value of warrant derivative liability

Our gain on change in fair value of warrant derivative liability was $0.25 million for the six months ended June 30, 2021, compared to a loss of $0.03 million for the same period of 2020. The gain was due to exercise of warrants, which we issued to our investor and placement agent in May 2017.

Income tax benefit

Income benefit was $0.15 million for the six months ended June 30, 2021, a decrease of $0.02 million, from income tax benefit of $0.17 million for the same period of 2020. Income tax benefit was related to the deferred tax impact on intangible assets and property and plant.

Our PRC entities for the six months ended June 30, 2021 and 2020 were subject to the statutory PRC enterprise income tax rate of 25.0%. Our subsidiaries in Hong Kong are subject to Hong Kong taxation on income derived from their activities conducted in Hong Kong at a rate of 16.5%. Our subsidiary in Australia is subject to the Australian lower company tax rate of 26.0%.

Profit and loss from discontinued operations, net of income tax

Profit from discontinued operation, net of income tax, of $0.02 million for the six months ended June 30, 2020 represent the net profit from Boca.

Net loss

As a result of the various factors described above, net loss for the six months ended June 30, 2021 was $1.20 million, as compared to $1.94 million for the same period of 2020.

For the years ended December 31, 2020 and 2019

Revenue

Our sales were $4.29 million for the year ended December 31, 2020, which was decreased by approximately $0.82 million, or 16.1% from $5.12 million in the year ended December 31, 2019.  During the year ended December 31, 2020, we through 11 Hau Fook Street, Vision Lane and Paris Sky earned property lease and management income of $1.13 million, compared to income of approximately $1.19 million in 2019. We through Giant Credit and First Asia Finance earned interest on loans from money lending services of approximately $1.67 million for the year ended December 31, 2020, compared to approximately $3.93 million for the year ended December 31, 2019. We through GFS and Apiguru earned financial technology solutions and services income of approximately $1.50 million for the year ended December 31, 2020.

Below is the summary presenting the Company’s revenues disaggregated by products and services and timing of revenue recognition:

	Year ended December 31,
Revenue by recognition over time	2020	2019	2018
Revenue by recognition over time	$4,293	$5,115	$1,570

	$4,293	5,115	$1,570

	Year ended December 31,
Revenue by major product line	2020	2019	2018
Interest on loans	$1,667	$3,930	$980
Property lease and management	1,130	1,185	590
Financial technology solutions and services	1,496	-	-

	$4,293	5,115	$1,570

Cost of revenues

For the year ended December 31, 2020, cost of revenues increased by approximately $2.98 million, or 125.0%, to approximately $5.36 million from approximately $2.38 million for the year ended December 31, 2019. Our cost of revenues mainly includes the amortization of Trademarks and Service Contracts, which were approximately $2.70 million and nil in 2020 and 2019, respectively.

Gross profit (loss)

Our gross loss was approximately $1.07 million for the year ended December 31, 2020, compared to gross profit of approximately $2.73 million in 2019.

General and administrative expenses

General and administrative expenses include office staff salary and benefits, legal, professional fees, office expenses, travel expenses, entertainment, IT consultancy and support services expenses, depreciation, amortization of intangible assets.

General and administrative expenses were approximately $2.62 million for the year ended December 31, 2020, which was decreased by approximately $1.57 million or 37.5%, compared to approximately $4.19 million for the year ended December 31, 2019. This decrease was mainly because we reduced IT consultancy and support services fee paid to GFS which incurred administrative expenses of $1.24 million in 2019.

Provision for loan losses and interest receivable

Provision for loan losses and interest receivable based on historical experience and an estimate of collectability of the loans receivable and interest receivable Our provision for loan losses and interest receivable was approximately $1.98 million for the year ended December 31, 2020, compared to $0.19 million for the year ended December 31, 2019.

Impairment loss of property, plant and equipment

Our impairment of property, plant and equipment was approximately $0.97 million for the year ended December 31, 2020, compared to approximately $0.06 million for the year ended December 31, 2019. The increase was primarily attributable to the impairment related to certain real estate properties in Hong Kong.

Impairment of intangible assets

Impairment of intangible assets was approximately $1.23 million for the year ended December 31, 2020, compared to $nil for the year ended December 31, 2019. The significant increase was primarily attributable to the impairment related to the Trademarks and Backlog contract of GFS as the financial performance of the financial technology solutions and services reporting unit continued to fall below our original expectations, and impairment was resulted from the excess of the carrying amounts of these intangible assets over the fair value of the assets.

Impairment of goodwill

Our impairment of goodwill was approximately $59.44 million for the year ended December 31, 2020, compared to nil for the year ended December 31, 2019. The significant increase was primarily attributable to the impairment related to GFS as the financial performance of the financial performance of the financial technology solutions and services reporting unit continued to fall below our original expectations.

Gain on change in fair value of warrant derivative liability

Our gain on change in fair value of warrant derivative liability was $0.01 million in 2020, compared to $0.03 million in 2019. The gain was due to fluctuation in the fair value of our warrants, which we issued to our investor and placement agent in May 2017.

Income tax benefit

Income tax benefit was approximately $0.31 million for the year ended December 31, 2020, an increase of $0.72 million, from income tax expense of $0.41 million for the year ended December 31, 2019. Income tax benefit in fiscal year 2020 was related to the deferred tax impact on intangible assets and property and plant.

Our PRC entities in 2020 and 2019 were subjected to the statutory PRC enterprise income tax rate of 25.0%. Our subsidiaries in Hong Kong were subjected to Hong Kong taxation on income derived from their activities conducted in Hong Kong at a rate of 16.5%. Our subsidiary in Australia was subject to the Australian lower company tax rate of 26.0%.

Profit and loss from discontinued operations, net of income tax

Profit from discontinued operation, net of income tax, of approximately $0.01 million for the year ended December 31, 2020, represented the net profit from Boca. For the year ended December 31, 2019, loss from discontinued operations, net of income tax, of approximately $36.12 million represent the net loss from Boca and Century Skyway.

Boca generated a net loss of approximately $36.12 million for the year ended December 31, 2019, which was mainly related to impairment of intangible assets and goodwill, as the financial performance of the green energy products and services reporting unit was below our original expectations. We acquired 100% equity interest in Boca International on December 28, 2015, our equity interest diluted to 51% in June 2018 (see Notes 1 and 3 to our 2020 consolidated financial statements). We recorded an impairment on intangible assets and goodwill of nil and approximately $39.45 million for the years ended December 31, 2020 and 2019, respectively. Amortization of proprietary technology of Boca was approximately $0.31 and $1.31 million for the years ended December 31, 2020 and 2019.

Century Skyway Limited generated a net loss of approximately $0.01 million for the year ended December 31, 2019. We acquired 100% equity interest in Century Skyway on April 28, 2017, our equity interest diluted to 51% in June 2018 and in the fourth quarter of 2018, management committed a plan to dispose of our remaining 51% equity interests in Century Skyway (see Notes 1 and 3 to our 2020 consolidated financial statements).

Net loss

As a result of the various factors described above, net loss for the year ended December 31, 2020 was approximately $67.92 million, as compared to approximately $37.06 million for the year ended December 31, 2019.

Comparison of Fiscal Years Ended December 31, 2019 and 2018

Revenue

Our sales was approximately $5.12 million for the year ended December 31, 2019, which was increased by approximately $3.55 million, or 226.1%, from approximately $1.57 million for the year ended December 31, 2018. For the year ended December 31, 2019, we, through 11 Hau Fook Street, Vision Lane and Suns Tower, earned property lease and management income of approximately $1.19 million, compared to income of approximately $0.59 million for the year ended December 31, 2018. We through Giant Credit and First Asia Finance earned interest on loans from money lending services of approximately $3.93 million for the year ended December 31, 2019, compared to approximately $0.98 million for the year ended December 31, 2018.

Below is the summary presenting the Company’s revenues disaggregated by products and services and timing of revenue recognition:

	Year ended December 31,
Revenue by recognition over time vs point in time	2019	2018
Revenue by recognition over time	$5,115	$1,570
Revenue by recognition at a point in time	-	-

	$5,115	$1,570

	Year ended December 31,
Revenue by major product line	2019	2018
Interest on loans	$3,930	$980
Property lease and management	1,185	590
Product sales	-	-

	$5,115	$1,570

Cost of revenues

For the year ended December 31, 2019, cost of revenues increased by approximately $1.12 million, or 88.9%, to approximately $2.38 million from approximately $1.26 million for the year ended December 31, 2018. Our cost of revenues mainly includes the depreciation of leasehold land and buildings, which was approximately $2.06 million and $1.06 for the years ended December 31, 2019 and 2018, respectively.

Gross profit (loss)

Our gross profit was approximately $2.73 million for the year ended December 31, 2019, compared to gross profit of approximately $0.31 million for the year ended December 31, 2018.

General and administrative expenses

General and administrative expenses include office staff salary and benefits, legal, professional fees, office expenses, travel expenses, entertainment, IT consultancy and support services expenses, depreciation, amortization of intangible assets.

General and administrative expenses significant increased by approximately $1.96 million or 87.9%, to approximately $4.19 million for the year ended December 31, 2019 from approximately $2.23 million for the year ended December 31, 2018. This significant increase was mainly because we acquired Vision Lane and FAF which incurred administrative expenses of approximately $1.61 million during the fiscal year 2019.

Provision for loan losses and interest receivable

Provision for loan losses and interest receivable based on historical experience and an estimate of collectability of the loans receivable and interest receivable. Our provision for loan losses and interest receivable was approximately $0.19 million for the year ended December 31, 2019, compared to nil for the year ended December 31, 2018.

Impairment loss of property, plant and equipment

Our impairment of property, plant and equipment was approximately $0.06 million for the year ended December 31, 2019, compared to approximately $0.39 million for the year ended December 31, 2018, primarily attributable to the impairment related to certain real estate properties in Hong Kong.

Gain on change in fair value of warrant derivative liability

Our gain on change in fair value of warrant derivative liability was approximately $0.03 million for the year ended December 31, 2019, compared to approximately $0.39 million for the year ended December 31, 2018. The decrease was due to fluctuation in the fair value of our warrants, which we issued to our investor and placement agent in May 2017.

Income tax expense

Income tax expense was approximately $0.41 million for the year ended December 31, 2019, representing an increase of $0.39 million, from an income tax expense of approximately $0.02 million for the year ended December 31, 2018.

Our PRC entities in 2019 and 2018 were subjected to the statutory PRC enterprise income tax rate of 25%. Our subsidiaries in Hong Kong were subjected to Hong Kong taxation on income derived from their activities conducted in Hong Kong at a rate of 16.5%.

Loss from discontinued operations, net of income tax

Loss from discontinued operations, net of income tax, of approximately $36.12 million and $19.18 million represent the net loss from Boca International and Century Skyway for the years ended December 31, 2019 and 2018, respectively.

Boca International Limited generated a net loss of approximately $36.11 million and $11.67 million for the years ended December 31, 2019 and 2018, respectively. The losses were mainly related to impairment of intangible assets and goodwill as the financial performance of the green energy products and services reporting unit was below our original expectations. We acquired 100% equity interest in Boca International on December 28, 2015, our equity interest diluted to 51% in June 2018 (see Notes 1 and 3 to our 2020 consolidated financial statements). We recorded an impairment on intangible assets and goodwill of approximately $39.45 million and $10.33 million in 2019 and 2018, respectively. Amortization of proprietary technology of Boca were $1.31 million and $1.31 million for the years ended December 31, 2019 and 2018, respectively.

Century Skyway Limited generated a net loss of approximately $0.01 million and $7.51 million for the years ended December 31, 2019 and 2018, respectively. The loss in 2018 was mainly related to amortization of intangible assets and goodwill impairment as the financial performance of the VR technologies products and services reporting unit was below our original expectations. We acquired 100% equity interest in Century Skyway on April 28, 2017, our equity interest diluted to 51% in June 2018 and in the fourth quarter of 2018, management committed a plan to dispose of our remaining 51% equity interests in Century Skyway (see Notes 1 and 3 to our 2020 consolidated financial statements). We recorded impairment on goodwill of Century Skyway Limited of nil and approximately $6.01 million for the years ended December 31, 2019 and 2018, respectively. Amortization of VR technologies was approximately nil and $1.97 million for the years ended December 31, 2019 and 2018, respectively.

Net loss

As a result of the various factors described above, net loss for the year ended December 31, 2019 was approximately $37.06 million, as compared to approximately $21.06 million for the year ended December 31, 2018.

Liquidity and Capital Resources

Our principal source of liquidity has been cash generated by proceeds from loans and from issuance of common stock and convertible notes to investors. As of June 30, 2021 and December 31, 2020, we held approximately $10.30 million and $3.03 million in cash and cash equivalents and had working capital of approximately $13.78 million and $18.21 million, respectively. Our cash and cash equivalents consist of cash on hand and demand deposits in accounts maintained with financial institutions or state-owned banks within the PRC, including Hong Kong.

On April 17, 2020, the Company entered into a Stock Purchase Agreement with Lin So Chun, an unaffiliated third party, pursuant to which the Company sold to Ms Lin, 4,500,000 ordinary shares, par value $0.004 per share (the “Shares”), respectively, at a per share purchase price of $0.80, for aggregate proceeds of $3.60 million. The Shares were offered and sold by the Company to Ms. Lin in a series of private transactions pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended. The investor paid full amount of $3.60 million, and the Company issued 4,500,000 shares on June 18, 2020.

In late 2019, we financed our capital requirements with bank borrowings from OCBC Wing Hang Bank Limited with a maximum amount of HK$50.00 million ($6.41 million) with the term from December 31, 2019 to December 31, 2044, bearing interest at 1.8% per annum over the prevailing 3-month HIBOR, at current rate 4.23% per annum. Under the facilities, the Company borrowed HK$50.00 million ($6.41 million) for a term until December 31, 2044, which are repayable by 300 equal monthly installments for the principal and interest thereon, commencing one month from December 31, 2019. The facilities were secured by the Company’s buildings. This bank borrowing was subsequently settled in full on March 3, 2021.

A summary of the sources and uses of cash and cash equivalents is as follows:

	For the six months ended June 30,
	2021	2020
	(Unaudited)	(Unaudited)
Net cash provided by operating activities, continuing operations	$18,764	$11,617
Net cash provided by operating activities, discontinued operations	-	656
Net cash used in investing activities, continuing operations	(5,255)	(16,801)
Net cash used in investing activities, discontinued operations	-	(217)
Net cash (used in) provided by financing activities, continuing operations	(6,240)	3,524
Net cash provided by financing activities, discontinued operations	-	-

INCREASE (DECREASE) IN CASH	7,269	(1,221)

Operating Activities

Net cash provided by operating activities from continuing operations was $18.76 million for the six months ended June 30, 2021, the increase in cash was primarily as a result of (i) change in loans receivable of $17.64 million, (ii) increase in other payable and accrued liabilities of $1.05 million, and (iii) non-cash depreciation and amortization and share-based compensation totaled $1.39 million; the increase was partially offset by (i) net loss from continuing operations of $1.19 million, and (ii) decrease in deferred income taxes of $0.15 million.

Net cash provided by operating activities from continuing operations was $11.62 million for the six months ended June 30, 2020, the increase in cash was primarily as a result of (i) change in loans receivable of $10.65 million, (ii) increase in other receivables and prepayments and interest receivables totaled $6.65 million and (iii) non-cash depreciation and amortization and share-based compensation totaled $1.67 million; the increase was partially offset by (i) net loss from continuing operations of $1.96 million, and (ii) an decrease in other payables and accrued liabilities of $5.09 million.

Investing Activities

Net cash used in investing activities from continuing operations was $5.26 million for the six months ended June 30, 2021, primarily as a result of settlement of a promissory note for acquisition of GFS of $5.19 million.

Net cash used in investing activities from continuing operations was $16.80 million for the six months ended June 30, 2020, primarily as a result of (i) settlement of a promissory note for acquisition of GFS of $17.66 million; the decrease was partially offset by cash received from acquisition of GFS of $0.98 million.

Financing Activities

Net cash used in financing activities from continuing operations was $6.24 million for the six months ended June 30, 2021, the decrease in cash was primarily consisting of repayment of bank borrowing of $6.24 million.

Net cash provided by financing activities from continuing operations was $3.52 million for the six months ended June 30, 2020, the increase in cash was primarily consisting of proceeds from rights offering, net of expense, of $3.6 million.

As of June 30, 2021, we had cash of $10.30 million. Except as disclosed in this prospectus, we have no outstanding bank loans or other loans or financial guarantees or similar commitments to guarantee the payment obligations of third parties. We believe that our current levels of cash, combined with funds available to us through our financing activities, will be sufficient to meet our anticipated cash needs for at least the next 12 months. However, if our cash and borrowing are insufficient to meet our requirements, we may seek to sell equity securities, debt securities or borrow from lending institutions. We can make no assurance that financing will be available in the amounts we need or on terms acceptable to us, if at all.

If we need to raise additional financing, we may sell additional equity or debt securities or borrow from lending institutions. Financing may be unavailable in the amounts we need or on terms acceptable to us. The sale of additional equity securities, including convertible debt securities, would dilute our earnings per share. The incurrence of debt would divert cash from working capital and capital expenditures to service debt obligations and could result in operating and financial covenants that restrict our operations and ability to pay dividends to shareholders, among other restrictions. If we cannot obtain additional equity or debt financing as required, we will, among other things, be required to tighten credit terms, hold less inventory, reduce advances to suppliers and slow down investment in capital expenditures, which would result in slower growth in revenues and profits.

	For the Years Ended December 31,
	2020	2019	2018
Net cash provided by (used in) operating activities, continuing operations	$21,639	$3,349	$(36,882)
Net cash provided by (used in) operating activities, discontinued operations	214	(234)	708
Net cash used in investing activities, continuing operations	(27,170)	(18,825)	(7,960)
Net cash used in investing activities, discontinued operations	(247)	(440)	(2,442)
Net cash provided by financing activities, continuing operations	3,431	6,263	56,146
Net cash provided by financing activities, discontinued operations	-	701	-

(DECREASE) INCREASE IN CASH	(2,133)	(9,186)	9,570

Operating Activities

Net cash provided by operating activities from continuing operations was $21.64 million for the year ended December 31, 2020, the increase in cash was primarily as a result of (i) change in loans receivable of $15.48 million, (ii) decrease in others receivables, prepayments and interest receivables of $7.40 million, and (iii) non-cash depreciation and amortization, share-based compensation, impairment loss of loan and interest receivables, goodwill and intangible assets totaled $68.33 million; the increase was partially offset by (i) net loss from continuing operations of $67.92 million, (ii) decrease in deferred income taxes of $1.05 million, and (iii) change in income taxes payable of $0.99 million.

Net cash provided by operating activities from continuing operations was approximately $3.35 million for the year ended December 31, 2019, the decrease in cash was primarily as a result of (i) change in loans receivable of approximately $3.19 million, and (ii) non-cash depreciation and amortization and share-based compensation totaled approximately $2.68 million; the increase was partially offset by (i) net loss from continuing operations of approximately $0.94 million, and (ii) an increase in interest receivable of approximately $1.19 million.

Net cash used in operating activities from continuing operations was approximately $36.89 million for the year ended December 31, 2018, the decrease in cash was primarily as a result of (i) change in loans receivable of approximately $36.40 million, and (ii) net loss from continuing operations of approximately $1.88 million; the decrease was partially offset by non-cash depreciation and amortization, share-based compensation, and impairment loss of property, plant and equipment totaled approximately $1.99 million.

Investing Activities

Net cash used in investing activities from continuing operations was approximately $27.17 million for the year ended December 31, 2020, primarily as a result of (i) settlement of a promissory note and deposit paid for acquisition of TROOPS of approximately $28.25 million; the decrease was partially offset by cash received of approximately $1.01 million from disposal of BOCA.

Net cash used in investing activities from continuing operations was approximately $18.83 million for the year ended December 31, 2019, primarily as a result of (i) deposits of approximately $21.80 million paid for acquisition of GFS, and (ii) advance to other party of approximately $5.84 million, the decrease was partially offset by cash received of approximately $8.99 million from disposal of CSL.

Net cash used in investing activities from continuing operations was approximately $7.96 million for the year ended December 31, 2018, primarily as a result of (i) deposits of approximately $6.41 million paid for acquisition of Vision Lane Limited, and (ii) payment of a promissory note of approximately $3.53 million for acquisition of Paris Sky Limited, the decrease was partially offset by cash received of approximately $1.98 million from acquisition of Paris Sky Limited.

Financing Activities

Net cash provided by financing activities from continuing operations was approximately $3.43 million for the year ended December 31, 2020, the increase in cash was primarily consisting of proceeds from rights offering, net of expense, of approximately $3.6 million.

Net cash provided by financing activities from continuing operations was approximately $6.26 million for the year ended December 31, 2019, the increase in cash was primarily consisting of proceeds from new bank loan of approximately $6.41 million.

Net cash provided by financing activities from continuing operations was approximately $56.15 million for the year ended December 31, 2018, the increase in cash was primarily consisting of (i) proceeds from rights offering, net of expenses, of approximately $49.99 million; and (ii) proceeds from issuance of convertible notes of approximately $5.78 million.

As of December 31, 2020, we had cash of approximately $3.03 million. Except as disclosed in this prospectus, we have no outstanding bank loans or other loans or financial guarantees or similar commitments to guarantee the payment obligations of third parties. We believe that our current levels of cash, combined with funds available to us through our financing activities, will be sufficient to meet our anticipated cash needs for at least the next 12 months. However, if our cash and borrowing are insufficient to meet our requirements, we may seek to sell equity securities, debt securities or borrow from lending institutions. We can make no assurance that financing will be available in the amounts we need or on terms acceptable to us, if at all.

If we need to raise additional financing, we may sell additional equity or debt securities or borrow from lending institutions. Financing may be unavailable in the amounts we need or on terms acceptable to us. The sale of additional equity securities, including convertible debt securities, would dilute our earnings per share. The incurrence of debt would divert cash from working capital and capital expenditures to service debt obligations and could result in operating and financial covenants that restrict our operations and ability to pay dividends to shareholders, among other restrictions. If we cannot obtain additional equity or debt financing as required, we will, among other things, be required to tighten credit terms, hold less inventory, reduce advances to suppliers and slow down investment in capital expenditures, which would result in slower growth in revenues and profits.

Debt

As of June 30, 2021, we had the following debts: (i) the liability component of the 2018 Convertible Note of $0.13 million (refer to Note 13 to the financial statements); and (ii) advances from other party and unrelated parties totaled $1.57 million (refer to Note 14 to the financial statements).

Off-Balance Sheet Arrangements

We do not have any outstanding off-balance sheet guarantees, interest rate swap transactions or foreign currency forward contracts. We do not engage in trading activities involving non-exchange traded contracts. In our ongoing business, we do not enter into transactions involving, or otherwise form relationships with, unconsolidated entities or financial partnerships that are established for the purpose of facilitating off-balance sheet arrangements for other contractually narrow or limited purposes.

Critical Accounting Policies

Use of estimates

Preparing unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management’s estimates and assumptions include, but are not limited to, revenue recognition, the collectability of its receivables, the fair value and accounting treatment of certain financial instruments, the valuation and recognition of share-based compensation arrangements, fair value of assets and liabilities acquired in business combination, useful life of intangible assets, assessment of impairment of long-lived assets, intangible assets and goodwill, deferred tax liability and deferred tax valuation allowance. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates.

Business combinations

The Company accounts for its business combinations using the acquisition method of accounting in accordance with Accounting Standards Codification ("ASC") 805 "Business Combinations." The cost of an acquisition is measured as the aggregate of the acquisition date fair values of the assets transferred and liabilities incurred by the Company to the sellers and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets and liabilities acquired or assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total costs of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated statements of comprehensive income. During the measurement period, which can be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of comprehensive income.

In a business combination achieved in stages, the Company re-measures the previously held equity interest in the acquiree immediately before obtaining control at its acquisition-date fair value and the re-measurement gain or loss, if any, is recognized in the consolidated statements of comprehensive income.

When there is a change in ownership interests that result in a loss of control of a subsidiary, the Company deconsolidates the subsidiary from the date control is lost. Any retained non-controlling investment in the former subsidiary is measured at fair value and is included in the calculation of the gain or loss upon deconsolidation of the subsidiary.

For the Company's majority-owned subsidiaries, a non-controlling interest is recognized to reflect the portion of their equity which is not attributable, directly or indirectly, to the Group. “Net income (loss)” on the consolidated income statements includes the “net loss attributable to non-controlling interests”. The cumulative results of operations attributable to non-controlling interests are also recorded as non-controlling interests in the Company's consolidated balance sheets.

Discontinued operations

A component of a reporting entity or a group of components of a reporting entity that are disposed or meet the criteria to be classified as held for sale, such as the management, having the authority to approve the action, commits to a plan to sell the disposal group, should be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. Discontinued operations are reported when a component of an entity comprising operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity is classified as held for disposal or has been disposed of, if the component either (1) represents a strategic shift or (2) have a major impact on an entity’s financial results and operations. In the consolidated statement of operations, result from discontinued operations is reported separately from the income and expenses from continuing operations and prior periods are presented on a comparative basis.

Assets and liabilities of the discontinued operations are classified as held for sale when the carrying amounts will be recovered principally through a sale transaction.

When dispose a subsidiary, the Company deconsolidates the subsidiary from the date control is lost. Any retained non-controlling investment in the former subsidiary is measured at fair value and is included in the calculation of the gain or loss upon deconsolidation of the subsidiary.

Plant and equipment

Plant and equipment is stated at cost less accumulated depreciation and accumulated impairment losses, if any. Expenditures for maintenance and repairs are charged to earnings as incurred. Major additions are capitalized. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of plant and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Leasehold land and buildings	Leasehold land and buildings are depreciated over the shorter of the unexpired term of lease and their estimated useful lives, being no more than 50 years
Machinery and equipment	4-10 years
Leasehold improvements	5 years
Vehicles and office equipment	4-5 years

Construction in progress represents capital expenditures for direct costs of construction or acquisition and the interest expenses directly related to the construction. Capitalization of these costs ceases and the construction in progress is transferred to the appropriate category of property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. Construction in progress is not depreciated.

Intangible assets

Intangible assets acquired through business acquisitions are recognized as assets separate from goodwill if they satisfy either the "contractual-legal" or "separability" criterion. Purchased intangible assets and intangible assets arising from the acquisitions of subsidiaries are recognized and measured at fair value upon acquisition. Separately identifiable intangible assets that have determinable lives continue to be amortized over their estimated useful lives using the straight-line method as follows:

Trademarks of GFS	10 years
Service Contracts of GFS	1 year
Non-competition agreements of Apiguru	3 years

Separately identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for identifiable intangible assets is based on the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Goodwill

Goodwill represents the excess of the purchase consideration over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of the acquired entity as a result of the Company's acquisitions of interests in its subsidiaries. Goodwill is not amortized but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that it might be impaired. The Company first assesses qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. In the qualitative assessment, the Company considers primary factors such as industry and market considerations, overall financial performance of the reporting unit, and other specific information related to the operations. Based on the qualitative assessment, if it is more likely than not that the fair value of each reporting unit is less than the carrying amount, the quantitative impairment test is performed.

The Company annually, or more frequently if the Company believes indicators of impairment exist, reviews the carrying value of goodwill to determine whether impairment may exist.

In performing the two-step quantitative impairment test, the first step compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit's goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process is only performed for the purposes of evaluating goodwill impairment and does not result in an entry to adjust the value of any assets or liabilities. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill. Application of a goodwill impairment test requires significant management judgment, including the identification of reporting units, assigning assets, liabilities and goodwill to reporting units, and determining the fair value of each reporting unit.

Goodwill arises from our two reporting units: the financial technology solutions and services and the money lending services. The Company performs its annual impairment tests on December 31 of each year.

Warrant liability

For warrants that are not indexed to the Company’s stock, the Company records the fair value of the issued warrants as a liability at each balance sheet date and records changes in the estimated fair value as a non-cash gain or loss in the consolidated statement of operations and comprehensive income. The warrant liability is recognized in the balance sheet at the fair value (level 3). The fair value of these warrants has been determined using the Monte-Carlo simulation model. The Monte-Carlo simulation model provides for assumptions regarding volatility, call and put features and risk-free interest rates within the total period to maturity.

Impairment of long-lived assets other than goodwill

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Restricted cash

The Company adopted Accounting Standards Update (“ASU”) No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, (“ASU 2016-18”), effective January 1, 2018 using the retrospective transition method and included all restricted cash with cash and cash equivalent when reconciling beginning-of-period and end-of-period total amounts presented in the consolidated statements of cash flows. The Company has none of restricted cash as of June 30, 2021 and December 31, 2020.

Accounts receivable

Receivables include trade accounts due from customers and other receivables such as cash advances to employees, related parties and third parties and advances to suppliers. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentration, customer credit worthiness, current economic trends and changes in customer payment patterns to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable and known bad debts are written off against the allowance for doubtful accounts when identified. As of June 30, 2021 and December 31, 2020, there was $2,174 and $2,174 allowance for uncollectible accounts receivable, respectively. Management believes that the remaining accounts receivable are collectible.

Other receivables and Prepayments

Other receivables and prepayments primarily include rental deposit, utilities deposit, and prepaid employees’ compensation. Management reviews the composition of other receivables and prepayment and determines if an allowance for doubtful accounts is needed. A provision for doubtful accounts is made when collection of the full amount is no longer probable. As of June 30, 2021 and December 31, 2020 there was $39 and $39 allowance for uncollectible other receivables and prepayments, respectively. Management believes that the remaining other receivables and prepayments are collectible.

Loans receivables, net

Loans receivable primarily represent loan amounts due from customers. Loans receivable are recorded at unpaid principal balances net of provision that reflects the Company’s best estimate of the amounts that will not be collected. Management anticipates no significant early settlement of loans receivable as of reporting date.

Provision for loan losses

The provision for loan losses is increased by charges to income and decreased by charge offs (net of recoveries). Recoveries represent subsequent collection of amounts previously charged-off. The increase in provision for loan losses is the netting effect of “reversal” and “provision” for both business and personal loans. If the ending balance of the provision for loan losses after any charge offs (net of recoveries) is less than the beginning balance, it will be recorded as a “reversal”; if it is larger, it will be recorded as a “provision” in the provision for loan loss. The netting amount of the “reversal” and the “provision” is presented in the statements of comprehensive loss.

The provision consists of specific and general components. The specific component consists of the amount of impairment related to loans that have been evaluated on an individual basis, and the general component consists of the amount of impairment related to loans that have been evaluated on a collective basis. Loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts when due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings (“TDRs”).

The Company recognizes a charge-off when management determines that full repayment of a loan is not probable. The primary factor in making that determination is the potential outcome of a lawsuit against the delinquent debtor. The Company will recognize a charge-off when the Company loses contact with the delinquent borrower for more than one year or when the court rules against the Company to seize the collateral asset of the delinquent debt from either the guarantor or borrower. In addition, when the recoverability of the delinquent debt is highly unlikely, the senior management team will go through a stringent procedure to approve a charge-off. Management estimates the provision balance required using past loan loss experience, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the provision may be made for specific loans, but the entire provision is available for any loan that, in management’s judgment, should be charged-off.

The provision for loan losses is maintained at a level believed to be reasonable by management to absorb probable losses as of each balance sheet date. The provision is based on factors such as an assessment of individual loans and actual loss. The Company evaluates its provision for loan losses on a quarterly basis or more often as necessary.

Interest receivable

Interest receivable are accrued and credited to income as earned but not received. The Company determines a loan past due status by the number of days that have elapsed since a borrower has failed to make a contractual interest or principal payment. Accrual of interest is generally discontinued when reasonable doubt exists as to the full, timely collection of interest or principal. Additionally, any previously accrued but uncollected interest is reversed. Subsequent recognition of income occurs only to the extent payment is received, subject to management’s assessment of the collectability of the remaining interest and principal. Loans are generally restored to an accrual status when it is no longer delinquent and collectability of interest and principal is no longer in doubt and past due interest is recognized at that time.

Fair value of financial instruments

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The Company does not believe the adoption of this ASU will have a material effect on the Company’s unaudited condensed consolidated financial statements.

The Company’s financial instruments primarily consist of cash and cash equivalents, loans receivable, interest receivable, accounts receivable, accounts payable, other receivables, other payables and accrued liabilities, loans, customer deposits and convertible notes.

As of the balance sheet dates, the estimated fair value of these financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans for similar remaining maturity and risk profile at the respective reporting periods.

The fair value measurement accounting standard defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

•	Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2	inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

The following table sets forth by level within the fair value hierarchy our financial assets and liabilities that were accounted for at fair value on a recurring basis:

	Carrying Value at June 30, 2021	Fair Value Measurement at June 30, 2021
		Level 1	Level 2	Level 3
Warrant derivative liability (Unaudited)	$-	$-	$-	$-

	Carrying Value at December 31, 2020	Fair Value Measurement at December 31, 2020
		Level 1	Level 2	Level 3
Warrant derivative liability	$249	$-	$-	$249

A summary of changes in Warrant derivative liability for the six months ended June 30, 2021 and years ended December 31, 2020 was as follows:

Amount
Balance at January 1, 2020	$253
Change in fair value of warrant derivative liability	(4)
Balance at December 31, 2020	249
Change in fair value of warrant derivative liability	(249)
Balance at June 30, 2021(Unaudited)	$-

The fair value of the outstanding warrants was calculated using the Monte-Carlo simulation Model with the following assumptions at inception and on subsequent valuation date:

Warrants	December 31, 2020
Market price per share (USD/share)	$1.45	$
Exercise price (USD/share)	1.00
Risk free rate	0.07%
Dividend yield	-%
Expected term/Contractual life (years)	0.26
Expected volatility	64.06%

Comprehensive income

U.S. GAAP generally requires that recognized revenue, expenses, gains and losses be included in net income or loss. Although certain changes in assets and liabilities are reported as separate components of the equity section of the consolidated balance sheet, such items, along with net income, are components of comprehensive income or loss. The components of other comprehensive income or loss consist of foreign currency translation adjustments net of realization of foreign currency translation gain relating to disposal of subsidiaries.

Revenue recognition

The Company adopted Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”) from January 1, 2018, using the modified retrospective method. Revenues for the six months ended June 30, 2021 and 2020 were presented under ASC 606. There was no impact on the Company’s opening balance of retained earnings as of January 1, 2018. Pursuant to ASC606-10-15-2, the interest income generated by the Company is scoped out of ASC606.

In accordance with ASC 606, revenues are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In determining when and how much revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; (5) recognize revenue when (or as) the entity satisfies a performance obligation.

Revenues are recognized when control of the promised goods or services is transferred to the customers, which may occur at a point in time or over time depending on the terms and conditions of the agreement, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

Financial technology solutions and services

The Company provides SaaS and app development service to its customers to deploy the Company’s online platform, which may occur over time depending on the terms and conditions of the agreement, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Service income from project-based consulting services is recognized based on the output methods, including surveys of performance completed to date or milestones reached of each phase only when the Company has an enforceable right to payment for performance completed to date. Maintenance and support type service income is recognized separately from the main contract since such service was not treated as performance obligation of the contract.

Energy saving services

Boca enters into a ten-year contract with a customer to provide air conditioning to certain office buildings using its proprietary Phase Change Material Thermal Energy Storage System together with Ultra-High Efficiency Boca Hybrid Power Chiller Plant (the “Plant”). Boca is entitled to all actual electricity running cost saving in 0% to 40% in whole on a quarterly basis, net of a rebate of 2% to 20% depending on the actual electricity running cost saving. Boca accounts for the series of distinct services provided over the ten-year contract as a single performance obligation satisfied over time.

Boca recognizes revenues, being entitlement to actual electricity running cost saving achieved, net of rebates, immediately as it relates to distinct services that have already been performed. As of August 31, 2020, operations of Boca to be disposed of were reported as discontinued operations. Accordingly, revenues related to Boca have been reclassified in the unaudited condensed consolidated financial statements as discontinued operations for all periods presented.

Interest on loans receivable

Interest on loans receivable is accrued monthly in accordance with their contractual terms and recorded in accrued interest receivable. The Company does not charge prepayment penalties. Additionally, any previously accrued but uncollected interest is reversed and accrual is discontinued, when reasonable doubt exists as to the full, timely collection of interest or principal. Interest income on impaired loans receivable is recorded when cash payment for interest is received by the Company.

Property lease and management

Minimum contractual rental income related to property leases are recognized on a straight-line basis over the terms of the respective leases. Straight-line rental revenue commences when the tenant assumes control of the leased premises. In accordance with the Company’s standard lease terms, rental payments are generally due on a monthly basis. Tenant recovery revenue includes payments from tenants as reimbursements for management fees and utilities, etc., which are recognized when the related expenses are incurred. Rental from office lease and tenant recovery revenue together is recorded as “Property lease and management.”

Below is the summary presenting the Company’s revenues from continued operation disaggregated by products and services and timing of revenue recognition:

	For the six months ended June 30,
Revenue by recognition over time	2021	2020
	(Unaudited)	(Unaudited)
Revenue by recognition over time	$1,283	$1,536
	$1,283	$1,536

	For the six months ended June 30,
Revenue by major product line	2021	2020
	(Unaudited)	(Unaudited)
Interest on loans	$642	$901
Property lease and management	521	596
Financial technology solutions and services	120	39
	$1,283	$1,536

Contract Balances

For the six months ended June 30, 2021 and 2020, the Company did not have any significant incremental costs of obtaining contracts with customers incurred and/or costs incurred in fulfilling contracts with customers within the scope of ASC Topic 606, that shall be recognized as an asset and amortized to expenses in a pattern that matches the timing of the revenue recognition of the related contract. Other than the interest receivables of the 180-day loans held by the Company which are accrued by the Company but unbilled until the loans mature, amounted to $nil and $nil as of June 30, 2021 and December 31, 2020, respectively. The Company does not have any other contract assets (unbilled receivables) since revenue is recognized when the performance obligation is fulfilled and the payment from customers is not contingent on a future event.

Advances received from customers related to unsatisfied performance obligations are recorded as contract liabilities (advance from customers), which will be recognized as revenues upon the satisfaction of performance obligations through the transfer of related promised goods and services to customers.

The Company’s contract liabilities consist of rental receipt in advance related to rent paid in advance for leasing office. Below is the summary presenting the movement of the Company’s contract liabilities for the six months ended June 30, 2021 and year ended December 31, 2020:

Rental receipt in advance
Balance as of January 1, 2020	$8
Revenue recognized from beginning contract liability balance	(8)
Advances received from customers related to unsatisfied performance obligations	3
Balance as of December 31, 2020	$3
Revenue recognized from beginning contract liability balance	(3)
Advances received from customers related to unsatisfied performance obligations	10
Balance as of June 30, 2021 (Unaudited)	$10

The contract liabilities were grouped into other payables and accrued liabilities (note 14).

Allocation to Remaining Performance Obligations

The Company has elected to apply the practical expedient in paragraph ASC Topic 606-10-50-14 and did not disclose the information related to transaction price allocated to the performance obligations that are unsatisfied or partially unsatisfied as of June 30, 2021, because either the performance obligation of the Company’s contracts with customers has an original expected duration of one year or less or the Company has a right to consideration from a borrower or a customer in an amount that corresponds directly with the value to the borrower or the customer of the Company’s performance completed to date, therefore the Company may recognize revenue in the amount to which the Company has a right to invoice or collect.

Income taxes

The Company accounts for income taxes in accordance FASB ASC Section 740. The Company is subject to the tax laws of the PRC, Hong Kong (a special administrative region of PRC) and Australia. The charge for taxation is based on actual results for the year as adjusted for items that are non-assessable or disallowed; and it is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. The Company is not currently subject to tax in the Cayman Islands or the British Virgin Islands.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the Company’s unaudited condensed consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit of loss. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that future taxable income can be utilized with prior net operating loss carry forwards. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the statement of operations, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likelihood of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to uncertain tax positions are classified in income tax expense in the period incurred. During the six months ended June 30, 2021, the Company has not incurred any interest related to income taxes. Our PRC entities did not have tax liability as of June 30, 2021 and December 31, 2020. U.S. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

Tax returns filed for the years ended December 31, 2017 to 2020 in the PRC and Hong Kong are subject to examination by the applicable tax authorities.

Share-based compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from consultants in accordance with the accounting standards regarding accounting for stock-based compensation and accounting for equity instruments that are issued to other than employees for acquiring or in conjunction with selling goods or services. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably determinable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by these accounting standards. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement if there is a term.

The Company accounts for equity instruments issued in exchange for the receipt of services from employees in the financial statements based on their fair values at the date of grant. The fair value of awards is amortized over the requisite service period.

Financial guarantee

A provision for possible losses to be absorbed by the Company for financial guarantees it provides is recorded as an accrued liability when the guarantees are made and recorded as “Allowance on guarantee” in the consolidated balance sheets. This accrued liability represents probable losses and is increased or decreased by accruing a “Allowance (reversal of allowance) on financial guarantee” throughout the terms of the guarantees as necessary when additional relevant information becomes available.

The methodology used to estimate the liability for possible guarantee losses considers the guarantee contract amounts and a variety of factors, which include, depending on the counterparty, the latest financial position and performance of the borrowers, actual defaults, estimated future defaults, historical loss experience, estimated value of collateral or guarantees the customers or third parties offered, and other economic conditions, such as economic trends in the area and the country. The estimates are based upon information available at the time the estimates are made. It is possible that prior experience and default history of the borrowers are not indicative of future losses on guarantees made. Any increase or decrease in the provision would affect the Company’s consolidated income statements in future years.

Foreign currency translation

The reporting and functional currency of the Company is the U.S. Dollar. The functional currencies of its Hong Kong subsidiaries are the Hong Kong Dollar. The functional currency of its PRC subsidiaries is the RMB. The functional currencies of its Australia subsidiaries are the Australian Dollar (“AUG”). Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the exchange rate at the end of the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments resulting from this process are included in accumulated other comprehensive income. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The balance sheet amounts with the exception of equity were translated using RMB6.46 and RMB6.52 to $1.00 at June 30, 2021 and December 31, 2020, respectively. The equity accounts were stated at their historical exchange rates. The average translation rates applied to the income and cash flow statement amounts for the six months ended June 30, 2021 and 2020 were RMB6.48, RMB6.79 to $1.00, respectively.

The balance sheet amounts with the exception of equity were translated using AUG 0.72 and AUG 0.77 to $1.00 as of June 30, 2021 and December 31, 2020. The equity accounts were stated at their historical exchange rates. The average translation rate applied to the income statement amounts for six months ended June 30, 2021 and the year ended December 31, 2020 was AUG0.76 and AUG0.73 to $1.00.

Recent accounting pronouncements

In June 2018, the FASB issued ASU 2018-07 – Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which to include share-based payment transactions for acquiring goods and services from non-employees, which nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the goods have been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied. The definition of the term grant date is amended to generally state the date at which a grantor and a grantee reach a mutual understanding of the key terms and conditions of a share-based payment award. The amendments are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, including adoption in an interim period. The adoption of this ASU did not have a material effect on the Company’s unaudited condensed consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The Company does not believe the adoption of this ASU will have a material effect on the Company’s unaudited condensed consolidated financial statements.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in ASU 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. ASU 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments—Credit Losses—Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in ASU 2016-13 while still providing financial statement users with decision-useful information. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The Company evaluated the impact of ASU 2019 on its unaudited condensed consolidated financial statements for the six months ended June 30, 2021 and year ended December 31, 2020 (note 22).

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Concentration of credit risk

Credit risk is one of the most significant risks for the Company’s business and arise principally in lending activities.

Credit risk on loans receivable is controlled by the application of credit approvals, limits and monitoring procedures. To minimize credit risk, the Company requires collateral primarily in the form of rights to property.

The provision for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the provision. The provision is based on the Company’s past loan loss history, known and inherent risks of the borrower, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The Company originates loans to customers located primarily in Hong Kong. This geographic concentration of credit exposes the Company to a higher degree of risk associated with this economic region. Prior to January 1, 2020, the Company mainly reflects the “probability of default” by the customer on its contractual obligations and considers the current financial position of the customer and the exposures to the customer and its likely future development. For individual customers, the Company uses standard approval procedures to manage credit risk for personal loans.

The Company adopted Accounting Standard Update (ASU) 2016-13, Financial Instruments-Credit Losses (codified as Accounting Standard Codification Topic 326), since January 1, 2020, which requires measurement and recognition of current expected credit losses for financial instruments held at amortized cost. The Company’s loans receivable and interest receivable are within the scope of ASC Topic 326.

The company does not recognize any provision for loan losses for the six months ended June 30, 2021 and 2020, respectively.

The Company’s accounts receivable, loans receivable, interest receivable, other receivables and prepayments and deposit for acquisition of a subsidiary are within the scope of ASC Topic 326.

To estimate expected credit losses as of December 31, 2020, the Company has conducted an assessment of expected credit loss of loan and interest receivables (“Financial Assets”) held by the Company and together with its subsidiaries. The Financial Assets are outstanding loans and interests from the money lending business in a total amount of HKD201.65 million ($25.85 million) (“Principal”) and HKD18.51 ($2.37 million) (“Interest”) respectively.

Movement of the provision for loan losses and interest receivable are as follows:

	For the period ended
	June 30, 2021	December 31, 2020
	(Unaudited)
Balance as of January 1	$2,174	$194
Provisions for doubtful accounts	-	1,980
Write offs	-	-
Recoveries of amounts previously charged off	-	-
Changes due to foreign exchange	-	-
Balance as of period ended	2,174	2,174

Movement of the Provision for account receivable, other receivables and prepayments, deposit for acquisition of a subsidiary are as follows:

	For the period ended
	June 30, 2021	December 31, 2020
	(Unaudited)
Balance as of January 1	$39	$-
Provisions for doubtful accounts	-	39
Write offs	-	-
Recoveries of amounts previously charged off	-	-
Changes due to foreign exchange	-	-
Balance as of period ended	39	39

As of June 30, 2021, the loans receivable due from 2 customers accounted for 63% and 19%. No other customer accounted for more than 10% of total loan balance as of June 30, 2021.

As of December 31, 2020, the loans receivable due from 3 customers accounted for 16%, 15% and 39.9% (Victor Or, a shareholder of the Company holding 2.3% and 2.3% of the Company’s ordinary shares as of December 31, 2020 and May 16, 2021) (seller of Giant Financial Services Limited (note 7(f)) of total loan receivable. As of December 31, 2020, no other customer accounted for more than 10% of total loan balance.

Concentration of customer

Revenue from 2 major customers accounted for 13% and 13% (Victor Or, a shareholder of the Company holding 2.3% and 2.3% of the Company’s ordinary shares as of June 30, 2021 and 2020) (seller of Giant Financial Services Limited (note 7(f)) of the Company’s total revenues, for the six months ended June 30, 2021.  No other single customer accounted for more than 10% of the Company’s total revenues, for the six months ended June 30, 2021.

Revenue from 1 major customer accounted for 11% of the Company’s total revenues, for the six months ended June 30, 2020. No other single customer accounted for more than 10% of the Company’s total revenues during the six months ended June 30, 2020.

Concentration of geographic area

The Company does not allocate its assets located and expenses incurred outside Hong Kong to its reportable segments because these assets and activities are managed at a corporate level (Note 19).

Geographic area data is based on product shipment destination. In accordance with the enterprise-wide disclosure requirements of the accounting standard, the Company’s net revenue from external customers by geographic areas is as follows:

	For the six months ended June 30,
	2021	2020
	(Unaudited)	(Unaudited)
Hong Kong	$1,209	$1,536
Australia	74	-
Total	$1,283	$1,536

Concentration of supplier

As of June 30, 2021 and December 31, 2020, the management considered that there were no significant supplier risks to the Company.

Concentration of deposit institution of cash and bank deposit

As of June 30, 2021 and December 31, 2020, majority of the Company’s cash is deposited in banks located in Hong Kong. In Hong Kong, Deposit Protection Scheme is in place which protects eligible deposits held with banks in Hong Kong. Hong Kong Deposit Protection Board will compensate up to a limit of HKD0.5 million ($0.06 million) to each depositor if the bank which hold eligible deposits fails.

As of June 30, 2021, the Company had $10.30 million cash and bank deposits. The Company held six bank accounts with total amount of $1.05 million cash deposited in Alpen Baruch Bank Limited which is an international bank situated in Vanuatu. There is no Deposit Protection Scheme in place which protects eligible deposits held with banks in Vanuatu.

Eligible deposits include all types of ordinary deposits such as current accounts, savings accounts, secured deposits and time deposits with a maturity not exceeding five years. Eligible deposits are protected regardless of the currency in which the deposits are denominated.

Foreign currency risk

Certain transactions of the Company are denominated in HKDs which is different from the functional currency of the Company, and therefore the Company is exposed to foreign currency risk. As the HKD is currently pegged to the USD, management considers that there is no significant foreign currency risk arising from the Company’s monetary assets denominated in USD.

The Company currently does not have a foreign currency hedging policy. However, the management monitors foreign exchange exposure and will consider hedging significant foreign exchange exposure should the need arise.

BUSINESS

Overview

TROOPS, Inc. is a conglomerate group of various businesses with its headquarters based in Hong Kong. The group is principally engaged in (a) money lending business in Hong Kong providing mortgage loans to high quality target borrowers (b) property investment to generate additional rental income and (c) the development, operation and management of an online financial marketplace that provides one-stop financial technology solutions including API services by leveraging artificial intelligence, big data and blockchain, and cloud computing (SaaS). The group’s vision is to operate as a conglomerate to build synergy within its own sustainable ecosystem thereby creating value to its shareholders.

Money Lending Business

Giant Credit Limited is a Hong Kong incorporated company which has the money lenders license for carrying on money lending business in Hong Kong.  Giant Credit Limited has been providing personal loans and corporate loans to its customers since 2016.  Since the commencement of business, Giant Credit Limited has continued to record growth in its personal loans and corporate loans receivable along with satisfactory interest income.

First Asia Finance Limited which is a Hong Kong incorporated company and a licensed money lender in Hong Kong.  The principal business of FAF is money lending which is similar to Giant Credit Limited but with a larger customer base. Management believes that the recent downturn in the economy creates demand for cashflow which provides money lending companies with a great opportunity to expand its personal loans and corporate loans business and portfolio.  In addition, The Hong Kong Monetary Authority continues to impose stringent policies and prudential measures on property personal loans and corporate loans provided by authorized financial institutions in Hong Kong, which creates additional hurdles for the public who are looking for mortgages to satisfy their financial needs.  This further enhances the competitive edge of money lenders in Hong Kong.

Property Investment Business

We have investments in four real properties in Hong Kong (held under Giant Credit, 11 Hau Fook Street Limited and Vision Lane Limited) and 19 storey building in Hong Kong (held under Suns Tower, a wholly owned subsidiary of Paris Sky Limited).  These investments generate additional rental income to enhance our cashflow.  The properties are managed by our team with experience in property management and rental management which operates in a cost-effective manner.

Fintech Service and IT Support Service Business

Giant Financial Services Limited is a private company incorporated in Samoa and provides an online financial marketplace connecting financial institutions and users worldwide via its unique mobile application which features state-of-the-art functions to boost financial accessibility to financial and insurance products and services. At the heart of its digital platform is the Company’s dedication to drive innovation, create value to businesses and individual users alike by (i) minimizing transaction risks, (ii) lowering transaction costs, (iii) reducing and detecting fraud, (iv) saving time, (v) increasing access and equality. We intend to integrate GFS into our existing platform to support its current business lines.

By leveraging technologies including artificial intelligence, big data and blockchain technology, machine learning, fingerprint ID, facial recognition, and cloud computing (SaaS), GFS strives to create recurring and growing revenue streams and larger market share for businesses on one hand, and instilling trust and confidence in investors and consumers on the other hand.

The mobile application is fully integrated with financial institutions including licensed money lenders, asset management companies, securities firms, and banks, under strategic partnerships to facilitate seamless and low-cost payments and transfers in a secure and privacy protected digital environment. GFS also seeks to provide businesses with the peace of mind via the integration of cyber security and where necessary, the adoption of KYC and AML processes. It also offers an AI-powered innovative reward program that helps businesses to acquire and retain customers, and to expand into previously uncharted markets thereby increasing sales revenue and market share.

Since July 2019, GFS had established contractual relationship with third-party business partners which have agreed to render their financial products and services to the registered users via the GFS’s mobile application.

Our Competitive Advantages

We believe the following strengths allow us to compete effectively:

•	We have an experienced management team with proven track record to steer us towards our objectives.

•	We have a diverse service offering to capture multiple revenue streams and counter balance cyclicality of each business segment.

Our Growth Strategies

We intend to pursue the following strategies to further develop and expand our business

•	Leverage Technologies: We intend to leverage emerging technologies such as blockchain and artificial intelligence, which will complement our business by increasing efficiency.
•

Expand Service Offerings: As a component to our growth strategy, we plan to expand our service offerings to the insurance technology sector through potential acquisitions. We believe the insurance industry will experience a rapid growth in the region in which we operate, and we will be able to take advantage of this growth by leveraging complementary technologies through our new business acquisition. Technology such as blockchain and artificial intelligence will allow us to build on areas such as providing data analytics services for product design, customized workplace solutions, assessment of client’s needs, market analysis and risk management.

•	Expand Customer Base: By expanding our services to cover insurance industry and leveraging emerging technologies in our new business we can grow our customer base. We believe the synergy between our technology and our product offerings will allow us to create attractive products, taking advantage of the growing sector and increasing our customer base.

TROOPS Products

Our current product lines on sale include:

1.	Money lending.

2.	Property investment.

3.	Fintech service and IT support service.

Marketing and Branding

•	Technology Services: We build our brand image by collaborating with employee benefit platforms to provide tenants with employee benefits software.

•	Money Lending: We enhance our brand reputation by providing contactless and online service platform to make business safer and more convenient during the pandemic. We also promote our image as an innovative market leader through the use of our user-friendly app for seamless loan applications. Our market position and reputation is also secured by extensive word-of-mouth and referrals through our participation in various business and professional associations.

•	Property Leasing and Management: We further enhance our group’s reputation as a socially responsible and caring enterprise by setting up sanitation stations and performing regular disinfection during the pandemic and providing 24/7 concierge service. Leaflets and promotion materials are also placed in office premises and on our website to raise hygiene awareness. In addition, we continue to offer attractive and competitive rates for our tenants during the pandemic, keeping occupancy rate in our investment properties above 90%.

Intellectual Property

Trademarks

The Trademark are the intangible assets of a recognizable sign, symbol and design under the name “GFS” which is established by use of representing the products and services of the Business Enterprise for the provision of the fintech service and IT support service. The trademark was registered in Hong Kong on June 6, 2019, with the trademark number of 304951224.

Employees

As of October 31, 2021, we had 23 full-time employees, all of which are management and administrative staff members. Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We believe that we maintain a good working relationship with our employees and we have not experienced any significant labor disputes.

Facilities

Our principal office is located at 21/F, 8 Fui Yiu Kok Street, Tsuen Wan, New Territories, Hong Kong. The office space is approximate 213 square meters and it is self-owned by the group under Suns Tower.

We also have investments in four real properties in Hong Kong (held under Giant Credit, 11 Hau Fook Street Limited and Vision Lane Limited) and 19 storey building in Hong Kong (held under Suns Tower, a wholly owned subsidiary of Paris Sky Limited).

Litigation

Except as listed below, we are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, may result in additional costs and diversion of our resources, including our management’s time and attention.

Civil Lawsuit in Hong Kong

On October 5, 2021, Lok Tze Bong as the sole executor of the will of Chan Chan Isobel L. Leon (the “Plaintiff”) filed a complaint against 11 Hau Fook Street Limited, Vision Lane Limited, and others in the High Court of the Hong Kong Special Administrative Region Court of First Instance. The Plaintiff alleges that the sale and purchase agreement and assignment in respect of the property situated at 3rd Floor, No. 11 Hau Fook Street, Kowloon, Hong Kong (the “Property”) between 11 Hau Fook Street Limited and Vision Lane Limited ought to be set aside on the basis that, inter alia, the transaction amounted to a sale to itself, that 11 Hau Fook Street Limited did not take reasonable care to obtain best price for the sale of the Property and did not release the balance of the sale proceeds to the Plaintiff or lodge the same into the District Court in accordance with an order for sale of the Property issued by the District Court. We have filed in Court an Acknowledgement of Service with a notice of intention to defend. However, the action remains at a preliminary stage and its outcome is not yet ascertainable. If we do not prevail in the lawsuit completely or in part, or fail to reach a favorable settlement with the Plaintiff, our results of operations, financial condition, liquidity and prospects would be materially and adversely affected.

REGULATIONS

This section sets forth a summary of the principal laws and regulations relevant to our business and operations in Hong Kong.

Environmental

Since the sale of Honesty Group, TROOPS has not been subject to environmental impact evaluations by the local Environmental Protection Department.

Foreign Exchange Control and Administration

HK Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong)

To provide for the control and regulation of money lenders and money-lending transactions, the appointment of a Registrar of Money Lenders and the licensing of persons carrying on business as money lenders; to provide protection and relief against excessive interest rates and extortionate stipulations in respect of loans; to provide for offences and for matters connected with or incidental to the foregoing.

MANAGEMENT

Executive Officers and Directors

Set forth below is information concerning our directors, director nominees, executive officers and other key employees.

Name	Age	Position
Raleigh Siu Lau	68	Chief Executive Officer and President
Tommy Wing Ling Lui	45	Chief Technology Officer
Chung Hang Lui	28	Chief Financial Officer
Tony Zhong	38	Vice President of Finance
Damian Thurnheer	44	Director
Jason Che Wai Au(1)(2)(3)	41	Independent Director
Lai Man Cheung(2)(3)	44	Independent Director
Wood Shing Kei Sze(1)(2)	41	Independent Director
Wang Tai Dominic Li(1)(3)	37	Independent Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee

Raleigh Siu Lau has been our Chief Executive Officer and President since June 8, 2018. From May 1976 to December 2015, Mr. Lau served as Senior Manager at Chong Hing Bank Limited (“Chong Hing Bank”) (formerly known as Liu Chong Hing Bank Limited), a well-known banking corporation in Hong Kong. During Mr. Lau’s time with Chong Hing Bank, he played a critical role reforming the bank's cyber security systems, information and financial technology, risk management systems, sustainable development and business operation models. Mr. Lau obtained a Bachelor of Science degree in Business Administration from the State University of New York in 1975.

Tommy Wing Ling Lui has been our Chief Technology Officer since June 8, 2018. Mr. Lui is the founder of Webnix Technology Limited in March 1999, a web-hosting company, and 133 Limited, a software company June 2005. Mr. Lui specializes in developing block chain and distributed ledger technology for the insurance sector, in order to assist insurers with claims and insurance policy management, fraud detection, KYC and client identification. Mr. Lui obtained a Bachelor of Engineering degree in Computer Science from The University of Science and Technology in 1998.

Chung Hang Lui has been our Chief Financial Officer since July 29, 2021. From January 2020 to July 2021, Mr. Lui served as the Director of Amaz Global Limited, an innovative employee benefits online platform in Hong Kong. During Mr. Lui’s time with Amaz Global Limited, he collaborated with various multinational corporations such as WeWork Companies Inc., W Hotels, one of the group hotels owned by Marriott International, Inc., and Sephora USA, Inc.. Mr. Lui obtained a Bachelor’s degree in Marketing and a Master’s degree in Accounting from Royal Melbourne Institute and Technology (RMIT University) in Australia in December 2016 and December 2018, respectively.

Tony Zhong has been our Vice President of Finance since January 1, 2014. Mr. Zhong joined our Company in September 2011 as a finance manager. From 2007 to 2011, Mr. Zhong served as a financial manager of China Hydroelectric Corporation, a company engaging in developing and operating small hydroelectric power projects in China. From 2005 to 2006, Mr. Zhong served as audit associate at KPMG International Limited in Beijing, a public accounting company. Mr. Zhong obtained a Bachelor of Arts degree in Finance, Accounting and Management from Nottingham University and a Bachelor of Science degree in Applied Accounting from Oxford Brooks University in the United Kingdom in in July 2005 and October 2015, respectively. Mr. Zhong has been a chartered global management accountant and was admitted as a fellow of the Chartered Institute of Management Accountants in December 2018.

Mr. Zhong was also admitted as a fellow of the Institute Public Accountant in Australia and a fellow of the Institute of Financial Accountants in United Kingdom in October 2020.

Damian Thurnheer has been our Director since December 1, 2021. In May 2019, Mr. Thurnheer founded an API consulting company, Apiguru Pty Ltd., and serves as a director since then. Apiguru Pty Ltd. Is currently a wholly-owned subsidiary of TROOPS, Inc.. From July 2019 to June 2021, Apiguru Pty Ltd. is engaged by Google as the API advisor. It assists its enterprise customers to build and scale their digital products and platforms globally through APIs. From April 2018 to October 2018, Mr. Thurnheer worked for Google in Australia. From May 2015 to December 2017, Mr. Thurnheer worked as API Platform Delivery Lead and Product Owner for Macquarie Bank in Australia, one of the largest international investment banks. Mr. Thurnheer enabled the bank to provide its customers with a highly personalized digital banking experience and empower them to manage their data usage. From April 2006 to March 2015, Mr. Thurnheer worked for Swisscom, the largest telecommunication service provider in Switzerland. He led the Application Programming Interface (API) project which helped Swisscom saving millions of dollars by improving efficiencies and generating millions of dollars in new revenue. Mr. Thurnheer holds a Bachelor's Degree in Economic Computer Science in ODEC Swiss Association of Graduates of Colleges of Higher Education.

Lai Man Cheung has been our independent Director since April 27, 2020. Since 2006, Mr. Cheung has served as the director of strategic operations and research & development in Tsuen Lee Group (Holdings) Limited (“TLG”), an OEM manufacturer of plastic toys, electronic toys, electrical toys, metal toys and plush toys, gifts, premium, kids apparel and household products. During Mr. Cheung’s time with TLG, he was leading the first co-manufacturing program with Mattel, Inc.. Mr. Cheung holds a Master’s degree in Business Administration from the University of Liverpool in the United Kingdom in July 2015.

Jason Che Wai Au has been our independent Director since April 27, 2020. Since 2016, Mr. Au founded White Knight International Limited, a real estate agency and gold bullion trading company in Hong Kong, and has been serving as its chief executive officer. From 2004 to 2016, Mr. Au served as the managing director of the Hong Kong branch of LJ Hooker Limited, a real estate group in Australia. Mr. Au obtained a certificate in science, engineering, computing and mathematics from the University of Technology in Sydney, in 1998. Mr. Au is a registered estate agent, a registered rough diamond trader and a registered rice stockholder in Hong Kong since September 2005, July 2016 and January 2018, respectively.

Wood Shing Kei Sze has been our independent Director since June 26, 2018. From April 2004 to April 2007, Mr. Sze served as an audit senior in Moore Stephens CPA Limited. From November 2007 to February 2008, Mr. Sze served as a senior accountant in Grant Thornton Hong Kong Limited. Subsequently, Mr. Sze served as financial manager of Global Beverages Asia Limited, Skyworth Digital Holdings Limited and TAL Apparael Limited since 2008, 2009 and 2013 respectively. From September 2013 to April 2018, Mr. Sze served as the financial controller of the property & facility management services at Synergis Management Services Limited, a subsidiary of Synergis Holdings Limited (02340.HK) which is a Hong Kong listed company engaging in the provision of property and facility management services. Mr. Sze obtained a Bachelor of Arts degree in Accountancy from the Hong Kong Polytechnic University in 2002. Mr. Sze is a chartered accountant at the Association of Chartered Certified Accountants since 2008.

Wang Tai Dominic Li has been our independent Director since October 16, 2017. Since January 2012, Mr. Li founded and The Dessert Kitchen, a global dessert franchise with over 30 franchise stores worldwide, and has been serving as its Chief Executive Officer. Mr. Li has extensive experience in managing franchising businesses, forming strategic allegiances, building and maintaining important supply and distribution networks, implementing marketing and business expansion strategies through traditional media as well as crowdfunding platforms. Mr. Li obtained a Bachelor of Criminology degree from Western Sydney University in Australia in 2004.

None of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years that is material to the evaluation of the ability or integrity of any of our directors, director nominees or executive officers.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers as defined in Item 401 of Regulation S-K.

Terms of Directors and Executive Officers

Our directors may be elected by a resolution of our board of directors, or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until such time as they may be removed from office by ordinary resolution of the shareholders. A director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found by our company to be or becomes of unsound mind, (iii) resigns his office by notice in writing to the company, (iv) without special leave of absence from our board, is absent from board meetings for six consecutive months and our directors resolve that his office be vacated, (v) is prohibited by law from being a director and (vi) ceases to be director by virtue of any provision of law or is removed from office pursuant to the Amended and Restated Articles of Association of the company.

Our officers are elected by and serve at the discretion of the board of directors.

Board of Directors and Board Committees

Our board of directors consists of five directors, three of whom are independent as such term is defined by the Nasdaq Capital Market. We have determined that Mr. Wood Shing Kei Sze, Mr. Jason Che Wai Au and Mr. Wang Tai Dominic Li satisfy the “independence” requirements under NASDAQ Rule 5605.

The directors will be up for re-election at our annual general meeting of shareholders if they are appointed by a resolution of our board of directors.

A director is not required to hold any shares in our company by way of qualification. A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with our company is required to declare the nature of his interest at a meeting of our directors. A director may vote with respect to any contract, proposed contract or arrangement notwithstanding that he may be interested therein, and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract or proposed contract or arrangement is considered. Our directors may exercise all the powers of our company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and to issue debentures or other securities whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party.

Board Committees

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating committee, and adopted a charter for each of the three committees. Copies of our committee charters will be posted on our corporate investor relations website prior to our listing on the Nasdaq Capital Market. The Board also created an Equity Plan Committee consisting of Mr.   Lai Man Cheung and Mr. Damian Thurnheer to administer the Company’s 2016 Plan.

Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Mr. Wood Shing Kei Sze, Mr. Jason Che Wai Au and Mr. Wang Tai Dominic Li. Mr. Wood Shing Kei Sze is the chairperson of our audit committee. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.  Our compensation committee consists of Mr. Wood Shing Kei Sze, Mr. Jason Che Wai Au and Mr. Lai Man Cheung. Mr. Jason Che Wai Au is the chairperson of our compensation committee. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee.  Our nominating committee consists of Mr. Lai Man Cheung, Mr. Jason Che Wai Au and Mr. Wang Tai Dominic Li. Mr. Wang Tai Dominic Li is the chair of our nominating committee. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to act with skill and care. A director must exercise the skill and care of a reasonably diligent person having both – (i) the general knowledge, skill and experience that may reasonably be expected of a person in the same position (an objective test), and (ii) if greater, the general knowledge, skill and experience that that director actually possesses (a subjective test). In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our directors owe their fiduciary duties to our company and not to our company’s individual shareholders, and it is our company which has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached. In accordance with our amended and restated articles of association, without prejudice to the general powers conferred by the said articles, the functions and powers of our board of directors include, among others, (i) convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings, (ii) declaring dividends, (iii) appointing officers and determining their terms of offices and responsibilities, and (iv) approving the transfer of shares of our company, including the registering of such shares in our share register. You should refer to “Description of Share Capital and Governing Documents — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Interested Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Director Compensation

All directors hold office until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. Employee directors do not receive any compensation for their services. Non-employee directors are entitled to receive an as-yet undetermined cash fee for serving as directors and may receive option grants from our company. In addition, non-employee directors are entitled to receive compensation for their actual travel expenses for each Board of Directors meeting attended.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has any been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics which is applicable to all of our directors, executive officers and employees. Copy of the code of business conduct and ethics will be posted on our corporate investor relations website prior to our listing on the Nasdaq Capital Market.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2021 and 2020, earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded US$100,000 (the “named executive officers”).

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total (US$)
Raleigh Siu Lau,	2021	$-	-	174,247	-	-	-	-	$174,247
CEO	2020	$-	-	400,000	-	-	-	-	$400,000
Chung Hang Lui,	2021	$13,817	1,359	-	-	-	-	-	$15,176
CFO	2020	$-	-	-	-	-	-	-	$-
Tommy Wing Ling Lui,	2021	$-	-	87,123	-	-	-	-	$87,123
CTO	2020	$-	-	200,000	-	-	-	-	$200,000

Compensation of Directors

We have entered into director offer letters with each of our directors Mr. Damian Thurnheer, Mr. Jason Che Wai Au, Mr. Lai Man Cheung, Mr. Wood Shing Kei Sze and Mr. Wang Tai Dominic Li and agreed to pay an annual compensation of US$0.24  million. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity.

Equity Incentive Plan

2016 Omnibus Equity Plan

On July 13, 2016, the Board unanimously adopted the TROOPS 2016 Omnibus Equity Plan (the "2016 Plan") which provides up to 2,500,000 ordinary shares that may be issued pursuant to awards granted under the Plan. On August 10, 2016, the 2016 Plan was approved by the shareholders of the Company at the annual shareholders meeting of the Company.

Purpose. The purpose of the 2016 Plan is to promote our success and to increase shareholder value by providing an additional means through the grant of equity compensation awards to attract, motivate, retain and reward selected employees and other eligible persons of TROOPS.

Administration. The 2016 Plan shall be administered by, and all equity compensation awards under the 2016 Plan shall be authorized by the Board or one or more committees appointed by the Board (the “Administrator”). Any committee of the Board that serves as the Administrator shall be comprised solely of one or more directors or such number of directors as may be required under applicable laws and may delegate some or all of its authority to another committee so constituted. Unless otherwise provided in our Memorandum and Articles of Association or the applicable charter of any Administrator:

1.	a majority of the members of the acting Administrator shall constitute a quorum; and

2.	the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

Eligibility. The Administrator may grant equity compensation awards under the 2016 Plan only to those persons that the Administrator determines to be either an officer, employee, director of TROOPS or a consultant or advisor of TROOPS (each of the foregoing, an “Eligible Person”); provided, however, that incentive stock options may only be granted to an Eligible Person who is an employee of TROOPS. Notwithstanding the foregoing, a person who is otherwise an Eligible Person may participate in the 2016 Plan only if such participation would not compromise our ability to comply with applicable laws (including securities laws). A participant may, if otherwise eligible, be granted additional equity compensation awards if the Administrator so determines.

Type and Form of Awards. The Administrator shall determine the type or types of equity compensation award(s) to be made to each selected Eligible Person. Under the 2016 Plan, the Administrator may grant options to purchase ordinary shares, share appreciation rights, restricted shares, and restricted share units. Such awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of TROOPS.

Performance-Based Awards. The Administrator may grant equity compensation awards as performance-based shares under the 2016 Plan. Each such equity compensation award will have an initial value that is established by the Administrator on or before the date of grant. The grant, vesting, exercisability or payment of performance-based equity compensation awards may depend on the degree of achievement of one or more performance goals relative to a pre-established targeted level or a level using one or more of the business criteria (on an absolute or relative basis) for TROOPS on a consolidated basis or for one or more of TROOPS’s subsidiaries, segments, divisions or business units, or any combination of the foregoing.

Transfer Restrictions. Except as specifically provided in the 2016 Plan:

1.	all equity compensation awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

2.	equity compensation awards shall be exercised only by the relevant participant; and

3.	amounts payable or shares issuable pursuant to any equity compensation award shall be delivered only to (or for the account of) the relevant participant.

The 2016 Plan provides that incentive share options may not be transferred except by will or the laws of descent and distribution. The Administrator has discretion to permit transfers of other awards where it concludes such transferability is appropriate and desirable.

Amendment and Termination. The 2016 Plan will continue in effect until the 10th anniversary of its approval by the shareholders, unless earlier terminated by our Board. Our Board may amend, suspend or terminate the 2016 Plan as it shall deem advisable, except that no amendment may adversely affect a grantee regarding awards previously granted unless such amendments are in connection with compliance with applicable laws; provided that the Board may not make any amendment in the 2016 Plan that would, if such amendment were not approved by the shareholders, cause the 2016 Plan to fail to comply with any requirement of applicable laws, unless and until shareholder approval is obtained. No award may be granted during any suspension of the 2016 Plan or after termination of the 2016 Plan. No amendment, suspension or termination of the 2016 Plan or change affecting any outstanding equity compensation award shall, without written consent of the relevant participant, affect in any manner materially adverse to the relevant participant any rights or benefits of the relevant participant or obligations of TROOPS under any equity compensation award granted under the 2016 Plan prior to the effective date of such change.

320,000 ordinary shares were awarded in December 2016 to our directors, consultants and employees (including certain executive officers), 190,000 ordinary shares were issued in January 2017 to our independent directors, consultants and employees (including certain executive officers). On April, 2018, a total of 180,000 shares were issued to certain of our directors and employees. On January 8, 2020, a total of 80,000 shares were issued to certain of our directors.

Foreign Private Issuer Status

As a foreign private issuer, we are exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and are not required to disclose in our periodic reports all of the information that U.S. domestic issuers are required to disclose.

We may follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, our corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

PRINCIPAL SHAREHOLDERS

The following tables sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus by:

●	each person known to us to beneficially own more than 5% of our ordinary shares;

●	each of our officers and directors; and

●	all of our officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on the information furnished to it, that the persons and entities named in the table below will have, immediately after the completion of this offering, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All our ordinary shares subject to options or warrants exercisable within 60 days of the completion of this offering are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

The calculations in the table below are based on 101,597,998 ordinary shares issued and outstanding as of the date of this prospectus, and            ordinary shares issued and outstanding immediately after the completion of this offering, assuming the underwriter does not exercise its option to purchase additional ordinary shares and/or Warrants and none of the Warrants are exercised.

	Ordinary Shares Beneficially Owned Prior to this Offering			Ordinary Shares Beneficially Owned After this Offering
	Number	Percent		Number	Percent
Directors and Executive Officers:
Raleigh Siu Lau	1,000,000	*	%	1,000,000	*	%
Tommy Wing Ling Lui	500,000	*		500,000	*
Chung Hang Lui	-	*		-	*
Lai Man Cheung	-	*	%	-	*	%
Jason Che Wai Au	-	*		-	*
Wang Tai Dominic Li	110,000	*		110,000	*
Wood Shing Kei Sze	-	*		-	*
Damian Thurnheer	559,581	*		559,581	*
All directors and executive officers as a group (8 persons)	1,610,000		%	1,610,000		%

5% Shareholders:
Prime Ocean Holdings Limited (1)	29,000,000	28.7%		29,000,000		%
Leung Iris Chi Yu	23,132,500	22.8%		23,132,500		%

“*” Indicates less than 1%

(1)	Prime Ocean Holdings Limited, a Seychelles corporation, is beneficially owned by Ms Kwok Kai Kai Clara. The business address of Prime Ocean Holdings Limited is Vistra Corporate Service Centre, Suite 23, 1st Floor, Eden Plaza, Eden Island, Mahe, Republic of Seychelles.

RELATED PARTY TRANSACTIONS

Victor OR (“Mr. Or”) is the seller of GFS, and a shareholder of the Company who was holding 15.7% of the Company’s ordinary shares from January 13 to October 10, 2020, and approximately 2.3% and 2.3% of the Company’s ordinary shares as of December 31, 2020 and June 30, 2021, respectively.

On December 23, 2019, the Company entered into a Share Exchange Agreement with Mr. Or for the purchase and sale of the entire equity interest in GFS. As part of consideration, the promissory note was issued to Mr. Or on January 31, 2020. The face value (principal) amount of $28.47 million is repayable by January 31, 2025, and bearing fixed interest at a rate of eight percent (8%) per annum. The Company has repaid the promissory note by several payments during 2020 and 2021, and it was fully settled by March 30, 2021.

On September 26, 2018, GCL entered into a mortgage loan agreement to provide a loan to Mr. Or and two other unrelated parties in the amount of HK$11.50 million ($1.47 million), which was secured by residential property of Mr. Or, maturing on September 25, 2019, and bearing interest at 8% per annum. On September 25, 2019, GCL agreed to extend the term of the loan to September 25, 2020. On March 1, 2021, Mr. Or and two unrelated parties fully repaid HK$11.50 million ($1.47 million) to the Company.

On September 26, 2018, GCL entered into a loan agreement to provide a loan to Mr. Or and two other unrelated parties in the amount of HK$116.50 million ($14.94 million), which was not with any collateral, the repayment of which was guaranteed by Mr. Or, and two other unrelated third parties maturing on September 25, 2019 and bearing interest at 8% per annum. On September 25, 2019, GCL agreed to extend the term of the loan to September 25, 2020. On February 9, 2021, this loan was fully assigned to an unrelated party, Brilliant Jade Group Limited, in consideration of HK$62.34 million ($8.00 million) in which outstanding loan receivable was HK$62.34 million ($8.00 million) as of the date of assignment.

On October 3, 2018, GCL entered into a loan agreement to provide a loan to Mr. Or and two other unrelated parties in the amount of HK$20.00 million ($2.56 million), which was not with any collateral, the repayment of which was guaranteed by Mr. Or and two other unrelated parties, maturing on December 2, 2018 and bearing interest at 8% per annum. On December 2, 2018, GCL agreed to extend the term of the loan to March 2, 2019. On March 1, 2019, Mr. Or and two unrelated parties fully repaid HK$20.00 million ($2.56 million) to the Company.

On March 14, 2019, GCL entered into a loan agreement to provide a loan to Mr. Or in the amount of HK$7.00 million ($0.90 million), which was not with any collateral, the repayment of which was guaranteed by Mr. Or, maturing on March 13, 2020 and bearing interest at 8% per annum. On September 30, 2019, Mr. Or fully repaid HK$7.00 million ($0.90 million) to the Company.

On November 1, 2019, GCL entered into a loan agreement to provide a loan to Mr. Or in the amount of HK$38.00 million ($4.87 million), which was not with any collateral, the repayment of which was guaranteed by Mr. Or, maturing on October 31, 2020 and bearing interest at 6% per annum. On April 8, 2020, Mr. Or fully repaid HK$38.00 million ($4.87 million) to the Company.

As of December 31, 2020 and 2019, loans receivables due from Mr. Or and two other unrelated parties totaled HK $73.84 million ($9.47 million) and HK$166.00 million ($21.28 million) remained  outstanding, respectively. On February 9, 2021, one of the loans receivables due from Mr. Or and two unrelated third parties were assigned to an unrelated party, Brilliant Jade Group Limited, in consideration of HK$62.34 million ($8.00 million) in which the relevant outstanding loan balance was HK$62.34 million ($8.00 million) as of the date of assignment. No interest receivable is accrued as of the date of assignment according to the contract term. During the years ended December 31, 2020 and 2019, interest income of $nil and $1.10 million have been earned on these loans. As of December 31, 2020, and 2019, accrued interest receivable on these loans amounted to $0.09 million and $0.98 million, respectively.

Mr. Or owned 75% of Alpen Baruch Bank Limited which is an international bank situated in Vanuatu. As of December 31, 2020 and June 30, 2021, the Company had HK$6.74 million ($0.86 million) and HK$8.17 million ($1.05 million) cash deposited in Alpen Baruch Bank Limited. As of June 30, 2021 and December 31, 2020, there was no any interest income from Alpen Baruch Bank Limited, and bank charge paid to Alpen Baruch Bank Limited were immaterial.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We were incorporated as an exempted company with limited liability on July 18, 2007 and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act (As Revised) of the Cayman Islands, or the “Cayman Islands Companies Act”. A Cayman Islands exempted company with limited liability:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking from the Cayman Islands government against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Our shareholders may freely hold and vote their ordinary share. We may not issue shares or warrants to bearer.

On June 26, 2018, a ordinary and special resolution by its shareholders were adopted to increase its authorized share capital to US$2,010,000 divided into 500,000,000 ordinary shares of par value US$0.004 and 10,000,000 preferred shares of par value of US$0.001 (the “Increase”), and to amend and restate the memorandum of associations to reflect the Increase.

Subject to the provisions of the Cayman Islands Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to ordinary share. No share may be issued at a discount except in accordance with the provisions of the Cayman Islands Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

As of the date of this prospectus, there are 101,597,998 ordinary shares issued and outstanding. We will issue ordinary shares and Warrants in this offering. All options, regardless of grant dates, will entitle holders to an equivalent number of ordinary shares once the vesting and exercising conditions are met.

Dividends

Subject to the provisions of the Cayman Islands Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Islands Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the sanction of a special resolution passed by a majority of not less than two-thirds of votes cast by the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares were issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(d)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Islands Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate not exceeding 20% per annum as the directors may determine. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (not being fully paid up) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary of us and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Islands Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Islands Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner its directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Islands Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash.

Transfer of Shares

Provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed by or on behalf of that shareholder and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into the register of members of the Company.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such ordinary share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of ordinary share;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the ordinary share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within two months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on notice being given by advertisement in such one or more newspapers or by electronic means in accordance with the requirements of Nasdaq, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Cayman Islands Companies Act to inspect or obtain copies of our register of members or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders).  Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Islands Companies Act to call shareholders’ annual general meetings; However, under the amended and restated articles of association of the Company, an annual general meeting of the company shall be held in each year other than the year of the Company's incorporation. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

Only a majority of the directors or the Chairman or the Chief Executive Officer of the Board may call extraordinary general meetings, which extraordinary general meetings shall be held at such times and locations (as permitted hereby) as such person or persons shall determine.

At least ten clear days’ notice (exclusive of the day on which notice is given or deemed to be given and the day for which it is given) of general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the time and place of the meeting and, in case of special business, the general nature of that business. Notice of every general meeting shall also be given to the directors and our auditors.

A quorum shall consist of the presence (whether in person or represented by proxy) of two shareholders entitled to vote and present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one third in nominal value of the Company’s total issued voting shares.

If, within half an hour from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, shall stand adjourned to the same day in the next week at the same time and/or place or to such other time and/or place as the Directors may determine.

The chairman may adjourn the meeting. When a meeting is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is required by the rules of NASDAQ or (before, or on, the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) demanded by (a) the chairman of the meeting, (b) by at least three shareholders present in person or in the case of a Member being a corporation by its duly authorized representative or by proxy for the time being entitled to vote at the meeting, (c) by a shareholder or shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy and representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting or (d) by a shareholder or shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner (including the use of ballot or voting papers or tickets) and either forthwith or at such time (being not later than thirty (30) days after the date of the demand) and place as the chairman directs. If a poll is duly demanded the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of two directors, and no maximum number of Directors unless otherwise determined by the shareholders.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

No Director shall be required to hold any shares of the company by way of qualification.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director;

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	he resigns his office by notice to us;

(d)	he only held office as a director for a fixed term and such term expires;

(e)	becomes of unsound mind or dies;

(f)	ceases to be a Director by virtue of any provision of law or is removed from office pursuant to the articles;

(g)	without special leave of absence from the directors, is absent from board meetings for six consecutive months and the directors resolve that his office be vacated.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the NASDAQ corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the NASDAQ corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Islands Companies Act and our amended and restated memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any regulations as may be prescribed by the company in general meeting.

The directors may delegate any of their powers to any committee consisting of one or more persons consisting of such director or directors and other persons as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our attorney with or without authority for that person to delegate all or any of that person’s powers.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or of any third party.

Common or interested Directors may be counted in determining the presence of a quorum and may vote at a meeting of the Board or of a committee which authorizes the contract or transaction, provided that material facts as to the director’s or officer's relationship or interest and as to the contract or transaction are disclosed in accoradance with the article, and the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the directors, a committee or the shareholders.

Capitalization of Profits

The directors may resolve to capitalize any part of any amount for the time being standing to the credit of any reserve or fund (including a share premium account and capital redemption reserve and the profit and loss account) whether or not the same is available for distribution.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Islands Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Warrants

Warrants to be issued as part of this offering

The following is a brief summary of certain terms and conditions of the Warrants and is subject in all respects to the provisions contained in the Warrants accompanying the ordinary shares offered hereby and the Warrant Agency Agreement. You should review a copy of the form of Warrant and Warrant Agency Agreement for a complete description of the terms and conditions applicable to the Warrants.

Form. The Warrants will be issued in electronic certificated form.

Term. The Warrants will be exercisable on the date of issuance and will expire on the fifth anniversary of the date of issuance.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of ordinary shares purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of ordinary shares issuable upon exercise of the Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the ordinary shares. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Warrant, the Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of ordinary shares then issuable upon exercise in full of the Warrant.

Exercise Price. The exercise price of the Warrants is US$           per ordinary share. The exercise price is subject to appropriate adjustment in the event of certain stock splits, stock dividends, recapitalizations or otherwise. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of the Warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the Warrant, provided that in no event shall the limitation exceed 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise of the Warrant.

Cashless Exercise. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common shares issuable upon exercise of the Warrants the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus. Upon a cashless exercise, the holder would be entitled to receive a number of ordinary shares in accordance with certain formula set forth in the Warrant.

Delivery of ordinary shares. We shall deliver the ordinary share underlying the Warrants to the holders exercising such Warrants by no later than 5:00 P.M. New York City time on the second trading day following the Warrants exercise date, provided the funds in payment of the exercise price for such Warrants have cleared on the trading day following the exercise date.

No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants, and the number of Warrants will be rounded to the nearest whole number.

Transferability. Subject to applicable laws and restrictions, a holder may transfer a Warrant upon surrender of the Warrant to us with a completed and signed assignment in the form attached to the Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

Authorized Shares. During the period the Warrants are outstanding, we will reserve from our authorized and unissued ordinary shares a sufficient number of shares to provide for the issuance of ordinary shares underlying the warrants upon the exercise of the Warrants.

No Market. There is no public trading market for the Warrants and we do not intend that they will be listed for trading on Nasdaq or any other securities exchange or market.

Exchange Listing. Our ordinary shares are currently listed on Nasdaq under the symbol “TROO.” We do not plan on applying to list the Warrants on the Nasdaq, or any other national securities exchange.

Fundamental Transactions. In the event of any fundamental transaction, generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, reclassification of our ordinary shares or the consummation of a transaction whereby another entity acquires more than 50% of our outstanding voting power, then the holder shall have the right to receive for each ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of ordinary shares of the successor or acquiring corporation and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the warrant is exercisable immediately prior to such event.

Right as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our ordinary shares, the holders of the Warrants do not have the rights or privileges of holders of our ordinary shares until they receive the ordinary shares underlying the Warrants.

Waivers and Amendments. Any term of the Warrants issued in the offering may be amended or waived with the written consent of holders of the Warrants. The Warrants will be issued pursuant to a warrant agent agreement by and between us and Continental Stock Transfer & Trust Company, the warrant agent.

Register of Members

Under the Cayman Islands Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, together with a statement of the shares held by each shareholder, such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each shareholder; (ii) the number and category of shares held by each shareholder, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Islands Companies Act, the register of members of our company is prima facie evidence of the matters directed or authorised by the Cayman Islands Companies Act to be inserted therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of England and Wales. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which the parent company holds issued shares that together represent at least 90% of the votes at a general meeting of that company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association provide to the extent permitted by law, we shall indemnify our officers and directors against all actions, costs, charges, expenses, losses or damages incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty or fraud, in or about the conduct of our company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Islands Companies Act, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company —a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. A director must exercise the skill and care of a reasonably diligent person having both – (i) the general knowledge, skill and experience that may reasonably be expected of a person in the same position (an objective test), and (ii) if greater, the general knowledge, skill and experience that that director actually possesses (a subjective test).

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that only a majority of the directors or the Chairman or the Chief Executive Officer of the Board may call extraordinary general meetings, but shareholders may seek to bring business (other than the nomination of candidates for election as directors) before an annual general meeting, provided they must provide timely notice of their intent in writing to the Company in accordance with our articles. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Islands Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) becomes of unsound mind or dies, (f) ceases to be a director by virtue of any provision of law or is removed from office pursuant to the articles, (g)  without special leave of absence from the board of directors, is absent from board meetings for six consecutive months and the directors resolve that his office be vacated.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Islands Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Islands Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Islands Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the sanction of a special resolution passed by a majority of not less than two-thirds of votes cast by the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Islands Companies Act, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at http://www.sgocogroup.com or through phone number +852 2153-3957.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

2020

On April 17, 2020, the Company entered into a Stock Purchase Agreement with Lin So Chun, an unaffiliated third party, pursuant to which the Company sold to Ms Lin, 4,500,000 ordinary shares, par value $0.004 per share (the “Shares”), respectively, at a per share purchase price of $0.80, for aggregate proceeds of $3.60 million. The Shares were offered and sold by the Company to Ms. Lin in a series of private transactions pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended. The investor paid full amount of $3.60 million, and the Company issued 4,500,000 shares on June 18, 2020.

Share-based compensation

On January 6, 2020, a total of 80,000 shares were issued to certain of the Company’s directors as their compensation for fiscal year of 2019, which vested immediately. The grant date fair value was $1.00 per share as quoted closing price on January 6, 2020.

2019

None.

2018

During 2018, a total of 174,903 Investor Warrants were exercised.

On September 20, 2018, the Company closed a rights offering and issued and sold an aggregate of 50,663,270 ordinary shares at the subscription price of $0.99 per share, pursuant to the exercise of subscriptions and oversubscriptions in the rights offering from its existing shareholders. The Company received aggregate gross proceeds of approximately $50.16 million from the rights offering before deducting offering expenses of $166. The rights offering was made pursuant to the Company's effective registration statement on Form F-1 (Registration No. 333-225977) filed with the Securities and Exchange Commission.

Share-based compensation

On April 10, 2018, a total of 180,000 shares were issued to certain of the Company’s directors and employees, which vested immediately. The grant date fair value was $1.08 per share. Compensation expense of $194,400 was recorded in the statement of comprehensive loss in 2018.

On June 8, 2018, Raleigh Siu Lau was appointed as the Company’s President and Chief Executive Officer by the Board of Directors. In connection with Mr. Lau’s appointment as the Company’s President and Chief Executive Officer, the Compensation Committee granted Mr. Lau 1,000,000 restricted ordinary shares. One-third of the shares shall vest on June 8, 2019, one-third of the shares shall vest of June 8, 2020 and the remaining one-third of the shares shall vest on June 8, 2021, if Mr. Lau remains employed by the Company on each such vesting date.

On June 8, 2018, Tommy Wing Ling Lui was appointed as the Company’s Chief Technology Officer by the Board of Directors. In connection with Mr. Lui’s appointment as the Company’s Chief Technology Officer, the Compensation Committee granted Mr. Lui 500,000 restricted ordinary shares. One-third of the shares shall vest on June 8, 2019, one-third of the shares shall vest of June 8, 2020 and the remaining one-third of the shares shall vest on June 8, 2021, if Mr. Lui remains employed by the Company on each such vesting date.

Compensation expense of $600,000, $600,000 and $338,630 were recorded in the statement of comprehensive loss in 2020, 2019 and 2018 in relation to the restricted ordinary shares granted to Mr. Lau and Mr. Lui. The Company determined the fair value of restricted shares based on its stock price on the date of grant of $1.2 per share.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, our authorized share capital is US$2,010,000 divided into 500,000,000 ordinary shares of par value of $0.004 each and 10,000,000 preferred shares of US$0.001 each, 101,597,998 ordinary shares are issued and outstanding.

Upon completion of this offering,           ordinary shares will be issued and outstanding and            warrants to purchase ordinary shares will be outstanding.

Sales of substantial amounts of the ordinary shares in the public market could adversely affect prevailing market prices of the ordinary shares.

Lock-up Agreements

We, our directors and executive officers and the holders of 5% or more of our outstanding ordinary shares have agreed, subject to certain exceptions, not to transfer or dispose of, directly or indirectly, any of our ordinary shares or any securities convertible into or exchangeable or exercisable for our ordinary shares for a period of six months after the closing of this offering. After the expiration of the six-month period, the ordinary shares held by our directors, executive officers and such shareholders may be sold subject to the restrictions under Rule 144 under the Securities Act, pursuant to another exemption from registration under the Securities Act, or by means of a registered public offering.

Rule 144

All of our ordinary shares outstanding prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of ordinary shares then outstanding, in the form of ordinary shares or otherwise, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of the ordinary shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States, and

●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

TAXATION

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company or its shareholders levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within Cayman Islands. The Cayman Islands is not party to any double-tax treaties that are applicable to any payments made to or by the Company save and except that the Cayman Islands are a party to a double tax treaty entered into with the United Kingdom in 2010. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People’s Republic of China Taxation

Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Tax Arrangement, where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect of the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a resident enterprise of the counter-party to such Tax Arrangement should meet the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (ii) it should directly own such percentage in the PRC resident enterprise anytime in the 12 months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties (For Trial Implementation), or the Administrative Measures, which became effective in October 2009, requires that the non-resident enterprises must obtain the approval from the relevant tax authority in order to enjoy the reduced withholding tax rate under the tax treaties. There are also other conditions for enjoying such reduced withholding tax rate according to other relevant tax rules and regulations.

Hong Kong Taxation

The taxation of income and capital gains of holders of ordinary shares is subject to the laws and practices of Hong Kong and of jurisdictions in which holders of ordinary shares are resident or otherwise subject to tax. The following summary of certain relevant taxation provisions under Hong Kong law is based on current law and practice, is subject to changes therein and does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in the ordinary shares. Accordingly, each prospective investor (particularly those subject to special tax rules, such as banks, dealers, insurance companies, tax-exempt entities and holders of 10% or more of our voting capital stock) should consult its own tax advisor regarding the tax consequences of an investment in the ordinary shares. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. There is no reciprocal tax treaty in effect between Hong Kong and the United States.

Tax on Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in respect of dividends paid by us as a company incorporated in Cayman Islands.

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property (such as the ordinary shares). Trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% and 15% on corporations and unincorporated businesses, respectively, and at a maximum rate of 15% on individuals. Liability for Hong Kong profits tax may thus arise in respect of trading gains from sales of ordinary shares realized by persons carrying on a business or trading or dealing in securities in Hong Kong.

U.S. Federal Income Taxation

General

The following is a summary of the material U.S. federal income tax consequences of owning and disposing of our ordinary shares. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our shares that is for U.S. federal income tax purposes:

1.	an individual citizen or resident of the U.S.;

2.	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the U.S., any state thereof or the District of Columbia;

3.	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

4.	a trust if:

a)	a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or

b)	it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our shares is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The U.S. federal income tax consequences applicable specifically to non-U.S. Holders is described below under the heading “Tax Consequences to Non-U.S. Holders of Ordinary Shares.”

This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or different interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to us or to any particular Holder of our shares based on such Holder’s individual circumstances. In particular, this discussion considers only Holders that own our shares as capital assets within the meaning of Section 1221 of the Code. This discussion also does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to Holders that are subject to special rules, including:

1.	financial institutions or financial services entities;

2.	broker-dealers;

3.	taxpayers who have elected mark-to-market accounting;

4.	tax-exempt entities;

5.	governments or agencies or instrumentalities thereof;

6.	insurance companies;

7.	regulated investment companies;

8.	real estate investment trusts;

9.	certain expatriates or former long-term residents of the U.S.;

10.	persons that actually or constructively own 5% or more of our voting shares;

11.	persons that acquired our shares pursuant to the exercise of employee stock options, in connection with employee stock incentive plans or otherwise as compensation;

12.	persons that hold our shares as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

13.	persons whose functional currency is not the U.S. Dollars.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) regarding our shares and any consideration received (or deemed received) by a Holder connected with selling or other disposition of such shares will be in U.S. Dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”), or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with one or more aspects of the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO TROOPS OR TO ANY PARTICULAR HOLDER OF OUR SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH HOLDER OF OUR SECURITIES IS URGED TO CONSULT WITH ITS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND APPLICABLE TAX TREATIES.

Tax Consequences to U.S. Holders of Ordinary Shares

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company, or PFIC, rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on our ordinary shares. A cash distribution on such shares will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such dividend will not be eligible for the dividends-received deduction generally allowed to domestic corporations regarding dividends received from other domestic corporations. Any distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

Regarding non-corporate U.S. Holders for taxable years beginning before January 1, 2013, dividends may be taxed at the lower applicable long-term capital gains rate (see “— Taxation on the Disposition of Ordinary Shares” below) provided that:

1.	our ordinary shares are readily tradable on an established securities market in the U.S. or, in the event we are deemed to be a Chinese “resident enterprise” under the EIT Law, we are eligible for the benefits of the Agreement between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion regarding Taxes on Income, or the “U.S.-PRC Tax Treaty;”

2.	we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year; and

3.	certain holding period requirements are met. Under published IRS authority, shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the U.S. only if they are listed on certain exchanges, which presently include the NASDAQ Stock Market but do not include the OTC Bulletin Board.

We were listed on the NASDAQ Stock Market in December 2010. If we are not able to maintain such a listing, it is anticipated that our ordinary shares will be quoted and traded only on the OTC Bulletin Board. In that case, any dividends paid on our ordinary shares would not qualify for the lower rate unless we are deemed to be a Chinese “resident enterprise” under the EIT Law and are eligible for the benefits of the U.S.-PRC Tax Treaty.

Unless the special provisions described above, dealing with the taxation of qualified dividend income at the lower long-term capital gains rate, are extended, this favorable treatment will not apply to dividends in taxable years beginning on or after January 1, 2013. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid regarding our ordinary shares.

If PRC taxes apply to dividends paid to a U.S. Holder on our ordinary shares, such U.S. Holder may be entitled to a reduced rate of PRC tax under the U.S-PRC Tax Treaty. In addition, such PRC taxes may be treated as foreign taxes eligible for credit against such Holder’s U.S. federal income tax liability (subject to certain limitations). U.S. Holders should consult their own tax advisors regarding the creditability of any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Taxation on the Disposition of Ordinary Shares

Upon a sale or other taxable disposition of our ordinary shares, and subject to the PFIC rules discussed below, a U.S. Holder should recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares.

Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15% for taxable years beginning before January 1, 2013 (and 20% thereafter). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares exceeds one year. The deductibility of capital losses is subject to various limitations.

If PRC taxes would otherwise apply to any gain from the disposition of our ordinary shares by a U.S. Holder, such U.S. Holder may be entitled to a reduction in or elimination of such taxes under the U.S.-PRC Tax Treaty. Any PRC taxes that are paid by a U.S. Holder regarding such gain may be treated as foreign taxes eligible for credit against such Holder’s U.S. federal income tax liability (subject to certain limitations which could reduce or eliminate the available tax credit). U.S. Holders should consult their own tax advisors regarding the creditability of any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Additional Taxes After 2012

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, cash dividends on, and capital gains from the sale or other taxable disposition of, our ordinary shares, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our ordinary shares.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

The composition of our passive assets during 2008 and 2009, largely consisted of cash and other investment assets. The composition of our passive income in such periods largely consisted of interest. Therefore, it is likely that we qualified as a PFIC regarding our 2008 and 2009 taxable years.

Based on the composition of our assets and the nature of the Company’s income and subsidiaries’ income for our taxable year ended December 31, 2018, we do not expect to be treated as a PFIC for such year under the tax laws as enacted and construed at the present time. But, this conclusion is based in part on our treating the “other receivable” on our balance sheet not as a passive asset for PFIC purposes on the ground that it is an installment note on the sale of stock of an affiliate company that held assets that had been actively used in our manufacturing business.

We believe this conclusion is proper. But, because the matter is not certain, there is no guarantee that the IRS in an audit would agree. If the IRS did not agree, we would likely be treated as a PFIC for both 2019 and 2018.

In addition, our actual PFIC status for our 2018 taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance regarding our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC and a U.S. Holder did not make either a timely qualified electing fund, or QEF, election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, or a mark-to-market election, as described below, such Holder generally will be subject to special rules regarding:

1.	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares; and

2.	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder regarding the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules:

1.	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

2.	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

3.	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

4.	the interest charge generally applicable to underpayments of tax will be imposed regarding the tax attributable to each such year of the U.S. Holder.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. There can be no assurance, however, that we will pay current dividends or make other distributions sufficient for a U.S. Holder who makes a QEF election to satisfy the tax liability attributable to income inclusions under the QEF rules, and the U.S. Holder may have to pay the resulting tax from its other assets. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates.

Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. To comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election regarding our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares), any gain recognized on the appreciation of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to those U.S. Holders who made a QEF election. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

A determination as to our PFIC status will be made annually. But, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime regarding such shares for any taxable year of ours that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. But, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the Holder makes a purging election, and pays the tax and interest charge regarding the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election regarding such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) shares in us and for which we are determined to be a PFIC, such Holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss regarding the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines has rules sufficient to establish that the market price represents a legitimate and sound fair market value. Although we became listed on the NASDAQ Stock Market in December 2010, if we are not able to maintain such a listing, it is anticipated that our ordinary shares would continue to be quoted and traded only on the OTC Bulletin Board. If our ordinary shares were to be quoted and traded only on the OTC Bulletin Board, such shares may not currently qualify as marketable stock for purposes of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election regarding the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC or will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) shares during any year in a PFIC, such Holder may have to file an IRS Form 8621 (whether or not a QEF election or mark-to-market election is made).

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares under their particular circumstances.

Tax Consequences to Non-U.S. Holders of Ordinary Shares

Dividends paid to a non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively in connection with the non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Holder maintains in the U.S.).

In addition, a non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares, unless such gain is effectively in connection with its conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Holder maintains in the U.S.) or the non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively in connection with the non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the U.S.) generally will be subject to tax in the same manner as for a U.S. Holder and, in the case of a non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the U.S. to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of our ordinary shares by a non-corporate U.S. Holder to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the U.S. will be subject to information reporting in limited circumstances. In addition, backup withholding of United States federal income tax, currently at a rate of 28%, generally will apply to dividends paid on our ordinary shares to a non-corporate U.S. Holder and the proceeds from sales and other dispositions of shares by a non-corporate U.S. Holder, in each case who:

1.	fails to provide an accurate taxpayer identification number;
2.	is notified by the IRS that backup withholding is required; or
3.	in certain circumstances, fails to comply with applicable certification requirements.

Unless current individual income tax rates are extended, the backup withholding rate will increase to 31% for payments made on or after January 1, 2013. A non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a non-U.S. Holder’s U.S. federal income tax liability and may entitle such Holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

For taxable years beginning after March 18, 2010, individual U.S. Holders may be required to report ownership of our ordinary shares and certain related information on their individual federal income tax returns in certain circumstances. Generally, this reporting requirement will apply if: (1) the ordinary shares are held in an account of the individual U.S. Holder maintained with a “foreign financial institution”; or (2) the ordinary shares are not held in an account maintained with a “financial institution,” as such terms are defined in the Code. The reporting obligation will not apply to an individual, however, unless the total aggregate value of the individual’s foreign financial assets exceeds $50,000 during a taxable year.

For clarification, this reporting requirement should not apply to ordinary shares held in an account with a U.S. brokerage firm. Not complying with this reporting requirement, if it applies, will result in substantial penalties. In certain circumstances, additional tax and other reporting requirements may apply. U.S. Holders of our ordinary shares are advised to consult with their own tax advisors concerning all such reporting requirements.

UNDERWRITING

We will enter into an underwriting agreement on the date of this prospectus with Maxim Group LLC, as the sole book-running manager and the representative for the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of ordinary shares and Warrants at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Underwriters	Number of Ordinary Shares and Warrants
Maxim Group LLC
Total

All of the ordinary shares and Warrants to be purchased by the underwriters will be purchased from us.

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the ordinary shares and Warrants offered by us in this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The ordinary shares and Warrants are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part.

The underwriting agreement provides that the underwriters are obligated to take and pay for all of the ordinary shares and Warrants offered by this prospectus if any such ordinary shares and Warrants are taken, other than those ordinary shares and Warrants covered by the option to purchase up to            additional ordinary shares and/or up to an additional            Warrants described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement.

Over-allotment Option

We have granted an over-allotment option to the underwriters to purchase up to            ordinary shares and/or up to            Warrants at the public offering prices of US$           per ordinary shares and US$0.01 per Warrant, in each case, less the underwriting discount, set forth on the cover page of this prospectus. This option is exercisable during the 45-day period after the date of this prospectus. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional ordinary shares and/or Warrants in proportion to their respective commitments set forth in the prior table.

Discounts and Commissions

The representative has advised us that the underwriters propose to offer the ordinary shares and Warrants to the public at the public offering price per share set forth on the cover page of this prospectus. The underwriters may offer ordinary shares and Warrants to securities dealers at that price less a concession of not more than $           per ordinary shares and Warrant. After the offering to the public, the public offering price and other selling terms may be changed by the representative. The underwriting discounts and commissions are 7% of the public offering price per ordinary share and Warrant.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriters of their option to purchase up to           additional ordinary shares and/or up to an additional Warrants:

	Per Ordinary Shares and Warrant	Without Exercise of Option	Total With Full Exercise of Option
Public offering price	US$	US$	US$
Underwriting discounts and commissions paid by us (7%)	US$	US$	US$
Proceeds, before expenses, to us	US$	US$	US$

We have paid an expense deposit of $25,000 to the representative of the underwriters, which will be applied against the actual out-of-pocket accountable expenses that will be incurred by the representative in connection with this offering, and will be reimbursed to us to the extent not incurred. In addition, we have agreed to pay the representative’s accountable expenses, including the representative’s legal fees, as well as other fees, expenses and disbursement up to a maximum amount of $100,000 in connection with the offering. We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees, legal and accounting expenses and financial advisory fees, but excluding underwriting discounts and commissions, will be approximately US$           , all of which are payable by us.

Representative’s Warrants

We have agreed to issue to the Representative (or its permitted assignees) Warrants to purchase up to a total 2.5% of the ordinary shares sold in the offering (including 2.5% of any ordinary shares purchased upon exercise of the over-allotment option). The Representative’s warrant will have a term of three-and-a-half (3.5) years from the closing this offering and an exercise price per share equal to 110% of the public offering price per share price. Pursuant to FINRA Rule 5110(g), the Representative’s warrant and any shares issued upon exercise of the Representative’s warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period. The Representative’s warrant will provide for cashless exercise. The Representative’s warrants will contain provisions for one demand registration of the sale of the underlying ordinary shares at our expense, an additional demand registration at the Warrant holders’ expense, and unlimited “piggyback” registration rights for a period of three years after the effective date of this prospectus at our expense.

Lock-Up Agreements

We and each of our officers, directors and beneficial owners of 5% or more of our ordinary shares have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our ordinary shares or other securities convertible into or exercisable or exchangeable for our ordinary shares for a period of six (6) months after this offering is completed without the prior written consent of Maxim.

Maxim may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Indemnification of Underwriters

The underwriting agreement provides that we will indemnify the underwriters against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act, or to contribute payments that the underwriters may be required to make in respect thereof.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “TROO”. We do not intend to apply to list the Warrants on any security exchange/ intend to apply to list the Warrants on the Nasdaq.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the option to purchase additional ordinary shares and/or additional Warrants. In a naked short position, the number of securities involved is greater than the number of ordinary shares in the option. To close out a short position, the underwriters may elect to exercise all or part of the option. The underwriters may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, securities in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, securities in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our ordinary shares immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our securities during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of securities offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Offer Restrictions Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ordinary shares the possession, circulation or distribution of this prospectus or any other material relating to us or the ordinary shares in any jurisdiction where action for that purpose is required. Accordingly, the ordinary shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the ordinary shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Australia. This prospectus:

●	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

●	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

●	does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

●	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The ordinary shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ordinary shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any ordinary shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ordinary shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of ordinary shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ordinary shares, you undertake to us that you will not, for a period of 12 months from the date of issue of the ordinary shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada. The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands. This prospectus does not constitute a public offer of the ordinary shares, whether by way of sale or subscription, in the Cayman Islands. Ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Dubai International Financial Centre (“DIFC”). This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the Relevant Implementation Date), an offer of the ordinary shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of ordinary shares may be made to the public in that Relevant Member State at any time:

●	to any legal entity which is a qualified investor as defined under the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above paragraph, the expression “an offer of the ordinary shares to the public” in relation to any ordinary share in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression Prospectus Directive means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. The ordinary shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Japan. Ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kuwait. Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ordinary shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Malaysia. No prospectus or other offering material or document in connection with the offer and sale of the ordinary shares has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the ordinary shares, as principal, if the offer is on terms that the ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the ordinary shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the ordinary shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Qatar. In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Saudi Arabia. This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Singapore. This prospectus or any other offering material relating to the ordinary shares has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, (a) the ordinary shares have not been, and will not be, offered or sold or made the subject of an invitation for subscription or purchase of such ordinary shares in Singapore, and (b) this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares have not been and will not be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor as specified in Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275 of the SFA) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland. The ordinary shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our company or the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the ordinary shares.

Taiwan. The ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ordinary shares in Taiwan.

United Arab Emirates. The ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

United Kingdom. This prospectus is only being distributed to and is only directed at, and any offer subsequently made may only be directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The ordinary shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the ordinary shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and advisory fees, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$
FINRA Filing Fee
Legal Fees and Expenses
Accounting Fees and Expenses
Printing and Engraving Expenses
Miscellaneous Expenses
Total Expenses	$

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of ordinary shares sold in the offering.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to the validity of the Warrants offered in this offering and other certain legal matters of U.S. federal securities and New York state law. Certain legal matters with respect to U.S. federal and New York State law in connection with this offering will be passed upon for the underwriter by Hunter Taubman Fischer & Li LLC. The validity of the ordinary shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to Hong Kong law will be passed upon for us by           . Loeb & Loeb LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and            with respect to matters governed by Hong Kong law.

EXPERTS

The consolidated financial statements for TROOPS, Inc., as of and for the year ended December 31, 2020, appearing in this prospectus and registration statement was audited by Yu Certified Public Accountant, P.C., an independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

The consolidated financial statements for TROOPS, Inc., as of and for the year ended December 31, 2019, appearing in this prospectus and registration statement was audited by Centurion ZD CPA & Co., an independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the ordinary shares and the Warrants offered under this prospectus. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and the ordinary shares and the Warrants offered in this prospectus. The registration statement, including its exhibits and schedules, are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have not authorized anyone to give any information or make any representation about their companies that is different from, or in addition to, that contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

TROOPS, Inc.

TROOPS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2021, AND DECEMBER 31, 2020

(In thousands of U.S. dollars except share and per share data)

	2021	2020
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$10,297	$3,028
Accounts receivable, net	27	8
Loans receivable, net of provision for loan losses of $2,172 and $2,172, respectively	6,046	22,096
Interest receivable	4	286
Other receivables and prepayments, net of provision for credit losses of $39 and $39, respectively	154	232
Total current assets	16,528	25,650

Deposits for acquisition of a subsidiaries	4,966	4,966
Plant and equipment, net	51,235	52,141
Operating lease right-of-use assets, net	120	199
Intangible assets, net	285	446
Long-term loans receivable, net of $nil provision for loan losses	36	1,621
Goodwill	5,107	5,107

Total assets	$78,277	$90,130

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term bank loan	$-	$201
Accounts payable, trade	66	-
Other payables and accrued liabilities	1,991	946
Operating lease liability, current	120	160
Unsecured promissory note due to shareholder	-	5,192
Taxes payable	537	657
Warrant derivative liability	-	249
Convertible notes - current	38	42
Total current liabilities	2,752	7,447

LONG-TERM LIABILITIES
Long-term bank loan	-	6,040
Operating lease liability, non-current	-	39
Convertible notes – non-current	87	118
Non-current Deferred tax liabilities	5,707	5,859
Total liabilities	8,546	19,503

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, $0.001 par value, 1,000,000 shares authorized, nil and nil issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	-	-
Ordinary shares, $0.004 par value, 500,000,000 shares authorized, 101,597,998 and 101,158,228 issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	406	405
Additional paid-in-capital	135,643	135,347
Retained earnings (deficit)	(66,312)	(65,120)
Accumulated other comprehensive income (loss)	(6)	(5)
Total TROOPS shareholders' equity	69,731	70,627
Non-controlling interests	-	-
Total shareholders' equity	69,731	70,627
Total liabilities and shareholders' equity	$78,277	$90,130

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-2

TROOPS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(In thousands of U.S. dollars except share and per share data)

	2021	2020
	(Unaudited)	(Unaudited)
REVENUES	$1,283	$1,536
COST OF REVENUES	1,344	1,582
GROSS LOSS	(61)	(46)
OPERATING EXPENSES:
General and administrative expenses	1,352	1,507
Total operating expenses	1,352	1,507

OPERATING LOSS FROM CONTINUING OPERATIONS	(1,413)	(1,553)

OTHER INCOME (EXPENSES):
Interest expense	(181)	(566)
Other income, net	3	19
Gain on change in fair value of warrant derivative liability	247	(29)
Total other income (expenses), net	69	(576)

LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES AND NON-CONTROLLING INTERESTS	(1,344)	(2,129)
INCOME TAX BENEFIT (EXPENSE)	152	166

NET LOSS FROM CONTINUING OPERATIONS	$(1,192)	$(1,963)
PROFIT FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	-	20

NET LOSS	$(1,192)	$(1,943)

Net profit attributable to non-controlling interests – discontinued operations	-	(10)
Net loss attributable to ordinary shareholders of TROOPS	$(1,192)	$(1,953)

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	(1)	-
COMPREHENSIVE LOSS	$(1,193)	$(1,953)

LOSS PER SHARE:
Basic	$(0.01)	$(0.02)
Diluted	$(0.01)	$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	101,341,930	95,334,536
Diluted	101,341,930	95,334,536

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-3

TROOPS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

(In thousands of U.S. dollars except share data)

					Accumulated
				Retained	Other
	Ordinary Shares		Paid-in	Earnings	Comprehensive	Non-controlling
	Shares	Par Value	Capital	(Deficit)	Loss	interests	Total
BALANCE, January 1, 2021	101,158,228	$405	$135,347	$(65,120)	$(5)	$-	$70,627
Shares issued for equity compensation plan	439,770	1	262	-	-	-	263
Equity component of the 2018 Notes			34				34
Net loss	-	-	-	(1,192)	-	-	(1,192)
Foreign currency translation adjustment	-	-	-	-	(1)	-	(1)
BALANCE, June 30, 2021 (unaudited)	101,597,998	$406	$135,643	$(66,312)	$(6)	$-	$69,731

BALANCE, January 1, 2020	80,026,647	$320	$116,943	$2,316	$(10)	$196	$119,765
Shares issued for equity compensation plan	80,000	1	941	-	-	-	942
Equity component of the 2018 Notes	-	-	31	-	-	-	31
Shares issued on acquisition of a subsidiary	15,992,000	63	14,009	-	-	-	14,072
Shares issued on financing	4,500,000	18	3,582	-	-	-	3,600
Net loss	-	-	-	(1,952)	-	10	(1,942)
Foreign currency translation adjustment	-	-	-	-	-	-	-
BALANCE, June 30, 2020 (unaudited)	100,598,647	$402	$135,506	$364	$(10)	$206	$136,468

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-4

TROOPS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(In thousands of U.S. dollars)

	2021	2020
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPFRATING ACTIVITIES:
Net loss	$(1,192)	$(1,963)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,127	1,283
Deferred income taxes	(152)	160
Change in fair value of warrant derivative liability	(247)	29
Share-based compensation expenses	261	380
Change in operating assets
Accounts receivable, trade	(19)	62
Loans receivable	17,635	10,648
Other receivables and prepayments	78	5,782
Interest receivable	282	870
Customer deposits	-	182
Other current assets	-	-
Change in operating liabilities
Accounts payables, trade	66	-
Other payables and accrued liabilities	1,045	(5,085)
Operating lease liabilities	-	(2)
Taxes payable	(120)	(729)
Net cash provided by continuing operations	18,764	11,617
Net cash provided by discontinued operations	-	656
Net cash provided by operating activities	18,764	12,273

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(63)	(119)
Proceeds from acquisition of subsidiaries	-	981
Repayments on shareholder promissory notes	(5,192)	(17,663)
Net cash used in continuing operations	(5,255)	(16,801)
Net cash used in discontinued operations	-	(217)
Net cash used in investing activities	(5,255)	(17,018)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of bank borrowings	(6,240)	(76)
Proceeds from shares issuance	-	3,600
Net cash (used in) provided by financing activities	(6,240)	3,524

NET INCREASE (DECREASE) IN CASH	7,269	(1,221)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,028	5,161

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$10,297	$3,940

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	3	127
Cash paid for income taxes	281	628

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Common stock issued for acquisition of a subsidiary	-	14,072

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-5

TROOPS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. dollars, except for shares and per share data)

Note 1 - Organization and description of business

TROOPS, Inc. (the “Company” or “TROOPS” or “we”, “our” or “us”) was incorporated under Cayman Islands’ laws on July 18, 2007. It was previously named SGOCO Group, Ltd. and before that, SGOCO Technology, Ltd., and prior to the Acquisition was named Hambrecht Asia Acquisition Corp. The Company was formed as a blank check company for the purpose of acquiring one or more operating businesses in the People's Republic of China (the “PRC”) through a merger, stock exchange, asset acquisition or similar business combination or control through contractual arrangements.

The Company completed its initial public offering (“IPO”) of units consisting of one ordinary share and one warrant to purchase one ordinary share in March 12, 2008. On March 12, 2010, the Company completed a share-exchange transaction with Honesty Group Holdings Limited (“Honesty Group”) and its shareholders, and Honesty Group became a wholly-owned subsidiary of the Company (the “Acquisition”). On the closing date, the Company issued 3,575,000 of its ordinary shares to Honesty Group in exchange for 100% of the capital stock of Honesty Group. Prior to the share-exchange transaction, the Company had 5,299,126 ordinary shares issued and outstanding. After the share-exchange transaction, the Company had 4,023,689 ordinary shares issued and outstanding.

The share-exchange transaction was accounted for as reorganization and recapitalization of Honesty Group. As a result, the unaudited condensed consolidated financial statements of the Company (the legal acquirer) were, in substance, those of Honesty Group (the accounting acquirer), with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of the share-exchange transaction. There was no gain or loss recognized based on the transaction. The historical financial statements for periods prior to March 12, 2010 are those of Honesty Group, except that the equity section and earnings per share have been retroactively restated to reflect the reorganization and recapitalization.

SGOCO International (HK) Limited, a limited liability company registered in Hong Kong, or “SGOCO International,” is a wholly owned subsidiary of TROOPS.

On February 22, 2011, SGO Corporation (“SGO”) was established in Delaware USA. On March 14, 2011, SGOCO International purchased 100% of the outstanding shares of common stock of SGO. SGO was founded for the purpose of marketing, sales and distribution of TROOPS’s high quality LCD/LED products in America. SGO commenced sales in June 2012.

On July 28, 2011, SGOCO (Fujian) Electronic Co., Ltd. (“SGOCO (Fujian)”), a limited liability company under the laws of the PRC was established by SGOCO International for the purpose of conducting LCD/LED monitor and TV product-related design, brand development and distribution.

On December 26, 2011, SGOCO International established a wholly owned subsidiary, Beijing SGOCO Image Technology Co. Ltd. (“Beijing SGOCO”), a limited liability company under the laws of the PRC for the purpose of conducting LCD/LED monitor, TV product-related and application-specific product design, brand development and distribution.

On November 14, 2013, SGOCO International established a wholly owned subsidiary, SGOCO (Shenzhen) Technology Co., Ltd. (“SGOCO Shenzhen”), a limited liability company under the laws of the PRC for the purpose of conducting LCD/LED monitor and TV product-related and application-specific product design, brand development and distribution.

In May 2014, the Company relocated its corporate headquarters from Beijing, China to Hong Kong, China.

F-6

On December 24, 2014, the Company entered into a Sale and Purchase Agreement to sell its 100% equity ownership interest in SGOCO (Fujian) to Apex Flourish Group Limited (“Apex”), which is an independent third party with interests in real estate and forestry products. Apex previously purchased Honesty Group Holdings Limited, TROOPS’s prior manufacturing business, on November 15, 2011. The Company considers December 31, 2014 as the disposal effective date since the operational and management control over SGOCO (Fujian) was shifted from TROOPS to Apex on December 31, 2014. The Sale of SGOCO (Fujian) allowed TROOPS to reform the business and reduce the reliance of traditional flat panel LED and LCD monitor products. It provided greater flexibility and scalability for the Company's business model, which enables the Company to focus on finding new business acquisition opportunities and exploring new products.

The sales price for all the equity of SGOCO (Fujian) is equivalent to the net asset value of SGOCO (Fujian) on December 31, 2014. The final amount is $11.00 million.

On December 28, 2015, SGOCO International entered into a Share Sale and Purchase Agreement for the Sale and Purchase of the Entire Issued Share Capital of Boca International Limited (the “Agreement”) with Richly Conqueror Limited, a company incorporated under the laws of the British Virgin Islands (the “Vendor”). Pursuant to the Agreement, SGOCO International acquired 100% of the issued share capital of Boca International Limited (“Boca”), a private company incorporated in Hong Kong, from its sole legal and beneficial owner - Richly Conqueror Limited at a consideration of $52.00 million in cash, plus up to 19.9% or 3.40 million newly issued ordinary shares (the “Shares”) of the Company. In March, 2016, the acquisition of Boca completed and SGOCO International fully paid $52.00 million plus 1,162,305 post-split shares of common stock of the Company and received 100% ownership of Boca.

Boca designs, develops and manufactures Phase Change Material (PCM-TES) storage system and applies them on cooling and heating system. Boca's PCM-TES storage system (the "System") applies real-time electricity demand peak management which shifts on-peak chiller plant load to off-peak and increases chiller efficiency by optimization controls at any time. The System could reduce electricity consumption by approximately 50% during all running time and decrease 2/3 of central air conditioning running cost due to lower tariff rate during off-peak and higher efficiency at all time. The System can be used in all existing and new buildings and is environmentally friendly with a life of more than ten years. The System fully supports energy saving to help control the greenhouse effect and achieve maximum economic benefit for customers.

The Company has effected a 1-for-4 reverse stock split of the Company’s authorized ordinary shares, accompanied by a corresponding decrease in the Company’s issued and outstanding shares of ordinary shares and an increase of the par value of each ordinary share from $0.001 to $0.004 on January 19, 2016.

On August 10, 2016, the shareholders of the Company approved an increase of the authorized ordinary shares of the Company from 12,500,000 shares to 50,000,000 shares at the annual shareholders meeting.

On April 28, 2017, SGOGO International (HK) Limited, a wholly-owned subsidiary of TROOPS, entered into a Share Sale and Purchase Agreement with Full Linkage Limited pursuant to which SGOCO International acquired all the issued and outstanding capital stock of Century Skyway Limited, a company incorporated in Hong Kong at a consideration of $32,600,000 plus 1,500,000 of the Company ordinary shares. The acquisition of CSL was completed on May 10, 2017. CSL is principally engaged in Virtual Reality device and technologies research and development. Its development centre and main researchers are in Shenzhen China

On December 15, 2017, TROOPS formed Giant Connection Limited, a limited liability company registered in the Republic of Seychelles.

On December 22, 2017, Giant Connection Limited, a wholly-owned subsidiary of TROOPS, completed the acquisition of Giant Credit Limited contemplated by the Share Exchange Agreement entered into by and between the parties in consideration for HK$19.60 million ($2.35 million), which was satisfied by the allotment and issuance of 2,220,283 ordinary shares of the Company. The principal activity of Giant Credit Limited is money lending in Hong Kong. Giant Credit Limited is a Hong Kong incorporated company which has a Money Lenders License for carrying on money lending business in Hong Kong. Giant Credit Limited has been providing high-quality personal loans and corporate loans to its customers since 2016.

F-7

On March 8, 2018, the Company’s wholly-owned subsidiary, Giant Connection Limited closed a Share Exchange Agreement with Vagas Lane Limited for the purchase and sale of 11 Hau Fook Street Limited in consideration for HK$26.10 million ($3.35 million), which was satisfied by the allotment and issuance of 2,935,222 ordinary shares. 11 Hau Fook Street Limited is an investment holding company which owns two properties located at No. 11 Hau Fook Street, Tsim Sha Tsui, Kowloon, Hong Kong.

On May 17, 2018, the Company entered into a Sale and Purchase Agreement to sell its 100% ownership interest in SGOCO Shenzhen to Realm Valley Limited, a company incorporated in British Virgin Islands, for $1 in total consideration.

On June 7, 2018, the Company’s wholly-owned subsidiary, Giant Connection Limited closed a Share Exchange Agreement for the entire issued share capital of Paris Sky Limited. In consideration for (1) the allotment of 3,889,050 ordinary shares of the Company to Leung Iris Chi Yu (“Ms. Leung”), at an initial agreed value of HK$30.33 million ($3.89 million), the fair value of the 3,889,050 ordinary shares was $4.78 million, which was calculated based on the stock price of $1.23 per share on June 7, 2018, (2) the transfer of a 49% interest in CSL at an agreed value of HK$126.13 million ($16.17 million), (3) the transfer of a 49% interest in Boca at an agreed value of HK$184.84 million ($23.70 million), and (4) the issuance of a promissory note to Ms. Leung in the principal amount of HK$27.10 million ($3.47 million), bearing a 8% interest per annum, by Giant Connection Limited, the Company acquired 100% of the issued share capital of Paris Sky Limited, an investment holding company which, through its wholly owned subsidiary, Suns Tower Limited, owns a property located at No. 8 Fui Yiu Kok Street, Tsuen Wan, New Territories, Hong Kong. The fair value of this property was $53.00 million on June 7, 2018. The Company repaid the promissory note in full on August 22, 2018. In the fourth quarter of 2018, management committed a plan to dispose of its remaining 51% equity interests in CSL and initiated efforts to locate buyers. On April 25, 2019, the Company entered into a Letter of Intent to sell to another individual, Ho Pui Lung 5,100 shares in the share capital of CSL, at a consideration of HK$99.45 million ($12.75 million). On September 20, 2019, the Company entered into a Share Exchange Agreement for the disposal of 5,100 shares in the share capital of Century Skyway Limited, being 51% of its entire issued share capital, and its fully owned subsidiary – Shen Zhen Provizon Technology Co., Limited, to Ho Pui Lung at an agreed value of HK$99.45 million ($12.75 million). Upon the satisfactory completion of the closing conditions contained in the Agreement, the operational and management control over CSL were shifted from TROOPS to Ho Pui Lung on December 31, 2019 (Note 3).

On June 26, 2018, the shareholders of the Company approved to increase the authorized share capital of the Company from $201,000 divided into 50,000,000 ordinary shares of par value $0.004 and 1,000,000 preferred shares of par value $0.001 each to $2,010,000 by the creating of 450,000,000 ordinary shares of par value $0.004 each and 9,000,000 preferred shares of par value $0.001 each such that the share capital of the Company shall be divided into 500,000,000 ordinary shares of par value $0.004 and 10,000,000 preferred shares of par value $0.001 each.

On February 5, 2019, the Company’s wholly-owned subsidiary, Paris Sky Limited entered into a Share Exchange Agreement with Kwok Man Yee Elvis for the entire issued share capital of Vision Lane Limited for an initial consideration of $12,428,205 to be satisfied by (1) the allotment of 4,519,347 ordinary shares of the Company to Kwok Man Yee Elvis, at $1.10 per share and (2) the payment of the remaining balance of $7.50 million in cash. The fair value of the 4,519,347 ordinary shares was $5.24 million, which was calculated based on the stock price of $1.16 per share on March 8, 2019, and the final consideration was $12.70 million. Vision Lane is a private company incorporated in the British Virgin Islands and engages in property investment and money lending services in Hong Kong. On March 12, 2019, Paris Sky Limited closed its acquisition of Vision Lane (Note 8(d)).

On December 23, 2019, the Company entered into a Share Exchange Agreement with Victor Or (“Mr. Or”) for the purchase and sale of Giant Financial Services Limited (“GFS”). GFS is a private company incorporated in Samoa provides an online financial marketplace connecting financial institutions and users worldwide via its unique mobile application which features state-of-the-art functions to boost financial accessibility to financial and insurance products and services. At the heart of its digital platform is the Company’s dedication to drive innovation, create value to businesses and individual users alike by (i) minimizing transaction risks, (ii) lowering transaction costs, (iii) reducing and detecting fraud, (iv) saving time, (v) increasing access and equality. The Company intends to integrate GFS into its existing platform to support its current business lines. The total consideration to be paid for GFS is $64.34 million, which shall be satisfied by (a) the allotment of 15,992,000 shares of the Company to be issued to Mr. Or on the closing date, representing 19.9% of the total issued and outstanding shares of the Company as of the date of the Agreement, (b) the payment of $21.79 million in cash, and (c) the balance satisfied by issuance of a promissory note to Mr. Or. On January 31, 2020, TROOPS, Inc. closed its acquisition of GFS (Note 7(f)). By March 30, 2021, the Company repaid the promissory note in full by several payments.

F-8

On August 31, 2020, the Company’s wholly-owned subsidiary, SGOCO International (HK) Limited entered into a Sale and Purchase Agreement for the disposal of 94 shares in the share capital of Boca International Limited, being 51% of its entire issued share capital. Upon the satisfactory completion of the closing conditions contained in the Agreement, the disposal shall be consummated in consideration for the transfer of a 51% interest in Boca International Limited to Wong Yiu Tong at an agreed value of HK$1.46 million ($0.19 million).

On September 28, 2020, the Company’s wholly-owned subsidiary, Giant Financial Services Limited closed a Share Exchange Agreement for the entire issued share capital of Apiguru Pty Ltd.. The acquisition was consummated in consideration for a total of AUD0.70 million ($0.59 million), which was satisfied by the allotment and issuance of 559,581 ordinary shares of the Company. Apiguru is a technology consulting company specialising in Application Programming Interface (API) strategy and implementation enabling state-of-the-art market fit hypothesis that drives businesses forward. Through providing API consulting services, Apiguru helps businesses increasing effectivity, optimizing productivity, and developing integration channels that leverage opportunities for generating new revenue sources.

GFS aims to serve clients from different sectors with distinctive needs.  Apiguru, being an official Google Cloud Partner, has direct access to one of the world's best knowledge bases.  Along together with API specialization, Apiguru helps GFS to integrate with various global platforms to expand customer base.

Note 2 – Summary of significant accounting policies

Basis of presentation and principle of consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the financial statements of the Company and all its majority-owned subsidiaries that require consolidation. Intercompany transactions and balances have been eliminated in the consolidation. The following entities were consolidated as of June 30, 2021:

	Place incorporated	Ownership percentage
TROOPS, Inc.	Cayman Islands	Parent Company
SGOCO International (HK) Limited	Hong Kong	100%
Beijing SGOCO Image Technology Co., Ltd.	Beijing, China	100%
Giant Financial Services Limited (“GFS”)	Samoa	100%
Apiguru Pty Ltd. (“Apiguru”)	Australia	100%
Giant Connection Limited	Republic of Seychelles	100%
Giant Credit Limited (“GCL”)	Hong Kong	100%
11 Hau Fook Street Limited	Hong Kong	100%
Paris Sky Limited	Marshall Islands	100%
Vision Lane Limited	British Virgin Islands	100%
Suns Tower Limited (Formerly known as “First Asia Tower Limited”) (“FAT”)	Hong Kong	100%
First Asia Finance Limited (“FAF”)	Hong Kong	100%

The interim condensed consolidated financial information as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 have been prepared without audit, pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures, which are normally included in condensed consolidated financial statements prepared in accordance with U.S. GAAP have not been included. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and accompanying footnotes thereto, included in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020, previously filed with the SEC on July 7, 2021.

F-9

In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these condensed consolidated financial statements, which are of a normal and recurring nature, have been included. The results reported in the condensed consolidated financial statements for any interim periods are not necessarily indicative of the results that may be reported for the entire year.

Use of estimates

Preparing unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management’s estimates and assumptions include, but are not limited to, revenue recognition, the collectability of its receivables, the fair value and accounting treatment of certain financial instruments, the valuation and recognition of share-based compensation arrangements, fair value of assets and liabilities acquired in business combination, useful life of intangible assets, assessment of impairment of long-lived assets, intangible assets and goodwill, deferred tax liability and deferred tax valuation allowance. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates.

Business combinations

The Company accounts for its business combinations using the acquisition method of accounting in accordance with Accounting Standards Codification ("ASC") 805 "Business Combinations." The cost of an acquisition is measured as the aggregate of the acquisition date fair values of the assets transferred and liabilities incurred by the Company to the sellers and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets and liabilities acquired or assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total costs of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated statements of comprehensive income. During the measurement period, which can be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of comprehensive income.

In a business combination achieved in stages, the Company re-measures the previously held equity interest in the acquiree immediately before obtaining control at its acquisition-date fair value and the re-measurement gain or loss, if any, is recognized in the consolidated statements of comprehensive income.

When there is a change in ownership interests that result in a loss of control of a subsidiary, the Company deconsolidates the subsidiary from the date control is lost. Any retained non-controlling investment in the former subsidiary is measured at fair value and is included in the calculation of the gain or loss upon deconsolidation of the subsidiary.

For the Company's majority-owned subsidiaries, a non-controlling interest is recognized to reflect the portion of their equity which is not attributable, directly or indirectly, to the Group. “Net income (loss)” on the consolidated income statements includes the “net loss attributable to non-controlling interests”. The cumulative results of operations attributable to non-controlling interests are also recorded as non-controlling interests in the Company's consolidated balance sheets.

F-10

Discontinued operations

A component of a reporting entity or a group of components of a reporting entity that are disposed or meet the criteria to be classified as held for sale, such as the management, having the authority to approve the action, commits to a plan to sell the disposal group, should be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. Discontinued operations are reported when a component of an entity comprising operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity is classified as held for disposal or has been disposed of, if the component either (1) represents a strategic shift or (2) have a major impact on an entity’s financial results and operations. In the consolidated statement of operations, result from discontinued operations is reported separately from the income and expenses from continuing operations and prior periods are presented on a comparative basis.

Assets and liabilities of the discontinued operations are classified as held for sale when the carrying amounts will be recovered principally through a sale transaction.

When dispose a subsidiary, the Company deconsolidates the subsidiary from the date control is lost. Any retained non-controlling investment in the former subsidiary is measured at fair value and is included in the calculation of the gain or loss upon deconsolidation of the subsidiary.

Plant and equipment

Plant and equipment is stated at cost less accumulated depreciation and accumulated impairment losses, if any. Expenditures for maintenance and repairs are charged to earnings as incurred. Major additions are capitalized. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of plant and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Leasehold land and buildings	Leasehold land and buildings are depreciated over the shorter of the unexpired term of lease and their estimated useful lives, being no more than 50 years
Machinery and equipment	4-10 years
Leasehold improvements	5 years
Vehicles and office equipment	4-5 years

Construction in progress represents capital expenditures for direct costs of construction or acquisition and the interest expenses directly related to the construction. Capitalization of these costs ceases and the construction in progress is transferred to the appropriate category of property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. Construction in progress is not depreciated.

Intangible assets

Intangible assets acquired through business acquisitions are recognized as assets separate from goodwill if they satisfy either the "contractual-legal" or "separability" criterion. Purchased intangible assets and intangible assets arising from the acquisitions of subsidiaries are recognized and measured at fair value upon acquisition. Separately identifiable intangible assets that have determinable lives continue to be amortized over their estimated useful lives using the straight-line method as follows:

Trademarks of GFS	10 years
Service Contracts of GFS	1 year
Non-competition agreements of Apiguru	3 years

Separately identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for identifiable intangible assets is based on the amount by which the carrying amount of the assets exceeds the fair value of the assets.

F-11

Goodwill

Goodwill represents the excess of the purchase consideration over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of the acquired entity as a result of the Company's acquisitions of interests in its subsidiaries. Goodwill is not amortized but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that it might be impaired. The Company first assesses qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. In the qualitative assessment, the Company considers primary factors such as industry and market considerations, overall financial performance of the reporting unit, and other specific information related to the operations. Based on the qualitative assessment, if it is more likely than not that the fair value of each reporting unit is less than the carrying amount, the quantitative impairment test is performed.

The Company annually, or more frequently if the Company believes indicators of impairment exist, reviews the carrying value of goodwill to determine whether impairment may exist.

In performing the two-step quantitative impairment test, the first step compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit's goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process is only performed for the purposes of evaluating goodwill impairment and does not result in an entry to adjust the value of any assets or liabilities. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill. Application of a goodwill impairment test requires significant management judgment, including the identification of reporting units, assigning assets, liabilities and goodwill to reporting units, and determining the fair value of each reporting unit.

Goodwill arises from our two reporting units: the financial technology solutions and services and the money lending services. The Company performs its annual impairment tests on December 31 of each year.

Warrant liability

For warrants that are not indexed to the Company’s stock, the Company records the fair value of the issued warrants as a liability at each balance sheet date and records changes in the estimated fair value as a non-cash gain or loss in the consolidated statement of operations and comprehensive income. The warrant liability is recognized in the balance sheet at the fair value (level 3). The fair value of these warrants has been determined using the Monte-Carlo simulation model. The Monte-Carlo simulation model provides for assumptions regarding volatility, call and put features and risk-free interest rates within the total period to maturity.

Impairment of long-lived assets other than goodwill

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Restricted cash

The Company adopted Accounting Standards Update (“ASU”) No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, (“ASU 2016-18”), effective January 1, 2018 using the retrospective transition method and included all restricted cash with cash and cash equivalent when reconciling beginning-of-period and end-of-period total amounts presented in the consolidated statements of cash flows. The Company has none of restricted cash as of June 30, 2021 and December 31, 2020.

F-12

Accounts receivable

Receivables include trade accounts due from customers and other receivables such as cash advances to employees, related parties and third parties and advances to suppliers. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentration, customer credit worthiness, current economic trends and changes in customer payment patterns to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable and known bad debts are written off against the allowance for doubtful accounts when identified. As of June 30, 2021 and December 31, 2020, there was $2,174 and $2,174 allowance for uncollectible accounts receivable, respectively. Management believes that the remaining accounts receivable are collectible.

Other receivables and Prepayments

Other receivables and prepayments primarily include rental deposit, utilities deposit, and prepaid employees’ compensation. Management reviews the composition of other receivables and prepayment and determines if an allowance for doubtful accounts is needed. A provision for doubtful accounts is made when collection of the full amount is no longer probable. As of June 30, 2021 and December 31, 2020 there was $39 and $39 allowance for uncollectible other receivables and prepayments, respectively. Management believes that the remaining other receivables and prepayments are collectible.

Loans receivables, net

Loans receivable primarily represent loan amounts due from customers. Loans receivable are recorded at unpaid principal balances net of provision that reflects the Company’s best estimate of the amounts that will not be collected. Management anticipates no significant early settlement of loans receivable as of reporting date.

Provision for loan losses

The provision for loan losses is increased by charges to income and decreased by charge offs (net of recoveries). Recoveries represent subsequent collection of amounts previously charged-off. The increase in provision for loan losses is the netting effect of “reversal” and “provision” for both business and personal loans. If the ending balance of the provision for loan losses after any charge offs (net of recoveries) is less than the beginning balance, it will be recorded as a “reversal”; if it is larger, it will be recorded as a “provision” in the provision for loan loss. The netting amount of the “reversal” and the “provision” is presented in the statements of comprehensive loss.

The provision consists of specific and general components. The specific component consists of the amount of impairment related to loans that have been evaluated on an individual basis, and the general component consists of the amount of impairment related to loans that have been evaluated on a collective basis. Loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts when due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings (“TDRs”).

The Company recognizes a charge-off when management determines that full repayment of a loan is not probable. The primary factor in making that determination is the potential outcome of a lawsuit against the delinquent debtor. The Company will recognize a charge-off when the Company loses contact with the delinquent borrower for more than one year or when the court rules against the Company to seize the collateral asset of the delinquent debt from either the guarantor or borrower. In addition, when the recoverability of the delinquent debt is highly unlikely, the senior management team will go through a stringent procedure to approve a charge-off. Management estimates the provision balance required using past loan loss experience, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the provision may be made for specific loans, but the entire provision is available for any loan that, in management’s judgment, should be charged-off.

F-13

The provision for loan losses is maintained at a level believed to be reasonable by management to absorb probable losses as of each balance sheet date. The provision is based on factors such as an assessment of individual loans and actual loss. The Company evaluates its provision for loan losses on a quarterly basis or more often as necessary.

Interest receivable

Interest receivable are accrued and credited to income as earned but not received. The Company determines a loan past due status by the number of days that have elapsed since a borrower has failed to make a contractual interest or principal payment. Accrual of interest is generally discontinued when reasonable doubt exists as to the full, timely collection of interest or principal. Additionally, any previously accrued but uncollected interest is reversed. Subsequent recognition of income occurs only to the extent payment is received, subject to management’s assessment of the collectability of the remaining interest and principal. Loans are generally restored to an accrual status when it is no longer delinquent and collectability of interest and principal is no longer in doubt and past due interest is recognized at that time.

Fair value of financial instruments

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The Company does not believe the adoption of this ASU will have a material effect on the Company’s unaudited condensed consolidated financial statements.

The Company’s financial instruments primarily consist of cash and cash equivalents, loans receivable, interest receivable, accounts receivable, accounts payable, other receivables, other payables and accrued liabilities, loans, customer deposits and convertible notes.

As of the balance sheet dates, the estimated fair value of these financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans for similar remaining maturity and risk profile at the respective reporting periods.

The fair value measurement accounting standard defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

•	Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2	inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

F-14

The following table sets forth by level within the fair value hierarchy our financial assets and liabilities that were accounted for at fair value on a recurring basis:

	Carrying Value at June 30, 2021	Fair Value Measurement at June 30, 2021
		Level 1	Level 2	Level 3
Warrant derivative liability (Unaudited)	$-	$-	$-	$-

	Carrying Value at December 31, 2020	Fair Value Measurement at December 31, 2020
		Level 1	Level 2	Level 3
Warrant derivative liability	$249	$-	$-	$249

A summary of changes in Warrant derivative liability for the six months ended June 30, 2021 and years ended December 31, 2020 was as follows:

Amount
Balance at January 1, 2020	$253
Change in fair value of warrant derivative liability	(4)
Balance at December 31, 2020	249
Change in fair value of warrant derivative liability	(249)
Balance at June 30, 2021(Unaudited)	$-

The fair value of the outstanding warrants was calculated using the Monte-Carlo simulation Model with the following assumptions at inception and on subsequent valuation date:

Warrants	December 31, 2020
Market price per share (USD/share)	$1.45	$
Exercise price (USD/share)	1.00
Risk free rate	0.07%
Dividend yield	-%
Expected term/Contractual life (years)	0.26
Expected volatility	64.06%

Comprehensive income

U.S. GAAP generally requires that recognized revenue, expenses, gains and losses be included in net income or loss. Although certain changes in assets and liabilities are reported as separate components of the equity section of the consolidated balance sheet, such items, along with net income, are components of comprehensive income or loss. The components of other comprehensive income or loss consist of foreign currency translation adjustments net of realization of foreign currency translation gain relating to disposal of subsidiaries.

Revenue recognition

The Company adopted Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”) from January 1, 2018, using the modified retrospective method. Revenues for the six months ended June 30, 2021 and 2020 were presented under ASC 606. There was no impact on the Company’s opening balance of retained earnings as of January 1, 2018. Pursuant to ASC606-10-15-2, the interest income generated by the Company is scoped out of ASC606.

In accordance with ASC 606, revenues are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In determining when and how much revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; (5) recognize revenue when (or as) the entity satisfies a performance obligation.

F-15

Revenues are recognized when control of the promised goods or services is transferred to the customers, which may occur at a point in time or over time depending on the terms and conditions of the agreement, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

Financial technology solutions and services

The Company provides SaaS and app development service to its customers to deploy the Company’s online platform, which may occur over time depending on the terms and conditions of the agreement, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Service income from project-based consulting services is recognized based on the output methods, including surveys of performance completed to date or milestones reached of each phase only when the Company has an enforceable right to payment for performance completed to date. Maintenance and support type service income is recognized separately from the main contract since such service was not treated as performance obligation of the contract.

Energy saving services

Boca enters into a ten-year contract with a customer to provide air conditioning to certain office buildings using its proprietary Phase Change Material Thermal Energy Storage System together with Ultra-High Efficiency Boca Hybrid Power Chiller Plant (the “Plant”). Boca is entitled to all actual electricity running cost saving in 0% to 40% in whole on a quarterly basis, net of a rebate of 2% to 20% depending on the actual electricity running cost saving. Boca accounts for the series of distinct services provided over the ten-year contract as a single performance obligation satisfied over time.

Boca recognizes revenues, being entitlement to actual electricity running cost saving achieved, net of rebates, immediately as it relates to distinct services that have already been performed. As of August 31, 2020, operations of Boca to be disposed of were reported as discontinued operations. Accordingly, revenues related to Boca have been reclassified in the unaudited condensed consolidated financial statements as discontinued operations for all periods presented.

Interest on loans receivable

Interest on loans receivable is accrued monthly in accordance with their contractual terms and recorded in accrued interest receivable. The Company does not charge prepayment penalties. Additionally, any previously accrued but uncollected interest is reversed and accrual is discontinued, when reasonable doubt exists as to the full, timely collection of interest or principal. Interest income on impaired loans receivable is recorded when cash payment for interest is received by the Company.

Property lease and management

Minimum contractual rental income related to property leases are recognized on a straight-line basis over the terms of the respective leases. Straight-line rental revenue commences when the tenant assumes control of the leased premises. In accordance with the Company’s standard lease terms, rental payments are generally due on a monthly basis. Tenant recovery revenue includes payments from tenants as reimbursements for management fees and utilities, etc., which are recognized when the related expenses are incurred. Rental from office lease and tenant recovery revenue together is recorded as “Property lease and management.”

Below is the summary presenting the Company’s revenues from continued operation disaggregated by products and services and timing of revenue recognition:

	For the six months ended June 30,
Revenue by recognition over time	2021	2020
	(Unaudited)	(Unaudited)
Revenue by recognition over time	$1,283	$1,536
	$1,283	$1,536

F-16

	For the six months ended June 30,
Revenue by major product line	2021	2020
	(Unaudited)	(Unaudited)
Interest on loans	$642	$901
Property lease and management	521	596
Financial technology solutions and services	120	39
	$1,283	$1,536

Contract Balances

For the six months ended June 30, 2021 and 2020, the Company did not have any significant incremental costs of obtaining contracts with customers incurred and/or costs incurred in fulfilling contracts with customers within the scope of ASC Topic 606, that shall be recognized as an asset and amortized to expenses in a pattern that matches the timing of the revenue recognition of the related contract. Other than the interest receivables of the 180-day loans held by the Company which are accrued by the Company but unbilled until the loans mature, amounted to $nil and $nil as of June 30, 2021 and December 31, 2020, respectively. The Company does not have any other contract assets (unbilled receivables) since revenue is recognized when the performance obligation is fulfilled and the payment from customers is not contingent on a future event.

Advances received from customers related to unsatisfied performance obligations are recorded as contract liabilities (advance from customers), which will be recognized as revenues upon the satisfaction of performance obligations through the transfer of related promised goods and services to customers.

The Company’s contract liabilities consist of rental receipt in advance related to rent paid in advance for leasing office. Below is the summary presenting the movement of the Company’s contract liabilities for the six months ended June 30, 2021 and year ended December 31, 2020:

Rental receipt in advance
Balance as of January 1, 2020	$8
Revenue recognized from beginning contract liability balance	(8)
Advances received from customers related to unsatisfied performance obligations	3
Balance as of December 31, 2020	$3
Revenue recognized from beginning contract liability balance	(3)
Advances received from customers related to unsatisfied performance obligations	10
Balance as of June 30, 2021 (Unaudited)	$10

The contract liabilities were grouped into other payables and accrued liabilities (note 14).

Allocation to Remaining Performance Obligations

The Company has elected to apply the practical expedient in paragraph ASC Topic 606-10-50-14 and did not disclose the information related to transaction price allocated to the performance obligations that are unsatisfied or partially unsatisfied as of June 30, 2021, because either the performance obligation of the Company’s contracts with customers has an original expected duration of one year or less or the Company has a right to consideration from a borrower or a customer in an amount that corresponds directly with the value to the borrower or the customer of the Company’s performance completed to date, therefore the Company may recognize revenue in the amount to which the Company has a right to invoice or collect.

Income taxes

The Company accounts for income taxes in accordance FASB ASC Section 740. The Company is subject to the tax laws of the PRC ，Hong Kong (a special administrative region of PRC) and Australia. The charge for taxation is based on actual results for the year as adjusted for items that are non-assessable or disallowed; and it is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. The Company is not currently subject to tax in the Cayman Islands or the British Virgin Islands.

F-17

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the Company’s unaudited condensed consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit of loss. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that future taxable income can be utilized with prior net operating loss carry forwards. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the statement of operations, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likelihood of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to uncertain tax positions are classified in income tax expense in the period incurred. During the six months ended June 30, 2021, the Company has not incurred any interest related to income taxes. Our PRC entities did not have tax liability as of June 30, 2021 and December 31, 2020. U.S. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

Tax returns filed for the years ended December 31, 2017 to 2020 in the PRC and Hong Kong are subject to examination by the applicable tax authorities.

Share-based compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from consultants in accordance with the accounting standards regarding accounting for stock-based compensation and accounting for equity instruments that are issued to other than employees for acquiring or in conjunction with selling goods or services. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably determinable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by these accounting standards. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement if there is a term.

The Company accounts for equity instruments issued in exchange for the receipt of services from employees in the financial statements based on their fair values at the date of grant. The fair value of awards is amortized over the requisite service period.

Financial guarantee

A provision for possible losses to be absorbed by the Company for financial guarantees it provides is recorded as an accrued liability when the guarantees are made and recorded as “Allowance on guarantee” in the consolidated balance sheets. This accrued liability represents probable losses and is increased or decreased by accruing a “Allowance (reversal of allowance) on financial guarantee” throughout the terms of the guarantees as necessary when additional relevant information becomes available.

F-18

The methodology used to estimate the liability for possible guarantee losses considers the guarantee contract amounts and a variety of factors, which include, depending on the counterparty, the latest financial position and performance of the borrowers, actual defaults, estimated future defaults, historical loss experience, estimated value of collateral or guarantees the customers or third parties offered, and other economic conditions, such as economic trends in the area and the country. The estimates are based upon information available at the time the estimates are made. It is possible that prior experience and default history of the borrowers are not indicative of future losses on guarantees made. Any increase or decrease in the provision would affect the Company’s consolidated income statements in future years.

Foreign currency translation

The reporting and functional currency of the Company is the U.S. Dollar. The functional currencies of its Hong Kong subsidiaries are the Hong Kong Dollar. The functional currency of its PRC subsidiaries is the RMB. The functional currencies of its Australia subsidiaries are the Australian Dollar (“AUG”). Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the exchange rate at the end of the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments resulting from this process are included in accumulated other comprehensive income. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The balance sheet amounts with the exception of equity were translated using RMB6.46 and RMB6.52 to $1.00 at June 30, 2021 and December 31, 2020, respectively. The equity accounts were stated at their historical exchange rates. The average translation rates applied to the income and cash flow statement amounts for the six months ended June 30, 2021 and 2020 were RMB6.48, RMB6.79 to $1.00, respectively.

The balance sheet amounts with the exception of equity were translated using AUG 0.72 and AUG 0.77 to $1.00 as of June 30, 2021 and December 31, 2020. The equity accounts were stated at their historical exchange rates. The average translation rate applied to the income statement amounts for six months ended June 30, 2021 and the year ended December 31, 2020 was AUG0.76 and AUG0.73 to $1.00.

Recent accounting pronouncements

In June 2018, the FASB issued ASU 2018-07 – Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which to include share-based payment transactions for acquiring goods and services from non-employees, which nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the goods have been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied. The definition of the term grant date is amended to generally state the date at which a grantor and a grantee reach a mutual understanding of the key terms and conditions of a share-based payment award. The amendments are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, including adoption in an interim period. The adoption of this ASU did not have a material effect on the Company’s unaudited condensed consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The Company does not believe the adoption of this ASU will have a material effect on the Company’s unaudited condensed consolidated financial statements.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in ASU 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. ASU 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments—Credit Losses—Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in ASU 2016-13 while still providing financial statement users with decision-useful information. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The Company evaluated the impact of ASU 2019 on its unaudited condensed consolidated financial statements for the six months ended June 30, 2021 and year ended December 31, 2020 (note 22).

F-19

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

Note 3 – Discontinued Operations

Disposal of Boca International Limited

On June 7, 2018, the Company transferred its 49% interest in Boca at an agreed value of HK$184.84 million ($23.70 million) to Ms. Leung (Note 1). On August 31, 2020, the Company’s wholly-owned subsidiary, SGOCO International (HK) Limited entered into a Sale and Purchase Agreement for the disposal of 94 shares in the share capital of Boca International Limited, being 51% of its entire issued share capital. Upon the satisfactory completion of the closing conditions contained in the Agreement, the disposal shall be consummated in consideration for the transfer of a 51% interest in Boca International Limited to Wong Yiu Tong at an agreed value of HK$1.46 million ($0.19 million). The Company considers August 31, 2020 as the disposal effective date since the operational and management control over Boca was shifted from TROOPS to the Purchaser on August 31, 2020.

As of August 31, 2020, operations of Boca to be disposed of were reported as discontinued operations. Accordingly, assets, liabilities, revenues, expenses and cash flows related to Boca have been reclassified in the unaudited condensed consolidated financial statements as discontinued operations for all periods presented.

The following table presents the components of discontinued operations reported in the consolidated balance sheets:

As of December 31, 2019
Cash	$35
Accounts receivable, net	25
Operating lease right-of-use assets, net	95
Other receivables and prepayments	37

Equipment	2,799
Intangible assets	2,377
Long-live asset subtotal	5,271

Assets held for sale	5,368
Classified as:
Current	97
Non-current	5,271

Other payables and accrued liabilities	$4,274
Operating lease liability, current	68
Operating lease liability, non-current	29
Deferred tax liabilities	594
Liabilities held for sale	4,965
Classified as:
Current	4,342
Non-current	623

F-20

The following table presents the components of discontinued operations reported in the consolidated statements of comprehensive loss:

	For six months ended June 30,	Year ended December 31,
	2020	2019	2018
Revenues	$627	$410	$10
Cost of revenues	(390)	(1,738)	(1,378)
Operating expenses	(159)	(39,613)	(10,489)
Other expenses	(117)	(218)	(140)
Loss before provision for income taxes	(39)	(41,159)	(11,997)
Income tax benefit	59	5,050	327
Gain (loss) from discontinued operations, net of income taxes	20	(36,109)	(11,670)

The following table summarizes the net assets of Boca at the date of disposal:

Date of disposal of 51% equity interest in Boca (August 31, 2020)
Cash	$2
Accounts receivable	186
Operating lease right-of-use assets, net	95
Other receivables and prepayments	37

Plant and equipment, net	2,837
Intangible assets, net	2,063
Long-live asset subtotal	4,900

Other payables and accrued liabilities	(4,235)
Operating lease liabilities	(97)
Deferred tax liabilities	(516)
Net assets of Boca upon disposal	372
51%
Interests in net assets of Boca being disposed of	189
Consideration	187
Loss on disposal of subsidiary	(2)

Note 4 – Accounts receivable, net

Accounts receivable as of June 30, 2021 and December 31, 2020 consisted of the following:

	As of
	June 30, 2021	December 31, 2020
	(Unaudited)
Accounts receivable	$27	$8
Allowance for doubtful accounts	-	-
	$27	$8

F-21

The movements in allowance for doubtful accounts are as follows:

	2021	2020
	(Unaudited)
Balance at the beginning of the year	$-	$196
Addition	-	-
Written-off	-	(196)
Balance at the end of the period	$-	$-

The Company provides credit in the normal course of business. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

Note 5- Loans receivable, net

The annualized interest rates on loans issued ranged between 6% and 54% for the six months ended June 30, 2021, and ranged between 6% and 54% for the year ended December 31, 2020.

Loans receivable consisted of the following:

	As of,
	June 30, 2021	December 31, 2020
	(Unaudited)
Loans receivable, gross
Personal loans	$4,023	$21,170
Corporate loans	4,231	4,719
Subtotal	8,254	25,889
Provision for loan losses	(2,172)	(2,172)
Total loans receivable, net	$6,082	$23,717
Less: classified as non-current loans receivable, net	(36)	(1,621)
Total current loans receivable, net	$6,046	$22,096

The following is a maturity analysis of the Company’s loans receivable, net as of June 30, 2021:

For the year ending June 30,	Amount
(Unaudited)
2022	$6,046
2023	15
2024	12
2025	9
2026 and thereafter	-
Total loans	$6,082

The Company originates loans to customers located primarily in Hong Kong.

F-22

As of June 30, 2021 and December 31, 2020, the Company had 21 and 34 personal loan customers, and 2 and 2 corporate loan customers, respectively. Provision for loan losses is estimated on an annually basis based on an assessment of specific evidence indicating doubtful collection, historical experience, loan balance aging and prevailing economic conditions.

For the six months ended June 30, 2021 and 2020, no any provision were charged to the statement of income, and no write-off against provisions was made.

For the six months ended June 30, 2021 and 2020, no any interest income were recognized for the loans were impaired.

The following table represents the aging of loans receivable, net as of June 30, 2021 and December 31, 2020:

	As of,
	June 30, 2021	December 31, 2020
	(Unaudited)
1-89 days past due	$1	$11
90-179 days past due	1	6
180-365 days past due	-	524
Over 1 year past due *	-	14,482
Total past due	$2	$15,023
Loans without overdue	6,080	8,694
Total loans, net	$6,082	$23,717

*	The original loan settlement was planned in 2020, but was postponed by COVID-19. In early 2021, loans and interest receivable from seven borrowers were assigned to an unrelated party, Brilliant Jade Group Limited, in considerations of HK$108.12 million ($13.86 million) in total. Outstanding loans were accrued to HK$108.12 million ($13.86 million) according to loan contract terms. Considerations were fully settled in March and April, 2021. No outstanding balance is due from the captioned borrowers after loan assignments.

Subsequent to December 31, 2020, loans and interest receivable from seven borrowers were assigned to an unrelated party, Brilliant Jade Group Limited, in considerations of HK$108.12 million ($13.86 million) in total. Outstanding loans were accrued to HK$108.12 million ($13.86 million) according to loan contract terms. Considerations were fully settled by April, 2021.  No outstanding balance is due from the captioned borrowers after loan assignments.

The following table summarizes the Company’s loan portfolio by categories as of June 30, 2021 and December 31, 2020:

	As of,
	June 30, 2021	December 31, 2020
	(Unaudited)
Installment loans to individuals	$92	$11,741
Real estate mortgage loan	2,164	7,285
Commercial loans	3,826	4,691
Total loans, net	$6,082	$23,717

Installment loans to individuals

Installment loans to individuals are unsecured loans offered to individual borrowers by assessing their abilities to repay their loans and interest. The factors used to determine the borrower’s ability to repay include the borrower's current income, current assets, and credit history and employment status.

Real estate mortgage loans

A real estate mortgage loan is a loan in which the borrower puts up a real estate under their ownership, possession or control, as collateral for the loan. The loan is secured against the collateral and the Company does not take physical possession of the collateral at the time the loan is made. The Company will verify ownership of the collateral and then register the collateral with the appropriate government entities to complete the secured transaction.  In the event that the borrower defaults, the Company can then take possession of the collateral and sell it to recover the outstanding balance owed. If the sale proceeds of the collateral is not sufficient to pay off the loan in full, the Company will file a lawsuit against the borrower and seek judgment for the remaining balance.

F-23

Commercial loans

Commercial loans are unsecured loans offered to corporations by assessing their capacities to make timely principal and interest payments. The factors used to determine the corporations’ ability to repay include state of economy, recent industry performance and financial conditions of the corporations as well as the owners of the corporations.

Note 6 - Other receivables and prepayments

Other receivables and prepayments as of June 30, 2021 and December 31, 2020 consisted of the following:

	As of,
	June 30, 2020	December 31, 2020
	(Unaudited)
Utility deposits	$12	$16
Other receivables	41	107
Other prepayments	101	109
Other receivables and prepayments	$154	$232

Note 7 - Acquisition of subsidiaries and deposits paid for acquisition of subsidiaries

(a)	Acquisition of Boca

On December 28, 2015, SGOCO International entered into a Share Sale and Purchase Agreement (the "SPA") with Richly Conqueror Limited (the "Vendor") pursuant to which SGOCO International will acquire all of the issued share capital of Boca International Limited, a company incorporated in Hong Kong (“Boca”). Total consideration of the Sale Shares includes $52.00 million in cash, plus up to 19.9% new shares in TROOPS (as enlarged by the issuance). In December 2015, the Company paid a $52.00 million refundable deposit to the Vendor.

Boca is principally engaged in environmental protection, energy saving technologies, equipment development and applications. Its business involves production and sales of phase change thermal energy storage materials as well as central air conditioning cooling and heating system application engineering.

The Company and Richly Conqueror Limited entered into a supplemental agreement on February 29, 2016, pursuant to which SGOCO International agreed to issue 1,162,305 ordinary shares of the Company to the Vendor on or before March 15, 2016 and both parties confirmed the closing date of the transaction shall be March 31, 2016. The shares were issued on March 7, 2016, and the fair value of the shares was $3.51 per share on the closing date, March 31, 2016.

After the completion of the acquisition, Boca became a wholly owned subsidiary of the Company.

The Company completed the valuations necessary to assess the fair values of the tangible and intangible assets acquired and liabilities assumed, resulting from which the amount of goodwill was determined and recognized as of the respective acquisition date. The following table summarizes the estimated aggregate fair values of the assets acquired and liabilities assumed as of the closing date, March 31, 2016.

F-24

Net liabilities acquired (including cash of $1 and other loan of $332)	$(337)
Amortizable intangible assets
Backlog contract (Note 3)	372
Proprietary technology (Note 3)	26,179
Goodwill	36,504
Deferred tax liabilities	(6,638)
Total	$56,080

Total purchase price comprised of:
cash consideration (paid in fiscal 2015 in the form of refundable deposit)	$52,000
share-based consideration	4,080
Total	$56,080

The transaction resulted in a purchase price allocation of $36,504 to goodwill, representing the financial, strategic and operational value of the transaction to the Company. Goodwill is attributed to the premium that the Company paid to obtain the value of the business of Boca and the synergies expected from the combined operations of Boca and the Company, the assembled workforce and their knowledge and experience in provision of products and projects utilizing “green” energy technologies. The total amount of the goodwill acquired is not deductible for tax purposes.

Boca’s revenues for the eight months ended August 31, 2020 of $812 were derived from one single customer, which individually accounted for 100% of the Boca’s revenues. Boca’s revenues for year ended December 31, 2019 of $402 were derived from one single customer, which individually accounted for 98% of the Boca’s revenues.

After June 7, 2018, the Company’s effective equity interest in Boca was reduced to 51% after the completion of the transfer of a 49% interest in Boca International Limited to Ms. Leung (Note 1).

On August 31, 2020, the Company’s wholly-owned subsidiary, SGOCO International (HK) Limited entered into a Sale and Purchase Agreement for the disposal of 94 shares in the share capital of Boca International Limited, being 51% of its entire issued share capital. Upon the satisfactory completion of the closing conditions contained in the Agreement, the disposal shall be consummated in consideration for the transfer of a 51% interest in Boca International Limited to Wong Yiu Tong at an agreed value of HK$1.46 million ($0.19 million). The Company considers August 31, 2020 as the disposal effective date since the operational and management control over Boca was shifted from TROOPS to the Purchaser on August 31, 2020. (Note 3).

(b)	Acquisition of Century Skyway Limited

On December 27, 2016, the Company signed a memorandum of understanding (“MOU”) to acquire all of the issued share capital of Century Skyway Limited (“CSL”), a company incorporated in Hong Kong, for a purchase price of $35.00 million in form of cash or new shares in TROOPS, subject to satisfactory due diligence and customary purchase price adjustments. In December 2016, a refundable deposit of $32.00 million was paid to the owner of CSL.

CSL is principally engaged in Virtual Reality (“VR’) device and technologies research and development. Its development center and main researchers are in Shenzhen China. CSL’s R&D team has extensive experience and expertise in the VR industry. The R&D team cooperated with Razer to develop Open-Source Virtual Reality ("OSVR") product aimed on VR-Gaming. The OSVR product attended the 2017 US CES exhibition in Las Vegas in January, 2017.

CSL develops VR technology and applies them on VR device. CSL’s VR technology applies on VR Head-mounted display ("HMD") which can reduce the number of cables needed for a VR signal/data link between HMD and the source unit. It also uses ultrasound to calibrate VR devices’ attitude without user’s intervention.

F-25

The Company and Full Linkage Limited entered into a Share Sale and Purchase Agreement on April 28, 2017, pursuant to which SGOCO International agreed to pay $32.60 million and issue 1,500,000 newly issued ordinary shares of the Company to the Vendor on or before May 15, 2017. The shares were issued on May 4, 2017, and the fair value of the shares was $1.55 per share on the closing date, May 10, 2017.

After the completion of the acquisition, CSL became a wholly owned subsidiary of the Company.

The Company completed the valuations necessary to assess the fair values of the tangible and intangible assets acquired and liabilities assumed, resulting from which the amount of goodwill was determined and recognized as of the respective acquisition date. The following table summarizes the estimated aggregate fair values of the assets acquired and liabilities assumed as of the closing date, May 10, 2017.

Net liabilities acquired (including cash of $1 and accrued liabilities of $68)	$(67)
Amortizable intangible assets
Technologies	19,682
Goodwill	20,230
Deferred tax liabilities	(4,920)
Total	$34,925

Total purchase price comprised of:
cash consideration (paid in fiscal 2016 in the form of refundable deposit)	$32,600
share-based consideration	2,325
Total	$34,925

The transaction resulted in a purchase price allocation of $20,230 to goodwill, representing the financial, strategic and operational value of the transaction to the Company. Goodwill is attributed to the premium that the Company paid to obtain the value of the business of CSL and the synergies expected from the combined operations of CSL and the Company, the assembled workforce and their knowledge and experience in provision of products and projects utilizing VR technologies. The total amount of the goodwill acquired is not deductible for tax purposes.

On June 5, 2017, CSL incorporated a wholly foreign owned subsidiary, Shen Zhen Provizon Technology Co., Limited, for the development of VR technology and application of these technologies on VR device in China.  CSL and Shen Zhen Provizon Technology Co., Limited have not generated revenues for the years ended December 31, 2018 and 2017. The Company took more time to commercialize the VR products than expected.

After June 7, 2018, the Company’s effective equity interest in Boca was reduced to 51% after the completion of the transfer of a 49% interest in CSL to Ms. Leung (Note 1).

On September 20, 2019, the Company wholly-owned subsidiary, SGOCO International (HK) Limited entered into a Share Exchange Agreement for the disposal of 5,100 shares in the share capital of CSL, being 51% of its entire issued share capital, and its fully owned subsidiary – Shen Zhen Provizon Technology Co., Limited.

Upon the satisfactory completion of the closing conditions contained in the Agreement, the disposal shall be consummated in consideration for the transfer of a 51% interest in Century Skyway Limited to Ho Pui Lung at an agreed value of HK$99.45 million ($12.75 million). The Company considers December 31, 2019 as the disposal effective date since the operational and management control over Century Skyway Limited and Shen Zhen Provizon Technology Co., Limited were shifted from TROOPS to the Purchaser on December 4, 2019 (Note 3).

F-26

(c)	Acquisition of Giant Credit Limited

On December 22, 2017, Giant Connection Limited, a wholly-owned subsidiary of TROOPS, completed the acquisition of Giant Credit Limited (“GCL”) contemplated by the Share Exchange Agreement entered into by Luk Lai Ching Kimmy (as vendor) and the Company in consideration for HK$19.60 million ($2.35 million), which was satisfied by the allotment and issuance of 2,220,283 ordinary shares of the Company. GCL holds a Money Lenders License and engages in money lending business in Hong Kong. The fair value of the shares was $1.06 per share on December 26, 2017.

After the completion of the acquisition, GCL became a wholly owned subsidiary of the Company.

The Company completed the valuations necessary to assess the fair values of the tangible assets acquired and liabilities assumed, resulting from which the amount of goodwill was determined and recognized as of the respective acquisition date. The following table summarizes the estimated aggregate fair values of the assets acquired and liabilities assumed as of the closing date, December 22, 2017.

Net assets acquired (including cash of $943, loans receivable of $670, interest receivables of $6, property, plant and equipment of $508 and income tax payable of $14)	$2,113
Goodwill	248
Deferred tax liabilities	(7)
Total	$2,354

Total purchase price comprised of:
share-based consideration	$2,354
Total	$2,354

The transaction resulted in a purchase price allocation of $248 to goodwill, representing the financial, strategic and operational value of the transaction to the Company. Goodwill is attributed to the premium that the Company paid to obtain the value of the business of GCL and the synergies expected from the combined operations of GCL and the Company, the assembled workforce and their knowledge and experience in provision of money lending service. The total amount of the goodwill acquired is not deductible for tax purposes.

(d)	Acquisition of Paris Sky Limited

On June 7, 2018, the Company’s wholly-owned subsidiary, Giant Connection Limited closed a Share Exchange Agreement for the entire issued share capital of Paris Sky Limited, whose then sole shareholder and sole director were Leung Iris Chi Yu (“Ms. Leung”) and Luk Lai Ching Kimmy (see (c) above, respectively. In consideration for (1) the allotment of 3,889,050 ordinary shares of the Company to Leung Iris Chi Yu (“Ms. Leung”), at an initial agreed value of HK$30.33 million ($3.89 million), the fair value of the 3,889,050 ordinary shares was $4.78 million, which was calculated based on the stock price of $1.23 per share on June 7, 2018, (2) the transfer of a 49% interest in CSL at an agreed value of HK$126.13 million ($16.17 million), (3) the transfer of a 49% interest in Boca at an agreed value of HK$184.84 million ($23.70 million), and (4) the issuance of a promissory note to Ms. Leung in the principal amount of HK$27.10 million ($3.47 million), bearing a 8% interest per annum, by Giant Connection Limited, the Company acquired 100% of the issued share capital of Paris Sky Limited, an investment holding company which, through its wholly owned subsidiary, Suns Tower Limited, owns a property located at No. 8 Fui Yiu Kok Street, Tsuen Wan, New Territories, Hong Kong. The Company repaid the promissory note in full on August 22, 2018.

As over 95% of the fair value of the gross assets acquired is concentrated in the leasehold property, the acquisition of Paris Sky Limited is considered an asset acquisition.

F-27

Net assets acquired
Property, plant and equipment*	$52,994
Allowance on guarantee	(817)
Other assets acquired (including cash of $1,957, other assets of $50, other payables of $170 and income tax payable of $4)	1,833
Deferred tax assets	116
Deferred tax liabilities	(5,998)
Total	$48,128

Total purchase price comprised of:
share-based consideration	$4,784
49% interest in Boca	23,699
49% interest in CSL	16,170
promissory note	3,475
Total	$48,128

*	Property, plant and equipment acquired included leasehold land and buildings with a value of $53.00 million at the date of acquisition which are pledged against the banking facilities of HK$215.32 million ($27.61 million) of a company beneficially owned by Kimmy Lai Ching Luk (see (c) above). The property pledge (allowance on guarantee) was valued on the basis of estimation of the probability that the borrower would be unable to either repay the loan or fulfil the loan contract terms (the default risk) and the amount that would be recovered at events of default (the recovery rate).

(e)	Acquisition of Vision Lane

On October 3, 2018, the Company signed a letter of intent (“LOI”) to acquire all of the issued share capital of Vision Lane, a company incorporated in British Virgin Island and engages in property investment in Hong Kong. Vision Lane owns all of the issued share capital of First Asia Finance Limited, a company incorporated in Hong Kong. First Asia Finance Limited holds a Money Lenders License and engages in money lending business in Hong Kong.

On December 31, 2018, a refundable deposit of $6.41 million was paid to the owner of Vision Lane Limited.

On February 5, 2019, the Company’s wholly-owned subsidiary, Paris Sky Limited entered into a Share Exchange Agreement for the entire issued share capital of Vision Lane for an initial consideration of $12.42 million to be satisfied by (1) the allotment of 4,519,347 ordinary shares of the Company to Kwok Man Yee Elvis, at $1.10 per share and (2) the payment of $7.46 million in cash. The fair value of the 4,519,347 ordinary shares was $5.24 million, which was calculated based on the stock price of $1.16 per share on March 8, 2019, and the final consideration was $12.74 million.

On March 12, 2019, Paris Sky Limited closed its acquisition of Vision Lan. After the completion of the acquisition, Vision Lane Limited and First Asia Finance Limited became wholly owned subsidiaries of the Company.

The Company completed the valuations necessary to assess the fair values of the tangible assets acquired and liabilities assumed, resulting from which the amount of goodwill was determined and recognized as of the respective acquisition date. The following table summarizes the estimated aggregate fair values of the assets acquired and liabilities assumed as of the closing date, March 12, 2019.

F-28

Net assets acquired (including cash of $1,122, loan receivables of $7,495, interest receivables of $151, property, plant and equipment of $1,095, other receivables of $20, accounts payable of $30, other payables of $607 and income tax payable of $81)	$9,165
Goodwill	3,658
Deferred tax liabilities	(124)
Total	$12,699

Total purchase price comprised of:
cash consideration ($6,410 paid in fiscal 2018 in the form of refundable deposit)	$7,457
share-based consideration	5,242
Total	$12,699

The transaction resulted in a purchase price allocation of $3,658 to goodwill, representing the financial, strategic and operational value of the transaction to the Company. Goodwill is attributed to the premium that the Company paid to obtain the value of the business of Vision Lane and the synergies expected from the combined operations of Vision Lane and the Company, the assembled workforce and their knowledge and experience in provision of money lending service. The total amount of the goodwill acquired is not deductible for tax purposes.

(f)	Acquisition of Giant Financial Services Limited

On December 23, 2019, the Company entered into a Share Exchange Agreement with Victor Or (Note 19) for the purchase and sale of the entire equity interest in Giant Financial Services Limited (“GFS”). GFS is a private company incorporated in Samoa and provides an online financial marketplace connecting financial institutions and users worldwide via its unique mobile application which features state-of-the-art functions to boost financial accessibility to financial and insurance products and services. At the heart of its digital platform is the Company’s dedication to drive innovation, create value to businesses and individual users alike by (i) minimizing transaction risks, (ii) lowering transaction costs, (iii) reducing and detecting fraud, (iv) saving time, (v) increasing access and equality.

The total consideration to be paid for GFS is $64.34 million, which shall be satisfied by (a) the allotment of 15,992,000 shares of the Company to be issued to Mr. Or on the closing date, representing 19.9% of the total issued and outstanding shares of the Company as of the date of the Agreement, (b) the payment of $21.79 million in cash, and (c) the balance satisfied by issuance of a promissory note to Mr. Or. On January 31, 2020, TROOPS, Inc. closed its previously announced acquisition of GFS. The Company repaid the promissory note in full on March 30, 2021.

After the completion of the acquisition, GFS became a wholly owned subsidiary of the Company.

In December 31, 2020, the Company completed the valuations necessary to assess the fair values of the tangible assets acquired and liabilities assumed, resulting from which the amount of goodwill was determined and recognized as of the respective acquisition date. The following table summarizes the estimated aggregate fair values of the assets acquired and liabilities assumed as of the closing date, January 31, 2020.

F-29

Net assets acquired (including cash of $981, other receivables and prepayments of $707, property, plant and equipment of $7, accrued liabilities of $ 29, other payables-related party of $662 and income tax payable of $387)	$617
Intangible assets (including trademarks of $1,550 and backlog contracts of $2,786)	4,336
Goodwill	60,103
Deferred tax liabilities	(715)
Total	$64,341

Total purchase price comprised of:
cash consideration (paid in fiscal 2019 in the form of deposit)	$21,795
consideration in the form of a promissory note (note)	28,473
share-based consideration	14,073
Total	$64,341

Note:	The promissory note was issued to Mr. Or on January 31, 2020. The face value (principal) amount of $28.47 million is repayable by January 31, 2025, and bearing fixed interest at a rate of eight percent (8%) per annum. The Company has repaid the promissory note by several payments during 2020 and 2021, and it was fully settled by March 30, 2021.

The transaction resulted in a purchase price allocation of $60,103 to goodwill, representing the financial, strategic and operational value of the transaction to the Company. Goodwill is attributed to the premium that the Company paid to obtain the value of the business of GFS and the synergies expected from the combined operations of GFS and the Company, the assembled workforce and their knowledge and experience in provision of money lending service. The total amount of the goodwill acquired is not deductible for tax purposes.

For the years ended December 31, 2020, 2019 and 2018, the Company paid $nil, $1,578 and $15 for the provision of IT consultancy and support services, respectively.

(g)	Acquisition of Apiguru Pty Ltd.

On September 28, 2020, the Company’s wholly-owned subsidiary, Giant Financial Services Limited closed a Share Exchange Agreement for the entire issued share capital of Apiguru Pty Ltd.. The acquisition was consummated in consideration for a total of AUD695,000 ($0.50 million), which was satisfied by the allotment and issuance of 559,581 ordinary shares of the Company. Apiguru is a technology consulting company specialising in Application Programming Interface (API) strategy and implementation enabling state-of-the-art market fit hypothesis that drives businesses forward. Through providing API consulting services, Apiguru helps businesses increasing effectivity, optimizing productivity, and developing integration channels that leverage opportunities for generating new revenue sources.

GFS aims to serve clients from different sectors with distinctive needs.  Apiguru, being an official Google Cloud Partner, has direct access to one of the world's best knowledge bases.  Along together with API specialization, Apiguru helps GFS to integrate with various global platforms to expand customer base.

The shares were issued on October 12, 2020, and the fair value of the shares was $1.05 per share, and the final consideration was $0.59 million.

On October 8, 2020, GFS closed its acquisition of Apiguru. After the completion of the acquisition, Apiguru became a wholly owned subsidiary of the Company.

The Company completed the valuations necessary to assess the fair values of the tangible assets acquired and liabilities assumed, resulting from which the amount of goodwill was determined and recognized as of the respective acquisition date. The following table summarizes the estimated aggregate fair values of the assets acquired and liabilities assumed as of the closing date, October 8, 2020.

F-30

Net assets acquired (including cash of $28, account payable of $1, other payables of $7)	$20
Intangible assets - non-competition agreement	39
Goodwill	539
Deferred tax liabilities	(10)
Total	$588

Total purchase price comprised of:
share-based consideration	$588
Total	$588

The transaction resulted in a purchase price allocation of $539 to goodwill, representing the financial, strategic and operational value of the transaction to the Company. Goodwill is attributed to the premium that the Company paid to obtain the value of the business of Apiguru and the synergies expected from the combined operations of Apiguru and the Company, the assembled workforce and their knowledge and experience in provision of money lending service. The total amount of the goodwill acquired is not deductible for tax purposes.

Note 8 – Property, plant and equipment

Property, plant and equipment consisted of the following as of June 30, 2021 and December 31, 2020:

	As of,
	June 30, 2021	December 31, 2020
	(Unaudited)
Leasehold land and buildings*	$58,693	$58,646
Leasehold improvements	19	17
Machinery and equipment	13	13
Vehicles and office equipment	155	141
Total	58,880	58,817
Impairment	(1,415)	(1,415)
Less: accumulated depreciation	(6,230)	(5,261)
Plant and equipment, net	$51,235	$52,141

*

As of June 30, 2021, leasehold land and buildings with a carrying value of $4.31 million are pledged against the banking facilities from United Overseas Bank Limited of HK$127.54 million ($16.35 million) of a company beneficially owned by Luk Lai Ching Kimmy (a shareholder of the Company holding 4.2% of the Company’s ordinary shares as of June 30, 2021) (see Note 7(c) and (d) above).

As of December 31, 2020, leasehold land and buildings (a) with a carrying value of $47.67 million are pledged against the banking facilities from OCBC Wing Hang Bank Limited of HK$50.00 million ($6.41 million) of the Company and (b) with a carrying value of $4.37 million are pledged against the banking facilities from United Overseas Bank Limited of HK$127.54 million ($16.35 million) of a company beneficially owned by Luk Lai Ching Kimmy (a shareholder of the Company holding 4.2% of the Company’s ordinary shares as of December 31, 2020) (see Note 7(c) and (d) above).

Depreciation expense from continuing operations was $969 and $1,085 for the six months ended June 30, 2021 and 2020, respectively. Depreciation expense from discontinuing operations was $nil and $155 for the six months ended June 30, 2021 and 2020, respectively, respectively.

F-31

Note 9 – Intangible assets, net

Intangible assets, net, as of June 30, 2021 and December 31, 2020 consisted of the following:

	As of
	June 30, 2021	December 31, 2020
	(Unaudited)
Trademark	$1,550	$1,550
Service Contract	2,786	2,786
Non-competition agreements	39	42
Accumulated amortization	(2,860)	(2,702)
Impairment	(1,230)	(1,230)
Intangible assets, net	$285	$446

Amortization expenses of intangible assets from continuing operations were $158 and $198 for the six months ended June 30, 2021 and 2020, respectively. Amortization expenses of intangible assets from discontinued operations were $nil and $235 for six months ended June 30, 2021 and 2020, respectively.

As of June 30, 2021, amortization expenses related to intangible assets for future periods are estimated to be as follows:

	For the years ending June 30,
	2022	2023	2024	2025	2026	2027 and thereafter
	$	$	$	$	$	$
Amortization expenses	43	43	32	30	30	107

Note 10 – Goodwill

The movement of the goodwill for the six months ended June 30, 2021 and years ended December 31, 2020 and 2019 is as follows:

Balance as of January 1, 2019	248
Acquisition of Vision Lane and FAF	3,658
Balance as of December 31, 2019	$3,906
Acquisition of GFS	60,103
Acquisition of Apiguru	539
Impairment of goodwill in relation to GCL, Vision Lane and FAF	(3,906)
Impairment of goodwill in relation to GFS	(55,534)
Balance as of June 30, 2021 and December 31, 2020	$5,107

F-32

The Company performed goodwill impairment test at the reporting unit level on an annual basis and between annual tests when an event occurs or circumstances change indicating the asset might be impaired. As of December 31, 2020, the Company performed testing on reporting units comprise of financial technology solutions and service and the money lending services.

The Company first assessed qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. For those reporting units where it is determined that it is more likely than not that their fair values are less than the units’ carrying amounts, the Company will perform the first step of a two-step quantitative goodwill impairment test. After performing the assessment, if the carrying amounts of the reporting units are higher than their fair values, the Company will perform the second step of the two-step quantitative goodwill impairment test.

In 2020 and 2019, the Company performed qualitative assessments for all reporting units. Based on the requirements of ASC 350-20-35-3C through ASC 350-20-35-3G, the Company evaluated all relevant factors, weighed all factors in their totality. As the financial performance of money lending reporting unit, financial technology solutions and services reporting unit, the green energy products and services reporting unit and the VR technologies products and services reporting unit were below original expectations, fair value of these reporting units were indicated to be lower than its carrying value. For these reporting units, where it was determined that it was more likely than not that its fair value was less than the units’ carrying amount after performing the qualitative assessment, as a result, the Company performed the two-step quantitative goodwill impairment test for these two reporting units.

For the two-step goodwill impairment test, the Company estimated the fair value with either income approach or asset approach for specific reporting unit components. With the income approach, the Company estimates the fair value of the reporting units using discounted cash flows. Forecasts of future cash flows are based on the best estimate of future net sales and operating expenses, based primarily on expected expansion, pricing, market share, and general economic conditions. Certain estimates of discounted cash flows involve businesses with limited financial history and developing revenue models. Changes in these forecasts could significantly change the amount of impairment recorded, if any. Asset based approach is used in evaluating the fair value of some specific components which is deemed as the most prudent approach due to the unpredictability of future cash flows.

The result of step one impairment test for the green energy products and services reporting unit failed, with its determined fair value lower than the book value. The Company performed step two impairment test, applying the income approach, resulting an impairment loss of goodwill of $nil and $20.56 being recorded for the years ended December 31, 2020 and 2019, respectively, from continuing operations.

The result of step one impairment test for the money lending reporting unit failed, with its determined fair value lower than the book value. The Company performed step two impairment test, applying the income approach, resulting an impairment loss of goodwill of $3.91 million and $nil being recorded for the years ended December 31, 2020 and 2019, respectively, from continuing operations.

The result of step one impairment test for the financial technology solutions and services reporting unit failed, with its determined fair value lower than the book value. The Company performed step two impairment test, applying the income approach, resulting an impairment loss of goodwill of $55.53 million and $nil, respectively, being recorded for the years ended December 31, 2020 and 2019, respectively, from continuing operations.

Note 11 – Bank loan

	As of
	June 30, 2021	December 31, 2020
	（Unaudited）
Current maturities of long-term bank loans	$-	$201
Long-term bank borrowings	-	6,040
	-	6,241

F-33

On December 10, 2019, the Company obtained banking facilities from OCBC Wing Hang Bank Limited with a maximum amount of HK$50.00 million ($6.41 million) with the term from December 31, 2019 to December 31, 2044, bearing interest at 1.8% per annum over the prevailing 3 Month HIBOR, at current rate 4.23% per annum. Under the facilities, the Company borrowed HK$50.00 million ($6.41 million) for a term until December 31, 2044, which are repayable by 300 equal monthly installments for the principal and interest thereon, commencing one month from December 31, 2019. The facilities were secured by the Company’s leasehold land and buildings (note 8). There was no any sinking fund required in the long-term borrowing. In March 2021, the Company has fully repaid above bank loans to OCBC Wing Hang Bank Limited.

Note 12 – Warrant derivative liability

Investor Warrants

On April 5, 2017, the Company entered into a Securities Purchase Agreement with certain unrelated investors to sell an aggregate of 434,783 shares of the Company’s ordinary shares and warrants to purchase up to an initial 326,087 of the Company’s ordinary shares with an initial exercise price of $2.75 per share. Warrants to purchase the Company’s ordinary shares were issued to investors in amount equal to 75% of the shares purchased by each investor under the Purchase Agreement.

On November 15, 2017, the Company consummated a private placement of the Company’s ordinary stock pursuant to a series of Stock Purchase Agreements, dated November 13, 2017. Under the Stock Purchase Agreements, the Company sold shares at a price of $0.80. As such, pursuant to Section 3(b) of the Warrants, the Company has determined that the Investor Warrants exercise price per share of ordinary stock shall be hereby adjusted to $1.00 and the number of shares of ordinary stock subject to the Investor Warrants shall be hereby increased to 896,739 shares, with an expiration date of April 4, 2021.

The Investor Warrants were fully exercised by April 4, 2021. As of December 31, 2020, 422,922 Investor Warrants were outstanding, and their fair values were $203 (note 2).

Placement Agent Warrants

In connected with the offering of the Company’s shares on April 5, 2017 (see above), the Company issued 34,783 warrants (the “Placement Agent Warrants”) to its placement agent (an amount equal to 8% of our ordinary shares sold to investors in the offering).

On November 15, 2017, as a result of the private placement of the Company’s ordinary stock pursuant to a series of Stock Purchase Agreements, and pursuant to Section 3(b) of the Warrants, the Company has determined that the Placement Agent Warrants exercise price per share of ordinary stock shall be hereby adjusted to $1.00 and the number of shares of ordinary stock subject to the Placement Agent Warrants shall be hereby increased to 95,653 shares, with an expiration date of April 4, 2021.

The Investor Warrants were fully exercised by April 4, 2021. As of December 31, 2020, 95,653 Placement Agent Warrants were outstanding, and their fair values were $46 (note 2).

The amount of gain of $247 and loss of $29 was recognized as “Change in fair value of warrant derivative liability” in the consolidated statements of comprehensive loss for the six months ended June 30, 2021 and 2020, respectively.

The Investor Warrants and Placement Agent Warrants are exercisable for a period of four years commencing from April 5, 2017.

F-34

Following is a summary of the warrant activity for the six months ended June 30, 2021, and years ended December 31, 2020 and 2019:

	Number of Warrants	Average Exercise Price	Weighted Average Remaining Contractual Term in Years
Outstanding at January 1, 2019	817,489	$1.00	2.26
Exercisable at January 1, 2019	817,489	1.00	-
Granted	-	-	-
Exercised	-	-	-
Surrendered	-	-	-
Expired	-	-	-
Outstanding at December 31, 2019	817,489	$1.00	1.26
Exercisable at January 1, 2020	817,489	1.00	-
Granted	-	-	-
Exercised	(298,914)	1.00	-
Surrendered	-	-	-
Expired	-	-	-
Outstanding at December 31, 2020	518,575	$1.00	0.26
Exercisable at January 1, 2020	518,575	$1.00
Granted	-	-	-
Exercised	(518,575)	$1.00	-
Surrendered	-	-	-
Outstanding at June 30, 2021	-	-	-

Note 13 – Convertible notes

On April 18, 2018, the Company entered into a Securities Purchase Agreement with Mr. So Chun Lin, an unrelated party, pursuant to which the investor purchased a note for $5,779,602, bearing 2.5% interest per annum (the “2018 Notes”). The 2018 Notes will be matured 5 years from the date of issuance. At any time prior to the earlier of the maturity date or the date on which this 2018 Notes is paid in full, at the option of the Holder, all or any part of Principal Amount (the “Optional Conversion Amount”) may be converted into 3,853,068 Ordinary Shares at $1.50 per share. The 2018 Notes will be automatically converted into ordinary shares of the Company at a conversion price equal to $1.50 per share at maturity. Interest on the 2018 Notes will be paid in cash and cannot be converted into shares of the Company. The 2018 Notes were sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder.

The contractual obligation to pay interest on the 2018 Notes results in an indirect contractual obligation to pay dividends on the base instrument. The present value of the expected dividend (interest) stream of $0.50 million is classified as liability and the difference between the proceeds of the 2018 Notes and the fair value of the liability component is attributable to equity component ($5.30 million).

F-35

The issuance of the 2018 Notes did not give rise to a beneficial conversion feature due to the market price of the shares of the Company at the issuance date of $1.07 being less than the effective conversion price was $1.38 per share.

On April 30, 2020, the 2019 Notes with a principal amount of $3.76 million (comprising liability component of $0.16 million and equity component of $3.60 million) were surrendered to the Company for cancellation in satisfaction of the initial deposit in relation to the disposal of 5,100 shares in the share capital of CSL.

Note 14 - Other payables and accrued liabilities

Other payables and accrued liabilities as of June 30, 2021 and December 31, 2020 consisted of the following:

		As of,
	Note	June 30, 2021	December 31, 2020
		(Unaudited)
Accrued professional fees		$211	$203
Accrued staff costs and staff benefits		8	88
Rental deposits from tenants		189	192
Rental receipt in advance		10	3
Interest receipt in advance		6	3
Advances from other party		-	3
Advances from unrelated parties	*	444	442
Others		1,123	7
		$1,991	$941

* The advances from unrelated parties were unsecured, interest free and have no fixed terms of repayment.

Note 15 – Equity transactions

Preferred stock

On January 29, 2008, the Company amended its articles of association and authorized 1,000,000 preferred shares. No preferred shares were issued or registered in the IPO. There were no preferred shares issued and outstanding as of June 30, 2021 and December 31, 2020.

Issuance of capital stock

2020

On April 17, 2020, the Company entered into a Stock Purchase Agreement with Lin So Chun, an unaffiliated third party, pursuant to which the Company sold to Ms Lin, 4,500,000 ordinary shares, par value $0.004 per share (the “Shares”), respectively, at a per share purchase price of $0.80, for aggregate proceeds of $3.60 million. The Shares were offered and sold by the Company to the Investors in a series of private transactions pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended. The investor paid full amount of $3.60 million, and the Company issued 4,500,000 shares on June 18, 2020.

Share-based compensation

On January 6, 2020, a total of 80,000 shares were issued to certain of the Company’s directors as their compensation for fiscal year of 2019, which vested immediately. The grant date fair value was $1.00 per share as quoted closing price on January 6, 2020.

F-36

Note 16 - Income taxes

	For the six months ended 30 June,
	2021	2020
	(Unaudited)	(Unaudited)
Income tax benefit – Hong Kong	-	(6)
Deferred income tax benefit	$(152)	$(160)
	(152)	(166)

Income is subject to tax in the various countries in which the Company operates.

SGO is incorporated in the State of Delaware that is subject to U.S. corporate income tax on its taxable income at a rate of up to 21% for taxable years beginning after December 31, 2017 and U.S. corporate income tax on its taxable income of up to 35% for prior tax years.

No provision for income taxes in the United States has been made as SGO had no taxable income for the six months ended June 30, 2021 and 2020.

The Company mainly conducts its operating business through its subsidiaries in China, including Hong Kong.

Other than GCL, the subsidiaries incorporated in Hong Kong are subject to Hong Kong taxation on income derived from their activities conducted in Hong Kong. Hong Kong Profits Tax has been calculated at 16.5% of the estimated assessable profit for the six months ended June 30, 2021 and 2020. The provision for Hong Kong Profits Tax for GCL is calculated at 8.25% for first-tier rate and 16.5% for the second-tier rate of the estimated assessable profits for the six months ended June 30, 2021 and 2020.

The subsidiaries incorporated in mainland China are governed by the Income Tax Law of the PRC concerning foreign invested enterprises and foreign enterprises and various local income tax laws (the Income Tax Laws), and are subject to 25% tax rate throughout the periods presented.

The Income Tax Laws also impose a 10% withholding income tax for dividends distributed by a foreign invested enterprise to its immediate holding company outside China for distribution of earnings generated after January 1, 2008. Under the Income Tax Laws, the distribution of earnings generated prior to January 1, 2008 is exempt from the withholding tax. As our subsidiaries in the PRC will not be distributing earnings to the Company for the six months ended June 30, 2021 and 2020, no deferred tax liabilities have been recognized for the undistributed earnings of these PRC subsidiaries at June 30, 2021. Total undistributed earnings of the Company’s PRC subsidiaries at June 30, 2021 were $nil (June 30, 2020: $nil).

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the six months ended June 30, 2021 and 2020:

	For the six months ended June 30,
	2021	2020
	(Unaudited)	(Unaudited)
U.S. Statutory rates	21.0%	21.0%
Foreign income not recognized in USA	(21.0)	(21.0)
China income taxes (including Hong Kong SAR)	16.1	16.3
Australian income taxes	0.5	-
Impact of tax rate in other jurisdictions	(11.4)	(12.8)
Tax effect of non-deductible expenses	2.7	3.4
Other (a)	3.4	0.9
Effective income taxes	11.3%	7.8%

Notes:

(a)	There were no other material items affecting the effective income tax for the six months ended June 30, 2021 and 2020 except for (i) losses incurred by TROOPS of approximately $576 and $1,048, respectively, where there is no tax in the Cayman Islands; and (ii) under-provision of Hong Kong profits tax as a result of certain non-deductible expenses in prior year.

F-37

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred income tax assets and liabilities are as follows:

	As of,
	June 30, 2021	December 31, 2020
	(Unaudited)
Deferred income tax assets:
Net operating loss carry-forward	$758	$1,385
Less: Valuation allowance	(758)	(1,385)
	$-	$-

Deferred tax liabilities
Intangible assets	$50	$77
Property, plant and equipment	5,645	5,770
Interest income	12	12
	$5,707	$5,859

The deferred income tax assets wholly relate to net tax loss carry forwards. The net operating loss carry forwards derived from the Company’s PRC entities, HK entities, Australia entity and U.S. entity.

The net tax loss attributable to those PRC entities can only be carried forward for a maximum period of five years. As of June 30, 2021 and 2020, the Company had $1,512 and $1,512, respectively, of deductible tax loss carry forwards that expire through June 30, 2026.

The net tax loss of the Hong Kong entities of $2,304 and $5,747 as of June 30, 2021 and 2020, respectively, available for offset against future profits may be carried forward indefinitely. Management believes that the Company will not realize these potential tax benefits as the Company’s operations in these PRC and Hong Kong entities will not generate any operating profits in the foreseeable future. As a result, the full amount of the valuation allowance was provided against the potential tax benefits.

As of June 30, 2021, the Company’s U.S. entity, SGO had been deregistered and no tax loss carry-forwards. As of June 30, 2020, the Company’s U.S. entity, SGO, had net tax loss carry-forwards of $609, available to reduce future taxable income which will expire in various years through 2033. Management believes that the Company will not realize these potential tax benefits as the Company’s U.S. operations will not generate any operating profits in the foreseeable future. As a result, the full amount of the valuation allowance was provided against the potential tax benefits.

Note 17 - Related party transactions

Victor OR (“Mr. Or”) is the seller of GFS (note 7(f)), and a shareholder of the Company who was holding 15.7% of the Company’s ordinary shares from January 13 to October 10, 2020, and 2.3% and 2.3% of the Company’s ordinary shares as of November 15, 2021 and December 31, 2020.

On December 23, 2019, the Company entered into a Share Exchange Agreement with Mr. Or for the purchase and sale of the entire equity interest in GFS. As part of consideration, the promissory note was issued to Mr. Or on January 31, 2020. The face value (principal) amount of $28.47 million is repayable by January 31, 2025, and bearing fixed interest at a rate of eight percent (8%) per annum. The Company has repaid the promissory note by several payments during 2020 and 2021, and it was fully settled by March 30, 2021 (note 7(f)).

F-38

On September 26, 2018, GCL entered into a mortgage loan agreement to provide a loan to Mr. Or and two other unrelated parties in the amount of HK$11.50 million ($1.47 million), which was secured by residential property of Mr. Or, maturing on September 25, 2019, and bearing interest at 8% per annum. On September 25, 2019, GCL agreed to extend the term of the loan to September 25, 2020. On March 1, 2021, Mr. Or and two unrelated parties fully repaid HK$11.50 million ($1.47 million) to the Company.

On September 26, 2018, GCL entered into a loan agreement to provide a loan to Mr. Or and two other unrelated parties in the amount of HK$116.50 million ($14.94 million), which was not with any collateral, the repayment of which was guaranteed by Mr. Or, and two other unrelated third parties maturing on September 25, 2019 and bearing interest at 8% per annum. On September 25, 2019, GCL agreed to extend the term of the loan to September 25, 2020. On February 9, 2021, this loan was fully assigned to an unrelated party, Brilliant Jade Group Limited, in consideration of HK$62.34 million ($8.00 million) in which outstanding loan receivable was HK$62.34 million ($8.00 million) as of the date of assignment.

On October 3, 2018, GCL entered into a loan agreement to provide a loan to Mr. Or and two other unrelated parties in the amount of HK$20.00 million ($2.56 million), which was not with any collateral, the repayment of which was guaranteed by Mr. Or and two other unrelated parties, maturing on December 2, 2018 and bearing interest at 8% per annum. On December 2, 2018, GCL agreed to extend the term of the loan to March 2, 2019. On March 1, 2019, Mr. Or and two unrelated parties fully repaid HK$20.00 million ($2.56 million) to the Company.

On March 14, 2019, GCL entered into a loan agreement to provide a loan to Mr. Or in the amount of HK$7.00 million ($0.90 million), which was not with any collateral, the repayment of which was guaranteed by Mr. Or, maturing on March 13, 2020 and bearing interest at 8% per annum. On September 30, 2019, Mr. Or fully repaid HK$7.00 million ($0.90 million) to the Company.

On November 1, 2019, GCL entered into a loan agreement to provide a loan to Mr. Or in the amount of HK$38.00 million ($4.87 million), which was not with any collateral, the repayment of which was guaranteed by Mr. Or, maturing on October 31, 2020 and bearing interest at 6% per annum. On April 8, 2020, Mr. Or fully repaid HK$38.00 million ($4.87 million) to the Company.

As of December 31, 2020 and 2019, loans receivables due from Mr. Or and two other unrelated parties totaled HK$73.84 million ($9.47 million, or 39.9% of the Company’s total loans receivable) and HK$166.00 million ($21.28 million, or 51.7% of the Company’s total loans receivable) remained outstanding, respectively. On February 9, 2021, one of the loans receivables due from Mr. Or and two unrelated third parties were assigned to an unrelated party, Brilliant Jade Group Limited, in consideration of HK$62.34 million ($8.00 million) in which the relevant outstanding loan balance was HK$62.34 million ($8.00 million) as of the date of assignment. No interest receivable is accrued as of the date of assignment according to the contract term. During the years ended December 31, 2020 and 2019, interest income of $nil and $1.1 million have been earned on these loans. As of December 31, 2020, and 2019, accrued interest receivable on these loans amounted to $0.09 million and $0.98 million, respectively.

Mr. Or owned 75% of Alpen Baruch Bank Limited which is an international bank situated in Vanuatu. As of December 31, 2020 and June 30, 2021, the Company had HK$6.74 million ($0.86 million) and HK$8.17 million ($1.05 million) cash deposited in Alpen Baruch Bank Limited. As of June 30, 2021 and December 31, 2020, there was no any interest income from Alpen Baruch Bank Limited, and bank charge paid to Alpen Baruch Bank Limited were immaterial.

Note 18 - Loss per share

The following is a reconciliation of the basic and diluted loss per share computation:

	For the six months ended June 30,
	2021	2020
	(Unaudited)	(Unaudited)
Net loss attributable to ordinary shareholders of TROOPS
continuing operations	$(1,192)	$(1,963)
discontinued operations	-	20
	$(1,192)	$(1,943)

Weighted average shares used in calculating loss per share — basic and diluted	101,341,930	95,334,536

Loss from continuing operations per share – basic and diluted	$(0.01)	$(0.02)
Loss from discontinued operations per share – basic and diluted	$-	$-
Net loss per share – basic and diluted	$(0.01)	$(0.02)

As of June 30, 2021 and 2020, all the Company’s outstanding warrants and convertible notes were excluded from the diluted loss per share calculation as they were anti-dilutive.

F-39

Note 19 – Segment information

The Company’s segments are business units that offer different products and services and are reviewed separately by the chief operating decision maker (the “CODM”), or the decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s CODM is the Company’s Chief Executive Officer. During 2017, after the acquisition of Giant Credit, there is additional segment, consisting of money lending services. During 2018, after the acquisition of 11 Hau Fook Street Limited and Paris Sky Limited, there are one additional segment, consisting of the property lease and management. During 2020, after the acquisition GFS and Apiguru, there are one additional segment, consisting of financial technology solutions and services (Note 7(f) and Note 7(g)).

For the six months ended June 30, 2021	LCD/LED products	Money lending services	Property lease and management	Financial technology solutions and services	Corporate unallocated (note)	Consolidated
(Unaudited)
Revenues	$-	$642	$521	$120	$-	$1,283
Gross profit (loss)	-	612	(549)	(124)	-	(61)
Operating expenses	(28)	(295)	(143)	(219)	(667)	(1,352)
Operating (loss) profit from continuing operations	(28)	317	(692)	(343)	(667)	(1,413)
Other (expenses) income	(1)	1	(23)	4	88	69
(Loss) profit before provision for income taxes and non-controlling interests	(29)	318	(715)	(339)	(579)	(1,344)
Income tax benefit	-	-	124	28	-	152
Net (loss) profit from continuing operations	(29)	318	(591)	(311)	(579)	(1,192)

As of June 30, 2021
Identifiable long-lived assets	1	459	50,756	304	-	51,520
Total assets	5,332	11,436	54,663	6,707	139	78,277

For the six months ended June 30, 2020	LCD/LED products	Money lending services	Property lease and management	Financial technology solutions and services	Corporate unallocated (note)	Consolidated
(Unaudited)
Revenues	$-	$901	$597	$39	$-	$1,536
Gross profit (loss)	-	864	(645)	(265)	-	(46)
Operating expenses	(465)	(388)	(148)	(31)	(475)	(1,507)
Operating (loss) profit from continuing operations	(465)	476	(793)	(296)	(475)	(1,553)
Other (expenses) income	(1)	12	9	-	(596)	(576)
(Loss) profit before provision for income taxes and non-controlling interests	(466)	488	(784)	(296)	(1,071)	(2,129)
Income tax benefit	-	6	127	33	-	166
Net (loss) profit from continuing operations	(466)	494	(657)	(263)	(1,071)	(1,963)

As of December 31, 2020
Identifiable long-lived assets	1	468	51,667	451	-	52,587
Total assets	375	25,625	52,116	11,997	17	90,130

Note:	The Company does not allocate its assets located and expenses incurred outside Hong Kong to its reportable segments because these assets and activities are managed at a corporate level.

F-40

Geographic area data is based on product shipment destination. In accordance with the enterprise-wide disclosure requirements of the accounting standard, the Company’s net revenue from external customers by geographic areas is as follows:

	For the six months ended June 30,
	2021	2020
	(Unaudited)	(Unaudited)
Hong Kong	$1,209	$1,536
Australia	74	-

Total	$1,283	$1,536

Note 20 - Leases

The Company as lessee

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right-to-use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain or failure to exercise such option would result in an economic penalty.

The Company has the following operating leases:

On February 22, 2020, First Asia Finance Limited entered into a lease agreement for office and warehouse on a two-year term, commencing on April 1, 2020 and expiring on March 31, 2022. The monthly rental payment is HK$94 ($12).

On May 11, 2020, First Asia Finance Limited entered into a lease agreement for office and warehouse on a two-year term, commencing on March 1, 2020 and expiring on February 28, 2022. The monthly rental payment is HK$15 ($2).

The Company recognized lease liabilities with corresponding right-of-use (“ROU”) assets of the same amount based on the present value of the future minimum rental payments of the lease, using mortgage loan’s borrowing rate of 5.13% (Bank of China (Hong Kong) Limited) based on the duration of the lease terms.

F-41

The following table sets forth the five-year maturity schedule of the Company’s lease liabilities:

For the years ending June 30,	Amount
(Unaudited)
2022	$123
2023	-
2024	-
2025	-
2026	-
Total operating lease payments	$123
Less: imputed interest	(3)
Present value of operating lease liabilities	$120

Operating lease expense from continuing operations was $84 and $48 for the six months ended June 30, 2021 and 2020, respectively.  Operating lease expense from discontinuing operations was $nil and $29 for the six months ended June 30, 2021 and 2020, respectively.

The Company as lessor

TROOPS’s operations include the leasing of commercial property located at No. 11 Hau Fook Street, Kowloon and No. 8 Fui Yiu Kok Street, Tsuen Wan, New Territories. The leases thereon expire at various dates through 2020 to 2025. The following is a schedule of minimum future rents on non-cancelable operating leases at June 30, 2021:

For the years ending June 30,	Future Minimum Rentals
(Unaudited)
2022	$908
2023	452
2024	84
2025	-
2026	-
Total	$1,444

There are no contingent rentals as of June 30, 2021 and December 31, 2020.

Note 21 - Commitments and contingencies

The management is not currently aware of any threatened or pending litigation or legal matters, which would have a significant effect on the Company’s unaudited condensed consolidated financial statements as of June 30, 2021 and December 31, 2020.

Note 22 – Quantitative and qualitative disclosure about market risk

Concentration of credit risk

Credit risk is one of the most significant risks for the Company’s business and arise principally in lending activities.

Credit risk on loans receivable is controlled by the application of credit approvals, limits and monitoring procedures. To minimize credit risk, the Company requires collateral primarily in the form of rights to property.

The provision for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the provision. The provision is based on the Company’s past loan loss history, known and inherent risks of the borrower, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

F-42

The Company originates loans to customers located primarily in Hong Kong. This geographic concentration of credit exposes the Company to a higher degree of risk associated with this economic region. Prior to January 1, 2020, the Company mainly reflects the “probability of default” by the customer on its contractual obligations and considers the current financial position of the customer and the exposures to the customer and its likely future development. For individual customers, the Company uses standard approval procedures to manage credit risk for personal loans.

The Company adopted Accounting Standard Update (ASU) 2016-13, Financial Instruments-Credit Losses (codified as Accounting Standard Codification Topic 326), since January 1, 2020, which requires measurement and recognition of current expected credit losses for financial instruments held at amortized cost. The Company’s loans receivable and interest receivable are within the scope of ASC Topic 326.

The company does not recognize any provision for loan losses for the six months ended June 30, 2021 and 2020, respectively.

The Company’s accounts receivable, loans receivable, interest receivable, other receivables and prepayments and deposit for acquisition of a subsidiary are within the scope of ASC Topic 326.

To estimate expected credit losses as of December 31, 2020, the Company has conducted an assessment of expected credit loss of loan and interest receivables (“Financial Assets”) held by the Company and together with its subsidiaries. The Financial Assets are outstanding loans and interests from the money lending business in a total amount of HKD201.65 million ($25.85 million) (“Principal”) and HKD18.51 ($2.37 million) (“Interest”) respectively.

Movement of the provision for loan losses and interest receivable are as follows:

	For the period ended
	June 30, 2021	December 31, 2020
	(Unaudited)
Balance as of January 1	$2,174	$194
Provisions for doubtful accounts	-	1,980
Write offs	-	-
Recoveries of amounts previously charged off	-	-
Changes due to foreign exchange	-	-
Balance as of period ended	2,174	2,174

Movement of the Provision for account receivable, other receivables and prepayments, deposit for acquisition of a subsidiary are as follows:

	For the period ended
	June 30, 2021	December 31, 2020
	(Unaudited)
Balance as of January 1	$39	$-
Provisions for doubtful accounts	-	39
Write offs	-	-
Recoveries of amounts previously charged off	-	-
Changes due to foreign exchange	-	-
Balance as of period ended	39	39

As of June 30, 2021, the loans receivable due from 2 customers accounted for 63% and 19%. No other customer accounted for more than 10% of total loan balance as of June 30, 2021.

F-43

As of December 31, 2020, the loans receivable due from 3 customers accounted for 16%, 15% and 39.9% (Victor Or, a shareholder of the Company holding 2.3% and 2.3% of the Company’s ordinary shares as of December 31, 2020 and May 16, 2021) (seller of Giant Financial Services Limited (note 7(f)) of total loan receivable. As of December 31, 2020, no other customer accounted for more than 10% of total loan balance.

Concentration of customer

Revenue from 2 major customers accounted for 13% and 13% (Victor Or, a shareholder of the Company holding 2.3% and 2.3% of the Company’s ordinary shares as of June 30, 2021 and 2020) (seller of Giant Financial Services Limited (note 7(f)) of the Company’s total revenues, for the six months ended June 30, 2021.  No other single customer accounted for more than 10% of the Company’s total revenues, for the six months ended June 30, 2021.

Revenue from 1 major customer accounted for 11% of the Company’s total revenues, for the six months ended June 30, 2020. No other single customer accounted for more than 10% of the Company’s total revenues during the six months ended June 30, 2020.

Concentration of geographic area

The Company does not allocate its assets located and expenses incurred outside Hong Kong to its reportable segments because these assets and activities are managed at a corporate level (Note 19).

Geographic area data is based on product shipment destination. In accordance with the enterprise-wide disclosure requirements of the accounting standard, the Company’s net revenue from external customers by geographic areas is as follows:

	For the six months ended June 30,
	2021	2020
	(Unaudited)	(Unaudited)
Hong Kong	$1,209	$1,536
Australia	74	-
Total	$1,283	$1,536

Concentration of supplier

As of June 30, 2021 and December 31, 2020, the management considered that there were no significant supplier risks to the Company.

Concentration of deposit institution of cash and bank deposit

As of June 30, 2021 and December 31, 2020, majority of the Company’s cash is deposited in banks located in Hong Kong. In Hong Kong, Deposit Protection Scheme is in place which protects eligible deposits held with banks in Hong Kong. Hong Kong Deposit Protection Board will compensate up to a limit of HKD0.5 million ($0.06 million) to each depositor if the bank which hold eligible deposits fails.

As of June 30, 2021, the Company had $10.30 million cash and bank deposits. The Company held six bank accounts with total amount of $1.05 million cash deposited in Alpen Baruch Bank Limited which is an international bank situated in Vanuatu. There is no Deposit Protection Scheme in place which protects eligible deposits held with banks in Vanuatu.

Eligible deposits include all types of ordinary deposits such as current accounts, savings accounts, secured deposits and time deposits with a maturity not exceeding five years. Eligible deposits are protected regardless of the currency in which the deposits are denominated.

F-44

Foreign currency risk

Certain transactions of the Company are denominated in HKDs which is different from the functional currency of the Company, and therefore the Company is exposed to foreign currency risk. As the HKD is currently pegged to the USD, management considers that there is no significant foreign currency risk arising from the Company’s monetary assets denominated in USD.

The Company currently does not have a foreign currency hedging policy. However, the management monitors foreign exchange exposure and will consider hedging significant foreign exchange exposure should the need arise.

Note 23 – Employee pension

Regulations in the PRC require the Company to contribute to a defined contribution retirement plan for all permanent employees. The PRC government is responsible for the pension liability to these retired employees. The Company is required to make monthly contributions to the state retirement plan at 20% of the base requirement for all permanent employees. Different geographic locations have different base requirements.

The Company’s subsidiaries incorporated in Hong Kong participated in defined contribution Mandatory Provident Fund (the “MPF Scheme”) under the Mandatory Provident Fund Schemes Ordinance, for all of its employees in Hong Kong. The Company is required to contribute 5% of the monthly salaries for all Hong Kong based employees to the MPF Scheme (subject to a cap).

The Company’s subsidiary incorporated in Australia participated in defined contribution retirement plan for all permanent employees under Superannuation Schemes. The Company is required to contributions 9.5% of the monthly salaries for all Australia based employees to the Superannuation Schemes (subject to a cap).

Total pension expense incurred by the Company from continuing operations was $16 and $7 for the six months ended June 30, 2021 and 2020, respectively. Total pension expense incurred by the Company from discontinued operations was $nil and $3 for the six months ended June 30, 2021 and 2020, respectively.

Note 24 – Subsequent events

Impact of the COVID-19 pandemic

COVID-19 was first found in December of 2019 and spread rapidly around the world since then. To reduce the impacts of the pandemic, the governments of many countries implemented measures such as quarantines, travel restrictions, and the temporary restrictions of business activities. Consequently, the COVID-19 outbreak adversely affects our business operations and the Company’s financial condition and operating results for the fiscal year 2020, including, but not limited to material negative impacts on the Company’s total revenues, slower collection of loan receivables and additional allowance for doubtful accounts and significant downward adjustments or impairment to the Company’s long-lived assets and associated goodwill. Because of the significant uncertainties surrounding the COVID-19 outbreak, the extent of the business disruption and the related financial impact cannot be reasonably estimated at this time. The extent to which COVID-19 impacts our results of operations in 2021 will depend on the future developments of the pandemic, including new information concerning the availability of vaccines and the global severity of and actions taken to contain the pandemic, which are highly uncertain and unpredictable.

Civil Lawsuit in Hong Kong

On October 5, 2021, Lok Tze Bong as the sole executor of the will of Chan Chan Isobel L. Leon (the “Plaintiff”) filed a complaint against 11 Hau Fook Street Limited, Vision Lane Limited, and others in the High Court of the Hong Kong Special Administrative Region Court of First Instance under Case No. HCA 1520/2021. The Plaintiff alleges that the sale and purchase agreement and assignment in respect of the property situated at 3rd Floor, No. 11 Hau Fook Street, Kowloon, Hong Kong (the “Property”) between 11 Hau Fook Street Limited and Vision Lane Limited ought to be set aside on the basis that, inter alia, the transaction amounted to a sale to itself, that 11 Hau Fook Street Limited did not take reasonable care to obtain best price for the sale of the Property and did not release the balance of the sale proceeds to the Plaintiff or lodge the same into the District Court in accordance with an order for sale of the Property issued by the District Court. We have filed in Court an Acknowledgement of Service with a notice of intention to defend. However, the action remains at a preliminary stage and its outcome is not yet ascertainable. If we do not prevail in the lawsuit completely or in part, or fail to reach a favorable settlement with the Plaintiff, our results of operations, financial condition, liquidity and prospects would be materially and adversely affected.

F-45

TROOPS, Inc.

Yu Certified Public Accountant PC

Professionalism, Expertise, Integrity

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

SGOCO Group, Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of SGOCO Group, Ltd. and its subsidiaries (collectively referred to as the “Group”), as of December 31, 2020, the related consolidated statement of operations, consolidated statement of comprehensive loss, consolidated statement of shareholders' equity, and consolidated statement of cash flows, for the year ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2020, and the results of its operations and its cash flows, for the year ended December 31, 2020, in conformity with generally accepted accounting principles in the United States of America.

Emphasis of Matter - Adoption of New Accounting Standards

As discussed in Note 23 to the consolidated financial statements, the Group has adopted Accounting Standards Codification (“ASC”) Topic 326, Financial Instruments-Credit Losses, effective January 1, 2020.

As discussed in Note 2 to the consolidated financial statements, the Group has adopted Accounting Standards Update (“ASU”) 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement, effective January 1, 2020.

Basis for Opinion

These consolidated financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Yu Certified Public Accountant PC

Professionalism, Expertise, Integrity

Critical Audit Matters

The critical audit matters communicated below is the matters, arising from the current audit of the consolidated financial statements, which was communicated or required to be communicated to the audit committee, and that (i) related to accounts or disclosures which are material to the consolidated financial statements, and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter, in any way, our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinion on the critical audit matters or on the accounts or disclosures to which they relate.

Goodwill Impairment Assessment

As described in Note 10 to the consolidated financial statements, as of December 31, 2020, the Group’s consolidated goodwill balance was $4.90 million, which was related to financial technology solutions and services reporting units. During the year ended December 31, 2020, the Group recorded goodwill impairment loss of $59.44  million, which was related to $55.53  and $3.91 million, with financial technology solutions and services reporting units and money lending reporting units, respectively. Goodwill is tested for impairment annually in each fiscal year, or more frequently, when events or changes in circumstances indicate that the fair value of a reporting unit has declined below its carrying value. The recoverable amount is determined as value in use using a discounted cash flow method, based on the expected cash flows of the business units.

We identified the evaluation of goodwill for impairment for the financial technology solutions and services reporting units and money lending reporting units as a critical audit matter. Subjective and challenging auditor judgment was required to evaluate the selection of forecasted revenue growth rates, operating margins, and discount rates used in the income approach. Additionally, the audit approaches, associated with the evaluation of goodwill for impairment for the financial technology solutions and services reporting units and money lending reporting units, required specialized skills and knowledge.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. Our audit procedures to respond the risk of error or unreasonableness of the assessment on impairment of goodwill included: (i) evaluating the reasonableness of managements forecasted revenue growth rates and operating margins by comparing the forecasts to historical and industry average revenue growth rates and operating margins, considering industry conditions and growth plans; (ii) evaluating the appropriateness of the model, by reviewing the valuation report and the calculation schedules prepared by the management and third party valuation specialists; (iii) performing sensitivity analysis to assess the impact of reasonably possible changes to the forecasted revenue growth rates, operating margins, and discount rate assumptions on the reporting units’ fair values; (iv) engaging independent valuation professionals with specialized skills and knowledge, to evaluate the appropriateness of the model, and the reasonableness of model inputs and significant assumptions; and (v) evaluating the competence, capabilities and objectivity of the professionals engaged by the Group.

Yu Certified Public Accountant PC

Professionalism, Expertise, Integrity

Allowance for current expected credit losses (“CECL”) on accounts receivables and other receivables

As described in Notes 23 in the consolidated financial statements, the Group adopted ASU 2016-13, Financial Instruments-Credit Losses (codified as Accounting Standard Codification Topic 326), since January 1, 2020, which requires measurement and recognition of current expected credit losses for financial instruments held at amortized cost. The management of the Group have estimated an allowance accrued for  CECL of $2.02  million for the year ended December 31, 2020,on accounts receivables, loan receivables, and other receivables, based on the credit risk of the respective receivables. The allowance amount has been measured as the difference of the asset’s carrying amount and the estimates of present value of future cash flows based on the historical credit loss experience, current economic conditions, supportable forecasts of future economic conditions, and any recoveries in assessing the lifetime expected credit loss, customer’s payment history, payment terms offered in the normal course of business to customers, and industry-specific factors that could impact the Group’s receivables as of the date when this report issued. These procedures also included the involvement of professionals with specialized skill engaged by the Group.

We have identified allowance for CECL on accounts receivables, loan receivables, and other receivables, as a critical audit matter due to the involvement of subjective judgment and management estimates in evaluating the CECL of these receivable items, and the significance to the Group’s consolidated financial position.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. Our audit procedures to respond the risk of error in the allowance for CECL included (i) obtaining an understanding and assessing management’s method for developing the allowance for doubtful accounts (credit losses); (ii) evaluating the appropriateness of the model, by reviewing the valuation report and the calculation schedules prepared by the management and third party valuation specialists; (iii) testing the accuracy of management’s basic input in calculating CECL including aging report, historical write-offs and recoveries, on a sample basis; (iv) independently evaluating the reasonableness of significant assumptions and judgments made by management to estimate the allowance for credit loss, including the Group’s assessment on significant factors, and the basis of estimated loss rates applied with reference to historical default rates and forward-looking information; (v) sending confirmations to debtors to confirm the accuracy of the basic information and terms of the loan receivables; (vi) performing credit review with both individual and corporation borrowers of significant loan receivables, to assess the borrowers’ capability and willing to repay the debt; and (vii) evaluating the competence, capabilities and objectivity of the professionals engaged by the Group.

/s/ Yu Certified Public Accountant, P.C.

We have served as the Company’s auditor since 2021.

New York, New York
July 7, 2021

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

SGOCO Group, Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of SGOCO Group, Ltd. and subsidiaries (the “Company”) as of December 31, 2019, and the related consolidated statements of comprehensive loss, shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 22 to the consolidated financial statements, the Company has restated its financial statements as of, and for the year ended, December 31, 2019.

中正達會計師事務所
Centurion ZD CPA & Co.

As described in Note 3 to the consolidated financial statements, the Company has reclassified assets, liabilities, revenues, expenses and cash flows related to a disposed segment of the Company as discontinued operations for all periods presented.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

We have served as the Company's auditor since 2016 to 2021.

Hong Kong, China

June 15, 2020

(except for Note 22 as to which the date is July 7, 2021)

TROOPS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

(In thousands of U.S. dollars except share and per share data)

	2020	2019
		(Restated)
ASSETS
CURRENT ASSETS
Cash	$3,028	$5,126
Accounts receivable, net	8	12
Loans receivable, net of provision for loan losses of $2,172 and $192, respectively	22,096	33,886
Interest receivable	286	1,342
Other receivables and prepayments, net of provision for credit losses of $39 and $nil, respectively	232	5,904
Current assets held for sale	-	97
Total current assets	25,650	46,367

Deposits for acquisition of a subsidiaries	4,966	21,795
Plant and equipment, net	52,141	55,085
Operating lease right-of-use assets, net	199	-
Intangible assets, net	446	-
Long-term loans receivable, net of $nil provision for loan losses	1,621	7,293
Goodwill	5,107	3,906
Non-current assets held for sale	-	5,271

Total assets	$90,130	$139,717

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term bank loan	$201	$155
Accounts payable, trade	-	1
Other payables and accrued liabilities	946	1,255
Operating lease liability, current	160	-
Customer deposits	-	1
Unsecured promissory note due to shareholder	5,192	-
Taxes payable	657	693
Warrant derivative liability	249	-
Convertible notes - current	42	46
Current liabilities held for sale	-	4,342
Total current liabilities	7,447	6,493

LONG-TERM LIABILITIES
Long-term bank loan	6,040	6,255
Operating lease liability, non-current	39	-
Convertible notes – non-current	118	145
Warrant derivative liability – non-current	-	253
Non-current Deferred tax liabilities	5,859	6,183
Non-current liabilities held for sale	-	623
Total liabilities	19,503	19,952

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, nil and nil issued and outstanding as of December 31, 2020 and 2019, respectively	-	-
Ordinary shares, $0.004 par value, 500,000,000 shares authorized, 101,158,228 and 80,026,647 issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	405	320
Additional paid-in-capital	135,347	116,943
Retained earnings (deficit)	(65,120)	2,316
Accumulated other comprehensive income (loss)	(5)	(10)
Total TROOPS shareholders' equity	70,627	119,569
Non-controlling interests	-	196
Total shareholders' equity	70,627	119,765
Total liabilities and shareholders' equity	$90,130	$139,717

The accompanying notes are an integral part of these consolidated financial statements.

TROOPS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

(In thousands of U.S. dollars except share and per share data)

	2020	2019	2018
REVENUES	$4,293	$5,115	$1,570
COST OF REVENUES	5,359	2,381	1,257
GROSS PROFIT (LOSS)	(1,066)	2,734	313
OPERATING EXPENSES:
General and administrative expenses	2,617	4,186	2,232
(Reversal) allowance for guarantee	-	(974)	157
Impairment loss of loan and interest receivable	1,980	194	-
Impairment loss of other receivables	39	-	-
Impairment loss of intangible assets	1,230	-	-
Impairment loss of property, plant and equipment	970	60	385
Impairment loss of goodwill	59,440	-	-
Total operating expenses	66,276	3,466	2,774

OPERATING LOSS FROM CONTINUING OPERATIONS	(67,342)	(732)	(2,461)

OTHER INCOME (EXPENSES):
Interest income	-	1	-
Interest expense	(1,020)	-	(58)
Other income (expense), net	128	162	(3)
Gain (loss) from disposal of a subsidiary	(2)	3	263
Gain on change in fair value of warrant derivative liability	4	33	394
Total other income (expenses), net	(890)	199	596

LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES AND NON-CONTROLLING INTERESTS	(68,232)	(533)	(1,865)
INCOME TAX BENEFIT (EXPENSE)	309	(410)	(16)

NET LOSS FROM CONTINUING OPERATIONS	$(67,923)	$(943)	$(1,881)
PROFIT (LOSS) FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	5	(36,116)	(19,183)

NET LOSS	$(67,918)	$(37,059)	$(21,064)

Net loss attributable to non-controlling interests – discontinued operations	-	17,657	8,692
Net loss attributable to ordinary shareholders of TROOPS	$(67,918)	$(19,402)	$(12,372)

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	4	1	(100)
Realization of foreign currency translation loss relating to disposal of a subsidiary	1	(2)	7,422
COMPREHENSIVE LOSS	(67,913)	(37,060)	(13,742)
Comprehensive loss attributable to non-controlling interests	-	17,657	8,692
Comprehensive loss attributable to ordinary shareholders of TROOPS	$(67,913)	$(19,403)	$(5,050)

LOSS FROM CONTINUING OPERATIONS PER SHARE
Basic	$(0. 69)	$(0.01)	$(0.05)
Diluted	$(0.69)	$(0.01)	$(0.05)

LOSS FROM DISCONTINUED OPERATIONS PER SHARE
Basic	$(0.00)	$(0.23)	$(0.30)
Diluted	$(0.00)	$(0.23)	$(0.30)

LOSS PER SHARE:
Basic	$(0.69)	$(0.24)	$(0.35)
Diluted	$(0.69)	$(0.24)	$(0.35)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	98,110,873	79,197,068	35,080,704
Diluted	98,110,873	79,197,068	35,080,704

The accompanying notes are an integral part of these consolidated financial statements.

TROOPS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

(In thousands of U.S. dollars except share data)

	Ordinary shares
	Number of shares	Amount	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Non- controlling Interests	Total
BALANCE, January 1, 2018	16,164,855	$65	$50,159	$40,922	$(7,331)	$-	$83,815

Shares issued for equity compensation plan (restated)	1,680,000	7	526	-	-	-	533
Shares issued on exercise of warrants	174,903	1	174	-	-	-	175
Shares issued on acquisition of subsidiaries	6,824,272	27	8,161	-	-	-	8,188
Equity component of the 2018 Notes (note 18)	-	-	5,306	-	-	-	5,306
Shares issued on Rights offering	50,663,270	202	49,789	-	-	-	49,991
Realization of foreign currency translation loss relating to disposal of a subsidiary	-	-	-	(7,422)	7,422	-	-
Disposal of partial interest in subsidiaries without losing control	-	-	1,072	-	-	38,797	39,869
Net loss	-	-	-	(12,372)	-	(8,692)	(21,064)
Foreign currency translation adjustment	-	-	-	-	(100)	-	(100)
BALANCE, December 31, 2018	75,507,300	$302	$115,187	$21,128	$(9)	$30,105	$166,713

Shares issued on acquisition of subsidiaries	4,519,347	18	5,224	-	-	-	5,242
Equity component of the 2018 Notes	-	-	(3,480)	-	-	-	(3,480)
Shares issued for equity compensation plan (restated)	-	-	600	-	-	-	600
Realization of foreign currency translation loss relating to disposal of a subsidiary	-	-	-	2	(2)	-	-
Disposal of interest in a subsidiary	-	-	(588)	588	-	(12,252)	(12,252)
Net loss	-	-	-	(19,402)	-	(17,657)	(37,059)
Foreign currency translation adjustment	-	-	-	-	1	-	1
BALANCE, December 31, 2019	80,026,647	$320	$116,943	$2,316	$(10)	$196	$119,765

Shares issued for equity compensation plan	80,000	1	679	-	-	-	680
Equity component of the 2018 Notes	-	-	31	-	-	-	31
Shares issued on acquisition of subsidiaries	16,551,581	66	14,595				14,661
Shares issued on financing	4,500,000	18	3,582				3,600
Realization of foreign currency translation loss relating to disposal of a subsidiary	-	-	-	(1)	1	-	-
Disposal of interest in a subsidiary	-	-	(483)	483	-	(196)	(196)
Net loss	-	-	-	(67,918)	-	-	(67,918)
Foreign currency translation adjustment	-	-	-	-	4	-	4
BALANCE, December 31, 2020	101,158,228	$405	$135,347	$(65,120)	$(5)	$-	$70,627

The accompanying notes are an integral part of these consolidated financial statements.

TROOPS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

(In thousands of U.S. dollars)

	2020	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from continuing operations	$(67,923)	$(943)	$(1,881)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	4,799	2,084	1,074
Impairment loss of goodwill	59,440	-	-
Impairment loss of property, plant and equipment	970	60	385
Impairment loss of intangible assets	1,230	-	-
Deferred income taxes	(1,048)	(122)	(130)
Impairment loss of loan and interest receivables	1,980	194	-
Impairment loss of other receivables and prepayments	39	-	-
Gain on change in fair value of warrant derivative liability	(4)	(33)	(394)
Share-based compensation expenses	680	600	534
Gain on disposal of a subsidiary	2	(3)	(263)
(Reversal) allowance for guarantee	-	(974)	157
Change in operating assets
Accounts receivable	4	-	(12)
Loans receivable	15,482	3,190	(36,396)
Other receivables and prepayments	6,343	313	(343)
Interest receivable	1,056	(1,188)	1
Advances to suppliers	-	-	1
Change in operating liabilities	(2)	-	-
Accounts payable, trade	-	1	5
Other payables and accrued liabilities	(986)	(236)	194
Taxes payable	(423)	406	186

Net cash provided by (used in) continuing operations	21,639	3,349	(36,882)
Net cash provided by (used in) by discontinued operations	214	(234)	708
Net cash provided by (used in) operating activities	21,853	3,115	(36,174)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(118)	(257)	-
Proceeds from acquisition of a subsidiary	1,009	75	1,983
Proceeds from disposal of a subsidiary	187	8,987	-
Advance to other party	-	(5,835)	-
Settlement of a promissory note for acquisition of a subsidiary	(23,282)	-	(3,533)
Deposits paid for acquisition of subsidiaries	(4,966)	(21,795)	(6,410)
Net cash used in continuing operations	(27,170)	(18,825)	(7,960)
Net cash used in discontinued operations	(247)	(440)	(2,442)
Net cash used in investing activities	(27,417)	(19,265)	(10,402)

CASH FLOWS FROM FINANCING ACTIVITIES:
New bank loan raised	-	6,410	200
Repayment of bank borrowings	(169)	(200)	-
Advances from a director	-	21	-
Repayment to a director	-	(4)	-
Proceeds from convertible notes	-	-	5,780
Proceeds from exercise of warrants	-	-	175
Advances from unrelated third parties	-	4	-
Advances from related party	-	32	-
Proceeds from shares issuance	3,600	-	49,991

Net cash provided by continuing operations	3,431	6,263	56,146
Net cash provided by discontinued operations	-	701	-
Net cash provided by financing activities	3,431	6,964	56,146

(DECREASE) INCREASE IN CASH	(2,133)	(9,186)	9,570

Cash and cash equivalent, beginning of year	5,161	14,347	4,777

Cash and cash equivalent, end of year	$3,028	$5,161	$14,347

ANALYSIS OF CASH AND CASH EQUIVALENTS
Included in cash and cash equivalents per consolidated balance sheets	$3,028	$5,126	$14,332
Included in assets of discontinued operations	-	35	15

	3,028	5,161	14,347

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$206	$106	$-
Cash paid for income taxes	1,163	130	-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Common stock issued for acquisition of subsidiaries	14,660	5,242	8,188
Cancellation of 2018 Notes (Notes 3 and 13)	-	3,480	-

The accompanying notes are an integral part of these consolidated financial statements.

TROOPS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

(In thousands of U.S. dollars, except for shares and per share data)

Note 1 - Organization and description of business

TROOPS, Inc. (the “Company” or “TROOPS” or “we”, “our” or “us”) was incorporated under Cayman Islands’ laws on July 18, 2007. It was previously named SGOCO Group, Ltd. and before that, SGOCO Technology, Ltd., and prior to the Acquisition was named Hambrecht Asia Acquisition Corp. The Company was formed as a blank check company for the purpose of acquiring one or more operating businesses in the People's Republic of China (the “PRC”) through a merger, stock exchange, asset acquisition or similar business combination or control through contractual arrangements.

The Company completed its initial public offering (“IPO”) of units consisting of one ordinary share and one warrant to purchase one ordinary share in March 12, 2008. On March 12, 2010, the Company completed a share-exchange transaction with Honesty Group Holdings Limited (“Honesty Group”) and its shareholders, and Honesty Group became a wholly-owned subsidiary of the Company (the “Acquisition”). On the closing date, the Company issued 3,575,000 of its ordinary shares to Honesty Group in exchange for 100% of the capital stock of Honesty Group. Prior to the share-exchange transaction, the Company had 5,299,126 ordinary shares issued and outstanding. After the share-exchange transaction, the Company had 4,023,689 ordinary shares issued and outstanding.

The share-exchange transaction was accounted for as reorganization and recapitalization of Honesty Group. As a result, the consolidated financial statements of the Company (the legal acquirer) were, in substance, those of Honesty Group (the accounting acquirer), with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of the share-exchange transaction. There was no gain or loss recognized based on the transaction. The historical financial statements for periods prior to March 12, 2010 are those of Honesty Group, except that the equity section and earnings per share have been retroactively restated to reflect the reorganization and recapitalization.

SGOCO International (HK) Limited, a limited liability company registered in Hong Kong, or “SGOCO International”, is a wholly owned subsidiary of TROOPS.

On February 22, 2011, SGO Corporation (“SGO”) was established in Delaware USA. On March 14, 2011, SGOCO International purchased 100% of the outstanding shares of common stock of SGO. SGO was founded for the purpose of marketing, sales and distribution of TROOPS’s high quality LCD/LED products in America. SGO commenced sales in June 2012.

On July 28, 2011, SGOCO (Fujian) Electronic Co., Ltd. (“SGOCO (Fujian)”), a limited liability company under the laws of the PRC was established by SGOCO International for the purpose of conducting LCD/LED monitor and TV product-related design, brand development and distribution.

On December 26, 2011, SGOCO International established a wholly owned subsidiary, Beijing SGOCO Image Technology Co. Ltd. (“Beijing SGOCO”), a limited liability company under the laws of the PRC for the purpose of conducting LCD/LED monitor, TV product-related and application-specific product design, brand development and distribution.

On November 14, 2013, SGOCO International established a wholly owned subsidiary, SGOCO (Shenzhen) Technology Co., Ltd. (“SGOCO Shenzhen”), a limited liability company under the laws of the PRC for the purpose of conducting LCD/LED monitor and TV product-related and application-specific product design, brand development and distribution.

In May 2014, the Company relocated its corporate headquarters from Beijing, China to Hong Kong, China.

On December 24, 2014, the Company entered into a Sale and Purchase Agreement to sell its 100% equity ownership interest in SGOCO (Fujian) to Apex Flourish Group Limited (“Apex”), which is an independent third party with interests in real estate and forestry products. Apex previously purchased Honesty Group Holdings Limited, TROOPS’s prior manufacturing business, on November 15, 2011. The Company considers December 31, 2014 as the disposal effective date since the operational and management control over SGOCO (Fujian) was shifted from TROOPS to Apex on December 31, 2014. The Sale of SGOCO (Fujian) allowed TROOPS to reform the business and reduce the reliance of traditional flat panel LED and LCD monitor products. It provided greater flexibility and scalability for the Company's business model, which enables the Company to focus on finding new business acquisition opportunities and exploring new products.

The sales price for all the equity of SGOCO (Fujian) is equivalent to the net asset value of SGOCO (Fujian) on December 31, 2014. The final amount is $11.00 million.

On December 28, 2015, SGOCO International entered into a Share Sale and Purchase Agreement for the Sale and Purchase of the Entire Issued Share Capital of Boca International Limited (the “Agreement”) with Richly Conqueror Limited, a company incorporated under the laws of the British Virgin Islands (the “Vendor”). Pursuant to the Agreement, SGOCO International acquired 100% of the issued share capital of Boca International Limited (“Boca”), a private company incorporated in Hong Kong, from its sole legal and beneficial owner - Richly Conqueror Limited at a consideration of $52.00 million in cash, plus up to 19.9% or 3.40 million newly issued ordinary shares (the “Shares”) of the Company. In March, 2016, the acquisition of Boca completed and SGOCO International fully paid $52.00 million plus 1,162,305 post-split shares of common stock of the Company and received 100% ownership of Boca.

Boca designs, develops and manufactures Phase Change Material (PCM-TES) storage system and applies them on cooling and heating system. Boca's PCM-TES storage system (the "System") applies real-time electricity demand peak management which shifts on-peak chiller plant load to off-peak and increases chiller efficiency by optimization controls at any time. The System could reduce electricity consumption by approximately 50% during all running time and decrease 2/3 of central air conditioning running cost due to lower tariff rate during off-peak and higher efficiency at all time. The System can be used in all existing and new buildings and is environmentally friendly with a life of more than ten years. The System fully supports energy saving to help control the greenhouse effect and achieve maximum economic benefit for customers.

The Company has effected a 1-for-4 reverse stock split of the Company’s authorized ordinary shares, accompanied by a corresponding decrease in the Company’s issued and outstanding shares of ordinary shares and an increase of the par value of each ordinary share from $0.001 to $0.004 on January 19, 2016.

On August 10, 2016, the shareholders of the Company approved an increase of the authorized ordinary shares of the Company from 12,500,000 shares to 50,000,000 shares at the annual shareholders meeting.

On April 28, 2017, SGOGO International (HK) Limited, a wholly-owned subsidiary of TROOPS, entered into a Share Sale and Purchase Agreement with Full Linkage Limited pursuant to which SGOCO International acquired all the issued and outstanding capital stock of Century Skyway Limited, a company incorporated in Hong Kong at a consideration of $32,600,000 plus 1,500,000 of the Company ordinary shares. The acquisition of CSL was completed on May 10, 2017. CSL is principally engaged in Virtual Reality device and technologies research and development. Its development centre and main researchers are in Shenzhen China

On December 15, 2017, TROOPS formed Giant Connection Limited, a limited liability company registered in the Republic of Seychelles.

On December 22, 2017, Giant Connection Limited, a wholly-owned subsidiary of TROOPS, completed the acquisition of Giant Credit Limited contemplated by the Share Exchange Agreement entered into by and between the parties in consideration for HK$19.60 million ($2.35 million), which was satisfied by the allotment and issuance of 2,220,283 ordinary shares of the Company. The principal activity of Giant Credit Limited is money lending in Hong Kong. Giant Credit Limited is a Hong Kong incorporated company which has a Money Lenders License for carrying on money lending business in Hong Kong. Giant Credit Limited has been providing high-quality personal loans and corporate loans to its customers since 2016.

On March 8, 2018, the Company’s wholly-owned subsidiary, Giant Connection Limited closed a Share Exchange Agreement with Vagas Lane Limited for the purchase and sale of 11 Hau Fook Street Limited in consideration for HK$26.10 million ($3.35 million), which was satisfied by the allotment and issuance of 2,935,222 ordinary shares. 11 Hau Fook Street Limited is an investment holding company which owns two properties located at No. 11 Hau Fook Street, Tsim Sha Tsui, Kowloon, Hong Kong.

On May 17, 2018, the Company entered into a Sale and Purchase Agreement to sell its 100% ownership interest in SGOCO Shenzhen to Realm Valley Limited, a company incorporated in British Virgin Islands, for $1 in total consideration.

On June 7, 2018, the Company’s wholly-owned subsidiary, Giant Connection Limited closed a Share Exchange Agreement for the entire issued share capital of Paris Sky Limited. In consideration for (1) the allotment of 3,889,050 ordinary shares of the Company to Leung Iris Chi Yu (“Ms. Leung”), at an initial agreed value of HK$30.33 million ($3.89 million), the fair value of the 3,889,050 ordinary shares was $4.78 million, which was calculated based on the stock price of $1.23 per share on June 7, 2018, (2) the transfer of a 49% interest in CSL at an agreed value of HK$126.13 million ($16.17 million), (3) the transfer of a 49% interest in Boca at an agreed value of HK$184.84 million ($23.70 million), and (4) the issuance of a promissory note to Ms. Leung in the principal amount of HK$27.10 million ($3.47 million), bearing a 8% interest per annum, by Giant Connection Limited, the Company acquired 100% of the issued share capital of Paris Sky Limited, an investment holding company which, through its wholly owned subsidiary, Suns Tower Limited, owns a property located at No. 8 Fui Yiu Kok Street, Tsuen Wan, New Territories, Hong Kong. The fair value of this property was $53.00 million on June 7, 2018. The Company repaid the promissory note in full on August 22, 2018. In the fourth quarter of 2018, management committed a plan to dispose of its remaining 51% equity interests in CSL and initiated efforts to locate buyers. On April 25, 2019, the Company entered into a Letter of Intent to sell to another individual, Ho Pui Lung 5,100 shares in the share capital of CSL, at a consideration of HK$99.45 million ($12.75 million). On September 20, 2019, the Company entered into a Share Exchange Agreement for the disposal of 5,100 shares in the share capital of Century Skyway Limited, being 51% of its entire issued share capital, and its fully owned subsidiary – Shen Zhen Provizon Technology Co., Limited, to Ho Pui Lung at an agreed value of HK$99.45 million ($12.75 million). Upon the satisfactory completion of the closing conditions contained in the Agreement, the operational and management control over CSL were shifted from TROOPS to Ho Pui Lung on December 31, 2019 (Note 3).

On June 26, 2018, the shareholders of the Company approved to increase the authorized share capital of the Company from $201,000 divided into 50,000,000 ordinary shares of par value $0.004 and 1,000,000 preferred shares of par value $0.001 each to $2,010,000 by the creating of 450,000,000 ordinary shares of par value $0.004 each and 9,000,000 preferred shares of par value $0.001 each such that the share capital of the Company shall be divided into 500,000,000 ordinary shares of par value $0.004 and 10,000,000 preferred shares of par value $0.001 each.

On February 5, 2019, the Company’s wholly-owned subsidiary, Paris Sky Limited entered into a Share Exchange Agreement with Kwok Man Yee Elvis for the entire issued share capital of Vision Lane Limited for an initial consideration of $12,428,205 to be satisfied by (1) the allotment of 4,519,347 ordinary shares of the Company to Kwok Man Yee Elvis, at $1.10 per share and (2) the payment of the remaining balance of $7.50 million in cash. The fair value of the 4,519,347 ordinary shares was $5.24 million, which was calculated based on the stock price of $1.16 per share on March 8, 2019, and the final consideration was $12.70 million. Vision Lane is a private company incorporated in the British Virgin Islands and engages in property investment and money lending services in Hong Kong. On March 12, 2019, Paris Sky Limited closed its acquisition of Vision Lane (Note 8(d)).

On December 23, 2019, the Company entered into a Share Exchange Agreement with Victor Or (“Mr. Or”) for the purchase and sale of Giant Financial Services Limited (“GFS”). GFS is a private company incorporated in Samoa provides an online financial marketplace connecting financial institutions and users worldwide via its unique mobile application which features state-of-the-art functions to boost financial accessibility to financial and insurance products and services. At the heart of its digital platform is the Company’s dedication to drive innovation, create value to businesses and individual users alike by (i) minimizing transaction risks, (ii) lowering transaction costs, (iii) reducing and detecting fraud, (iv) saving time, (v) increasing access and equality. The Company intends to integrate GFS into its existing platform to support its current business lines. The total consideration to be paid for GFS is $64.34 million, which shall be satisfied by (a) the allotment of 15,992,000 shares of the Company to be issued to Mr. Or on the closing date, representing 19.9% of the total issued and outstanding shares of the Company as of the date of the Agreement, (b) the payment of $21.79 million in cash, and (c) the balance satisfied by issuance of a promissory note to Mr. Or. On January 31, 2020, TROOPS closed its acquisition of GFS (Note 7(f)). By March 30, 2021, the Company repaid the promissory note in full by several payments.

On August 31, 2020, the Company’s wholly-owned subsidiary, SGOCO International (HK) Limited entered into a Sale and Purchase Agreement for the disposal of 94 shares in the share capital of Boca International Limited, being 51% of its entire issued share capital. Upon the satisfactory completion of the closing conditions contained in the Agreement, the disposal shall be consummated in consideration for the transfer of a 51% interest in Boca International Limited to Wong Yiu Tong at an agreed value of HK$1.46 million ($0.19 million).

On September 28, 2020, the Company’s wholly-owned subsidiary, Giant Financial Services Limited closed a Share Exchange Agreement for the entire issued share capital of Apiguru Pty Ltd.. The acquisition was consummated in consideration for a total of AUD0.70 million ($0.59 million), which was satisfied by the allotment and issuance of 559,581 ordinary shares of the Company. Apiguru is a technology consulting company specialising in Application Programming Interface (API) strategy and implementation enabling state-of-the-art market fit hypothesis that drives businesses forward. Through providing API consulting services, Apiguru helps businesses increasing effectivity, optimizing productivity, and developing integration channels that leverage opportunities for generating new revenue sources.

GFS aims to serve clients from different sectors with distinctive needs.  Apiguru, being an official Google Cloud Partner, has direct access to one of the world's best knowledge bases.  Along together with API specialization, Apiguru helps GFS to integrate with various global platforms to expand customer base.

Note 2 – Summary of significant accounting policies

Basis of presentation and principle of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the financial statements of the Company and all its majority-owned subsidiaries that require consolidation. Intercompany transactions and balances have been eliminated in the consolidation. The following entities were consolidated as of December 31, 2020:

	Place incorporated	Ownership percentage
TROOPS, Inc.	Cayman Islands	Parent Company
SGOCO International (HK) Limited	Hong Kong	100%
Beijing SGOCO Image Technology Co., Ltd.	Beijing, China	100%
Giant Financial Services Limited (“GFS”)	Samoa	100%
Apiguru Pty Ltd. (“Apiguru”)	Australia	100%
Giant Connection Limited	Republic of Seychelles	100%
Giant Credit Limited (“GCL”)	Hong Kong	100%
11 Hau Fook Street Limited	Hong Kong	100%
Paris Sky Limited	Marshall Islands	100%
Vision Lane Limited	British Virgin Islands	100%
Suns Tower Limited (Formerly known as “First Asia Tower Limited”) (“FAT”)	Hong Kong	100%
First Asia Finance Limited (“FAF”)	Hong Kong	100%

Use of estimates

Preparing consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management’s estimates and assumptions include, but are not limited to, revenue recognition, the collectability of its receivables, the fair value and accounting treatment of certain financial instruments, the valuation and recognition of share-based compensation arrangements, fair value of assets and liabilities acquired in business combination, useful life of intangible assets, assessment of impairment of long-lived assets, intangible assets and goodwill, deferred tax liability and deferred tax valuation allowance. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates.

Business combinations

The Company accounts for its business combinations using the acquisition method of accounting in accordance with Accounting Standards Codification ("ASC") 805 "Business Combinations." The cost of an acquisition is measured as the aggregate of the acquisition date fair values of the assets transferred and liabilities incurred by the Company to the sellers and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets and liabilities acquired or assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total costs of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated statements of comprehensive income. During the measurement period, which can be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of comprehensive income.

In a business combination achieved in stages, the Company re-measures the previously held equity interest in the acquiree immediately before obtaining control at its acquisition-date fair value and the re-measurement gain or loss, if any, is recognized in the consolidated statements of comprehensive income.

When there is a change in ownership interests that result in a loss of control of a subsidiary, the Company deconsolidates the subsidiary from the date control is lost. Any retained non-controlling investment in the former subsidiary is measured at fair value and is included in the calculation of the gain or loss upon deconsolidation of the subsidiary.

For the Company's majority-owned subsidiaries, a non-controlling interest is recognized to reflect the portion of their equity which is not attributable, directly or indirectly, to the Group. “Net income (loss)” on the consolidated income statements includes the “net loss attributable to non-controlling interests”. The cumulative results of operations attributable to non-controlling interests are also recorded as non-controlling interests in the Company's consolidated balance sheets.

Discontinued operations

A component of a reporting entity or a group of components of a reporting entity that are disposed or meet the criteria to be classified as held for sale, such as the management, having the authority to approve the action, commits to a plan to sell the disposal group, should be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. Discontinued operations are reported when a component of an entity comprising operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity is classified as held for disposal or has been disposed of, if the component either (1) represents a strategic shift or (2) have a major impact on an entity’s financial results and operations. In the consolidated statement of operations, result from discontinued operations is reported separately from the income and expenses from continuing operations and prior periods are presented on a comparative basis.

Assets and liabilities of the discontinued operations are classified as held for sale when the carrying amounts will be recovered principally through a sale transaction.

When dispose a subsidiary, the Company deconsolidates the subsidiary from the date control is lost. Any retained non-controlling investment in the former subsidiary is measured at fair value and is included in the calculation of the gain or loss upon deconsolidation of the subsidiary.

Plant and equipment

Plant and equipment is stated at cost less accumulated depreciation and accumulated impairment losses, if any. Expenditures for maintenance and repairs are charged to earnings as incurred. Major additions are capitalized. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of plant and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Leasehold land and buildings	Leasehold land and buildings are depreciated over the shorter of the unexpired term of lease and their estimated useful lives, being no more than 50 years
Machinery and equipment	4-10 years
Leasehold improvements	5 years
Vehicles and office equipment	4-5 years

Construction in progress represents capital expenditures for direct costs of construction or acquisition and the interest expenses directly related to the construction. Capitalization of these costs ceases and the construction in progress is transferred to the appropriate category of property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. Construction in progress is not depreciated.

Intangible assets

Intangible assets acquired through business acquisitions are recognized as assets separate from goodwill if they satisfy either the "contractual-legal" or "separability" criterion. Purchased intangible assets and intangible assets arising from the acquisitions of subsidiaries are recognized and measured at fair value upon acquisition. Separately identifiable intangible assets that have determinable lives continue to be amortized over their estimated useful lives using the straight-line method as follows:

Trademarks of GFS	10 years
Service Contracts of GFS	1 year
Non-competition agreements of Apiguru	3 years

Separately identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for identifiable intangible assets is based on the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Goodwill

Goodwill represents the excess of the purchase consideration over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of the acquired entity as a result of the Company's acquisitions of interests in its subsidiaries. Goodwill is not amortized but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that it might be impaired. The Company first assesses qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. In the qualitative assessment, the Company considers primary factors such as industry and market considerations, overall financial performance of the reporting unit, and other specific information related to the operations. Based on the qualitative assessment, if it is more likely than not that the fair value of each reporting unit is less than the carrying amount, the quantitative impairment test is performed.

The Company annually, or more frequently if the Company believes indicators of impairment exist, reviews the carrying value of goodwill to determine whether impairment may exist.

In performing the two-step quantitative impairment test, the first step compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit's goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process is only performed for the purposes of evaluating goodwill impairment and does not result in an entry to adjust the value of any assets or liabilities. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill. Application of a goodwill impairment test requires significant management judgment, including the identification of reporting units, assigning assets, liabilities and goodwill to reporting units, and determining the fair value of each reporting unit.

Goodwill arises from our two reporting units: the financial technology solutions and services and the money lending services. The Company performs its annual impairment tests on December 31 of each year.

Warrant liability

For warrants that are not indexed to the Company’s stock, the Company records the fair value of the issued warrants as a liability at each balance sheet date and records changes in the estimated fair value as a non-cash gain or loss in the consolidated statement of operations and comprehensive income. The warrant liability is recognized in the balance sheet at the fair value (level 3). The fair value of these warrants has been determined using the Monte-Carlo simulation model. The Monte-Carlo simulation model provides for assumptions regarding volatility, call and put features and risk-free interest rates within the total period to maturity.

Impairment of long-lived assets other than goodwill

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Restricted cash

The Company adopted Accounting Standards Update (“ASU”) No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, (“ASU 2016-18”), effective January 1, 2018 using the retrospective transition method and included all restricted cash with cash and cash equivalent when reconciling beginning-of-period and end-of-period total amounts presented in the consolidated statements of cash flows. The Company has none of restricted cash as of Dec 31, 2020 and 2019.

Accounts receivable

Receivables include trade accounts due from customers and other receivables such as cash advances to employees, related parties and third parties and advances to suppliers. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentration, customer credit worthiness, current economic trends and changes in customer payment patterns to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable and known bad debts are written off against the allowance for doubtful accounts when identified. As of December 31, 2020 and 2019, there was $2,174 and $194 allowance for uncollectible accounts receivable, respectively. Management believes that the remaining accounts receivable are collectible.

Other receivables and Prepayments

Other receivables and prepayments primarily include rental deposit, utilities deposit, prepaid employees’ compensation. Management reviews the composition of other receivables and prepayment and determines if an allowance for doubtful accounts is needed. A provision for doubtful accounts is made when collection of the full amount is no longer probable. As of December 31, 2020 and 2019 there was $39 and $nil allowance for uncollectible other receivables and prepayments, respectively. Management believes that the remaining other receivables and prepayments are collectible.

Loans receivables, net

Loans receivable primarily represent loan amounts due from customers. Loans receivable are recorded at unpaid principal balances net of provision that reflects the Company’s best estimate of the amounts that will not be collected. Management anticipates no significant early settlement of loans receivable as of reporting date.

Provision for loan losses

The provision for loan losses is increased by charges to income and decreased by charge offs (net of recoveries). Recoveries represent subsequent collection of amounts previously charged-off. The increase in provision for loan losses is the netting effect of “reversal” and “provision” for both business and personal loans. If the ending balance of the provision for loan losses after any charge offs (net of recoveries) is less than the beginning balance, it will be recorded as a “reversal”; if it is larger, it will be recorded as a “provision” in the provision for loan loss. The netting amount of the “reversal” and the “provision” is presented in the statements of comprehensive loss.

The provision consists of specific and general components. The specific component consists of the amount of impairment related to loans that have been evaluated on an individual basis, and the general component consists of the amount of impairment related to loans that have been evaluated on a collective basis. Loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts when due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings (“TDRs”).

The Company recognizes a charge-off when management determines that full repayment of a loan is not probable. The primary factor in making that determination is the potential outcome of a lawsuit against the delinquent debtor. The Company will recognize a charge-off when the Company loses contact with the delinquent borrower for more than one year or when the court rules against the Company to seize the collateral asset of the delinquent debt from either the guarantor or borrower. In addition, when the recoverability of the delinquent debt is highly unlikely, the senior management team will go through a stringent procedure to approve a charge-off. Management estimates the provision balance required using past loan loss experience, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the provision may be made for specific loans, but the entire provision is available for any loan that, in management’s judgment, should be charged-off.

The provision for loan losses is maintained at a level believed to be reasonable by management to absorb probable losses as of each balance sheet date. The provision is based on factors such as an assessment of individual loans and actual loss. The Company evaluates its provision for loan losses on a quarterly basis or more often as necessary.

Interest receivable

Interest receivable are accrued and credited to income as earned but not received. The Company determines a loan past due status by the number of days that have elapsed since a borrower has failed to make a contractual interest or principal payment. Accrual of interest is generally discontinued when reasonable doubt exists as to the full, timely collection of interest or principal. Additionally, any previously accrued but uncollected interest is reversed. Subsequent recognition of income occurs only to the extent payment is received, subject to management’s assessment of the collectability of the remaining interest and principal. Loans are generally restored to an accrual status when it is no longer delinquent and collectability of interest and principal is no longer in doubt and past due interest is recognized at that time.

Fair value of financial instruments

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The Company does not believe the adoption of this ASU will have a material effect on the Company’s consolidated financial statements.

The Company’s financial instruments primarily consist of cash and cash equivalents, loans receivable, interest receivable, accounts receivable, accounts payable, other receivables, other payables and accrued liabilities, loans, customer deposits and convertible notes.

As of the balance sheet dates, the estimated fair value of these financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans for similar remaining maturity and risk profile at the respective reporting periods.

The fair value measurement accounting standard defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

•	Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2	inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
•	Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

The following table sets forth by level within the fair value hierarchy our financial assets and liabilities that were accounted for at fair value on a recurring basis:

	Carrying Value at December 31, 2020	Fair Value Measurement at December 31, 2020
		Level 1	Level 2	Level 3
Warrant derivative liability	$249	$-	$-	$249

A summary of changes in Warrant derivative liability for the years ended December 31, 2019, 2018 and 2017 was as follows:

Balance at January 1, 2016 and 2017	$-
Issuance of warrants on April 5, 2017	530
Change in fair value of warrant derivative liability	150
Balance at December 31, 2017	680
Change in fair value of warrant derivative liability	(394)
Balance at December 31, 2018	286
Change in fair value of warrant derivative liability	(33)
Balance at December 31, 2019	253
Change in fair value of warrant derivative liability	(4)
Balance at December 31, 2020	249

The fair value of the outstanding warrants was calculated using the Monte-Carlo simulation Model with the following assumptions at inception and on subsequent valuation date:

Warrants	December 31, 2020	December 31, 2019	December 31, 2018	December 31, 2017	April 5, 2017
Market price per share (USD/share)	1.45	$0.95	$0.85	$1.06	$2.75
Exercise price (USD/share)	1.00	1.00	1.00	1.00	2.75
Risk free rate	0.07%	1.59%	2.53%	2.00%	1.83%
Dividend yield	-%	-%	-%	-%	-%
Expected term/Contractual life (years)	0.26	1.26	2.26	3.26	4.00
Expected volatility	64.06%	78.11%	81.54%	110.46%	106.46%

Comprehensive income

U.S. GAAP generally requires that recognized revenue, expenses, gains and losses be included in net income or loss. Although certain changes in assets and liabilities are reported as separate components of the equity section of the consolidated balance sheet, such items, along with net income, are components of comprehensive income or loss. The components of other comprehensive income or loss consist of foreign currency translation adjustments net of realization of foreign currency translation gain relating to disposal of subsidiaries.

Revenue recognition

The Company adopted Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”) from January 1, 2018, using the modified retrospective method. Revenues for the years ended December 31, 2020, and 2019 and 2018 were presented under ASC 606, and revenues for the year ended December 31, 2017 was not adjusted and continue to be presented under ASC Topic 605, Revenue Recognition. There was no impact on the Company’s opening balance of retained earnings as of January 1, 2018. Pursuant to ASC606-10-15-2, the interest income generated by the Company is scoped out of ASC606.

In accordance with ASC 606, revenues are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In determining when and how much revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; (5) recognize revenue when (or as) the entity satisfies a performance obligation.

Revenues are recognized when control of the promised goods or services is transferred to the customers, which may occur at a point in time or over time depending on the terms and conditions of the agreement, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

Financial technology solutions and services

The Company provides SaaS and app development service to its customers to deploy the Company’s online platform, which may occur over time depending on the terms and conditions of the agreement, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Service income from project-based consulting services is recognized based on the output methods, including surveys of performance completed to date or milestones reached of each phase only when the Company has an enforceable right to payment for performance completed to date. Maintenance and support type service income is recognized separately from the main contract since such service was not treated as performance obligation of the contract.

Energy saving services

Boca enters into a ten-year contract with a customer to provide air conditioning to certain office buildings using its proprietary Phase Change Material Thermal Energy Storage System together with Ultra-High Efficiency Boca Hybrid Power Chiller Plant (the “Plant”). Boca is entitled to all actual electricity running cost saving in 0% to 40% in whole on a quarterly basis, net of a rebate of 2% to 20% depending on the actual electricity running cost saving. Boca accounts for the series of distinct services provided over the ten-year contract as a single performance obligation satisfied over time.

Boca recognizes revenues, being entitlement to actual electricity running cost saving achieved, net of rebates, immediately as it relates to distinct services that have already been performed. As of August 31, 2020, operations of Boca to be disposed of were reported as discontinued operations. Accordingly, revenues related to Boca have been reclassified in the consolidated financial statements as discontinued operations for all periods presented.

Interest on loans receivable

Interest on loans receivable is accrued monthly in accordance with their contractual terms and recorded in accrued interest receivable. The Company does not charge prepayment penalties. Additionally, any previously accrued but uncollected interest is reversed and accrual is discontinued, when reasonable doubt exists as to the full, timely collection of interest or principal. Interest income on impaired loans receivable is recorded when cash payment for interest is received by the Company.

Property lease and management

Minimum contractual rental income related to property leases are recognized on a straight-line basis over the terms of the respective leases. Straight-line rental revenue commences when the tenant assumes control of the leased premises. In accordance with the Company’s standard lease terms, rental payments are generally due on a monthly basis. Tenant recovery revenue includes payments from tenants as reimbursements for management fees and utilities, etc., which are recognized when the related expenses are incurred. Rental from office lease and tenant recovery revenue together is recorded as “Property lease and management.”

Below is the summary presenting the Company’s revenues from continued operation disaggregated by products and services and timing of revenue recognition:

	Year ended December 31,
Revenue by recognition over time	2020	2019	2018
Revenue by recognition over time	$4,293	$5,115	$1,570

	$4,293	5,115	$1,570

	Year ended December 31,
Revenue by major product line	2020	2019	2018
Interest on loans	$1,667	$3,930	$980
Property lease and management	1,130	1,185	590
Financial technology solutions and services	1,496	-	-

	$4,293	5,115	$1,570

Contract Balances

For the years ended December 31, 2020 and 2019, the Company did not have any significant incremental costs of obtaining contracts with customers incurred and/or costs incurred in fulfilling contracts with customers within the scope of ASC Topic 606, that shall be recognized as an asset and amortized to expenses in a pattern that matches the timing of the revenue recognition of the related contract. Other than the interest receivables of the 180-day loans held by the Company which are accrued by the Company but unbilled until the loans mature, amounted to $nil  and $nil as of December 31, 2020 and 2019, respectively. The  Company does not have any other contract assets (unbilled receivables) since revenue is recognized when the performance obligation is fulfilled and the payment from customers is not contingent on a future event.

Advances received from customers related to unsatisfied performance obligations are recorded as contract liabilities (advance from customers), which will be recognized as revenues upon the satisfaction of performance obligations through the transfer of related promised goods and services to customers.

The Company’s contract liabilities consist of rental receipt in advance related to rent paid in advance for leasing office. Below is the summary presenting the movement of the Company’s contract liabilities for the years ended December 31, 2020, 2019 and 2018:

Rental receipt in advance
Balance as of January 1, 2018	$-
Acquisition of Suns Tower Limited	10
Revenue recognized from beginning contract liability balance	(10)
Advances received from customers related to unsatisfied performance obligations	6
Balance as of December 31, 2018	6
Revenue recognized from beginning contract liability balance	(6)
Advances received from customers related to unsatisfied performance obligations	8
Balance as of December 31, 2019	$8
Revenue recognized from beginning contract liability balance	(8)
Advances received from customers related to unsatisfied performance obligations	3
Balance as of December 31, 2020	$3

The contract liabilities were grouped into other payables and accrued liabilities (note 16).

Allocation to Remaining Performance Obligations

The Company has elected to apply the practical expedient in paragraph ASC Topic 606-10-50-14 and did not disclose the information related to transaction price allocated to the performance obligations that are unsatisfied or partially unsatisfied as of December 31, 2020, because either the performance obligation of the Company’s contracts with customers has an original expected duration of one year or less or the Company has a right to consideration from a borrower or a customer in an amount that corresponds directly with the value to the borrower or the customer of the Company’s performance completed to date, therefore the Company may recognize revenue in the amount to which the Company has a right to invoice or collect.

Income taxes

The Company accounts for income taxes in accordance FASB ASC Section 740. The Company is subject to the tax laws of the PRC and Hong Kong (a special administrative region of PRC). The charge for taxation is based on actual results for the year as adjusted for items that are non-assessable or disallowed; and it is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. The Company is not currently subject to tax in the Cayman Islands or the British Virgin Islands.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the Company’s unaudited condensed consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit of loss. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that future taxable income can be utilized with prior net operating loss carry forwards. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the statement of operations, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likelihood of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to uncertain tax positions are classified in income tax expense in the period incurred. During the years ended December 31, 2020, 2019 and 2018, the Company has not incurred any interest related to income taxes. Our PRC entities did not have tax liability as of December 31, 2020. U.S. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

Tax returns filed for the years ended December 31, 2016 to 2019 in the PRC and Hong Kong are subject to examination by the applicable tax authorities.

Share-based compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from consultants in accordance with the accounting standards regarding accounting for stock-based compensation and accounting for equity instruments that are issued to other than employees for acquiring or in conjunction with selling goods or services. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably determinable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by these accounting standards. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement if there is a term.

The Company accounts for equity instruments issued in exchange for the receipt of services from employees in the financial statements based on their fair values at the date of grant. The fair value of awards is amortized over the requisite service period.

Financial guarantee

A provision for possible losses to be absorbed by the Company for financial guarantees it provides is recorded as an accrued liability when the guarantees are made and recorded as “Allowance on guarantee” in the consolidated balance sheets. This accrued liability represents probable losses and is increased or decreased by accruing a “Allowance (reversal of allowance) on financial guarantee” throughout the terms of the guarantees as necessary when additional relevant information becomes available.

The methodology used to estimate the liability for possible guarantee losses considers the guarantee contract amounts and a variety of factors, which include, depending on the counterparty, the latest financial position and performance of the borrowers, actual defaults, estimated future defaults, historical loss experience, estimated value of collateral or guarantees the customers or third parties offered, and other economic conditions, such as economic trends in the area and the country. The estimates are based upon information available at the time the estimates are made. It is possible that prior experience and default history of the borrowers are not indicative of future losses on guarantees made. Any increase or decrease in the provision would affect the Company’s consolidated income statements in future years.

Foreign currency translation

The reporting and functional currency of the Company is the U.S. Dollar. The functional currencies of its Hong Kong subsidiaries are the Hong Kong Dollar. The functional currency of its PRC subsidiaries is the RMB. The functional currencies of its Australia subsidiaries are the Australian Dollar (“AUG”). Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the exchange rate at the end of the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments resulting from this process are included in accumulated other comprehensive income. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The balance sheet amounts with the exception of equity were translated using RMB6.52 and RMB6.98 to $1.00 at December 31, 2020 and 2019, respectively. The equity accounts were stated at their historical exchange rates. The average translation rates applied to the income and cash flow statement amounts for the years ended December 31, 2020, 2019 and 2018 were RMB6.90, RMB6.89, and RMB6.64 to $1.00, respectively.

The balance sheet amounts with the exception of equity were translated using AUG 0.77 to $1.00 as of December 31, 2020. The equity accounts were stated at their historical exchange rates. The average translation rate applied to the income statement amounts for the years ended December 31, 2020 was AUG0.73 to $1.00.

Recent accounting pronouncements

In June 2018, the FASB issued ASU 2018-07 – Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which to include share-based payment transactions for acquiring goods and services from non-employees, which nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the goods have been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied. The definition of the term grant date is amended to generally state the date at which a grantor and a grantee reach a mutual understanding of the key terms and conditions of a share-based payment award. The amendments are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, including adoption in an interim period. The adoption of this ASU did not have a material effect on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The Company does not believe the adoption of this ASU will have a material effect on the Company’s consolidated financial statements.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in ASU 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. ASU 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments—Credit Losses—Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in ASU 2016-13 while still providing financial statement users with decision-useful information. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The Company evaluated the impact of ASU 2019 on its consolidated financial statements for the year ended December 31, 2020 (note 23).

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Note 3 – Discontinued Operations

Disposal of Century Skyway Limited

On June 7, 2018, the Company transferred its 49% interest in CSL at an agreed value of HK$126.13 million ($16.17 million) to Ms. Leung (Note 1). In the fourth quarter of 2018, management committed a plan to dispose of its remaining 51% equity interests in CSL and initiated efforts to locate buyers. On April 25, 2019, the Company entered into a Letter of Intent (the “LOI”) to sell to another individual, Ho Pui Lung (the “Purchaser”) 5,100 shares in the share capital of CSL, at a consideration of HK$99.45 million ($12.75 million), which shall be satisfied by:

1.	the surrender of the 2018 Notes (Note 15) with a principal amount of $3.76 million, beneficially owned by the Purchaser, to TROOPS for cancellation as an initial deposit upon signing of the LOI, and the cancellation shall be irrevocable unless the Company fails to complete the transaction contemplated herein without fault on the part of the Purchaser. On April 30, 2019, the 2018 Notes with a principal amount of $3.76 million were surrendered to the Company for cancellation in satisfaction of the initial deposit thereunder

2.	the payment of the remaining balance by way of a cashier’s order made payable to the Company or such other means as may be mutually agreed by the parties

On September 20, 2019, the Company’s wholly-owned subsidiary, SGOCO International (HK) Limited entered into a Share Exchange Agreement for the disposal of 5,100 shares in the share capital of Century Skyway Limited, being 51% of its entire issued share capital, and its fully owned subsidiary – Shen Zhen Provizon Technology Co., Limited.

Upon the satisfactory completion of the closing conditions contained in the Agreement, the disposal shall be consummated in consideration for the transfer of a 51% interest in Century Skyway Limited to Ho Pui Lung at an agreed value of HK$99.45 million ($12.75 million). The Company considers December 31, 2019 as the disposal effective date since the operational and management control over Century Skyway Limited and Shen Zhen Provizon Technology Co., Limited were shifted from TROOPS to the Purchaser on December 31, 2019.

As of December 31, 2018, operations of CSL to be disposed of were reported as discontinued operations. Accordingly, assets, liabilities, revenues, expenses and cash flows related to CSL have been reclassified in the consolidated financial statements as discontinued operations for all periods presented.

The following table presents the components of discontinued operations reported in the consolidated balance sheets:

As of December 31, 2018
Cash	$5
Advances to suppliers	45
Goodwill	12,831

Intangible assets	16,402
Long-live asset subtotal	16,402

Assets held for sale	29,283
Classified as:
— Current	12,881
— Non-current	16,402

Other payables, accrued liabilities and customer deposits	$182
Deferred tax liabilities	4,100
Liabilities held for sale	4,282
Classified as:
— Current	182
— Non-current	4,100

The following table presents the components of discontinued operations reported in the consolidated statements of comprehensive loss:

	Year ended December 31,
	2020	2019	2018
Revenues	$-	$-	$-
Cost of revenues	-	-	-
Operating expenses	-	(7)	(8,005)
Loss before provision for income taxes	-	(7)	(8,005)
Income tax credit	-	-	492
Loss from discontinued operations, net of income taxes	-	(7)	(7,513)

The following table summarizes the net assets of CSL at the date of disposal:

Date of disposal of 51% equity interest in CSL (December 31, 2019)
Cash	$2
Advances to suppliers	44
Goodwill	12,831

Intangible assets	16,402
Long-live asset subtotal	16,402

Other payables, accrued liabilities and customer deposits	(185)
Deferred tax liabilities	(4,100)
Net assets of CSL upon disposal	24,994
51%
Interests in net assets of CSL being disposed of	12,747
Consideration	12,750
Gain on disposal of subsidiary	3

Disposal of Boca International Limited

On June 7, 2018, the Company transferred its 49% interest in Boca at an agreed value of HK$184.84 million ($23.70 million) to Ms. Leung (Note 1). On August 31, 2020, the Company’s wholly-owned subsidiary, SGOCO International (HK) Limited entered into a Sale and Purchase Agreement for the disposal of 94 shares in the share capital of Boca International Limited, being 51% of its entire issued share capital. Upon the satisfactory completion of the closing conditions contained in the Agreement, the disposal shall be consummated in consideration for the transfer of a 51% interest in Boca International Limited to Wong Yiu Tong at an agreed value of HK$1.46 million ($0.19 million). The Company considers August 31, 2020 as the disposal effective date since the operational and management control over Boca was shifted from TROOPS to the Purchaser on August 31, 2020.

As of August 31, 2020, operations of Boca to be disposed of were reported as discontinued operations. Accordingly, assets, liabilities, revenues, expenses and cash flows related to Boca have been reclassified in the consolidated financial statements as discontinued operations for all periods presented.

The following table presents the components of discontinued operations reported in the consolidated balance sheets:

As of December 31, 2019
Cash	$35
Accounts receivable, net	25
Operating lease right-of-use assets, net	95
Other receivables and prepayments	37

Equipment	2,799
Intangible assets	2,377
Long-live asset subtotal	5,271

Assets held for sale	5,368
Classified as:
— Current	97
— Non-current	5,271

Other payables and accrued liabilities	$4,274
Operating lease liability, current	68
Operating lease liability, non-current	29
Deferred tax liabilities	594
Liabilities held for sale	4,965
Classified as:
— Current	4,342
— Non-current	623

The following table presents the components of discontinued operations reported in the consolidated statements of comprehensive loss:

	For eight months ended August 31,	Year ended December 31,
	2020	2019	2018
Revenues	$812	$410	$10
Cost of revenues	(523)	(1,738)	(1,378)
Operating expenses	(363)	(39,613)	(10,489)
Other income (expenses)		(218)	(140)
Loss before provision for income taxes	(74)	(41,159)	(11,997)
Income tax credit	79	5,050	327
Gain (Loss) from discontinued operations, net of income taxes	5	(36,109)	(11,670)

The following table summarizes the net assets of Boca at the date of disposal:

Date of disposal of 51% equity interest in Boca (August 31, 2020)
Cash	$2
Accounts receivable	186
Operating lease right-of-use assets, net	95
Other receivables and prepayments	37

Plant and equipment, net	2,837
Intangible assets, net	2,063
Long-live asset subtotal	4,900

Other payables and accrued liabilities	(4,235)
Operating lease liabilities	(97)
Deferred tax liabilities	(516)
Net assets of Boca upon disposal	372
51%
Interests in net assets of Boca being disposed of	189
Consideration	187
Loss on disposal of subsidiary	(2)

Note 4 – Accounts receivable, net

Accounts receivable as of December 31, 2020 and 2019 consisted of the following:

	December 31,
	2020	2019
Accounts receivable	$8	$208
Allowance for doubtful accounts	-	(196)
	$8	$12

The movements in allowance for doubtful accounts are as follows:

	2020	2019
Balance at the beginning of the year	$196	$196
Addition	-	-
Written-off	(196)	-
Balance at the end of the year	$-	$196

The Company provides credit in the normal course of business. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

Note 5- Loans receivable, net

The annualized interest rates on loans issued ranged between 6% and 54% for the year ended December 31, 2020, and ranged between 2.5% and 58% for the year ended December 31, 2019.

Loans receivable consisted of the following:

	December 31,
	2020	2019
Loans receivable, gross
Personal loans	$21,170	$35,611
Corporate loans	4,719	5,760
Subtotal	25,889	41,371
Provision for loan losses	(2,172)	(192)
Total loans receivable, net	$23,717	$41,179
Less: classified as non-current loans receivable, net	(1,621)	(7,293)
Total current loans receivable, net	$22,096	$33,886

The following is a maturity analysis of the Company’s loans receivable, net as of December 31, 2020:

For the year ending December 31,
2021	$22,096
2022	532
2023	93
2024	93
2025	96
2026 and thereafter	807
Total loans	23,717

The Company originates loans to customers located primarily in Hong Kong.

As of December 31, 2020 and 2019, the Company had 34 and 41 personal loan customers, and 2 and 3 corporate loan customers, respectively. Provision for loan losses is estimated on an annually basis based on an assessment of specific evidence indicating doubtful collection, historical experience, loan balance aging and prevailing economic conditions (note 25).

For the years ended December 31, 2020, 2019 and 2018, a provision of $1,980, $194 and $nil was charged to the statement of income, and no write-off against provisions was made (note 25).

For the years ended December 31, 2020, 2019 and 2018, interest income of $309, $2 and $nil were recognized for the loans were impaired.

The following table represents the aging of loans receivable, net as of December 31, 2020 and 2019:

	December 31,
	2020	2019
1-89 days past due	$11	$177
90-179 days past due	6	16,420
180-365 days past due	524	4,497
Over 1 year past due (i)	14,482	331
Total past due	$15,023	$21,425
Loans without overdue (ii)	8,694	19,754
Total loans, net	$23,717	$41,179

(i)	The original loan settlement was planned in 2020, but was postponed by COVID-19. In early 2021, loans and interest receivable from seven borrowers were assigned to an unrelated party, Brilliant Jade Group Limited, in considerations of HK$108.12 million ($13.86 million) in total. Outstanding loans were accrued to HK$108.12 million ($13.86 million) according to loan contract terms. Considerations were fully settled in March and April, 2021. No outstanding balance is due from the captioned borrowers after loan assignments.

(ii)	$20.00 million amount of loans as of December 31, 2019 was reclassified from current to overdue because management further reviewed the performance of these loans and noted that interests were past due even though principals were extended in 2019 and expired in 2020. The $20.00 million amount of loans were fully settled by April 2021.

The following table summarizes the Company’s loan portfolio by categories as of December 31, 2020 and 2019:

	December 31,
	2020	2019
Installment loans to individuals	$11,741	$24,922
Real estate mortgage loan	7,285	11,138
Commercial loans	4,691	5,119
Total loans, net	$23,717	$41,179

Installment loans to individuals

Installment loans to individuals are unsecured loans offered to individual borrowers by assessing their abilities to repay their loans and interest. The factors used to determine the borrower’s ability to repay include the borrower's current income, current assets, credit history and employment status.

Real estate mortgage loans

A real estate mortgage loan is a loan in which the borrower puts up a real estate under their ownership, possession or control, as collateral for the loan. The loan is secured against the collateral and the Company does not take physical possession of the collateral at the time the loan is made. The Company will verify ownership of the collateral and then register the collateral with the appropriate government entities to complete the secured transaction.  In the event that the borrower defaults, the Company can then take possession of the collateral and sell it to recover the outstanding balance owed. If the sale proceeds of the collateral is not sufficient to pay off the loan in full, the Company will file a lawsuit against the borrower and seek judgment for the remaining balance.

Commercial loans

Commercial loans are unsecured loans offered to corporations by assessing their capacities to make timely principal and interest payments. The factors used to determine the corporations’ ability to repay include state of economy, recent industry performance and financial conditions of the corporations as well as the owners of the corporations.

Note 6- Other receivables and prepayments

Other receivables and prepayments as of December 31, 2020 and 2019 consisted of the following:

	December 31,
	2020	2019
Advance to other party (i)	$-	$5,835
Utility deposits	16	17
Other receivables	107	4
Other prepayments	109	48
Other receivables and prepayments	$232	$5,904

(i)	In December 2019, the Company paid advance of $5,835 to a company beneficially owned by Luk Lai Ching Kimmy (Luk Lai Ching Kimmy held 4.2% and 5.3% of the Company’s outstanding common stock as of December 31, 2020 and 2019, respectively). The advances were unsecured and non-interest bearing. In April 2020, the sum of $5,835 was repaid to the Company.

Note 7 - Acquisition of subsidiaries and deposits paid for acquisition of subsidiaries

(a)	Acquisition of Boca

On December 28, 2015, SGOCO International entered into a Share Sale and Purchase Agreement (the "SPA") with Richly Conqueror Limited (the "Vendor") pursuant to which SGOCO International will acquire all of the issued share capital of Boca International Limited, a company incorporated in Hong Kong (“Boca”). Total consideration of the Sale Shares includes $52.00 million in cash, plus up to 19.9% new shares in TROOPS (as enlarged by the issuance). In December 2015, the Company paid a $52.00 million refundable deposit to the Vendor.

Boca is principally engaged in environmental protection, energy saving technologies, equipment development and applications. Its business involves production and sales of phase change thermal energy storage materials as well as central air conditioning cooling and heating system application engineering.

The Company and Richly Conqueror Limited entered into a supplemental agreement on February 29, 2016, pursuant to which SGOCO International agreed to issue 1,162,305 ordinary shares of the Company to the Vendor on or before March 15, 2016 and both parties confirmed the closing date of the transaction shall be March 31, 2016. The shares were issued on March 7, 2016, and the fair value of the shares was $3.51 per share on the closing date, March 31, 2016.

After the completion of the acquisition, Boca became a wholly owned subsidiary of the Company.

The Company completed the valuations necessary to assess the fair values of the tangible and intangible assets acquired and liabilities assumed, resulting from which the amount of goodwill was determined and recognized as of the respective acquisition date. The following table summarizes the estimated aggregate fair values of the assets acquired and liabilities assumed as of the closing date, March 31, 2016.

Net liabilities acquired (including cash of $1 and other loan of $332)	$(337)
Amortizable intangible assets
Backlog contract (Note 3)	372
Proprietary technology (Note 3)	26,179
Goodwill	36,504
Deferred tax liabilities	(6,638)
Total	$56,080

Total purchase price comprised of:
– cash consideration (paid in fiscal 2015 in the form of refundable deposit)	$52,000
– share-based consideration	4,080
Total	$56,080

The transaction resulted in a purchase price allocation of $36,504 to goodwill, representing the financial, strategic and operational value of the transaction to the Company. Goodwill is attributed to the premium that the Company paid to obtain the value of the business of Boca and the synergies expected from the combined operations of Boca and the Company, the assembled workforce and their knowledge and experience in provision of products and projects utilizing “green” energy technologies. The total amount of the goodwill acquired is not deductible for tax purposes.

Boca’s revenues for the eight months ended August 31, 2020 of $812 were derived from one single customer, which individually accounted for 100% of the Boca’s revenues. Boca’s revenues for year ended December 31, 2019 of $402 were derived from one single customer, which individually accounted for 98% of the Boca’s revenues.

After June 7, 2018, the Company’s effective equity interest in Boca was reduced to 51% after the completion of the transfer of a 49% interest in Boca International Limited to Ms. Leung (Note 1).

On August 31, 2020, the Company’s wholly-owned subsidiary, SGOCO International (HK) Limited entered into a Sale and Purchase Agreement for the disposal of 94 shares in the share capital of Boca International Limited, being 51% of its entire issued share capital. Upon the satisfactory completion of the closing conditions contained in the Agreement, the disposal shall be consummated in consideration for the transfer of a 51% interest in Boca International Limited to Wong Yiu Tong at an agreed value of HK$1.46 million ($0.19 million). The Company considers August 31, 2020 as the disposal effective date since the operational and management control over Boca was shifted from TROOPS to the Purchaser on August 31, 2020. (Note 3).

(b)	Acquisition of Century Skyway Limited

On December 27, 2016, the Company signed a memorandum of understanding (“MOU”) to acquire all of the issued share capital of Century Skyway Limited (“CSL”), a company incorporated in Hong Kong, for a purchase price of $35.00 million in form of cash or new shares in TROOPS, subject to satisfactory due diligence and customary purchase price adjustments. In December 2016, a refundable deposit of $32.00 million was paid to the owner of CSL.

CSL is principally engaged in Virtual Reality (“VR’) device and technologies research and development. Its development center and main researchers are in Shenzhen China. CSL’s R&D team has extensive experience and expertise in the VR industry. The R&D team cooperated with Razer to develop Open-Source Virtual Reality ("OSVR") product aimed on VR-Gaming. The OSVR product attended the 2017 US CES exhibition in Las Vegas in January, 2017.

CSL develops VR technology and applies them on VR device. CSL’s VR technology applies on VR Head-mounted display ("HMD") which can reduce the number of cables needed for a VR signal/data link between HMD and the source unit. It also uses ultrasound to calibrate VR devices’ attitude without user’s intervention.

The Company and Full Linkage Limited entered into a Share Sale and Purchase Agreement on April 28, 2017, pursuant to which SGOCO International agreed to pay $32.60 million and issue 1,500,000 newly issued ordinary shares of the Company to the Vendor on or before May 15, 2017. The shares were issued on May 4, 2017, and the fair value of the shares was $1.55 per share on the closing date, May 10, 2017.

After the completion of the acquisition, CSL became a wholly owned subsidiary of the Company.

The Company completed the valuations necessary to assess the fair values of the tangible and intangible assets acquired and liabilities assumed, resulting from which the amount of goodwill was determined and recognized as of the respective acquisition date. The following table summarizes the estimated aggregate fair values of the assets acquired and liabilities assumed as of the closing date, May 10, 2017.

Net liabilities acquired (including cash of $1 and accrued liabilities of $68)	$(67)
Amortizable intangible assets
Technologies	19,682
Goodwill	20,230
Deferred tax liabilities	(4,920)
Total	$34,925

Total purchase price comprised of:
– cash consideration (paid in fiscal 2016 in the form of refundable deposit)	$32,600
– share-based consideration	2,325
Total	$34,925

The transaction resulted in a purchase price allocation of $20,230 to goodwill, representing the financial, strategic and operational value of the transaction to the Company. Goodwill is attributed to the premium that the Company paid to obtain the value of the business of CSL and the synergies expected from the combined operations of CSL and the Company, the assembled workforce and their knowledge and experience in provision of products and projects utilizing VR technologies. The total amount of the goodwill acquired is not deductible for tax purposes.

On June 5, 2017, CSL incorporated a wholly foreign owned subsidiary, Shen Zhen Provizon Technology Co., Limited, for the development of VR technology and application of these technologies on VR device in China.  CSL and Shen Zhen Provizon Technology Co., Limited have not generated revenues for the years ended December 31, 2018 and 2017. The Company took more time to commercialize the VR products than expected.

After June 7, 2018, the Company’s effective equity interest in Boca was reduced to 51% after the completion of the transfer of a 49% interest in CSL to Ms. Leung (Note 1).

On September 20, 2019, the Company wholly-owned subsidiary, SGOCO International (HK) Limited entered into a Share Exchange Agreement for the disposal of 5,100 shares in the share capital of CSL, being 51% of its entire issued share capital, and its fully owned subsidiary – Shen Zhen Provizon Technology Co., Limited.

Upon the satisfactory completion of the closing conditions contained in the Agreement, the disposal shall be consummated in consideration for the transfer of a 51% interest in Century Skyway Limited to Ho Pui Lung at an agreed value of HK$99.45 million ($12.75 million). The Company considers December 31, 2019 as the disposal effective date since the operational and management control over Century Skyway Limited and Shen Zhen Provizon Technology Co., Limited were shifted from TROOPS to the Purchaser on December 4, 2019 (Note 3).

(c)	Acquisition of Giant Credit Limited

On December 22, 2017, Giant Connection Limited, a wholly-owned subsidiary of TROOPS, completed the acquisition of Giant Credit Limited (“GCL”) contemplated by the Share Exchange Agreement entered into by Luk Lai Ching Kimmy (as vendor) and the Company in consideration for HK$19.60 million ($2.35 million), which was satisfied by the allotment and issuance of 2,220,283 ordinary shares of the Company. GCL holds a Money Lenders License and engages in money lending business in Hong Kong. The fair value of the shares was $1.06 per share on December 26, 2017.

After the completion of the acquisition, GCL became a wholly owned subsidiary of the Company.

The Company completed the valuations necessary to assess the fair values of the tangible assets acquired and liabilities assumed, resulting from which the amount of goodwill was determined and recognized as of the respective acquisition date. The following table summarizes the estimated aggregate fair values of the assets acquired and liabilities assumed as of the closing date, December 22, 2017.

Net assets acquired (including cash of $943, loans receivable of $670, interest receivables of $6, property, plant and equipment of $508 and income tax payable of $14)	$2,113
Goodwill	248
Deferred tax liabilities	(7)
Total	$2,354

Total purchase price comprised of:
— share-based consideration	$2,354
Total	$2,354

The transaction resulted in a purchase price allocation of $248 to goodwill, representing the financial, strategic and operational value of the transaction to the Company. Goodwill is attributed to the premium that the Company paid to obtain the value of the business of GCL and the synergies expected from the combined operations of GCL and the Company, the assembled workforce and their knowledge and experience in provision of money lending service. The total amount of the goodwill acquired is not deductible for tax purposes.

(d)	Acquisition of Paris Sky Limited

On June 7, 2018, the Company’s wholly-owned subsidiary, Giant Connection Limited closed a Share Exchange Agreement for the entire issued share capital of Paris Sky Limited, whose then sole shareholder and sole director were Leung Iris Chi Yu (“Ms. Leung”) and Luk Lai Ching Kimmy (see (c) above, respectively. In consideration for (1) the allotment of 3,889,050 ordinary shares of the Company to Leung Iris Chi Yu (“Ms. Leung”), at an initial agreed value of HK$30.33 million ($3.89 million), the fair value of the 3,889,050 ordinary shares was $4.78 million, which was calculated based on the stock price of $1.23 per share on June 7, 2018, (2) the transfer of a 49% interest in CSL at an agreed value of HK$126.13 million ($16.17 million), (3) the transfer of a 49% interest in Boca at an agreed value of HK$184.84 million ($23.70 million), and (4) the issuance of a promissory note to Ms. Leung in the principal amount of HK$27.10 million ($3.47 million), bearing a 8% interest per annum, by Giant Connection Limited, the Company acquired 100% of the issued share capital of Paris Sky Limited, an investment holding company which, through its wholly owned subsidiary, Suns Tower Limited, owns a property located at No. 8 Fui Yiu Kok Street, Tsuen Wan, New Territories, Hong Kong. The Company repaid the promissory note in full on August 22, 2018.

As over 95% of the fair value of the gross assets acquired is concentrated in the leasehold property, the acquisition of Paris Sky Limited is considered an asset acquisition.

Net assets acquired
Property, plant and equipment*	$52,994
Allowance on guarantee	(817)
Other assets acquired (including cash of $1,957, other assets of $50, other payables of $170 and income tax payable of $4)	1,833
Deferred tax assets	116
Deferred tax liabilities	(5,998)
Total	$48,128

Total purchase price comprised of:
— share-based consideration	$4,784
— 49% interest in Boca	23,699
— 49% interest in CSL	16,170
— promissory note	3,475
Total	$48,128

*	Property, plant and equipment acquired included leasehold land and buildings with a value of $53.00 million at the date of acquisition which are pledged against the banking facilities of HK$215.32 million ($27.61 million) of a company beneficially owned by Kimmy Lai Ching Luk (see (c) above). The property pledge (allowance on guarantee) was valued on the basis of estimation of the probability that the borrower would be unable to either repay the loan or fulfil the loan contract terms (the default risk) and the amount that would be recovered at events of default (the recovery rate).

(e)	Acquisition of Vision Lane

On October 3, 2018, the Company signed a letter of intent (“LOI”) to acquire all of the issued share capital of Vision Lane, a company incorporated in British Virgin Island and engages in property investment in Hong Kong. Vision Lane owns all of the issued share capital of First Asia Finance Limited, a company incorporated in Hong Kong. First Asia Finance Limited holds a Money Lenders License and engages in money lending business in Hong Kong.

On December 31, 2018, a refundable deposit of $6.41 million was paid to the owner of Vision Lane Limited.

On February 5, 2019, the Company’s wholly-owned subsidiary, Paris Sky Limited entered into a Share Exchange Agreement for the entire issued share capital of Vision Lane for an initial consideration of $12.42 million to be satisfied by (1) the allotment of 4,519,347 ordinary shares of the Company to Kwok Man Yee Elvis, at $1.10 per share and (2) the payment of $7.46 million in cash. The fair value of the 4,519,347 ordinary shares was $5.24 million, which was calculated based on the stock price of $1.16 per share on March 8, 2019, and the final consideration was $12.74 million.

On March 12, 2019, Paris Sky Limited closed its acquisition of Vision Lan. After the completion of the acquisition, Vision Lane Limited and First Asia Finance Limited became wholly owned subsidiaries of the Company.

The Company completed the valuations necessary to assess the fair values of the tangible assets acquired and liabilities assumed, resulting from which the amount of goodwill was determined and recognized as of the respective acquisition date. The following table summarizes the estimated aggregate fair values of the assets acquired and liabilities assumed as of the closing date, March 12, 2019.

Net assets acquired (including cash of $1,122, loan receivables of $7,495, interest receivables of $151, property, plant and equipment of $1,095, other receivables of $20, accounts payable of $30, other payables of $607 and income tax payable of $81)	$9,165
Goodwill	3,658
Deferred tax liabilities	(124)
Total	$12,699

Total purchase price comprised of:
– cash consideration ($6,410 paid in fiscal 2018 in the form of refundable deposit)	$7,457
– share-based consideration	5,242
Total	$12,699

The transaction resulted in a purchase price allocation of $3,658 to goodwill, representing the financial, strategic and operational value of the transaction to the Company. Goodwill is attributed to the premium that the Company paid to obtain the value of the business of Vision Lane and the synergies expected from the combined operations of Vision Lane and the Company, the assembled workforce and their knowledge and experience in provision of money lending service. The total amount of the goodwill acquired is not deductible for tax purposes.

(f)	Acquisition of Giant Financial Services Limited

On December 23, 2019, the Company entered into a Share Exchange Agreement with Victor Or (Note 19) for the purchase and sale of the entire equity interest in Giant Financial Services Limited (“GFS”). GFS is a private company incorporated in Samoa and provides an online financial marketplace connecting financial institutions and users worldwide via its unique mobile application which features state-of-the-art functions to boost financial accessibility to financial and insurance products and services. At the heart of its digital platform is the Company’s dedication to drive innovation, create value to businesses and individual users alike by (i) minimizing transaction risks, (ii) lowering transaction costs, (iii) reducing and detecting fraud, (iv) saving time, (v) increasing access and equality.

The total consideration to be paid for GFS is $64.34 million, which shall be satisfied by (a) the allotment of 15,992,000 shares of the Company to be issued to Mr. Or on the closing date, representing 19.9% of the total issued and outstanding shares of the Company as of the date of the Agreement, (b) the payment of $21.79 million in cash, and (c) the balance satisfied by issuance of a promissory note to Mr. Or. On January 31, 2020, TROOPS closed its previously announced acquisition of GFS. The Company repaid the promissory note in full on March 30, 2021.

After the completion of the acquisition, GFS became a wholly owned subsidiary of the Company.

In December 31, 2020, the Company completed the valuations necessary to assess the fair values of the tangible assets acquired and liabilities assumed, resulting from which the amount of goodwill was determined and recognized as of the respective acquisition date. The following table summarizes the estimated aggregate fair values of the assets acquired and liabilities assumed as of the closing date, January 31, 2020.

Net assets acquired (including cash of $981, other receivables and prepayments of $707, property, plant and equipment of $7, accrued liabilities of $ 29, other payables-related party of $662 and income tax payable of $387)	$617
Intangible assets (including trademarks of $1,550 and backlog contracts of $2,786)	4,336
Goodwill	60,103
Deferred tax liabilities	(715)
Total	$64,341

Total purchase price comprised of:
– cash consideration (paid in fiscal 2019 in the form of deposit)	$21,795
– consideration in the form of a promissory note (note)	28,473
– share-based consideration	14,073
Total	$64,341

Note:	The promissory note was issued to Mr. Or on January 31, 2020. The face value (principal) amount of $28.47 million is repayable by January 31, 2025, and bearing fixed interest at a rate of eight percent (8%) per annum. The Company has repaid the promissory note by several payments during 2020 and 2021, and it was fully settled by March 30, 2021.

The transaction resulted in a purchase price allocation of $60,103 to goodwill, representing the financial, strategic and operational value of the transaction to the Company. Goodwill is attributed to the premium that the Company paid to obtain the value of the business of GFS and the synergies expected from the combined operations of GFS and the Company, the assembled workforce and their knowledge and experience in provision of money lending service. The total amount of the goodwill acquired is not deductible for tax purposes.

For the years ended December 31, 2020, 2019 and 2018, the Company paid $nil, $1,578 and $15 for the provision of IT consultancy and support services, respectively.

(g)	Acquisition of Apiguru Pty Ltd.

On September 28, 2020, the Company’s wholly-owned subsidiary, Giant Financial Services Limited closed a Share Exchange Agreement for the entire issued share capital of Apiguru Pty Ltd.. The acquisition was consummated in consideration for a total of AUD695,000 ($0.50 million), which was satisfied by the allotment and issuance of 559,581 ordinary shares of the Company. Apiguru is a technology consulting company specializing in Application Programming Interface (API) strategy and implementation enabling state-of-the-art market fit hypothesis that drives businesses forward. Through providing API consulting services, Apiguru helps businesses increasing effectivity, optimizing productivity, and developing integration channels that leverage opportunities for generating new revenue sources.

GFS aims to serve clients from different sectors with distinctive needs.  Apiguru, being an official Google Cloud Partner, has direct access to one of the world’s best knowledge bases.  Along together with API specialization, Apiguru helps GFS to integrate with various global platforms to expand customer base.

The shares were issued on October 12, 2020, and the fair value of the shares was $1.05 per share, and the final consideration was $0.59 million.

On October 8, 2020, GFS closed its acquisition of Apiguru. After the completion of the acquisition, Apiguru became a wholly owned subsidiary of the Company.

The Company completed the valuations necessary to assess the fair values of the tangible assets acquired and liabilities assumed, resulting from which the amount of goodwill was determined and recognized as of the respective acquisition date. The following table summarizes the estimated aggregate fair values of the assets acquired and liabilities assumed as of the closing date, October 8, 2020.

Net assets acquired (including cash of $28, account payable of $1, other payables of $7)	$20
Intangible assets – non-competition agreement	39
Goodwill	539
Deferred tax liabilities	(10)
Total	$588

Total purchase price comprised of:
– share-based consideration	$588
Total	$588

The transaction resulted in a purchase price allocation of $539 to goodwill, representing the financial, strategic and operational value of the transaction to the Company. Goodwill is attributed to the premium that the Company paid to obtain the value of the business of Apiguru and the synergies expected from the combined operations of Apiguru and the Company, the assembled workforce and their knowledge and experience in provision of money lending service. The total amount of the goodwill acquired is not deductible for tax purposes.

Note 8 – Property, plant and equipment

Property, plant and equipment consisted of the following as of December 31, 2020 and 2019:

	December 31,
	2020	2019
Leasehold land and buildings*	$58,646	$58,536
Leasehold improvements	17	11
Machinery and equipment	13	13
Vehicles and office equipment	141	141
Total	58,817	58,701
Impairment	(1,415)	(445)
Less: accumulated depreciation	(5,261)	(3,171)
Plant and equipment, net	$52,141	$55,085

*

As of December 31, 2020, leasehold land and buildings (a) with a carrying value of $47.67 million are pledged against the banking facilities from OCBC Wing Hang Bank Limited of HK$50.00 million ($6.41 million) of the Company and (b) with a carrying value of $4.37 million are pledged against the banking facilities from United Overseas Bank Limited of HK$127.54 million ($16.35 million) of a company beneficially owned by Luk Lai Ching Kimmy (a shareholder of the Company holding 4.2% of the Company’s ordinary shares as of December 31, 2020) (see Note 8(c) and (d) above).

As of December 31, 2019, leasehold land and buildings (a) with a carrying value of $50.24 million are pledged against the banking facilities from OCBC Wing Hang Bank Limited of HK$50.00 million ($6.41 million) of the Company and (b) with a carrying value of $4.72 million are pledged against the banking facilities from United Overseas Bank Limited of HK$127.54 million ($16.35 million) of a company beneficially owned by Luk Lai Ching Kimmy (a shareholder of the Company holding 5.27% of the Company’s ordinary shares as of December 31, 2019) (see Note 8(c) and (d) above).

Depreciation expense from continuing operations was $2,099, $2,084 and $1,074 for the years ended December 31, 2020, 2019 and 2018, respectively. Depreciation expense from discontinuing operations was $209, $83 and $nil for the years ended December 31, 2020, 2019 and 2018, respectively.

During the course of the Company’s strategic review of its operations in the years ended December 31, 2020, 2019 and 2018, the Company assessed the recoverability of the carrying value of certain property, plant and equipment which resulted in impairment losses from continuing operations of approximately $970, $60 and $385, respectively.

Note 9 – Intangible assets, net

Intangible assets, net, as of December 31, 2020 and 2019 consisted of the following:

	December 31,
	2020	2019
Trademark	$1,550	$–
Service Contract	2,786	–
Non-competition agreements	42	–
Accumulated amortization	(2,702)	–
Impairment	(1,230)	–
Intangible assets, net	$446	$–

Amortization expenses of intangible assets from continuing operations were $2,702, $nil and $nil for the years ended December 31, 2020, 2019 and 2018, respectively. Amortization expenses of intangible assets from discontinued operations were $314, $1,309 and $3,277 for the years ended December 31, 2020, 2019 and 2018, respectively.

During the course of the Company’s strategic review of its operations, the Company assessed the recoverability of the carrying value of the Company’s intangible assets. The impairment charge, if any, represented the excess of carrying amounts of the Company’s intangible assets over their fair value, using the expected future discounted cash flows. Impairment on intangible assets from continuing operations were $3,539, $nil and $nil for the years ended December 31, 2020, 2019 and 2018, respectively. Impairment on intangible assets from discontinuing operations were $nil, $18,893 and $nil for the years ended December 31, 2020, 2019 and 2018, respectively

As of December 31, 2020, amortization expenses related to intangible assets for future periods are estimated to be as follows:

	For the years ending December 31,
	2021	2022	2023	2024	2025	2026 and thereafter
	$	$	$	$	$	$
Amortization expenses	182	44	40	30	30	120

Note 10 – Goodwill

The movement of the goodwill for the years ended December 31, 2020, 2019 and 2018 is as follows:

Balance as of January 1 and December 31, 2018	247
Acquisition of Vision Lane and FAF	3,658
Balance as of December 31, 2019	$3,905
Acquisition of GFS	60,103
Acquisition of Apiguru	539
Impairment of goodwill in relation to GCL, Vision Lane and FAF	(3,906)
Impairment of goodwill in relation to GFS	(55,534)
Balance as of December 31, 2020	$5,107

The Company performed goodwill impairment test at the reporting unit level on an annual basis and between annual tests when an event occurs or circumstances change indicating the asset might be impaired. As of December 31, 2020, the Company performed testing on reporting units comprise of financial technology solutions and service and the money lending services.

The Company first assessed qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. For those reporting units where it is determined that it is more likely than not that their fair values are less than the units’ carrying amounts, the Company will perform the first step of a two-step quantitative goodwill impairment test. After performing the assessment, if the carrying amounts of the reporting units are higher than their fair values, the Company will perform the second step of the two-step quantitative goodwill impairment test.

In 2020, 2019 and 2018, the Company performed qualitative assessments for all reporting units. Based on the requirements of ASC 350-20-35-3C through ASC 350-20-35-3G, the Company evaluated all relevant factors, weighed all factors in their totality. As the financial performance of money lending reporting unit, financial technology solutions and services reporting unit, the green energy products and services reporting unit and the VR technologies products and services reporting unit were below original expectations, fair value of these reporting units were indicated to be lower than its carrying value. For these reporting units, where it was determined that it was more likely than not that its fair value was less than the units’ carrying amount after performing the qualitative assessment, as a result, the Company performed the two-step quantitative goodwill impairment test for these two reporting units.

For the two-step goodwill impairment test, the Company estimated the fair value with either income approach or asset approach for specific reporting unit components. With the income approach, the Company estimates the fair value of the reporting units using discounted cash flows. Forecasts of future cash flows are based on the best estimate of future net sales and operating expenses, based primarily on expected expansion, pricing, market share, and general economic conditions. Certain estimates of discounted cash flows involve businesses with limited financial history and developing revenue models. Changes in these forecasts could significantly change the amount of impairment recorded, if any. Asset based approach is used in evaluating the fair value of some specific components which is deemed as the most prudent approach due to the unpredictability of future cash flows.

The result of step one impairment test for the VR technologies products and services reporting unit failed, with its determined fair value lower than the book value. The Company performed step two impairment test, applying the income approach, resulting an impairment loss of goodwill of $nil, $nil and $6.01 million, respectively, being recorded for the years ended December 31, 2020, 2019 and 2018, respectively, from discontinued operations.

The result of step one impairment test for the green energy products and services reporting unit failed, with its determined fair value lower than the book value. The Company performed step two impairment test, applying the income approach, resulting an impairment loss of goodwill of $nil, $20.56 million and $10.33 million being recorded for the years ended December 31, 2020, 2019 and 2018, respectively, from continuing operations.

The result of step one impairment test for the money lending reporting unit failed, with its determined fair value lower than the book value. The Company performed step two impairment test, applying the income approach, resulting an impairment loss of goodwill of $3.91 million, $nil and $nil being recorded for the years ended December 31, 2020, 2019 and 2018, respectively, from continuing operations.

The result of step one impairment test for the financial technology solutions and services reporting unit failed, with its determined fair value lower than the book value. The Company performed step two impairment test, applying the income approach, resulting an impairment loss of goodwill of $55.53 million, $nil and $nil, respectively, being recorded for the years ended December 31, 2020, 2019 and 2018, respectively, from continuing operations.

Note 11 – Bank loan

	December 31,
	2020	2019
Current maturities of long-term bank loans	$201	$155
Long-term bank borrowings	6,040	6,255
	6,241	6,410

On December 10, 2019, the Company obtained banking facilities from OCBC Wing Hang Bank Limited with a maximum amount of HK$50.00 million ($6.41 million) with the term from December 31, 2019 to December 31, 2044, bearing interest at 1.8% per annum over the prevailing 3 Month HIBOR, at current rate 4.23% per annum. Under the facilities, the Company borrowed HK$50.00 million ($6.41 million) for a term until December 31, 2044, which are repayable by 300 equal monthly installments for the principal and interest thereon, commencing one month from December 31, 2019. The facilities were secured by the Company’s leasehold land and buildings (note 8). There was no any sinking fund required in the long-term borrowing.

Note 12 – Warrant derivative liability

Investor Warrants

On April 5, 2017, the Company entered into a Securities Purchase Agreement with certain unrelated investors to sell an aggregate of 434,783 shares of the Company’s ordinary shares and warrants to purchase up to an initial 326,087 of the Company’s ordinary shares with an initial exercise price of $2.75 per share. Warrants to purchase the Company’s ordinary shares were issued to investors in amount equal to 75% of the shares purchased by each investor under the Purchase Agreement.

On November 15, 2017, the Company consummated a private placement of the Company’s ordinary stock pursuant to a series of Stock Purchase Agreements, dated November 13, 2017. Under the Stock Purchase Agreements, the Company sold shares at a price of $0.80. As such, pursuant to Section 3(b) of the Warrants, the Company has determined that the Investor Warrants exercise price per share of ordinary stock shall be hereby adjusted to $1.00 and the number of shares of ordinary stock subject to the Investor Warrants shall be hereby increased to 896,739 shares, with an expiration date of April 4, 2021.

As of December 31, 2020, 422,922 Investor Warrants were outstanding, and their fair values were $203 (note 2). As of December 31, 2019, 721,836 Investor Warrants were outstanding, and their fair values were $223.

Placement Agent Warrants

In connected with the offering of the Company’s shares on April 5, 2017 (see above), the Company issued 34,783 warrants (the “Placement Agent Warrants”) to its placement agent (an amount equal to 8% of our ordinary shares sold to investors in the offering).

On November 15, 2017, as a result of the private placement of the Company’s ordinary stock pursuant to a series of Stock Purchase Agreements, and pursuant to Section 3(b) of the Warrants, the Company has determined that the Placement Agent Warrants exercise price per share of ordinary stock shall be hereby adjusted to $1.00 and the number of shares of ordinary stock subject to the Placement Agent Warrants shall be hereby increased to 95,653 shares, with an expiration date of April 4, 2021.

As of December 31, 2020, 95,653 Placement Agent Warrants were outstanding, and their fair values were $46 (note 2). As of December 31, 2019, 95,653 Placement Agent Warrants were outstanding, and their fair values were $30.

The amount of $4, $33 and $394 was recognized as “Change in fair value of warrant derivative liability” in the consolidated statements of comprehensive loss for the years ended December 31, 2020, 2019 and 2018, respectively.

The Investor Warrants and Placement Agent Warrants are exercisable for a period of four years commencing from April 5, 2017.

Following is a summary of the warrant activity for the years ended December 31, 2020 and 2019:

	Number of Warrants	Average Exercise Price	Weighted Average Remaining Contractual Term in Years
Outstanding at January 1, 2019	817,489	$1.00	2.26
Exercisable at January 1, 2019	817,489	1.00	-
Granted	-	-	-
Exercised	-	-	-
Surrendered	-	-	-
Expired	-	-	-
Outstanding at December 31, 2019	817,489	$1.00	1.26
Exercisable at January 1, 2020	817,489	1.00	-
Granted	-	-	-
Exercised	298,914	1.00	-
Surrendered	-	-	-
Expired	-	-	-
Exercisable at December 31, 2020	518,575	$1.00	0.26

Note 13 – Convertible notes

On April 18, 2018, the Company entered into a Securities Purchase Agreement with Mr. So Chun Lin, an unrelated party, pursuant to which the investor purchased a note for $5,779,602, bearing 2.5% interest per annum (the “2018 Notes”). The 2018 Notes will be matured 5 years from the date of issuance. At any time prior to the earlier of the maturity date or the date on which this 2018 Notes is paid in full, at the option of the Holder, all or any part of Principal Amount (the “Optional Conversion Amount”) may be converted into 3,853,068 Ordinary Shares at $1.50 per share. The 2018 Notes will be automatically converted into ordinary shares of the Company at a conversion price equal to $1.50 per share at maturity. Interest on the 2018 Notes will be paid in cash and cannot be converted into shares of the Company. The 2018 Notes were sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder.

The contractual obligation to pay interest on the 2018 Notes results in an indirect contractual obligation to pay dividends on the base instrument. The present value of the expected dividend (interest) stream of $0.50 million is classified as liability and the difference between the proceeds of the 2018 Notes and the fair value of the liability component is attributable to equity component ($5.30 million).

The issuance of the 2018 Notes did not give rise to a beneficial conversion feature due to the market price of the shares of the Company at the issuance date of $1.07 being less than the effective conversion price was $1.38 per share.

On April 30, 2020, the 2019 Notes with a principal amount of $3.76 million (comprising liability component of $0.16 million and equity component of $3.60 million) were surrendered to the Company for cancellation in satisfaction of the initial deposit in relation to the disposal of 5,100 shares in the share capital of CSL (Note 3).

Note 14 – Other payables and accrued liabilities

Other payables and accrued liabilities as of December 31, 2020 and 2019 consisted of the following:

		December 31,
	Note	2020	2019
Accrued professional fees		$203	$180
Accrued staff costs and staff benefits		88	-
Rental deposits from tenants		192	215
Rental receipt in advance		3	8
Interest receipt in advance		3	6
Advances from other party	(i)	3	32
Advances from a director	(ii)	-	21
Advances from unrelated parties	(iii)	442	777
Others		7	16
		$941	$1,255

(i)	In December 2019, the Company received advance of $32 from a company beneficially owned by Luk Lai Ching Kimmy (Luk Lai Ching Kimmy held 5.3% of the Company’s outstanding common stock as of December 31, 2019 ). The advances was unsecured, interest free and have no fixed terms of repayment.

(ii)	The advances from a director was unsecured, interest free and have no fixed terms of repayment.

(iii)	The advances from unrelated parties were unsecured, interest free and have no fixed terms of repayment.

Note 15 – Equity transactions

Preferred stock

On January 29, 2008, the Company amended its articles of association and authorized 1,000,000 preferred shares. No preferred shares were issued or registered in the IPO. There were no preferred shares issued and outstanding as of December 31, 2020 and 2019.

Issuance of capital stock

2020

On April 17, 2020, the Company entered into a Stock Purchase Agreement with Lin So Chun, an unaffiliated third parties, pursuant to which the Company sold to Ms Lin, 4,500,000 ordinary shares, par value $0.004 per share (the “Shares”), respectively, at a per share purchase price of $0.80, for aggregate proceeds of $3.60 million. The Shares were offered and sold by the Company to the Investors in a series of private transactions pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended. The investor paid full amount of $3.60 million, and the Company issued 4,500,000 shares on June 18, 2020.

Share-based compensation

On January 6, 2020, a total of 80,000 shares were issued to certain of the Company’s directors as their compensation for fiscal year of 2019, which vested immediately. The grant date fair value was $1.00 per share as quoted closing price on January 6, 2020.

2018

During 2018, a total of 174,903 Investor Warrants were exercised.

On September 20, 2018, the Company closed a rights offering and issued and sold an aggregate of 50,663,270 ordinary shares at the subscription price of $0.99 per share, pursuant to the exercise of subscriptions and oversubscriptions in the rights offering from its existing shareholders. The Company received aggregate gross proceeds of approximately $50.16 million from the rights offering before deducting offering expenses of $166. The rights offering was made pursuant to the Company’s effective registration statement on Form F-1 (Registration No. 333-225977) filed with the Securities and Exchange Commission.

Share-based compensation

On April 10, 2018, a total of 180,000 shares were issued to certain of the Company’s directors and employees, which vested immediately. The grant date fair value was $1.08 per share. Compensation expense of $194 was recorded in the statement of comprehensive loss in 2018.

On June 8, 2018, Raleigh Siu Lau was appointed as the Company’s President and Chief Executive Officer by the Board of Directors. In connection with Mr. Lau’s appointment as the Company’s President and Chief Executive Officer, the Compensation Committee granted Mr. Lau 1,000,000 restricted ordinary shares. One-third of the shares shall vest on June 8, 2019, one-third of the shares shall vest of June 8, 2020 and the remaining one-third of the shares shall vest on June 8, 2021, if Mr. Lau remains employed by the Company on each such vesting date.

On June 8, 2018, Tommy Wing Ling Lui was appointed as the Company’s Chief Technology Officer by the Board of Directors. In connection with Mr. Lui’s appointment as the Company’s Chief Technology Officer, the Compensation Committee granted Mr. Lui 500,000 restricted ordinary shares. One-third of the shares shall vest on June 8, 2019, one-third of the shares shall vest of June 8, 2020 and the remaining one-third of the shares shall vest on June 8, 2021, if Mr. Lui remains employed by the Company on each such vesting date.

Compensation expense of $600, $600 and $340 were recorded in the statement of comprehensive loss in 2020, 2019 and 2018 in relation to the restricted ordinary shares granted to Mr. Lau and Mr. Lui. The Company determined the fair value of restricted shares based on its stock price on the date of grant of $1.2 per share.

Note 16 – Income taxes

	Year ended December 31,
	2020	2019	2018
Income tax expenses– Hong Kong	(741)	(532)	(146)
Deferred income tax benefit	$1,050	$122	$130

	309	(410)	(16)

Income is subject to tax in the various countries in which the Company operates.

SGO is incorporated in the State of Delaware that is subject to U.S. corporate income tax on its taxable income at a rate of up to 21% for taxable years beginning after December 31, 2017 and U.S. corporate income tax on its taxable income of up to 35% for prior tax years.

No provision for income taxes in the United States has been made as SGO had no taxable income for the years ended December 31, 2020, 2019 and 2018.

The Company mainly conducts its operating business through its subsidiaries in China, including Hong Kong.

Other than GCL, the subsidiaries incorporated in Hong Kong are subject to Hong Kong taxation on income derived from their activities conducted in Hong Kong. Hong Kong Profits Tax has been calculated at 16.5% of the estimated assessable profit for the years ended December 31, 2020, 2019 and 2018. The provision for Hong Kong Profits Tax for GCL is calculated at 8.25% for first-tier rate and 16.5% for the second-tier rate of the estimated assessable profits for the years ended December 31, 2020, 2019 and 2018.

The subsidiaries incorporated in mainland China are governed by the Income Tax Law of the PRC concerning foreign invested enterprises and foreign enterprises and various local income tax laws (the Income Tax Laws), and are subject to 25% tax rate throughout the periods presented.

The Income Tax Laws also impose a 10% withholding income tax for dividends distributed by a foreign invested enterprise to its immediate holding company outside China for distribution of earnings generated after January 1, 2008. Under the Income Tax Laws, the distribution of earnings generated prior to January 1, 2008 is exempt from the withholding tax. As our subsidiaries in the PRC will not be distributing earnings to the Company for the years ended December 31, 2020, 2019 and 2018, no deferred tax liabilities have been recognized for the undistributed earnings of these PRC subsidiaries at December 31, 2020, 2019 and 2018. Total undistributed earnings of the Company’s PRC subsidiaries at December 31, 2020 were $nil (December 31, 2019: $nil).

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended December 31, 2020, 2019 and 2018:

	Year ended December 31,
	2020	2019	2018
U.S. Statutory rates	21.0%	21.0%	21.0%
Foreign income not recognized in USA	(21.0)	(21.0)	(21.0)
China income taxes(including Hong Kong SAR)	16.0	25.0	25.0
Impact of tax rate in other jurisdictions	(5.0)	3.2	-
Impact of tax reduction of Hong Kong profits tax	-	4.4	-
Tax effect of non-deductible expenses	(10.4)	(7.8)	(7.2)
Valuation allowance	(0.1)	(42.9)	(13.2)
Under provision in respect of prior years	(0.7)	(26.6)	(2.2)
Other (a)	0.6	(32.2)	(3.2)
Effective income taxes	0.4%	(76.9)%	(0.8)%

Notes:

(a)	There were no other material items affecting the effective income tax for the years ended December 31, 2020, 2019 and 2018 except for (i) losses incurred by TROOPS of approximately $1,870, $691 and $275, respectively, where there is no tax in the Cayman Islands; and (ii) under-provision of Hong Kong profits tax as a result of certain non-deductible expenses in prior year.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred income tax assets and liabilities are as follows:

	December 31, 2020	December 31, 2019
Deferred income tax assets:
Net operating loss carry-forward	$1,385	$1,454
Less: Valuation allowance	(1,385)	(1,454)
	$-	$-

Deferred tax liabilities
Intangible assets	$77	$-
Property, plant and equipment	5,770	6,171
Interest income	12	12
	$5,859	$6,183

The deferred income tax assets wholly relate to net tax loss carry forwards. The net operating loss carry forwards derived from the Company’s PRC entities, HK entities and U.S. entity.

The net tax loss attributable to those PRC entities can only be carried forward for a maximum period of five years. As of December 31, 2020, and 2019, the Company had $1,512 and $1,509, respectively, of deductible tax loss carry forwards that expire through December 31, 2025.

The net tax loss of the Hong Kong entities of $6,106 and $5,747 as of December 31, 2020 and 2019, respectively, available for offset against future profits may be carried forward indefinitely. Management believes that the Company will not realize these potential tax benefits as the Company’s operations in these PRC and Hong Kong entities will not generate any operating profits in the foreseeable future. As a result, the full amount of the valuation allowance was provided against the potential tax benefits.

As of 31 December, 2020, the Company’s U.S. entity, SGO had been deregistered and no tax loss carry-forwards. As of December 31, 2019, the Company’s U.S. entity, SGO, had net tax loss carry-forwards of $609, available to reduce future taxable income which will expire in various years through 2033. Management believes that the Company will not realize these potential tax benefits as the Company’s U.S. operations will not generate any operating profits in the foreseeable future. As a result, the full amount of the valuation allowance was provided against the potential tax benefits.

Note 17 – Related party transactions

Victor OR (“Mr. Or”) is the seller of GFS (note 7(f)), and a shareholder of the Company who was holding 15.7% of the Company’s ordinary shares from January 13 to October 10, 2020, and 2.3% and 2.3% of the Company’s ordinary shares as of December 31, 2020 and June 20, 2021.

On December 23, 2019, the Company entered into a Share Exchange Agreement with Mr. Or for the purchase and sale of the entire equity interest in GFS. As part of consideration, the promissory note was issued to Mr. Or on January 31, 2020. The face value (principal) amount of $28.47 million is repayable by January 31, 2025, and bearing fixed interest at a rate of eight percent (8%) per annum. The Company has repaid the promissory note by several payments during 2020 and 2021, and it was fully settled by March 30, 2021 (note 7(f)).

On September 26, 2018, GCL entered into a mortgage loan agreement to provide a loan to Mr. Or and two other unrelated parties in the amount of HK$11.50 million ($1.47 million), which was secured by residential property of Mr. Or, maturing on September 25, 2019, and bearing interest at 8% per annum. On September 25, 2019, GCL agreed to extend the term of the loan to September 25, 2020. On March 1, 2021, Mr. Or and two unrelated parties fully repaid HK$11.50 million ($1.47 million) to the Company.

On September 26, 2018, GCL entered into a loan agreement to provide a loan to Mr. Or and two other unrelated parties in the amount of HK$116.50 million ($14.94 million), which was not with any collateral, the repayment of which was guaranteed by Mr. Or, and two other unrelated third parties maturing on September 25, 2019 and bearing interest at 8% per annum. On September 25, 2019, GCL agreed to extend the term of the loan to September 25, 2020. On February 9, 2021, this loan was fully assigned to an unrelated party, Brilliant Jade Group Limited, in consideration of HK$62.34 million ($8.00 million) in which outstanding loan receivable was HK$62.34 million ($8.00 million) as of the date of assignment.

On October 3, 2018, GCL entered into a loan agreement to provide a loan to Mr. Or and two other unrelated parties in the amount of HK$20.00 million ($2.56 million), which was not with any collateral, the repayment of which was guaranteed by Mr. Or and two other unrelated parties, maturing on December 2, 2018 and bearing interest at 8% per annum. On December 2, 2018, GCL agreed to extend the term of the loan to March 2, 2019. On March 1, 2019, Mr. Or and two unrelated parties fully repaid HK$20.00 million ($2.56 million) to the Company.

On March 14, 2019, GCL entered into a loan agreement to provide a loan to Mr. Or in the amount of HK$7.00 million ($0.90 million), which was not with any collateral, the repayment of which was guaranteed by Mr. Or, maturing on March 13, 2020 and bearing interest at 8% per annum. On September 30, 2019, Mr. Or fully repaid HK$7.00 million ($0.90 million) to the Company.

On November 1, 2019, GCL entered into a loan agreement to provide a loan to Mr. Or in the amount of HK$38.00 million ($4.87 million), which was not with any collateral, the repayment of which was guaranteed by Mr. Or, maturing on October 31, 2020 and bearing interest at 6% per annum. On April 8, 2020, Mr. Or fully repaid HK$38.00 million ($4.87 million) to the Company.

As of December 31, 2020 and 2019, loans receivables due from Mr. Or and two other unrelated parties totaled HK$73.84 million ($9.47 million, or 39.9% of the Company’s total loans receivable) and HK$166.00 million ($21.28 million, or 51.7% of the Company’s total loans receivable) remained outstanding, respectively. On February 9, 2021, one of the loans receivables due from Mr. Or and two unrelated third parties were assigned to an unrelated party, Brilliant Jade Group Limited, in consideration of HK$62.34 million ($8.00 million) in which the relevant outstanding loan balance was HK$62.34 million ($8.00 million) as of the date of assignment. No interest receivable is accrued as of the date of assignment according to the contract term. During the years ended December 31, 2020 and 2019, interest income of $nil and $1.1 million have been earned on these loans. As of December 31, 2020, and 2019, accrued interest receivable on these loans amounted to $0.09 million and $0.98 million, respectively.

Mr. Or owned 75% of Alpen Baruch Bank Limited which is an international bank situated in Vanuatu. As of December 31, 2020 and June 30, 2021, the Company had HK$6.74 million ($0.86 million) and HK$8.17 million ($1.05 million) cash deposited in Alpen Baruch Bank Limited. As of June 30, 2021 and December 31, 2020, there was no any interest income from Alpen Baruch Bank Limited, and bank charge paid to Alpen Baruch Bank Limited were immaterial.

Note 18 – Loss per share

The following is a reconciliation of the basic and diluted loss per share computation:

	For the years ended December 31,
	2020	2019	2018
Net loss attributable to ordinary shareholders of TROOPS
— continuing operations	$(67,923)	$(943)	$(1,881)
— discontinued operations	5	(18,459)	(10,491)
	$(67,918)	$(19,402)	$(12,372)

Weighted average shares used in calculating loss per share — basic and diluted	98,110,873	79,197,068	35,080,704

Loss from continuing operations per share – basic and diluted	$(0.69)	$(0.01)	$(0.05)
Loss from discontinued operations per share – basic and diluted	$(0.00)	$(0.23)	$(0.30)
Net loss per share – basic and diluted	$(0.69)	$(0.24)	$(0.35)

As of December 31, 2020, 2019 and 2018, all the Company’s outstanding warrants and convertible notes were excluded from the diluted loss per share calculation as they were anti-dilutive.

Note 19 – Segment information

The Company’s segments are business units that offer different products and services and are reviewed separately by the chief operating decision maker (the “CODM”), or the decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s CODM is the Company’s Chief Executive Officer. During 2016, after the acquisition of Boca, there is one additional segment, consisting of the provision of green energy products and services. During 2017, after the acquisition of CSL and Giant Credit, there are two additional segments, consisting of the VR service and products and money lending. During 2018, after the acquisition of 11 Hau Fook Street Limited and Paris Sky Limited, there are one additional segment, consisting of the property lease and management. During 2020, after the acquisition GFS and Apiguru, there are one additional segment, consisting of financial technology solutions and services (Note 7(f) and Note 7(g)).

For the year ended December 31, 2020	LCD/LED products	Green energy products and services (discontinued)	VR products and services (discontinued)	Money lending services	Property lease and management	Financial technology solutions and services	Corporate unallocated (note)	Consolidated
Revenues	$-	$-	$-	$1,667	$1,130	$1,496	$-	$4,293
Gross (loss) profit	-	-	-	1,565	(1,193)	(1,438)	-	(1,066)
Operating expenses	(616)	-	-	(3,048)	(4,889)	(56,892)	(831)	(66,276)
Operating (loss) profit from continuing operations	(616)	-	-	(1,483)	(6,082)	(58,330)	(831)	(67,342)
Other income (expenses)	(306)	-	-	22	(159)	10	(457)	(890)
(Loss) profit before provision for income taxes and non-controlling interests	(922)	-	-	(1,461)	(6,241)	(58,320)	(1,288)	(68,232)
Income tax benefit (expense)	-	-	-	(534)	400	443	-	309
Net (loss) profit from continuing operations	(922)	-	-	(1,995)	(5,841)	(57,877)	(1,288)	(67,923)

As of December 31, 2020
Identifiable long-lived assets	1	-	-	468	51,667	451	-	52,587
Total assets	375	-	-	25,625	52,116	11,997	17	90,130

For the year ended December 31, 2019	LCD/LED products	Green energy products and services	VR products and services	Money lending services	Property lease and management	Financial technology solutions and services	Corporate unallocated (note)	Consolidated
Revenues	$-	$-	$-	$3,930	$1,185	$-	$-	$5,115
Gross profit (loss)	-	-	-	3,798	(1,064)	-	-	2,734
Operating expenses	(933)	-	-	(1,971)	207	-	(769)	(3,466)
Operating (loss) profit from continuing operations	(933)	-	-	1,827	(857)	-	(769)	(732)
Other income (expenses)	165	-	-	2	-	-	32	199
(Loss) profit before provision for income taxes and non-controlling interests	(768)	-	-	1,829	(857)	-	(737)	(533)
Income tax (expense) benefit	-	-	-	(522)	112	-	-	(410)
Net (loss) profit from continuing operations	(768)	-	-	1,307	(745)	-	(737)	(943)

As of December 31, 2019
Identifiable long-lived assets	2	-	-	478	54,605	-	-	55,085
Total assets	1,018	5,368	-	46,140	65,383	21,795	13	139,717

For the year ended December 31, 2018	LCD/LED products	Green energy products and services	VR products and services	Money lending services	Property lease and management	Corporate unallocated (note)	Consolidated
Revenues	$-	$-	$-	$980	$590	$-	$1,570
Gross profit (loss)	-	-	-	912	(599)	-	313
Operating expenses	(1,504)	-	-	(45)	(616)	(609)	(2,774)
Operating (loss) profit from continuing operations	(1,504)	-	-	867	(1,215)	(609)	(2,461)
Other income (expenses)	262	-	-	-	-	334	596
(Loss) profit before provision for income taxes and non-controlling interests	(1,242)	-	-	867	(1,215)	(275)	(1,865)
Income tax (expense) benefit	-	-	-	(175)	159	-	(16)
Net (loss) profit from continuing operations	(1,242)	-	-	692	(1,056)	(275)	(1,881)

The green energy products and services and VR products and services are reported as discontinued operations (Note 3).

Note:	The Company does not allocate its assets located and expenses incurred outside Hong Kong to its reportable segments because these assets and activities are managed at a corporate level.

Geographic area data is based on product shipment destination. In accordance with the enterprise-wide disclosure requirements of the accounting standard, the Company’s net revenue from external customers by geographic areas is as follows:

	For the year ended December 31,
	2020	2019	2018
Hong Kong	4,235	5,115	1,570
Australia	58	-	-

Total	$4,293	$5,115	$1,570

Note 20 – Leases

The Company as lessee

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right-to-use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain or failure to exercise such option would result in an economic penalty.

The Company has the following operating leases:

On February 2, 2020, First Asia Finance Limited entered into a lease agreement for office and warehouse on a two-year term, commencing on April 1, 2020 and expiring on March 31, 2022. The monthly rental payment is HK$94 ($12).

On May11, 2020, First Asia Finance Limited entered into a lease agreement for office and warehouse on a two-year term, commencing on March 1, 2020 and expiring on February 28, 2022. The monthly rental payment is HK$15 ($2).

The Company recognized lease liabilities with corresponding right-of-use (“ROU”) assets of the same amount based on the present value of the future minimum rental payments of the lease, using mortgage loan’s borrowing rate of 5.13% (Bank of China (Hong Kong) Limited) based on the duration of the lease terms.

The following table sets forth the five-year maturity schedule of the Company’s lease liabilities:

For the years ending December 31,	Amount
2021	$166
2022	40
2023	-
2024	-
2025	-
Total operating lease payments	$206
Less: imputed interest	(7)
Present value of operating lease liabilities	$199

Operating lease expense from continuing operations was $125, $nil and $nil for the years ended December 31, 2020, 2019 and 2018, respectively.  Operating lease expense from discontinuing operations was $41, $41 and $nil for the years ended December 31, 2020, 2019 and 2018, respectively.

The Company as lessor

TROOPS’s operations include the leasing of commercial property located at No. 11 Hau Fook Street, Kowloon and No. 8 Fui Yiu Kok Street, Tsuen Wan, New Territories. The leases thereon expire at various dates through 2020 to 2023. The following is a schedule of minimum future rents on non-cancelable operating leases at December 31, 2020:

For the year ending December 31,	Future Minimum Rentals
2021	$845
2022	383
2023	74
2024	-
2025	-
Total	$1,302

There are no contingent rentals as of December 31, 2020 and 2019.

Note 21 – Commitments and contingencies

The management is not currently aware of any threatened or pending litigation or legal matters, which would have a significant effect on the Company’s consolidated financial statements as of December 31, 2020 and 2019.

Note 22 – Restatement

During the preparation of our Annual Report on Form 20-F for the fiscal year of 2020, the Company has discovered an error  in the accounting treatment of unvested restricted stock issued to our President and Chief Executive Officer and Chief Technology Officer in 2018, which resulted in misstatements in its previously issued consolidated financial statements for the years ended December 31, 2018 and 2019. The Company is amending and restating its 2019 financial statements to decrease other receivables and prepayments and additional paid-in-capital by $861 and $1,461 as of December 31, 2019 and 2018, respectively.

The consolidated financial statements for the year ended December 31, 2019 and 2018 have been restated to reflect the correction of the misstatements. As a result, the Company has restated its consolidated financial statements in accordance with ASC 250, Accounting Changes and Error Corrections (the “restated consolidated financial statements”).

The impact of these restatements on the consolidated financial statements as previously reported is summarized below:

	December 31, 2019 (as previously reported)		December 31, 2019 (as restated)
Other receivables and prepayments	$6,765	*	$5,904

Total assets	140,578		139,717

Additional paid-in capital	117,804		116,943

Total TROOPS shareholders' equity	120,430		119,569

Total shareholders' equity	120,626		119,765

	December 31, 2019 (as previously reported)	December 31, 2019 (as restated)
Additional Paid-in Capital
For the year ended December 31, 2018 - Shares issued for compensation plan	$1,987	$526
Balance, December 31, 2018	116,648	115,187
For the year ended December 31, 2019 - Shares issued for compensation plan	-	600
Balance, December 31, 2019	117,804	116,943

* Other receivables and prepayments of Boca amounting $37 was reclassified to discontinued operations (note 3).

Note 23 – Quantitative and qualitative disclosure about market risk

Concentration of credit risk

Credit risk is one of the most significant risks for the Company’s business and arise principally in lending activities.

Credit risk on loans receivable is controlled by the application of credit approvals, limits and monitoring procedures. To minimize credit risk, the Company requires collateral primarily in the form of rights to property.

The provision for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the provision. The provision is based on the Company’s past loan loss history, known and inherent risks of the borrower, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The Company originates loans to customers located primarily in Hong Kong. This geographic concentration of credit exposes the Company to a higher degree of risk associated with this economic region. Prior to January 1, 2020, the Company mainly reflects the “probability of default” by the customer on its contractual obligations and considers the current financial position of the customer and the exposures to the customer and its likely future development. For individual customers, the Company uses standard approval procedures to manage credit risk for personal loans.

The Company adopted Accounting Standard Update (ASU) 2016-13, Financial Instruments-Credit Losses (codified as Accounting Standard Codification Topic 326), since January 1, 2020, which requires measurement and recognition of current expected credit losses for financial instruments held at amortized cost. The Company’s loans receivable and interest receivable are within the scope of ASC Topic 326.

The provision for loan losses of $1,980, $194 and $nil was recognized for the years ended December 31, 2020, 2019 and 2018, respectively.

The Company’s accounts receivable, loans receivable, interest receivable, other receivables and prepayments and deposit for acquisition of a subsidiary are within the scope of ASC Topic 326.

To estimate expected credit losses as of December 31, 2020, the Company has conducted an assessment of expected credit loss of loan and interest receivables (“Financial Assets”) held by the Company and together with its subsidiaries. The Financial Assets are outstanding loans and interests from the money lending business in a total amount of HKD201,647,726 (“Principal”) and HKD18,506,257 (“Interest”) respectively.

Movement of the provision for loan losses and interest receivable are as follows:

	For the years ended December 31,
	2020	2019
Balance as of January 1	$194	$-
Provisions for doubtful accounts	1,980	194
Write offs	-	-
Recoveries of amounts previously charged off	-	-
Changes due to foreign exchange	-	-
Balance as of December 31	2,174	194

Movement of the Provision for account receivable, other receivables and prepayments, deposit for acquisition of a subsidiary are as follows:

	For the years ended December 31,
	2020	2019
Balance as of January 1	$-	$-
Provisions for doubtful accounts	39	-
Write offs	-	-
Recoveries of amounts previously charged off	-	-
Changes due to foreign exchange	-	-
Balance as of December 31	39	-

As of December 31, 2020, the loans receivable due from 3 customers accounted for 16%, 15% and 39.9%   (Victor Or, a shareholder of the Company holding 2.3% and 2.3% of the Company’s ordinary shares as of December 31, 2020 and May 16, 2021) (seller of Giant Financial Services Limited (note 7(f)) of total loan receivable. As of December 31, 2020, no other customer accounted for more than 10% of total loan balance.

As of December 31, 2019, the loans receivable due from 1 customer accounted for 52% (Victor Or, a shareholder of the Company holding 2.3% and 2.3% of the Company’s ordinary shares as of December 31, 2020 and May 16, 2021) (seller of Giant Financial Services Limited (note 7(f)) of total loan receivable. As of December 31, 2019, no other customer accounted for more than 10% of total loan balance.

Concentration of customer

Revenue from 2 major customers accounted for 19% and 10% of the Company’s total revenues, for the year ended December 31, 2020.  No other single customer accounted for more than 10% of the Company’s total revenues, for the year ended December 31, 2020.

Revenue from 1 major customer accounted for 21% (Victor Or, a shareholder of the Company holding 2.3% and 2.3% of the Company’s ordinary shares as of December 31, 2020 and May 16, 2021) (seller of Giant Financial Services Limited (note 7(f)) of the Company’s total revenues, for the year ended December 31, 2019. No other single customer accounted for more than 10% of the Company’s total revenues during the year ended December 31, 2019.

Revenue from 2 major customers accounted for 14% and 23% (Victor Or, a shareholder of the Company holding 2.3% and 2.3% of the Company’s ordinary shares as of December 31, 2020 and May 16, 2021) (seller of Giant Financial Services Limited (note 7(f)) of the Company’s total revenues, respectively, for the year ended December 31, 2018, respectively. No other single customer accounted for more than 10% of the Company’s total revenues during the year ended December 31, 2018.

Concentration of geographic area

The Company does not allocate its assets located and expenses incurred outside Hong Kong to its reportable segments because these assets and activities are managed at a corporate level (Note 19).

Geographic area data is based on product shipment destination. In accordance with the enterprise-wide disclosure requirements of the accounting standard, the Company’s net revenue from external customers by geographic areas is as follows:

	For the year ended December 31,
	2020	2019	2018
Hong Kong	4,235	5,115	1,570
Australia	58	-	-

Total	$4,293	$5,115	$1,570

Concentration of supplier

As of December 31, 2020 and 2019, the management considered that there were no significant supplier risks to the Company.

Concentration of deposit institution of cash and bank deposit

As of December 31, 2020 and 2019, majority of the Company’s cash is deposited in banks located in Hong Kong. In Hong Kong, Deposit Protection Scheme is in place which protects eligible deposits held with banks in Hong Kong. Hong Kong Deposit Protection Board will compensate up to a limit of HKD500,000 to each depositor if the bank which hold eligible deposits fails.

As of June 30, 2021, the Company had HK$80.67 million ($10.34 million) cash and bank deposits. The Company held six bank accounts with total amount of HK$8.17 million ($1.05 million) cash deposited in Alpen Baruch Bank Limited which is an international bank situated in Vanuatu. There is no Deposit Protection Scheme in place which protects eligible deposits held with banks in Vanuatu.

Eligible deposits include all types of ordinary deposits such as current accounts, savings accounts, secured deposits and time deposits with a maturity not exceeding five years. Eligible deposits are protected regardless of the currency in which the deposits are denominated.

Foreign currency risk

Certain transactions of the Company are denominated in HKDs which is different from the functional currency of the Company, and therefore the Company is exposed to foreign currency risk. As the HKD is currently pegged to the USD, management considers that there is no significant foreign currency risk arising from the Company’s monetary assets denominated in USD.

The Company currently does not have a foreign currency hedging policy. However, the management monitors foreign exchange exposure and will consider hedging significant foreign exchange exposure should the need arise.

Note 24 – Employee pension

Regulations in the PRC require the Company to contribute to a defined contribution retirement plan for all permanent employees. The PRC government is responsible for the pension liability to these retired employees. The Company is required to make monthly contributions to the state retirement plan at 20% of the base requirement for all permanent employees. Different geographic locations have different base requirements.

The Company’s subsidiaries incorporated in Hong Kong participated in defined contribution Mandatory Provident Fund (the “MPF Scheme”) under the Mandatory Provident Fund Schemes Ordinance, for all of its employees in Hong Kong. The Company is required to contribute 5% of the monthly salaries for all Hong Kong based employees to the MPF Scheme (subject to a cap).

The Company’s subsidiary incorporated in Australia participated in defined contribution retirement plan for all permanent employees under Superannuation Schemes. The Company is required to contributions 9.5% of the monthly salaries for all Australia based employees to the Superannuation Schemes (subject to a cap).

Total pension expense incurred by the Company from continuing operations was $20, $21 and $8 for the years ended December 31, 2020, 2019 and 2018, respectively. Total pension expense incurred by the Company from discontinued operations was $4, $4 and $5 for the years ended December 31, 2020, 2019 and 2018, respectively.

Note 25 – Subsequent events

Loan settlement

Subsequent to December 31, 2020, loans and interest receivable from seven borrowers were assigned to an unrelated party, Brilliant Jade Group Limited, in considerations of HK$108.12 million ($13.86 million) in total. Outstanding loans were accrued to HK$108.12 million ($13.86 million) according to loan contract terms. Considerations were fully settled by April, 2021.  No outstanding balance is due from the captioned borrowers after loan assignments.

Repayment on long-term bank loans

In March 2021, the Company has fully repaid long-term bank loans to OCBC Wing Hang Bank Limited (Note 11).

Repayment on promissory note

The promissory note was issued to Mr. Or on January 31, 2020. The face value (principal) amount of $28.47 million is repayable by January 31, 2025, and bearing fixed interest at a rate of eight percent (8%) per annum. The Company has repaid the promissory note by several payments during 2020 and 2021, and it was fully settled by March 30, 2021.

Impact of the COVID-19 pandemic

COVID-19 was first found in December of 2019 and spread rapidly around the world since then. To reduce the impacts of the pandemic, the governments of many countries implemented measures such as quarantines, travel restrictions, and the temporary restrictions of business activities. Consequently, the COVID-19 outbreak adversely affects our business operations and the Company’s financial condition and operating results for the fiscal year 2020, including, but not limited to material negative impacts on the Company’s total revenues, slower collection of loan receivables and additional allowance for doubtful accounts and significant downward adjustments or impairment to the Company’s long-lived assets and associated goodwill. Because of the significant uncertainties surrounding the COVID-19 outbreak, the extent of the business disruption and the related financial impact cannot be reasonably estimated at this time. The extent to which COVID-19 impacts our results of operations in 2021 will depend on the future developments of the pandemic, including new information concerning the availability of vaccines and the global severity of and actions taken to contain the pandemic, which are highly uncertain and unpredictable.

Receipt of Deficiency Letter from Nasdaq

The Company received a notification letter dated May 18, 2020 from the Listing Qualifications Department of The Nasdaq Stock Market Inc. notifying that the Company is no longer in compliance with the Nasdaq Listing Rule 5250(c)(1) for continued listing due to its failure to timely file its annual report on Form 20-F for the year ended December 31, 2020 with the U.S. Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association, which will become effective upon completion of this offering, provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against.

all actions, costs, charges, expenses, losses, damages incurred or sustained by the existing or former secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions.

No such existing or former secretary or officer, however, shall be indemnified in respect of any matter arising out of his own fraud or dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

The Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Rule 701 of Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

2020

On April 17, 2020, the Company entered into a Stock Purchase Agreement with Lin So Chun, an unaffiliated third party, pursuant to which the Company sold to Ms Lin, 4,500,000 ordinary shares, par value $0.004 per share (the “Shares”), respectively, at a per share purchase price of $0.80, for aggregate proceeds of $3.60 million. The Shares were offered and sold by the Company to Ms. Lin in a series of private transactions pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended. The investor paid full amount of $3.60 million, and the Company issued 4,500,000 shares on June 18, 2020.

II-1

Share-based compensation

On January 6, 2020, a total of 80,000 shares were issued to certain of the Company’s directors as their compensation for fiscal year of 2019, which vested immediately. The grant date fair value was $1.00 per share as quoted closing price on January 6, 2020.

2019

None.

2018

During 2018, a total of 174,903 Investor Warrants were exercised.

On September 20, 2018, the Company closed a rights offering and issued and sold an aggregate of 50,663,270 ordinary shares at the subscription price of $0.99 per share, pursuant to the exercise of subscriptions and oversubscriptions in the rights offering from its existing shareholders. The Company received aggregate gross proceeds of approximately $50.16 million from the rights offering before deducting offering expenses of $166. The rights offering was made pursuant to the Company's effective registration statement on Form F-1 (Registration No. 333-225977) filed with the Securities and Exchange Commission.

Share-based compensation

On April 10, 2018, a total of 180,000 shares were issued to certain of the Company’s directors and employees, which vested immediately. The grant date fair value was $1.08 per share. Compensation expense of $194 was recorded in the statement of comprehensive loss in 2018.

On June 8, 2018, Raleigh Siu Lau was appointed as the Company’s President and Chief Executive Officer by the Board of Directors. In connection with Mr. Lau’s appointment as the Company’s President and Chief Executive Officer, the Compensation Committee granted Mr. Lau 1,000,000 restricted ordinary shares. One-third of the shares shall vest on June 8, 2019, one-third of the shares shall vest of June 8, 2020 and the remaining one-third of the shares shall vest on June 8, 2021, if Mr. Lau remains employed by the Company on each such vesting date.

On June 8, 2018, Tommy Wing Ling Lui was appointed as the Company’s Chief Technology Officer by the Board of Directors. In connection with Mr. Lui’s appointment as the Company’s Chief Technology Officer, the Compensation Committee granted Mr. Lui 500,000 restricted ordinary shares. One-third of the shares shall vest on June 8, 2019, one-third of the shares shall vest of June 8, 2020 and the remaining one-third of the shares shall vest on June 8, 2021, if Mr. Lui remains employed by the Company on each such vesting date.

Compensation expense of $600, $600 and $340 were recorded in the statement of comprehensive loss in 2020, 2019 and 2018 in relation to the restricted ordinary shares granted to Mr. Lau and Mr. Lui. The Company determined the fair value of restricted shares based on its stock price on the date of grant of $1.2 per share.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

II-2

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(34 That for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on February 8, 2022.

TROOPS, Inc.

By:	/s/ Raleigh Siu Lau
Raleigh Siu Lau
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raleigh Siu Lau	Chief Executive Officer and President	February 8, 2022
Raleigh Siu Lau	(Principal Executive Officer)

/s/ Chung Hang Lui	Chief Financial Officer	February 8, 2022
Chung Hang Lui	(Principal Accounting and Financial Officer)

/s/ Tommy Wing Ling Lui	Chief Technology Officer	February 8, 2022
Tommy Wing Ling Lui

/s/ Jason Che Wai Au	Director	February 8, 2022
Jason Che Wai Au

/s/ Lai Man Cheung	Director	February 8, 2022
Lai Man Cheung

/s/ Wood Shing Kei Sze	Director	February 8, 2022
Wood Shing Kei Sze

/s/ Wang Tai Dominic Li	Director	February 8, 2022
Wang Tai Dominic Li

/s/ Damian Thurnheer	Director	February 8, 2022
Damian Thurnheer

II-4

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on February 8, 2022.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Sr. Vice President on behalf of Cogency Global Inc.

II-5

TROOPS, INC.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
2.1	Warrant Agreement by and between the Company and the warrant agent (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K filed on February 18, 2010)
2.2	Amendment No. 1 to the Warrant Agreement (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K filed on March 16, 2010)
2.3	Unit Purchase Option issued to the underwriter in the Company’s initial public offering (incorporated by reference to Exhibit 4.6 to the Company’s Form S-1 (file no. 333-146147) filed February 1, 2008)
2.4	Escrow Agreement by and among escrow agent, the shareholders of Honesty Group and the initial sponsors of the Company (incorporated by reference to Exhibit 4.6 to the Company’s Form F-1 (file no. 333-146147) filed August 5, 2010)
2.5	Amendment No 1 to Escrow Agreement dated April 17, 2012 among escrow agent, the former shareholder of Honesty Group, the initial sponsors of the Company and Troops, Inc.. (incorporated by reference to Exhibit 2.5 to the Company’s Form 20-F (file no. 001-35016) filed August 30, 2012)
2.6	Sponsors Agreement, dated as of February 12, 2010, among Sun Zone Investments Limited, Sze Kit Ting, Robert Eu, W.R. Hambrecht + Co., LLC, Hambrecht 1980 Revocable Trust, AEX Enterprises Limited, John Wang, Marbella Capital Partners LLC., Cannon Family Irrevocable Trust and Shea Ventures LLC., and Hambrecht Asia Acquisition Corp. (incorporated by reference to Exhibit 10.16 to the Company’s Form F-1 (file no. 333-146147) filed August 5, 2010)
2.7	Amendment No. 1 to Sponsors Agreement, dated as of March 11, 2010, among Sun Zone Investments Limited, Sze Kit Ting, Robert Eu, W.R. Hambrecht + Co., LLC, Hambrecht 1980 Revocable Trust, AEX Enterprises Limited, John Wang, Marbella Capital Partners LLC., Cannon Family Irrevocable Trust and Shea Ventures LLC (incorporated by reference to Exhibit 10.17 to the Company’s Form F-1 (file no. 333-146147) filed August 5, 2010)
2.8	Amendment No 2 to Sponsor Agreement dated April 17, 2012 among Sun Zone Investments Limited, Sze Kit Ting Robert Eu, W.R. Hambrecht + Co., LLC, Hambrecht 1980 Revocable Trust, AEX Enterprises Limited, John Wang, Marbella Capital Partners LLC., Cannon Family Irrevocable Trust and Shea Ventures LLC., and Troops, Inc.. (incorporated by reference to Exhibit 2.8 to the Company’s Form 20-F (file no. 001-35016) filed August 30, 2012)
2.9	Amendment No 2 to Escrow Agreement dated February 26, 2013 among escrow agent, the former shareholder of Honesty Group, the initial sponsors of the Company and Troops, Inc.. (incorporated by reference to Exhibit 2.9 to the Company’s Form 20-F (file no. 001-35016) filed April 19, 2013)
2.10	Amendment No 3 to Sponsor Agreement dated February 26, 2013 among Sun Zone Investments Limited, Sze Kit Ting Robert Eu, W.R. Hambrecht + Co., LLC, Hambrecht 1980 Revocable Trust, AEX Enterprises Limited, John Wang, Marbella Capital Partners LLC., Cannon Family Irrevocable Trust and Shea Ventures LLC., and Troops, Inc.. (incorporated by reference to Exhibit 2.10 to the Company’s Form 20-F (file no. 001-35016) filed April 19, 2013)
3.1	Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form F-1 (file no. 333-170674) filed on December 15, 2010)
4.1*	Form of Warrant Agreement between the Company and the Warrant Agent
4.2*	Form of Warrant to be offered in this offering
4.3*	Form of Representative’s Warrant (included in Exhibit 1.1)
5.1*	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares and Warrants being registered
8.1*	Opinion of Conyers Dill & Pearman regarding certain Cayman Island tax matters (included in Exhibit 5.1)
10.1	English Translation of Business License for Beijing SGOCO Image Technology Co., Ltd. (incorporated by reference to Exhibit 4.6 to the Company’s Form 20-F (file no. 001-35016) filed August 30, 2012)

10.2	English Translation of Business License for SGOCO (Shenzhen) Technology Co., Ltd. (incorporated by reference to Exhibit 4.7 to the Company’s Form 20-F (file no. 001-35016) filed April 22, 2014)
10.3	Sale and Purchase Agreement dated November 15, 2011, by and between Apex Flourish Group Limited and Troops, Inc.. (incorporated by reference to Exhibit 4.7 to the Company’s Form 20-F (file no. 001-35016) filed August 30, 2012)
10.4	English Translation of Sale and Purchase Agreement dated December 24, 2014, by and between Apex Flourish Group Limited and Troops, Inc. in respect of the transfer of share equity of SGOCO (Fujian) Electronic Co., Ltd. (incorporated by reference to Exhibit 4.10 to the Company’s Form 20-F (file no. 001-35016) filed May 15, 2015)
10.5	Sale and Purchase Agreement dated December 28, 2015, by and between SGOCO International Limited and Richly Conqueror Limited in respect of the transfer of share equity of Boca International Limited. (incorporated by reference to Exhibit 4.11 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
10.6	Supplemental Agreement to Sale and Purchase Agreement of Boca International Limited dated February 29, 2016, by and between SGOCO International Limited and Richly Conqueror Limited. (incorporated by reference to Exhibit 4.12 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
10.7	Convertible Note by and between the Company and JSJ Investments Inc. dated June 3, 2015. (incorporated by reference to Exhibit 4.13 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
10.8	Securities Purchase Agreement by and between the Company and LG Capital Funding, LLC dated June 10, 2015. (incorporated by reference to Exhibit 4.14 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
10.9	Securities Purchase Agreement by and between the Company and Service Trading Company, LLC dated June 11, 2015. (incorporated by reference to Exhibit 4.15 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
10.10	Securities Purchase Agreement by and between the Company and Adar Bays, LLC dated June 11, 2015. (incorporated by reference to Exhibit 4.16 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
10.11	Securities Purchase Agreement by and between the Company and Vis Vires Group, Inc. dated June 25, 2015. (incorporated by reference to Exhibit 4.17 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
10.12	Securities Purchase Agreement by and between the Company and Black Forest Capital, LLC dated July 17, 2015. (incorporated by reference to Exhibit 4.18 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
10.13	Securities Purchase Agreement by and between the Company and Crown Bridge Partners, LLC dated September 11, 2015. (incorporated by reference to Exhibit 4.19 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
10.14	Share Purchase Agreement by and between the Company and an Investor dated May 9, 2016. (incorporated by reference to Exhibit 4.20 to the Company’s Form 20-F (file no. 001-35016) filed May 16, 2016)
10.15	Securities Purchase Agreement by and between the Company and an Investor dated March 20, 2017. (incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K (file no. 001-35016) filed on March 20, 2017)
10.16	Securities Purchase Agreement by and between the Company and Investors dated April 5, 2017. (incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K (file no. 001-35016) filed on April 6, 2017)
10.17	Sale and Purchase Agreement dated April 28, 2017, by and between SGOCO International Limited and Full Linkage Limited in respect of the transfer of share equity of Century Skyway Limited. (incorporated by reference to Exhibit 4.23 to the Company’s Form 20-F (file no. 001-35016) filed May 15, 2017)
10.18	Securities Purchase Agreement by and between the Company and Investors dated November 13, 2017. (incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K (file no. 001-35016) filed on November 14, 2017)
10.19	Sale and Purchase Agreement dated December 22, 2017, by and between Giant Connection Limited and Luk Lai Ching Kimmy in respect of the transfer of share equity of Giant Credit Limited. (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K (file no. 001-35016) filed on December 26, 2017)

10.20	Sale and Purchase Agreement dated February 22, 2018, by and between Giant Connection Limited and Vagas Lane Limited in respect of the transfer of share equity of 11 Hau Fook Street Limited. (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K (file no. 001-35016) filed on February 23, 2018)
10.21	Convertible Note Purchase Agreement by and between the Company and Lin So Chun dated April 18, 2018. (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K (file no. 001-35016) filed April 19, 2018)
10.22	Sale and Purchase Agreement dated May 21, 2018, by and between Giant Connection Limited and Leung Iris Chi Yu in respect of the transfer of share equity of Paris Sky Limited. (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K (file no. 001-35016) filed on May 21, 2018)
10.23	Sale and Purchase Agreement dated February 5, 2019, by and between Paris Sky Limited and Kwok Man Yee Elvis in respect of the transfer of share equity of Vision Lane Limited. (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K (file no. 001-35016) filed on February 6, 2019)
10.24	Sale and Purchase Agreement dated September 20, 2019, by and between Ho Pui Lung and SGOCO International (HK) Limited. (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K (file no. 001-35016) filed on October 3, 2019)
10.25	Sale and Purchase Agreement dated December 23, 2019, by and between Troops, Inc. and Victor Or in respect of the transfer of share equity of Giant Financial Services Limited. (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K (file no. 001-35016) filed on December 26, 2019)
10.26	Securities Purchase Agreement by and between the Company and an Investor dated April 17, 2020. (incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K (file no. 001-35016) filed on April 20, 2020)
14.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 14.1 to the Registration Statement on Form F-1 filed on August 26, 2020)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 to the Company’s Form 20-F (file no. 001-35016) filed July 7, 2021)
23.1*	Consent of Yu Certified Public Accountant, P.C.
23.2*	Consent of Centurion ZD CPA & Co.
23.3*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
99.1	Troops, Inc.’s Code of Ethics and Conduct (incorporated by reference to Exhibit 99.1 to the Company’s Form F-1 (file no. 333-170674) filed December 15, 2010)
107*	Filing Fee Table

*	Filed herein.
**	To be filed by amendment.